As filed with the Securities and Exchange Commission on September 13, 1996
                                                       Registration No. 333-9891
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            ------------------------
                               UNIONBANCORP, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                         6027                        36-3145350
 (State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
      of incorporation or        Classification Code Number)        Identification No.)
          organization)

                            ------------------------
                            122 WEST MADISON STREET

                             OTTAWA, ILLINOIS 61350
                                 (815) 434-3900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------
                                R. SCOTT GRIGSBY

                        CHAIRMAN OF THE BOARD, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                               UNIONBANCORP, INC.
                            122 WEST MADISON STREET
                             OTTAWA, ILLINOIS 61350
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

        JOHN E. FREECHACK, ESQ.                              RICHARD G. CLEMENS, ESQ.
        DENNIS R. WENDTE, ESQ.                                  TRACY D. DAW, ESQ.
   BARACK, FERRAZZANO, KIRSCHBAUM &                               SIDLEY & AUSTIN
                 PERLMAN                                     ONE FIRST NATIONAL PLAZA
   333 WEST WACKER DRIVE, SUITE 2700                          CHICAGO, ILLINOIS 60603
        CHICAGO, ILLINOIS 60606                                   (312) 853-7000
            (312) 984-3100

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM   PROPOSED MAXIMUM
           TITLE OF EACH CLASS               AMOUNT TO BE    OFFERING PRICE PER AGGREGATE OFFERING      AMOUNT OF
      OF SECURITIES TO BE REGISTERED         REGISTERED(1)        SHARE(2)           PRICE(2)       REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 Par Value.............      1,265,000          $11.50           $14,547,500          $5,017
Preferred Stock Purchase Rights...........      1,265,000            (3)                (3)                (3)
- ------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------

(1) Includes 165,000 shares of Common Stock subject to the Underwriter's over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) The Preferred Stock Purchase Rights of the Company initially are attached to and trade with shares of the Company's Common Stock being registered hereby. No consideration will be received by the Registrant for the issuance of such securities.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 1996


                                1,100,000 SHARES

                               UNIONBANCORP, INC.

                                  COMMON STOCK


     All of the shares of Common Stock, par value $1.00 per share (the "Common Stock"), of UnionBancorp, Inc. (the "Company") being offered hereby (this "Offering") are being sold by the Company. The Company, which is headquartered in Ottawa, Illinois, had two subsidiary banks as of June 30, 1996, UnionBank, with its main office located in Streator, Illinois, and UnionBank/Sandwich, with its main office located in Sandwich, Illinois. In August, 1996, the Company purchased Prairie Bancorp, Inc., a multi-bank holding company headquartered in Princeton, Illinois, and its six bank subsidiaries. See "The Acquisitions -- Prairie Bancorp, Inc. -- Business." Immediately prior to the closing of this Offering, the Company also expects to complete the purchase of Country Bancshares, Inc., a bank holding company headquartered in Macomb, Illinois, and its bank subsidiary, Omni Bank. See "The Acquisitions -- Country Bancshares, Inc. -- Business." It is estimated that the offering price for the Common Stock will be between $11.00 and $12.00 per share. The proceeds of this Offering will be used to retire debt that was incurred or assumed by the Company in connection with these acquisitions. See "Use of Proceeds" and "The Acquisitions." At the request of the Company, the Underwriter has reserved up to approximately 110,000 shares of Common Stock for sale to directors, executive officers and other affiliates of the Company who have expressed an interest in purchasing shares of Common Stock in this Offering.



     The Common Stock is currently quoted on the OTC Bulletin Board, and is expected to be approved for quotation on the Nasdaq National Market under the symbol "UBCD" prior to consummation of the Offering. As of September 10, 1996, the last per share sale price for Common Stock quoted on the OTC Bulletin Board was $11.50. See "Market for Common Stock and Dividends."


     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                                    UNDERWRITING
                                    PRICE TO        DISCOUNT AND             PROCEEDS TO
                                     PUBLIC        COMMISSIONS(1)            COMPANY(2)
- ---------------------------------------------------------------------------------------------------
Per Share..................             $                       $                       $
- ---------------------------------------------------------------------------------------------------
Total(3)...................             $                       $                       $
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting expenses of the Offering payable by the Company, estimated
    at $         .

(3) The Company has granted the Underwriter a 30-day option to purchase up to 165,000 additional shares of Common Stock, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. See "Underwriting." If the Underwriter exercises such option in full, the total Price to Public, Underwriting Discount and Commissions and Proceeds to
    Company will be $         , $         and $         , respectively.

                             ---------------------

     The shares of Common Stock are offered by the Underwriter when, as and if received and accepted by it, subject to its right to reject orders in whole or in part and subject to certain other conditions. It is expected that delivery of the certificates for the shares of Common Stock will be made against payment
therefor in Chicago, Illinois, on or about                , 1996.

                                HOEFER & ARNETT
                                  INCORPORATED

                                            , 1996

                               UNIONBANCORP, INC.

                        CURRENT AND PROPOSED MARKET AREA

                                     [MAP]

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus. All per share amounts in this Prospectus have been adjusted for a three-for-one split of the Common Stock in the form of a dividend which took effect on May 20, 1996. Unless the context clearly suggests otherwise, references in this Prospectus to the Company include all of its direct and indirect subsidiaries. Except as otherwise indicated, the information contained in this Prospectus assumes the Underwriter's over-allotment option is not exercised.

                                  THE COMPANY

     UnionBancorp, Inc. (the "Company"), is a multi-bank holding company headquartered in Ottawa, Illinois, located approximately 85 miles southwest of Chicago. The Company is one of the leading banking and trust institutions in LaSalle and contiguous counties in north central Illinois as evidenced by its approximate 11% share of deposits in LaSalle County. The Company conducts a full service community banking and trust business through its two subsidiary banks:
UnionBank ("UnionBank/Streator") and UnionBank/Sandwich ("UnionBank/Sandwich," and collectively with UnionBank/Streator, the "Union Banks"). The Company also operates three non-bank subsidiaries engaged in providing data processing, debt collection and property management services to the Union Banks and third parties. At June 30, 1996, the Company had consolidated assets of approximately $296.6 million, deposits of approximately $259.1 million and stockholders' equity of approximately $23.5 million.

     UnionBank/Streator has four locations in Ottawa, three in Streator, and one in each of Triumph and Peru, Illinois. UnionBank/Sandwich has one location in each of Sandwich and Plano, Illinois. The Union Banks operate as community banks that focus on long-term relationships with customers and providing individualized quality service. Reflecting its community banking heritage, the Company has a stable deposit base from customers located within its north central Illinois market area. Its recent financial performance is characterized by consistent core earnings, an increasingly diversified loan portfolio and strong asset quality.


     On August 6, 1996, the Company acquired six additional bank subsidiaries through the purchase of Prairie Bancorp, Inc. ("Prairie"), a multi-bank holding company headquartered in Princeton, Illinois. The main offices of Prairie's subsidiary banks (collectively, the "Prairie Banks") are located in the Illinois communities of Ferris, Hanover, Ladd, Manlius, Tampico and Tiskilwa. The Prairie Banks also have branches in three other Illinois communities. Immediately prior to the closing of this Offering, the Company also expects to complete the acquisition of Country Bancshares, Inc., a one-bank holding company headquartered in Hull, Illinois ("Country"), with offices in six western Illinois communities not currently served by the Company. The acquisition of Prairie (the "Prairie Acquisition") and the acquisition of Country (the "Country Acquisition," and, together with the Prairie Acquisition, the "Acquisitions") will increase the total assets of the Company from approximately $296.6 million to $633.3 million, an increase of 114%. See the summary descriptions of the acquisitions set forth below and "The Acquisitions." On August 1, 1996, the Company also acquired LaSalle County Collections, Inc. ("LaSalle Collections"), a small collection agency located in Ottawa, Illinois.


     The Company's strategic plan contemplates an increase in profitability and stockholder value through a significant expansion of the Company's market area, substantial growth in its asset size and improved operational efficiencies. In 1993, the Company began implementing this plan by realigning its management structure through the redefinition of certain officers' duties and functions, hiring additional experienced senior executives and developing among its employees an aggressive sales culture. The acquisitions of Prairie and Country are expected to increase significantly the presence of the Company within the region's banking industry. Because of the reputations of the Company and its executive officers in the banking industry, the Company believes that it will be an attractive alternative to future sellers of community banks and thrifts. The Company believes that it can successfully manage these community-based institutions to increase their profitability by expanding cross-selling efforts and emphasizing those products and services offering the highest return on investment.

     The Company's operating strategy is to provide customers with the business sophistication and breadth of products of a regional financial services company, while retaining the special attention to personal service and the local appeal of a community bank. Decentralized decision making authority vested in the presidents and senior officers of the Company's bank subsidiaries allows for rapid response time and flexibility in dealing with customer requests and credit needs. The participation of the Company's directors, officers and employees in area civic and service organizations demonstrates the Company's continuing commitment to the communities it serves. Management believes that these qualities distinguish the Company from its competitors and will allow the Company to compete successfully in its market area against larger regional and out-of-state institutions.


                                THE ACQUISITIONS


     The Prairie Acquisition was completed on August 6, 1996, and the Country Acquisition is expected to be consummated immediately prior to the closing of this Offering. The Acquisitions will increase the Company's assets from $296.6 million to $633.3 million and the number of its banking locations from 11 to 27.



     Prairie is a multi-bank holding company that owns the six Prairie Banks. In addition to their respective main office locations, the Prairie Banks have four branch locations in the Illinois communities of Carthage, Elizabeth and Princeton. Country is a one-bank holding company that owns all of the capital stock of Omni Bank. Omni Bank's main office is located in Macomb, Illinois, with branch locations in five nearby Illinois communities. Prairie and Country had consolidated assets at June 30, 1996 of approximately $226.0 million and $103.2 million, respectively.


     Management of the Company believes that the Acquisitions present an excellent opportunity for increased earnings. The Prairie Banks have traditionally maintained a low loan to deposit ratio and instead have concentrated on attempting to increase earnings through management of their investment portfolios. Recently, profitability of the Prairie Banks has declined as interest rates have continued to rise and investment portfolio values have fallen. The Company intends to increase the profitability of the Prairie Banks by expanding their loan portfolios. The Company believes that it can grow the Prairie Banks' loan portfolios by enhancing marketing efforts, expanding loan products and increasing employee training. The Company also believes that by following a more conservative investment policy, it will be able to reduce the size of and better manage the investment portfolios of the Prairie Banks.

     Omni Bank has experienced rapid growth in recent years. In certain circumstances, this rapid growth has strained Omni Bank's administrative and data processing capabilities. The Company believes that consolidation of the administrative operations of Omni Bank and improved management controls will lead to improved efficiencies and will help to ensure that future expansion is managed profitably.


     In addition to the immediate increase in asset size and the potential for improved future profitability, the Acquisitions will allow the Company to expand its market area into what it believes are desirable banking locations. Most of the Prairie Banks are the sole financial institution in their communities and many are located in county seats and Omni Bank is based in a growing college community. Through the Acquisitions, the Company will increase from two bank subsidiaries with 11 locations in north central Illinois; to nine bank subsidiaries and 27 locations in 13 counties across northern, north central and western Illinois. The resulting market area of the Company will extend from the far western suburbs of the Chicago metropolitan area across central and northern Illinois to the Mississippi River in western Illinois. This expansion will increase the geographic diversity of the Company's loan portfolio which is expected to decrease the Company's overall lending risks. See "The Acquisitions
- -- Prairie Bancorp, Inc." and "-- Country Bancshares, Inc."

     The table below presents certain unaudited condensed and consolidated historical financial and operating data for the Company and certain unaudited pro forma condensed combined financial and operating data for the Company after giving effect to (i) this Offering, (ii) the Acquisitions as if they had each occurred as of June 30, 1996 and (iii) the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements of the Company which appear elsewhere in this Prospectus. The amount of Pro Forma Combined Net Income for the six-month period ended June 30, 1996, shown below does not reflect revenue enhancements or cost savings anticipated by management of the Company as a result of the Acquisitions.

                                                                             AS OF AND FOR THE
                                                                             SIX MONTHS ENDED
                                                                               JUNE 30, 1996
                                                                           ---------------------
                                                                                       PRO FORMA
                                                                            ACTUAL     COMBINED
                                                                           --------    ---------
                                                                                (DOLLARS IN
                                                                                THOUSANDS)
Assets..................................................................   $296,605    $ 633,254
Loans, net of unearned discount.........................................    185,840      325,001
Deposits................................................................    259,087      537,773
Stockholders' equity....................................................     23,452       41,659
Net income..............................................................      1,111        1,526

                                  THE OFFERING


Common Stock being offered
  hereby...........................   1,100,000 shares(1)(2)
Common Stock outstanding after the
  Offering.........................   3,951,403 shares(1)
Use of proceeds....................   The net proceeds of the Offering will be used to
                                      facilitate the Acquisitions by retiring debt that was
                                      incurred or assumed by the Company in connection with
                                      the Acquisitions, thus allowing the Company to continue
                                      to meet its necessary regulatory capital requirements.
                                      See "Use of Proceeds."
Proposed Nasdaq symbol.............   "UBCD"


- -------------------------
(1) An additional 165,000 shares of Common Stock may be sold pursuant to an over-allotment option granted by the Company to the Underwriter. See "Underwriting."


(2) Of such shares, 110,000 have been reserved for sale to the Company's directors, executive officers and other affiliates. See "Beneficial Ownership of Common Stock" and "Underwriting."

                               UNIONBANCORP, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           SIX MONTHS ENDED
                                               JUNE 30,                              YEAR ENDED DECEMBER 31,
                                        -----------------------   --------------------------------------------------------------
                                           1996         1995         1995         1994         1993         1992         1991
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF INCOME DATA
  Interest income.....................  $   11,278   $   10,193   $   21,368   $   18,627   $   18,604   $   20,127   $   19,437
  Interest expense....................       5,850        5,217       11,249        8,706        8,798       10,482       11,595
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest income...............       5,428        4,976       10,119        9,921        9,806        9,645        7,842
  Provision for loan losses...........         500          342          684          660        1,268        1,297          650
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest income after
      provision for loan losses.......       4,928        4,634        9,435        9,261        8,538        8,348        7,192
  Noninterest income..................       1,324        1,187        2,570        2,283        2,512        1,893        1,580
  Noninterest expense.................       4,761        4,413        8,771        8,247        7,841        7,335        6,965
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income before income taxes......       1,491        1,408        3,234        3,297        3,209        2,906        1,807
  Provision for income taxes..........         380          365          881          703          747          595          507
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net income........................  $    1,111   $    1,043   $    2,353   $    2,594   $    2,462   $    2,311   $    1,300
                                        ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE DATA(1)
  Net income..........................  $     0.51   $     0.49   $     1.09   $     1.22   $     1.15   $     1.08   $     0.61
  Cash dividends......................        0.07         0.07         0.13         0.12         0.09         0.07         0.07
  Dividend payout ratio...............       12.77%       13.61%       12.96%        9.57%        7.78%        6.13%       10.91%
  Book value..........................  $    11.00   $    10.40   $    11.01   $     9.21   $     8.92   $     7.83   $     6.82
  Weighted average shares
    outstanding.......................   2,169,012    2,131,737    2,148,897    2,132,712    2,132,760    2,132,760    2,136,195
  Period end shares outstanding.......   2,131,737    2,131,737    2,131,737    2,131,737    2,132,760    2,132,760    2,132,760
BALANCE SHEET DATA
  Investments and Federal funds
    sold..............................  $   87,154   $   89,376   $   95,182   $   86,460   $   95,098   $   83,057   $   90,902
  Total loans.........................     185,840      175,227      180,819      161,134      148,371      146,569      131,915
  Allowance for loan losses...........       1,597        1,871        2,014        1,704        1,787        1,586        1,384
  Total assets........................     296,605      282,987      303,533      272,038      266,666      249,121      240,535
  Total deposits......................     259,087      247,939      261,727      232,334      237,455      222,513      214,520
  Stockholders' equity................      23,452       22,164       23,475       19,629       19,026       16,702       14,553
EARNINGS PERFORMANCE DATA
  Return on average total assets(2)...        0.75%        0.76%        0.83%        0.98%        0.97%        0.95%        0.60%
  Return on average stockholders'
    equity(2).........................        9.49        10.11        10.83        13.29        13.88        15.00         9.64
  Net interest margin ratio...........        4.23         4.27         4.15         4.38         4.46         4.52         4.18
  Efficiency ratio(3).................       64.95        68.18        68.35        66.17        65.81        64.96        72.64
ASSET QUALITY RATIOS
  Nonperforming assets to total
    assets............................        0.64%        0.52%        0.95%        0.87%        1.64%        1.64%        2.04%
  Nonperforming loans to total
    loans.............................        0.70         0.32         1.22         0.90         2.06         2.32         3.07
  Net loan charge-offs to average
    loans(2)..........................        1.00         0.10         0.22         0.49         0.71         0.78         0.34
  Allowance for loan losses to total
    loans.............................        0.86         1.07         1.11         1.06         1.20         1.08         1.05
  Allowance for loan losses to
    nonperforming loans...............      122.75       337.55        90.93       117.44        58.61        46.56        34.18
CAPITAL RATIOS
  Average equity to average assets....        7.95%        7.62%        7.67%        7.38%        6.98%        6.34%        6.27%
  Total capital to risk adjusted
    assets............................       12.54        12.07        12.35        12.28        10.97        10.23         8.72
  Tier 1 leverage.....................        7.92         7.79         7.95         7.68         7.00         6.33         6.33


- -------------------------
(1) Restated to reflect the three-for-one stock split which took effect May 20, 1996.

(2) Interim periods annualized.

(3) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


    The following unaudited pro forma combined condensed financial statements set forth the consolidated balance sheet at June 30, 1996 and at December 31, 1995 and the consolidated income statements for the six month period ended June 30, 1996 and for the year ended December 31, 1995, for the Company, Prairie and Country and the adjustments reflecting the August, 1996 acquisition of Prairie, the proposed acquisition of Country, the effects of the Offering and the pro forma combined information following all such transactions. The Acquisitions will be accounted for as purchases and the assets acquired and liabilities assumed in the Acquisitions will be recorded at their estimated fair market values, with the excess of the respective purchase prices over the net fair market values recorded as goodwill. None of the information regarding the Company has been adjusted to reflect the acquisition of LaSalle Collections on August 1, 1996, which, in the opinion of the Company's management, did not have a material effect on the Company from a financial viewpoint. The information with respect to the Company, Prairie and Country as of June 30, 1996, and the pro forma information are unaudited. The pro forma balance sheets assume that the Acquisitions and the Offering were consummated on the balance sheet date. The pro forma income statements assume that the Acquisitions and the Offering were consummated at the beginning of the period indicated. The pro forma financial statements should be read in conjunction with the financial statements and footnotes thereto appearing elsewhere in this Prospectus. The pro forma combined balance sheet and statements of income are not necessarily indicative of the combined financial position at consummation of the Acquisitions or the results of operations following consummation of the Acquisitions and the Offering.


                               UNIONBANCORP, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           JUNE 30, 1996 (UNAUDITED)


                                                                                                        PRO FORMA
                                                            PRO FORMA ADJUSTMENTS                      ADJUSTMENTS
                                                           -----------------------      UNIONBANCORP   -----------   UNIONBANCORP
                      UNIONBANCORP   PRAIRIE    COUNTRY    PRAIRIE(A)   COUNTRY(B)      PRO FORMA(C)   OFFERING(D)   PRO FORMA(E)
                      ------------   --------   --------   ----------   ----------      ------------   -----------   ------------
                                                                (DOLLARS IN THOUSANDS)
ASSETS
 Cash and due from
   banks.............   $ 11,403     $  7,967   $  2,945    $ (5,235)    $(11,445)        $ 12,626       $11,000       $ 23,626
                                                                            5,680
                                                                            1,311
 Federal funds
   sold..............        225        2,131      2,075                                     4,431                        4,431
                        --------     --------   --------                                  --------                     --------
 Total cash and cash
   equivalents.......     11,628       10,098      5,020                                    17,057                       28,057
 Securities available
   for sale..........     58,003       39,459     26,131                                   123,593                      123,593
 Securities held to
   maturity..........     28,926       97,832         --      (2,547)                      124,211                      124,211
 Loans, net of
   unearned
   discount..........    185,840       73,834     66,573                   (1,246)         325,001                      325,001
 Less: Allowance for
   loan losses.......     (1,597)        (784)      (500)                                   (2,881)                      (2,881)
                        --------     --------   --------                                  --------                     --------
 Net loans...........    184,243       73,050     66,073                                   322,120                      322,120
 Premises and
   equipment, net....      6,830        3,184      3,633         121          150           13,853                       13,853
                                                                              (65)
 Accrued interest
   receivable........      2,940        2,099      1,215                                     6,254                        6,254
 Other real estate...        346           22         69                                       437                          437
 Goodwill............        518           --         76       3,524        4,274            8,392                        8,392
 Core deposits.......        355           --         --         900          800            2,055                        2,055
 Other assets........      2,816          288        955         592         (369)           4,282                        4,282
                        --------     --------   --------     -------     --------         --------       -------       --------
 Total assets........   $296,605     $226,032   $103,172    $ (2,645)    $   (910)        $622,254       $11,000       $633,254
                        ========     ========   ========     =======     ========         ========       =======       ========
LIABILITIES
 Deposits............
 Noninterest-bearing.   $ 34,515     $ 12,378   $ 10,491                                  $ 57,384                     $ 57,384
 Interest bearing....    224,572      175,462     80,355                                   480,389                      480,389
                        --------     --------   --------                                  --------                     --------
 Total deposits......    259,087      187,840     90,846                                   537,773                      537,773
                        --------     --------   --------                                  --------                     --------
 Federal funds
   purchased and
   securities sold
   under repurchase
   agreements........      7,544        8,470        100                                    16,114                       16,114
 Other borrowings....      4,391        3,950      4,150                 $ (4,150)          14,021       $ 1,003         15,024
                                                                            5,680
 FHLB Advances.......         --       11,721      4,300                                    16,021                       16,021
 Accounts payable and
   accrued
   liabilities.......      2,131        1,543      1,336                                     5,010                        5,010
                        --------     --------   --------                                  --------                     --------
 Total liabilities...    273,153      213,524    100,732                                   588,939                      589,942
                        --------     --------   --------                                  --------                     --------
MINORITY INTEREST IN
 SUBSIDIARIES........         --          796         --                                       796                          796
                                     --------                                             --------                     --------
MANDATORY REDEEMABLE
 PREFERRED STOCK.....         --           --         --    $    857                           857                          857
                                                             -------                      --------                     --------
STOCKHOLDERS' EQUITY
 Preferred stock.....         --        6,092        314      (6,092)        (314)             500                          500
                                                                 500
 Common stock........      2,400            1         26          (1)         (26)           3,111         1,100          4,211
                                                                 711
 Paid-in capital.....      1,033        1,579      1,058      (1,579)      (5,208)           8,032         9,900         17,932
                                                               6,999        4,150
 Retained earnings...     21,537        3,874      1,157      (3,874)      (1,157)          21,537                       21,537
 Deferred
   compensation
   related to ESOP...         --           --         --                                        --        (1,003)        (1,003)
 Unrealized gain
   (loss) on
   securities
   available for
   sale..............       (997)         166       (115)       (166)         115             (997)                        (997)
 Less: Treasury
   stock.............       (521)          --         --                                      (521)                        (521)
                        --------     --------   --------                                  --------                     --------
 Total stockholders'
   equity............     23,452       11,712      2,440                                    31,662                       41,659
                        --------     --------   --------     -------     --------         --------       -------       --------
 Total liabilities
   and stockholders'
   equity............   $296,605     $226,032   $103,172    $ (2,645)    $   (910)        $622,254       $11,000       $633,254
                        ========     ========   ========     =======     ========         ========       =======       ========


      See Notes to Pro Forma Combined Condensed Balance Sheet (Unaudited)

                               UNIONBANCORP, INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)


                                                                               PRO FORMA        UNIONBANCORP
                                        UNIONBANCORP    PRAIRIE    COUNTRY    ADJUSTMENTS        PRO FORMA
                                        ------------    -------    -------    -----------       ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income......................     $ 11,278      $ 7,527    $3,818        $ 150 F          $ 22,806
                                                                                    33 G
Interest expense.....................        5,850        4,792     2,449         (172)H            13,153
                                           -------       ------    ------                          -------
                                                                                   234 I
Net interest income..................        5,428        2,735     1,369                            9,653
Provision for loan losses............          500           20       145                              665
                                           -------       ------    ------                          -------
Net interest income after provision
  for loan losses....................        4,928        2,715     1,224                            8,988
                                           -------       ------    ------                          -------
Noninterest Income
Service charges on deposit
  accounts...........................          151          205       311                              667
Other service charges................          748           --        --                              748
Trust service fees...................          183           --        --                              183
Other operating income...............          242           51       290                              583
                                           -------       ------    ------                          -------
Total noninterest income.............        1,324          256       601                            2,181
                                           -------       ------    ------                          -------
Noninterest expense
Salaries and employee benefits.......        2,544        1,206       856                            4,606
Net occupancy expense................          384          351       237            3 J               979
                                                                                     4 K
Equipment expense....................          331           --        --                              331
Other noninterest expense............        1,502          660       507          340 L             3,009
                                           -------       ------    ------                          -------
Total noninterest expense............        4,761        2,217     1,600                            8,925
                                           -------       ------    ------                          -------
Income before income tax expense.....        1,491          754       225                            2,244
Minority interest....................           --           42        --                               42
Income tax expense...................          380          215        70           11 M               676
                                           -------       ------    ------        -----             -------
Net income...........................        1,111          497       155                            1,526
                                           -------       ------    ------                          -------
Primary earnings per common share....     $   0.51                                                $   0.36
Weighted average number of common
  shares outstanding (in
  thousands).........................        2,169                                     N             3,892
                                           -------                                                 -------


   See Notes to Pro Forma Combined Condensed Statement of Income (Unaudited)

                               UNIONBANCORP, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                                                        PRO FORMA
                                                               PRO FORMA ADJUSTMENTS                   ADJUSTMENTS
                                                              -----------------------   UNIONBANCORP   -----------   UNIONBANCORP
                          UNIONBANCORP   PRAIRIE    COUNTRY   PRAIRIE(A)   COUNTRY(B)   PRO FORMA(C)   OFFERING(D)   PRO FORMA(E)
                          ------------   --------   -------   ----------   ----------   ------------   -----------   ------------
ASSETS
 Cash and due from
   banks.................   $ 16,166     $  4,458   $ 2,215    $ (5,235)    $(11,445)     $ 12,413       $11,000       $ 23,413
                                                                               5,680
                                                                                 574
 Federal funds sold......      2,265        2,045    10,045                                 14,355                       14,355
                            --------     --------   -------                               --------                     --------
 Total cash and cash
   equivalents...........     18,431        6,503    12,260                                 26,768                       37,768
 Securities available for
   sale..................     63,891      103,826    22,630                                190,347                      190,347
 Securities held to
   maturity..............     29,026       42,499        --      (2,253)                    69,272                       69,272
 Loans, net of unearned
   discount..............    180,819       67,133    56,597                     (509)      304,040                      304,040
 Less: Allowance for loan
   losses................     (2,014)        (741)     (420)                                (3,175)                      (3,175)
                            --------     --------   -------                               --------                     --------
 Net loans...............    178,805       66,392    56,177                                300,865                      300,865
 Premises and equipment,
   net...................      6,571        3,327     3,749         121          150        13,853                       13,853
                                                                                 (65)
 Accrued interest
   receivable............      3,386        2,114     1,085                                  6,585                        6,585
 Other real estate.......        441           --        54                                    495                          495
 Goodwill................        551           18       124       3,215        4,252         8,160                        8,160
 Core deposits...........        391            4        --         900          800         2,095                        2,095
 Other assets............      2,040          291       526         478         (369)        2,966                        2,966
                            --------     --------   -------     -------      -------      --------       -------       --------
 Total assets............   $303,533     $224,974   $96,605    $ (2,774)    $   (932)     $621,406       $11,000       $632,406
                            ========     ========   =======     =======      =======      ========       =======       ========
LIABILITIES
 Deposits:
   Noninterest-bearing...   $ 35,688     $ 13,017   $10,880                               $ 59,585                     $ 59,585
   Interest bearing......    226,039      170,279    75,666                                471,984                      471,984
                            --------     --------   -------                               --------                     --------
 Total deposits..........    261,727      183,296    86,546                                531,569                      531,569
                            --------     --------   -------                               --------                     --------
 Federal funds purchased
   and securities sold
   under repurchase
   agreements............     11,505        6,456       100                                 18,061                       18,061
 Other borrowings........      4,346        3,950     4,150                 $ (4,150)       13,976       $ 1,003         14,979
                                                                               5,680
 FHLB Advances...........         --       16,993     2,000                                 18,993                       18,993
 Accounts payable and
   accrued liabilities...      2,480        1,663     1,347                                  5,490                        5,490
                            --------     --------   -------                               --------                     --------
 Total liabilities.......    280,058      212,358    94,143                                588,089                      589,092
                            --------     --------   -------                               --------                     --------
MINORITY INTEREST IN
 SUBSIDIARIES............         --          775        --                                    775                          775
                                         --------                                         --------                     --------
MANDATORY REDEEMABLE
 PREFERRED STOCK.........         --           --        --    $    857                        857                          857
                                                                -------                   --------                     --------
STOCKHOLDERS' EQUITY
 Preferred stock.........         --        6,092       315      (6,092)        (315)          500                          500
                                                                    500
 Common stock............      2,400            1        26          (1)         (26)        3,111         1,100          4,211
                                                                    711
 Paid-in capital.........      1,026        1,579     1,058      (1,579)      (5,208)        8,025         9,900         17,925
                                                                  6,999        4,150
 Retained earnings.......     20,568        3,686     1,001      (3,686)      (1,001)       20,568                       20,568
 Deferred compensation
   related to ESOP.......         --           --        --                                     --        (1,003)        (1,003)
 Unrealized gain on
   securities available
   for sale..............          2          483        62        (483)         (62)            2                            2
 Less: Treasury stock....       (521)          --        --                                   (521)                        (521)
                            --------     --------   -------                               --------                     --------
 Total stockholders'
   equity................     23,475       11,841     2,462                                 31,685                       41,682
                            --------     --------   -------     -------      -------      --------       -------       --------
 Total liabilities and
   stockholders'
   equity................   $303,533     $224,974   $96,605    $ (2,774)    $   (932)     $621,406       $11,000       $632,406
                            ========     ========   =======     =======      =======      ========       =======       ========


      See Notes to Pro Forma Combined Condensed Balance Sheet (Unaudited)

                               UNIONBANCORP, INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                              PRO FORMA        UNIONBANCORP
                                       UNIONBANCORP    PRAIRIE    COUNTRY    ADJUSTMENTS        PRO FORMA
                                       ------------    -------    -------    -----------       ------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.....................     $ 21,368      $15,123    $6,030        $ 300 F          $ 42,851
                                                                                   30 G
Interest expense....................       11,248       10,327     3,532         (317)H            25,259
                                          -------      -------    ------                          -------
                                                                                  469 I
Net interest income.................       10,120        4,796     2,498                           17,592
Provision for loan losses...........          684          (31)       40                              693
                                          -------      -------    ------                          -------
Net interest income after provision
  for loan losses...................        9,436        4,827     2,458                           16,899
                                          -------      -------    ------                          -------
NONINTEREST INCOME
Service charges on deposit
  accounts..........................          952          317       494                            1,763
Other service charges...............          242           --        --                              242
Trust service fees..................          330           --        --                              330
Other operating income..............        1,046          676        94                            1,816
                                          -------      -------    ------                          -------
Total noninterest income............        2,570          993       588                            4,151
                                          -------      -------    ------                          -------
Noninterest expense
Salaries and employee benefits......        4,451        2,424     1,511                            8,386
Net occupancy expense...............          665          702       493            7 J             1,874
                                                                                    7 K
Equipment expense...................          584           --        --                              584
Other noninterest expense...........        3,071        1,496       836          680 L             6,083
                                          -------      -------    ------                          -------
Total noninterest expense...........        8,771        4,622     2,840                           16,927
                                          -------      -------    ------                          -------
Income before income tax expense....        3,235        1,198       206                            4,123
Minority interest...................           --           95        --                               95
Income tax expense (benefit)........          882          275        (3 )          3 M             1,157
                                          -------      -------    ------                          -------
Net Income..........................        2,353          828       209                            2,871
                                          -------      -------    ------                          -------
Primary earnings per common share
  net income........................     $   1.09                                                $   0.67
Weighted average number of common
  shares outstanding (in
  thousands)........................        2,149                                     N             3,872
                                          -------                                                 -------


   See Notes to Pro Forma Combined Condensed Statement of Income (Unaudited)

                               UNIONBANCORP, INC.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                                  (UNAUDITED)


(A) The consideration for the Prairie Acquisition consisted of:



     (Dollars in thousands)
     Cash..........................................................................   $ 5,235
     Common Stock (710,576 shares).................................................     7,710
     Preferred Stock
       Series A (2,762.24 shares)..................................................       500
       Series B (857 shares).......................................................       857
                                                                                      --------
     Total consideration...........................................................   $14,302
     Less: Equity..................................................................    11,712
                                                                                      --------
     Excess cost...................................................................   $ 2,590
                                                                                      ========



     The allocation of excess cost is as follows:



     Investment securities.........................................................   $(2,547)
     Fixed assets (estimate).......................................................       121
     Core deposit intangible (estimate)............................................       900
     Goodwill (estimate)...........................................................     3,524
     Deferred tax asset............................................................       592
                                                                                      --------
                                                                                      $ 2,590
                                                                                      ========



     Goodwill will be amortized on a straight-line basis over 15 years. The core deposit intangible will be amortized on a straight-line basis over 10 years. Fair value adjustments are estimates based on information available on June 30, 1996 and will be accreted or amortized over the lives of the respective assets.



(B) The Country Acquisition requires the payment of $11.445 million in cash for 100% of Country's outstanding stock. The Company will incur $5,680,000 in debt in connection with this acquisition.



     The acquisition will be accounted for as follows:



     (Dollars in thousands)
     Total consideration...........................................................   $11,445
     Less: Equity..................................................................     2,440
          Debt paid by stockholders of Country.....................................     4,150
                                                                                      -------
                                                                                      $ 6,590
                                                                                      -------
     Excess cost...................................................................   $ 4,855
                                                                                      =======



     The allocation of excess cost is as follows:



     Fixed assets (estimate).......................................................   $   150
     Core deposit intangible (estimate)............................................       800
     Goodwill (estimate)...........................................................     4,274
     Deferred tax liability........................................................      (369)
                                                                                      --------
                                                                                      $ 4,855
                                                                                      ========

                               UNIONBANCORP, INC.

                          NOTES TO UNAUDITED PRO FORMA
             COMBINED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1996
                                  (UNAUDITED)


     The principal stockholders of Country are required by the acquisition agreement to purchase the following assets at book value:



                                      (Dollars in thousands)
     Fixed assets...................................................................   $   65
     Loans..........................................................................    1,246
                                                                                       ------
                                                                                       $1,311
                                                                                       ======



     Goodwill will be amortized on a straight-line basis over 15 years. The core deposit intangible will be amortized on a straight-line basis over 10 years. Fair value adjustments are estimates based on information available on June 30, 1996 and will be amortized over the lives of the respective assets.



(C) As adjusted to consider the effects of the Acquisitions.



(D) Net proceeds from the Offering of $11.0 million are based on an assumed sale by the Company of 1,100,000 shares of Common Stock at a price of $11.50 per share, net of underwriting discounts, commissions and other estimated offering expenses.



     A portion of the Offering proceeds consists of the Company's ESOP purchase of 87,200 shares of the Offering at a price of $11.50 per share that will be funded through loan proceeds of $1,003,000.



(E)  As adjusted to consider the effects of the Acquisitions and the Offering.



(F) Accretion of the fair value adjustment to the investment portfolio of Prairie. Accretion of the fair market adjustment to the investment portfolio recorded in connection with the Prairie Acquisition is estimated to be approximately $300,000 each year ($150,000 at June 30, 1996).



(G) Interest income on proceeds from sale of assets to Country stockholders.



(H) Elimination of interest expense on Country's debt, using actual interest expense recorded for the six months ended June 30, 1996.



(I) Increase in interest expense associated with the $5,680,000 of debt incurred in the Country Acquisition, using an effective rate of 8.25%.



(J) Additional depreciation on fair value adjustment of depreciable fixed assets acquired with the Acquisitions.



(K) Net increase in occupancy expense for sale and lease of branch premises sold to Country stockholders.



(L) Amortization of goodwill and the core deposit intangibles recorded in connection with the Acquisitions. Amortization of goodwill and core deposit premium recorded in connection with the Acquisitions will be approximately $680,000 each year ($340,000 at June 30, 1996).



(M) The income tax effect of the pro forma adjustments is calculated using an effective tax rate of 38.8%.



(N) Pro forma weighted average number of common shares outstanding have been adjusted to exclude Common Stock acquired by the Company's ESOP in connection with this Offering.

                               UNIONBANCORP, INC.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (UNAUDITED)


(A) The consideration for the Prairie Acquisition consisted of:



                                      (Dollars in thousands)
     Cash..........................................................................   $ 5,235
     Common Stock (710,576 shares).................................................     7,710
     Preferred Stock
       Series A (2,762.24 shares)..................................................       500
       Series B (857 shares).......................................................       857
                                                                                      --------
     Total consideration...........................................................   $14,302
     Less: Equity..................................................................    11,841
                                                                                      --------
     Excess cost...................................................................   $ 2,461
                                                                                      ========
     The allocation of excess cost is as follows:
     Investment securities.........................................................   $(2,253)
     Fixed assets (estimate).......................................................       121
     Core deposit intangible (estimate)............................................       900
     Goodwill (estimate)...........................................................     3,215
     Deferred tax asset............................................................       478
                                                                                      --------
                                                                                      $ 2,461
                                                                                      ========



     Goodwill will be amortized on a straight-line basis over 15 years. The core deposit intangible will be amortized on a straight-line basis over 10 years. Fair value adjustments are estimates based on information available on June 30, 1996 and will be accreted or amortized over the lives of the respective assets.



(B) The Country Acquisition requires the payment of $11.445 million in cash for 100% of Country's outstanding stock. The Company will incur $5,680,000 in debt in connection with this acquisition.



     The acquisition will be accounted for as follows:



                                      (Dollars in thousands)
     Total consideration...........................................................   $11,445
     Less: Equity..................................................................     2,462
          Debt paid by stockholders of Country.....................................     4,150
                                                                                      --------
                                                                                      $ 6,612
                                                                                      --------
     Excess cost...................................................................   $ 4,833
                                                                                      ========



     The allocation of excess cost is as follows:



     Fixed assets (estimate).......................................................   $   150
     Core deposit intangible (estimate)............................................       800
     Goodwill (estimate)...........................................................     4,252
     Deferred tax liability........................................................      (369)
                                                                                      --------
                                                                                      $ 4,833
                                                                                      ========

                               UNIONBANCORP, INC.

                          NOTES TO UNAUDITED PRO FORMA
             COMBINED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1995
                                  (UNAUDITED)


     The principal stockholders of Country are required by the acquisition agreement to purchase the following assets at book value:



                                     (Dollars in thousands)
     Fixed assets....................................................................   $ 65
     Loans...........................................................................    509
                                                                                        ----
                                                                                        $574
                                                                                        ====



     Goodwill will be amortized on a straight-line basis over 15 years. The core deposit intangible will be amortized on a straight-line basis over 10 years. Fair value adjustments are estimates based on information available on December 31, 1995 and will be amortized over the lives of the respective assets.



(C) As adjusted to consider the effects of the Acquisitions.



(D) Net proceeds from the Offering of $11.0 million are based on an assumed sale by the Company of 1,100,000 shares of Common Stock at a price of $11.50 per share, net of underwriting discounts, commissions and other estimated offering expenses.



     A portion of the Offering proceeds consists of the Company's ESOP purchase of 87,200 shares of the Offering at a price of $11.50 per share that will be funded through loan proceeds of $1,003,000.



(E)  As adjusted to consider the effects of the Acquisitions and the Offering.



(F) Accretion of the fair value adjustment to the investment portfolio of Prairie. Accretion of the fair market adjustment to the investment portfolio recorded in connection with the Prairie Acquisition is estimated to be approximately $300,000 each year.



(G) Interest income on proceeds from sale of assets to Country stockholders.



(H) Elimination of interest expense on Country's debt, using actual interest expense recorded for the year ended December 31, 1995.



(I) Increase in interest expense associated with the $5,680,000 of debt incurred in the Country Acquisition, using an effective rate of 8.25%.



(J) Additional depreciation on fair value adjustment of depreciable fixed assets required with the Acquisitions.



(K) Net increase in occupancy expense for sale and lease of branch premises sold to Country stockholders.



(L) Amortization of goodwill and the core deposit intangibles recorded in connection with the Acquisitions. Amortization of goodwill and core deposit premium recorded in connection with the Acquisitions will be approximately $680,000 each year.



(M) The income tax effect of the pro forma adjustments is calculated using an effective tax rate of 38.8%.



(N) Pro forma weighted average number of common shares outstanding have been adjusted to exclude common shares acquired by the Company's ESOP in connection with this Offering.

                                  RISK FACTORS



     In addition to other information contained in this Prospectus, the following factors should be considered carefully in evaluating the Company, its business and prospects before purchasing any of the shares of Common Stock offered hereby. The order of the following is not intended to be indicative of the relative importance of any described risk. Management believes the following describes all material risks of an investment in the Common Stock.



POTENTIAL NEGATIVE IMPACT ON EARNINGS FROM INTEGRATION OF THE ACQUISITIONS


     As a result of the Acquisitions, the Company's asset size has substantially increased. The Company has not previously consummated an acquisition on the same scale as the Acquisitions. The future prospects of the Company will depend, in significant part, on a number of factors, including, without limitation, the Company's ability to integrate the Acquisitions; its ability to compete effectively in new market areas in the western, northwestern and southwestern portions of Illinois; its success in retaining earning assets, including loans, acquired in the Acquisitions; its ability to generate new earning assets; and its ability to attract and retain qualified management and other appropriate personnel. No assurance can be given with respect to the Company's ability to accomplish any of the foregoing or that the Company will be able to achieve results in the future similar to those achieved in the past or that the Company will be able to manage effectively the growth resulting from the Acquisitions. See "The Acquisitions."


     In addition, as a result of the Acquisitions, the Company's management must successfully integrate the operations of Prairie and Country with those of the Company. The operational areas requiring significant integration include the consolidation of data processing operations among all of the Bank Subsidiaries, the combination of employee benefit plans, the creation of joint account and lending products, the development of unified marketing plans and other related issues. Accomplishment of these goals will require additional expenditures by the Company that could negatively impact the Company's net income. Completion of these tasks could divert management's attention from other important issues. The Company may also incur additional unexpected costs in connection with integration of the Acquisitions that could negatively impact the Company's net income.



POTENTIAL CREDIT QUALITY ISSUES IN CONNECTION WITH THE ACQUISITIONS


     In connection with the Acquisitions, the Company and its representatives reviewed the loan portfolios of the Prairie Banks and Omni Bank. The Company's examinations were made using criteria, analyses and collateral evaluations that the Company has traditionally used in the review of its existing business. Nonperforming assets (including nonaccrual loans 90 days or more past due) at June 30, 1996 totaled approximately $850,000 at the Prairie Banks and $1,678,000 at Omni Bank. Nonperforming assets (including loans 90 days or more past due) at December 31, 1995, totaled approximately $673,000 at the Prairie Banks and $594,000 at Omni Bank. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Prairie Bancorp, Inc." and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Country Bancshares, Inc."

     At June 30, 1996, the Company's allowance for loan losses was 0.86% of total loans, while on a pro forma basis assuming consummation of the Acquisitions, the Company's allowance for loan losses would have been .89% at June 30, 1996. At December 31, 1995, the Company's allowance for loan losses was 1.11% of total loans, while on a pro forma basis at December 31, 1995, the Company's allowance for loan losses would have been 1.04%.

     The Company has sought to improve the quality of Omni Bank's loan portfolio by requiring the sale at book value of certain of Omni Bank's loans to the principal stockholders of Country as a condition to the closing of the Country Acquisition. Pursuant to the terms of the Country Acquisition, the principal stockholders of Country will acquire from Omni Bank all obligations payable to Omni Bank by certain borrowers whose loans have been identified by the Company as being loans which bear more than an average risk of loss. See "The Acquisitions -- Country Bancshares, Inc. -- Acquisition of Certain Property from Omni Bank."

IMPACT OF INTEREST RATES AND ECONOMIC CONDITIONS

     The results of operations for financial institutions, including the Union Banks, the Prairie Banks and Omni Bank (collectively, the "Bank Subsidiaries"), may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. See "Supervision and Regulation -- General" and "-- Recent Regulatory Developments." The profitability of financial institutions such as the Bank Subsidiaries is in part dependent on the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. The net interest spread and margin of the Bank Subsidiaries will be affected by general economic conditions and other factors beyond the control of the Company that influence market interest rates. While Prairie's investment portfolio has a relatively long duration and is subject to the risk of the rising cost of interest-sensitive liabilities, the Company has sought to limit possible losses from certain securities held for investment by the Prairie Banks. The terms of the Prairie Acquisition Agreement (as defined below) provide that, under certain circumstances, the conversion value of the shares of the Company's newly authorized Series A Preferred Stock (the "Series A Preferred Stock") issued at the closing of the Prairie Acquisition to the two principal Prairie stockholders (the "Principal Prairie Stockholders") will be adjusted to offset the amount of any future losses incurred by the Company in connection with Prairie's consolidated investment portfolio. See "The Acquisitions -- Prairie Bancorp, Inc. -- Consideration for Prairie Common and Preferred Stock."

COMPETITION

     The Company and the Bank Subsidiaries face strong competition for deposits, loans and other financial services from numerous Illinois and out-of-state banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services. Some of the financial institutions and financial services organizations with which the Bank Subsidiaries compete are not subject to the same degree of regulation as are the Bank Subsidiaries. In addition, some of these entities have greater capital resources than the Company or the Bank Subsidiaries. See "Business -- Market Area" and "-- Competition." Additionally, federal legislation regarding interstate branching and banking may increase competition in the future from larger out-of-state banks. See "Supervision and Regulation -- Recent Regulatory Developments."

NO ASSURANCE OF DIVIDENDS

     The Company will be dependent upon dividends paid by the Bank Subsidiaries for funds to pay dividends on the Common Stock, if and when such dividends are declared. No assurance can be given that future earnings of the Bank Subsidiaries, and resulting dividends to the Company, will continue to be sufficient to permit the legal payment of dividends to the Company's stockholders at any time in the future. Moreover, holders of shares of the Preferred Stock issued in connection with the Acquisitions will first be entitled to receive dividends on the Preferred Stock before any dividends may be paid on the Common Stock. In addition, the Company does not currently own 100% of the Common Stock of certain of the Prairie Banks, thus the Company would not receive the full amount of any dividends paid by the Prairie Banks in which there are outstanding minority interests. See "The Acquisitions -- Prairie Bancorp, Inc. -- General." For a more detailed discussion of the regulatory and other limitations on the payment of cash dividends by the Company, see the "Prairie Banks," "Supervision and Regulation -- The Company -- Dividends" and "Description of Capital Stock -- Preferred Stock."

DEPENDENCE ON MANAGEMENT

     The Company and the Union Banks are dependent upon the services of R. Scott Grigsby, Chairman of the Board and President of the Company and Chairman of the Board and Chief Executive Officer of UnionBank/Streator, Charles J. Grako, Executive Vice President and Chief Financial Officer of the Company, Wayne L. Bismark, Executive Vice President and Chief Credit Officer of the Company, and other senior officers of the Company and the Union Banks. The loss of any of these individuals could adversely affect the operations of the Company and the Bank Subsidiaries. The Company has entered into employment agreements (which include certain non-competition covenants) with Messrs. Grigsby, Grako, Bismark and certain other senior officers in an effort to assure the continued availability of their services to the Company. See "Business -- Employees" and "Management -- Employment Agreements."

IMMEDIATE DILUTION


     The purchasers of the shares of Common Stock offered hereby will experience immediate dilution in the pro forma net tangible book value of their shares in an approximate amount of $3.73 per share as compared to the per share price of this Offering. In the event the Company issues additional Common Stock in the future, including shares issued in connection with future acquisitions, the exercise of outstanding stock options or upon conversion of the Series A Preferred Stock, purchasers of Common Stock in this Offering may experience further dilution. See "Dilution." The maximum dilution to purchasers of the shares of Common Stock offered hereby, assuming conversion of the Series A Preferred Stock and the exercise of all outstanding stock options, would be $3.89.


LIMITATIONS ON CHANGE OF CONTROL


     Section 203 of the Delaware General Corporation Law (the "DGCL") limits the Company's ability to engage in certain business combinations with interested stockholders. The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides for a staggered Board of Directors which classifies the Board of Directors into three classes, each of which is elected for a three year term. The Board of Directors of the Company is also further authorized to issue preferred stock in one or more additional series, with such terms, conditions and preferences as it deems appropriate, without stockholder action. Such shares could be issued in a manner which could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. See "Description of Capital Stock of the Company -- Preferred Stock."


     In addition, federal law requires the approval of the Board of Governors of the Federal Reserve System (the "FRB") prior to acquisition of "control" (as defined in applicable federal statutes and regulations) of a bank holding company. Furthermore, the Company's Board of Directors has recently adopted a Stockholders' Rights Plan that entitles the Company's stockholders to purchase additional shares of Common Stock at a rate that would be substantially less than the market value of such Common Stock if any person acquires 15% or more of the outstanding shares of Common Stock.


     All of the foregoing may have the effect of delaying or preventing a change in control of the Company which may prevent a holder of Common Stock from realizing a premium as a result of a change in control of the Company. See "Description of Capital Stock of the Company -- Certain Anti-Takeover Considerations."


LIMITED TRADING HISTORY FOR COMMON STOCK

     The Common Stock is currently quoted on the OTC Bulletin Board and is expected to be approved for quotation on the Nasdaq National Market prior to consummation of the Offering. Prior to this Offering, however, there has been no regular and liquid market for the Common Stock, and there can be no assurance that a regular and liquid trading market will develop and continue after this Offering or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price has been determined through negotiations between the Company and representatives of the Underwriter and may not be indicative of the market price of the Common Stock following this Offering. See "Market for Common Stock and Dividends."

SHARES ELIGIBLE FOR FUTURE SALE; CONCENTRATION OF OWNERSHIP


     The Company will have approximately 3,951,403 shares of Common Stock outstanding following this Offering (assuming 1,100,000 shares are issued in this Offering and no exercise of options to purchase Common Stock granted under the Company's 1993 Stock Option Plan, and further assuming that none of the shares of Series A Preferred Stock issued in the Prairie Acquisition are converted into Common Stock). The Company's management believes that 1,596,971 (40.4%) of these shares will be held by "affiliates" of the Company, including 110,000 of the shares offered for sale in this Offering which are reserved for sale to such affiliates. These 1,596,971 shares held by the Company's affiliates will be "restricted securities" and may not be sold unless they are sold pursuant to an exemption from registration, including an exemption contained in Rule 145 under the Securities Act, or are registered under the Securities Act. Sales of substantial amounts of Common Stock in the public market pursuant to registration under the Securities Act, Rule 145 or otherwise, or even the potential for such sales, could adversely affect the prevailing market prices for the Common Stock and impair the Company's ability to raise capital through the sale of its equity securities. See "Beneficial Ownership of Common Stock" and "Shares Eligible for Future Sale."



     After the consummation of this Offering, Dennis J. McDonnell and Wayne W. Whalen, the Principal Prairie Stockholders, will be the Company's largest stockholders, and will each beneficially hold approximately 9% of the shares of Common Stock outstanding. Each of the Principal Prairie Stockholders has entered into a "Standstill Agreement" whereby they have agreed not to take any actions that would increase their respective percentage ownership above 12.5% of the total number of issued and outstanding shares of Common Stock, excluding shares obtainable or obtained through the conversion of Series A Preferred Stock or actions approved by the Company's Board of Directors, for a four-year period (the "Standstill Period") following the Prairie Acquisition. Under the Standstill Agreement, each of the Principal Prairie Stockholders has granted a limited proxy to R. Scott Grigsby, the President of the Company, to vote their shares of Common Stock with respect to any election of directors of the Company during the Standstill Period. As a result of this proxy, as well as the other shares of Common Stock beneficially owned by Mr. Grigsby, he will have voting power over approximately 19.4% of the Company's outstanding shares of Common Stock after this Offering. Notwithstanding the Standstill Agreement, each of the Principal Prairie Stockholders may nonetheless be able to exert influence on the Company's future strategic direction with regard to, among other things, the long-term independence of the Company. See "The Acquisitions -- Prairie Bancorp, Inc. -- Restrictions Applicable to Certain Prairie Stockholders" and "Beneficial Ownership of Common Stock."


                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,100,000 shares of Common Stock offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $11,000,000
($            if the Underwriter's over-allotment option is exercised in full).
Of such amount, the Company intends to use approximately $            of the net
proceeds to retire indebtedness incurred by the Company, and approximately
$            of the net proceeds to repay indebtedness assumed by the Company, in each case in connection with the Acquisitions.

     With respect to the indebtedness incurred in connection with the Acquisitions, such indebtedness was obtained through loans from LaSalle National Bank, Chicago, Illinois, in the form of a term loan in the principal amount of $26,000,000 and a revolving credit loan in the principal amount of $500,000. The term loan bears interest, at the Company's option, at a rate of either: (i) the London Inter-Bank Offered Rate plus 125 basis points, (ii) the prime rate or
(iii) a rate equal to 150 basis points in excess of the then current rate on U.S. Treasury Bills with the same maturity. The term loan matures on August 2, 1997, and requires a principal payment in the amount of $10,000,000 to be made on November 1, 1996. The revolving credit loan bears interest at the LaSalle National Bank prime rate. The Company's obligations under the loans are secured by a pledge to LaSalle National Bank of all of the shares of capital stock of the Bank Subsidiaries held by the Company. The retirement and repayment of such indebtedness will allow the Company, upon consummation of the Acquisitions, to continue to meet certain minimum capital requirements imposed by the FRB.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company as of June 30, 1996, and adjusted capitalization reflecting the Acquisitions and the issuance and sale of the Common Stock offered by the Company hereby (assuming no exercise of the Underwriter's over-allotment option) and the resulting net proceeds of $11,000,000 after deduction of all estimated expenses of the Offering. See "Use of Proceeds" and "The Acquisitions."



                                                                          JUNE 30, 1996
                                                      ------------------------------------------------------
                                                                                         AS ADJUSTED FOR THE
                                                                     AS ADJUSTED          ACQUISITIONS AND
                                                      ACTUAL     FOR THE ACQUISITIONS       THE OFFERING
                                                      -------    --------------------    -------------------
                                                                      (DOLLARS IN THOUSANDS)
LONG-TERM DEBT:
Federal Home Loan Bank Advances....................   $    --          $ 16,021                $16,021
Notes payable......................................     4,391            14,021                 15,024
                                                      -------          --------                -------
                                                      $ 4,391          $ 30,042                $31,045
                                                      -------          --------                -------
MINORITY INTEREST IN SUBSIDIARIES..................        --               796                    796
MANDATORY REDEEMABLE PREFERRED STOCK:
Series B Preferred Stock...........................        --               857                    857
STOCKHOLDERS' EQUITY:
Series A Preferred Stock...........................        --               500(1)                 500(1)
Common Stock, $1.00 par value; 10,000,000 shares
  authorized; 2,400,000 issued and outstanding;
  3,110,576 issued and outstanding, as adjusted for
  the Acquisitions; 4,210,576 issued and
  outstanding, as adjusted for the Offering........     2,400             3,111(2)               4,211(2)
Surplus............................................     1,074             8,073                 17,973
Retained earnings..................................    21,537            21,537                 21,537
Deferred compensation related to employee stock
  ownership plan...................................        --                --                 (1,003)
Unrealized (loss) on securities available for
  sale.............................................      (997)             (997)                  (997)
Deferred compensation-stock option plans...........       (41)              (41)                   (41)
Less: treasury stock, at cost; 268,263 shares......      (521)             (521)                  (521)
                                                      -------          --------                -------
Total stockholders' equity.........................   $23,452          $ 31,662                $41,659
                                                      -------          --------                -------
Total capitalization...............................   $27,843          $ 63,357                $74,357
                                                      =======          ========                =======


- -------------------------

(1) Valuation of 2,762.24 shares of Series A Preferred Stock with $75 per share cumulative dividends is based upon the fair market value of such preferred stock as determined by an appraisal considering the marketability, liquidity and convertibility features of such preferred stock.


(2) Excludes 9,090 shares of Common Stock issued in connection with the acquisition of LaSalle Collections.

                                    DILUTION


     None of the Company's directors or officers have purchased Common Stock from the Company during the past five years, although certain of such officers and directors have received grants of stock options during such time period. However, in connection with the Prairie Acquisition the Company issued 710,576 shares of Common Stock. See "The Acquisitions -- Prairie Bancorp, Inc." The following sets forth information as of June 30, 1996, after giving effect to the Acquisitions and regarding the dilution to be realized by purchasers in this Offering as compared to the persons receiving Common Stock in the Prairie Acquisition.



     The net tangible book value of the Company as of June 30, 1996, was approximately $22,579,000, or $10.59 per share. "Net tangible book value" per share represents stockholders' equity attributable to common stock less intangible assets, divided by the number of outstanding shares excluding shares held by the Company as treasury stock. The pro forma net tangible book value of the Company as of June 30, 1996 after consideration of the effect of the Acquisitions but excluding the effect of this Offering would have been approximately $20,715,000, or $7.26 per share.



     Dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this Offering and the as adjusted pro forma net tangible book value per share of Common Stock immediately after completion of this Offering. After giving effect to the sale of 1,100,000 shares of Common Stock to be sold by the Company in this Offering, including deductions for underwriting discounts, commissions and the estimated offering expenses, and after giving effect to the Acquisitions, pro forma net tangible book value of the Company as of June 30, 1996, would have been approximately $30,712,000 or $7.77 per share. This represents an immediate increase in pro forma net tangible book value, after consideration of the effect of the Acquisitions and this Offering, of $0.51 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $3.73 per share to new investors purchasing shares of Common Stock in this Offering, as illustrated in the following table:



Initial public offering price per share..............................................    $11.50
      Net tangible book value per share as of June 30, 1996.................   $10.59
      Decrease in net tangible book value per share attributable to the
  Acquisitions..............................................................   $(3.33)
      Increase in pro forma net tangible book value per share attributable to investors
        in this Offering....................................................   $ 0.51
                                                                               ------
Pro forma net tangible book value per share after the Offering.......................    $ 7.77
                                                                                         ------
Dilution per share to new investors..................................................    $ 3.73
                                                                                         ======


     The following table summarizes on a pro forma basis, as of June 30, 1996, assuming the conversion of all outstanding shares of Series A Preferred Stock issued in connection with the Prairie Acquisition into Common Stock (at a conversion rate based upon the book value per share of the Company as of June 30, 1996, and assuming no reduction in the conversion ratio), the difference between the persons who received Common Stock in the Prairie Acquisition and the purchasers of Common Stock in this Offering regarding the total consideration paid and the average price per share paid (before deducting underwriting discounts and commissions and estimated offering expenses):


                                                  SHARES                   TOTAL
                                                PURCHASED              CONSIDERATION
                                           --------------------    ----------------------    AVERAGE PRICE
                                            NUMBER      PERCENT      AMOUNT       PERCENT      PER SHARE
                                           ---------    -------    -----------    -------    -------------
Prairie stockholders(1).................     848,939      43.6%    $ 8,209,750      39.4%       $  9.67
Stockholders purchasing in this
  Offering..............................   1,100,000      56.4%    $12,650,000      60.6%       $ 11.50
                                           ---------     ------    -----------     ------        ------
       Totals...........................   1,948,939     100.0%    $20,859,750     100.0%       $ 10.70
                                           =========     ======    ===========     ======        ======


- -------------------------
(1) Does not include shares of Common Stock issued by the Company to acquire LaSalle Collections.

     As of June 30, 1996, there were options outstanding to purchase a total of 109,650 shares of Common Stock at a weighted average exercise price of $6.90 per share under the Stock Option Plan. To the extent outstanding options are exercised, there will be further dilution to new investors. If all outstanding options were exercised, the pro forma net tangible book value per share immediately after completion of this Offering would be $7.75. This represents an immediate dilution in net tangible book value of $0.02 per share to purchasers of Common Stock in this Offering. See "Management -- Stock Option Plan."

                     MARKET FOR COMMON STOCK AND DIVIDENDS


     The Company's Common Stock has been quoted on the OTC Bulletin Board since January 1996, and is expected to be approved for quotation on the Nasdaq National Market under the symbol "UBCD" prior to consummation of this Offering. Prior to this Offering, however, there has been no regular and liquid market for the Common Stock, and there can be no assurance that a regular and liquid trading market will develop or continue after this Offering or that the market price will not decline below the initial public offering price. On June 30, 1996, the Company estimates that it had approximately 430 stockholders. The Company currently serves as its own transfer agent and registrar, however, it is expected that prior to the completion of this Offering, Harris Trust and Savings Bank will become transfer agent and registrar for the Common Stock. As of September 10, 1996, the last per share sale price for Common Stock quoted on the OTC Bulletin Board was $11.50.


     The table below indicates the high and low sales prices of the Common Stock for transactions of which the Company is aware, and the dividends declared per share for the Common Stock during the periods indicated, in each case adjusted for the three-for-one stock split which took effect on May 20, 1996. Because the Company is not aware of the price at which certain private transactions in the Common Stock have occurred, the prices shown may not necessarily represent the complete range of prices at which transactions in the Common Stock have occurred during such periods. Such prices also are not necessarily indicative of the price which may be obtained in a public offering or an active established market.


                                                                     STOCK SALES(1)
                                                                     --------------        CASH
                                                                     HIGH      LOW     DIVIDENDS(1)
                                                                     -----    -----    ------------
1994
  First Quarter...................................................   $6.75    $6.75       $0.026
  Second Quarter..................................................    6.75     6.75        0.030
  Third Quarter...................................................    7.50     6.75        0.030
  Fourth Quarter..................................................    7.67     7.50        0.030
1995
  First Quarter...................................................    7.67     7.67        0.033
  Second Quarter..................................................    8.83     8.33        0.033
  Third Quarter...................................................    8.83     8.83        0.033
  Fourth Quarter..................................................    9.00     8.83        0.033
1996
  First Quarter...................................................   11.33    10.67        0.033
  Second Quarter..................................................   12.00    10.67        0.033
  Third Quarter (7/1/96-9/10/96)..................................   12.00    11.00        0.035


- -------------------------
(1) Restated to reflect the three-for-one stock split which took effect on May 20, 1996.

     The holders of the Common Stock are entitled to receive dividends as declared by the Board of Directors of the Company, which considers payment of dividends quarterly. Upon the consummation of the Prairie Acquisition, preferential dividends are required to be paid or accrued quarterly with respect to the outstanding shares of Preferred Stock (as defined below). See "Description of Capital Stock -- Preferred Stock." The ability of the Company to pay dividends in the future will be primarily dependent upon its receipt of dividends from the Bank Subsidiaries. In determining cash dividends, the Board of Directors considers the earnings, capital requirements, debt and dividend servicing requirements, financial ratio guidelines it has established, financial condition of the Company and other relevant factors. The Bank Subsidiaries' ability to pay dividends to the Company and the Company's ability to pay dividends to its stockholders are also subject to certain regulatory restrictions. See "Supervision and Regulation -- The Company -- Dividends" and "-- The Bank Subsidiaries -- Dividends."


     The Company has paid regular cash dividends on the Common Stock since it commenced operations in 1982. The Company currently expects to pay cash dividends on the Common Stock after the Acquisitions at the Company's current rate. There can be no assurance, however, that any such dividends will be paid by the Company or that such dividends will not be reduced or eliminated in the future. The timing and amount of dividends will depend upon the earnings, capital requirements and financial condition of the Company and the Bank Subsidiaries as well as the general economic conditions and other relevant factors affecting the Company and the Bank Subsidiaries. See "Risk Factors -- No Assurance of Dividends." The Company entered into a new loan agreement in connection with the Acquisitions replacing the Company's prior loan agreement. The new loan agreement contains no direct prohibitions against the payment by the Company of dividends, but indirectly restricts such dividends through the required maintenance of minimum capital ratios. In addition, the terms of the Series A Preferred Stock, and the Company's newly authorized Series B Preferred Stock issued to certain of Prairie's preferred stockholders (the "Series B Preferred Stock," and collectively with the Series A Preferred Stock, the "Preferred Stock"), prohibit the payment of dividends by the Company on the Common Stock during any period for which dividends on the respective series of Preferred Stock are in arrears. See "Description of Capital Stock -- Preferred Stock."


                                THE ACQUISITIONS

PRAIRIE BANCORP, INC.

  BUSINESS

     Prairie was organized in 1989 as an Illinois corporation and its main office is located in Princeton, Illinois. Prairie engages in no significant activities other than owning and managing the six Prairie Banks. Three of the Prairie Banks (the Manlius, Ladd and Tiskilwa Banks) are located in Bureau County. Bureau County is adjacent to and west of LaSalle County, where the Company is headquartered. The Manlius Bank also operates two branches in Princeton, the county seat of Bureau County. The Tampico Bank is located in Whiteside County, which is immediately northwest of Bureau County. The Hanover Bank is located in Jo Daviess County in the northwest corner of Illinois. The Ferris Bank is located in western Illinois approximately 25 miles west of Macomb, Illinois, the headquarters of Omni Bank. See the map on page 2 of this Prospectus.

     At June 30, 1996, Prairie had total consolidated assets of approximately $226.0 million, total consolidated deposits of approximately $187.8 million and total consolidated stockholders' equity of approximately $11.7 million.

     Each of the Prairie Banks is a community bank located in a predominantly agricultural area. Each Prairie Bank offers interest and noninterest bearing deposit accounts and makes consumer, commercial and agricultural loans. As of June 30, 1996, the combined Prairie Banks' loan portfolios in aggregate book value and as a percentage of the total consolidated loan portfolio consisted of $41.0 million of real estate loans (55.5% of total loans), $25.9 million of commercial loans (35.0% of total loans) and $7.0 million of consumer loans (9.5% of total loans). As of June 30, 1996, the combined Prairie Banks' total nonaccrual loans equaled $248,000, or 0.34% of total loans. The allowance for possible loan losses was $784,000, or 316.1% of total nonaccrual loans and 1.06% of the gross loan portfolio. Other real estate owned by the Prairie Banks had an aggregate value at June 30, 1996, of $22,000. The combined Prairie Banks' net income after taxes was $828,000 for 1995 and $497,000 for the six months ended June 30, 1996. See the consolidated financial statements of Prairie included in this Prospectus.

     Prairie emphasizes operating autonomy at each of its subsidiary banks and a conservative lending policy. The president of each of the Prairie Banks is an experienced banker who resides in the vicinity of their banks' respective communities. Prairie is managed by Robert L. Davidson, whose primary responsibility is managing the investment portfolio of the Prairie Banks.

  ACQUISITION BY THE COMPANY

     On January 22, 1996, the Company entered into an Agreement and Plan of Merger (as subsequently amended, the "Prairie Acquisition Agreement") with Prairie pursuant to which the Company agreed to acquire all of the issued and outstanding shares of Prairie's common and preferred stock (the "Prairie Common Stock" and "Prairie Preferred Stock," respectively). Prairie's stockholders approved the Prairie Acquisition Agreement on February 29, 1996 and the transaction was consummated on August 6, 1996. As a result of the Prairie Acquisition, Prairie became a wholly-owned subsidiary of the Company.


     As more fully set forth below and subject to certain future possible adjustments, the total net value of the consideration in connection with the Prairie Acquisition was $14,301,750, which was paid in a combination of cash and securities of the Company. Prairie does not own 100% of the capital stock of each of the Prairie Banks, although Prairie is in all cases the controlling stockholder of such institutions. The percentage ownership of Prairie, as well as additional information about each of the Prairie Banks, is set forth in the following table. The Company intends in the future to acquire all of the outstanding stock of the Prairie Banks held by minority stockholders and not currently owned by Prairie, but no time frame for such further acquisitions has been established at this time. The Company estimates that the total cost to acquire such minority interests will be approximately $845,000.


                                                                                PERCENTAGE    TOTAL ASSETS
                                                LOCATION OF        BRANCH       OWNERSHIP         AS OF
                NAME OF BANK                    MAIN OFFICE      LOCATIONS      OF PRAIRIE    JUNE 30, 1996
- ---------------------------------------------   ------------    ------------    ----------    -------------
Farmers State Bank of Ferris.................    Carthage       Ferris             100.0%      $ 49,368,000
  ("Ferris Bank")
Hanover State Bank...........................    Hanover        Elizabeth          100.0%      $ 25,626,000
  ("Hanover Bank")
Bank of Ladd.................................    Ladd                               80.0%      $ 42,211,000
  ("Ladd Bank")
First National Bank of Manlius...............    Manlius        Princeton(2)        98.5%      $ 64,618,000
  ("Manlius Bank")
Tampico National Bank........................    Tampico                            99.4%      $ 19,643,000
  ("Tampico Bank")
Tiskilwa State Bank..........................    Tiskilwa                           95.0%      $ 24,387,000
  ("Tiskilwa Bank")

  CONSIDERATION FOR PRAIRIE COMMON STOCK AND PRAIRIE PREFERRED STOCK


     At the closing of the Prairie Acquisition (the "Prairie Closing"), stockholders of Prairie received the following consideration in exchange for their shares of Prairie's capital stock: holders of Prairie Common Stock and Prairie's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock received a total of 710,576 shares (25% of the then outstanding Common Stock) of Common Stock, 2,762.24 shares or 100% of the Company's Series A Preferred Stock and $5,000,000 in cash and holders of Prairie Series A Preferred Stock received a total of 857 shares or 100% of the Company's Series B Preferred Stock and $235,000 in cash. The various forms and amounts of consideration for the Prairie Acquisition were the result of arm's length negotiations between the parties and reflect the Company's desired post-acquisition capital structure following the Prairie Acquisition and certain tax and other financial considerations of the parties. The Company's Series A Preferred Stock is convertible into Common Stock, subject to certain adjustments intended to offset the amount of losses incurred by the Company upon the post-closing sale of certain securities in Prairie's consolidated investment portfolio. See "Description of Capital Stock of the Company -- Preferred Stock." If all of the shares of Series A Preferred Stock were converted into shares of Common Stock on June 30, 1996, assuming no post-closing adjustment for portfolio losses, the aggregate percentage of outstanding shares of Common Stock which would be held by the former Prairie stockholders after this Offering would be approximately 20.8%.

     The Prairie Acquisition Agreement provides for an adjustment of the aggregate conversion value of the shares of Series A Preferred Stock. Assuming that all of Prairie's investment portfolio was held as available for sale securities, as of June 30, 1996, the aggregate amount of unrealized losses in Prairie's investment portfolio was $1.9 million. Pursuant to the Prairie Acquisition Agreement, a portion of the securities in Prairie's consolidated investment portfolio in the approximate face amount of $61.7 million were designated as Part B Securities (the "Part B Securities"), with the remaining portion in the approximate face amount of $72.9 million being designated as Part A Securities (the "Part A Securities"). In general, the Prairie Acquisition Agreement provides that any losses recognized by the Company upon the post-closing sale of any of the Part B securities will have the effect of reducing the conversion value of the Series A Preferred Stock held by the Principal Prairie Stockholders and thus reduce the number of shares of Common Stock into which such Series A Preferred Stock is convertible. See "Description of Capital Stock of the Company -- Preferred Stock."


  RESTRICTIONS APPLICABLE TO PRINCIPAL PRAIRIE STOCKHOLDERS

     The shares of Common Stock exchanged in the Prairie Acquisition and the shares of Common Stock which are issuable upon conversion of the Series A Preferred Stock held by the Principal Prairie Stockholders are subject to the terms and conditions of a Standstill Agreement between the Company and the Principal Prairie Stockholders executed at the time of the Prairie Closing. The Standstill Agreement provides that prior to the fourth anniversary of the Prairie Closing, each of the Principal Prairie Stockholders may not, either alone or with any affiliate, increase his holdings of Common Stock to 12.5% or more of the then issued and outstanding shares of Common Stock. Notwithstanding the foregoing, each of the Principal Prairie Stockholders is entitled to exceed such 12.5% ownership limitation as a result of: (i) acquiring shares of Common Stock upon conversion of shares of Series A Preferred Stock; (ii) receiving additional shares of Common Stock pursuant to stock dividends or other offerings made by the Company generally to all holders of Common Stock; or (iii) actions approved by the Company's Board of Directors and affecting all holders of the Common Stock generally.


     The Standstill Agreement further provides that during the Standstill Period, the Principal Prairie Stockholders will not make any offer to sell or transfer any shares of Common Stock to an unrelated third party to the extent such shares, when aggregated with all other shares of Common Stock transferred by such individual, represent 5% or more of the then issued and outstanding shares of Common Stock, without first providing the Company with the opportunity to purchase such shares on the same terms and conditions offered by such third party. During the Standstill Period, each of the Principal Prairie Stockholders has granted a limited proxy to the President of the Company for all shares of Common Stock held by each of the Principal Prairie Stockholders with respect to any stockholder vote regarding elections to the Company's Board of Directors. The proxy granted to the President of the Company will terminate on the earlier of the expiration of the Standstill Period or at such time, if any, as any third party or group unaffiliated with any of the Principal Prairie Stockholders acquires 25% or more of the issued and outstanding Common Stock. If, during the Standstill Period, the Company issues any shares of Common Stock at a per share price that is less than the then current book value of the Common Stock, other than issuances made in connection with: (a) the conversion of Series A Preferred Stock; (b) the Company's employee benefit plans; or (c) stock dividends, splits or other distributions made to the Company's stockholders generally, the Standstill Agreement grants each Principal Prairie Stockholder the right to purchase from the Company, on the same terms and conditions, the number of additional shares of Common Stock necessary to permit each Principal Prairie Stockholder to maintain the same percentage ownership held immediately prior to such issuance.


  REGISTRATION AGREEMENT

     The Company also has entered into a Registration Agreement that grants to the Principal Prairie Stockholders certain "piggyback" registration rights with respect to the Common Stock owned by such stockholders. Pursuant to the Registration Agreement, whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Common Stock held by the Principal Prairie Stockholders, the Company must give notice to such stockholders and they may elect to include in such registration all or any part of the shares of Common Stock then owned by them. Notwithstanding such election, however, all or any portion of the shares of Common Stock elected by the Prairie Principal Stockholders may subsequently be excluded from such registration statement if the Company's underwriter determines that the number of securities requested to be registered would exceed the number of securities that can be sold in such registered offering.

COUNTRY BANCSHARES, INC.

  BUSINESS

     Country is a one-bank holding company headquartered in Macomb, Illinois. Country engages in no significant activities other than owning and managing Omni Bank. The directors of Country are the record and beneficial owners of approximately 90% of the outstanding common stock of Country.

     Country's only subsidiary, Omni Bank, was created by the merger on December 7, 1994, of three other banks. The First National Bank in Blandinsville, Blandinsville, Illinois, merged into the Paloma Exchange Bank, Paloma, Illinois. The Paloma Exchange Bank subsequently purchased the assets and assumed the liabilities of Omni Bank, Hull, Illinois. The Paloma Exchange Bank then changed its name to Omni Bank and relocated its main office from Paloma to Macomb, Illinois.


     Macomb, located in the west central part of Illinois in McDonough County, serves as the county seat and the region's business, educational and entertainment center by providing retail and manufacturing opportunities, as well as health care, entertainment and cultural activities for the area's residents. Macomb is the home of Western Illinois University which has approximately 12,500 students. Omni Bank's five branches (Blandinsville, Camp Point, East Hannibal, Hull and Paloma, Illinois) are located in predominantly agricultural areas. Omni Bank has recently exercised an option to purchase a parcel of real estate in Hannibal, Missouri, for possible future expansion for a price of $500,000 payable over three years. The Company has not yet finalized its plans for the development of this property.


     At June 30, 1996, Country had total consolidated assets of approximately $103.2 million, total consolidated deposits of approximately $90.8 million and total consolidated stockholders' equity of approximately $2.4 million.

     Omni Bank is a community bank whose business includes conventional consumer and commercial products and services, including interest and noninterest bearing depository accounts, commercial, industrial, consumer, real estate and agricultural lending. At June 30, 1996, Omni Bank's loan portfolio in aggregate book value and as a percentage of the total loan portfolio consisted of $39.2 million in real estate loans (58.3% of total loans), $22.4 million in commercial and industrial loans (33.3% of total loans), and $5.0 million in consumer loans (7.5% of total loans) and $600,000 in other loans (0.9% of total loans). At June 30, 1996, Omni Bank had total nonaccrual loans of $1.3 million, representing 1.96% of gross loans. The allowance for loan losses equaled $500,000, or 38.0% of total nonaccrual loans, and 0.75% of total loans. Omni Bank reported net income of $155,288 for the first six months of 1996 and net income of $208,598 for the year ended December 31, 1995. See the consolidated financial statements of Country included in this Prospectus.

  ACQUISITION BY THE COMPANY

     On March 21, 1996, the Company entered into an Agreement and Plan of Merger (the "Country Acquisition Agreement") with Country pursuant to which the Company will acquire all of the issued and outstanding shares of Country's common and preferred stock (the "Country Common Stock" and the "Country Preferred Stock," respectively). Country's stockholders approved the Country Acquisition Agreement and the transactions contemplated thereunder on May 20, 1996. Following the consummation of the Country Acquisition, Country will be a wholly-owned subsidiary of the Company. The Company filed the necessary regulatory applications requesting approval from the FRB and the Illinois Commissioner of Banks and Real Estate (the "Illinois Commissioner"), on May 1, and May 16, 1996, respectively, and has subsequently received all necessary approvals to consummate the Country Acquisition. The consideration to be paid in connection with the Country Acquisition is $11,445,000, which amount is subject to adjustment based upon the book value of certain of Country's loans at the closing of the Country Acquisition (the "Country Closing").

  CONSIDERATION FOR COUNTRY COMMON AND PREFERRED STOCK


     The Country Acquisition Agreement provides that upon consummation of the Country Acquisition, holders of Country Common Stock and Country Preferred Stock will receive the following consideration in exchange for their shares of Country's capital stock. Holders of Series 1 and Series 2 Class A Preferred Stock of Country will each receive cash equal to the par value of such shares, or $295 per share, plus the amount of any accrued but unpaid dividends for each such share. Each holder of Country Common Stock will receive cash in an amount as computed pursuant to a formula set forth in the Country Acquisition Agreement. The formula provides that the holders of Country Common Stock will receive an aggregate of $11,445,000 in cash less the amount paid to the holders of Series 1 and Series 2 Class A Preferred Stock of Country and less the amount necessary to satisfy in full all of the outstanding liabilities of Country immediately prior to the Country Closing. In addition to the foregoing, the cash price per share of Country Common Stock may be increased if, prior to the Country Closing, Omni Bank experiences recoveries on certain of its loans in excess of their current book values. Any such increase in the cash price per share of Country Common Stock would be equal to the amount by which such recovery, if any, exceeds the book value of such loans. The Company does not expect any material increase in the aggregate purchase price as a result of such recoveries.


  NON-COMPETITION AGREEMENTS

     At or prior to the Country Closing, non-competition agreements are to be executed by Ivan and Betty Wharton, the President and the Chairman of Country, respectively (the "Whartons"), which provide, among other things, that for three years following the Country Closing neither of the Whartons will compete directly or indirectly with Omni Bank by becoming an employee, officer, director or consultant to any financial institution maintaining an office within a five-mile radius of any of Omni Bank's offices. The Whartons will each receive $5,000 as consideration for the execution of their respective non-competition agreements.

  ACQUISITION OF CERTAIN PROPERTY FROM OMNI BANK


     As a condition to the Company's obligation to consummate the Country Acquisition, the Whartons must acquire from Omni Bank all obligations payable to Omni Bank by certain borrowers whose loans have been identified by the Company as bearing more than an average risk of loss. The Whartons have agreed to acquire any such loans from Omni Bank for cash at or prior to the Country Closing at the respective book value of each such loan at the time of the Country Closing. As a further condition to the Company's obligation to close the Country Acquisition, the Whartons have also agreed to acquire for cash at their respective book values all parcels of real estate and improvements owned by Omni Bank in Paloma, Illinois, including Omni Bank's Paloma branch office and certain other property located adjacent to this branch. Pursuant to the Country Acquisition Agreement, Omni Bank will lease the Paloma branch office from the Whartons over a ten-year term for an annual rent of approximately $15,800. Under the lease agreement, Omni Bank also has the right to purchase the property at any time during the term of the lease for a price equal to the then current appraised fair market value of the property. Such terms were the result of arm's length negotiations between the Company and the Whartons.


  INDEMNIFICATION

     The Whartons have each agreed to indemnify and hold the Company harmless against any losses or damages incurred by the Company in connection with any of the Omni Bank loans to be acquired by them or in connection with certain contingent liabilities associated with the Paloma, Illinois property. This indemnity will expire three years after the date of the Country Closing.

ANTICIPATED EFFECTS AND BENEFITS OF THE ACQUISITIONS


     Management of the Company believes that the Acquisitions will provide a cost-effective means for the Company to expand into new markets for financial services in northwestern, western and southwestern Illinois. The Company's management believes that over the next few years it can achieve revenue enhancements, operating efficiencies, loan diversification and additional growth opportunities as a result of the Acquisitions. There can be no assurance, however, that the Company will be successful in accomplishing any or all of these anticipated goals within such time frame or ever.


     Revenue enhancements, primarily in the form of increased net interest income, are anticipated from, among other things, expanding the Company's commercial and retail banking services into new markets. Historically, the Prairie Banks have maintained a low loan to deposit ratio and have concentrated on attempting to increase earnings through management of their investment portfolios. The Company believes that margin gains can be achieved by converting lower yielding securities at the Prairie Banks into higher yielding loans through increased marketing efforts. Following the consummation of the Acquisitions, the Company intends to increase the volume of consumer and commercial lending by Prairie and to expand the types of loan products offered to include auto and student loans, loans secured by equipment, inventory and accounts receivable, letters of credit, Small Business Administration ("SBA") financing and minority business loans.

     The Company also anticipates revising Omni Bank's rate structure and repricing certain loans, deposits and services to reflect the gross margin objectives of the Company. In addition, the Company expects to increase interest and non-interest income by cross-selling products and services to the customers of Omni Bank. Fee based income is expected to increase through the offering of new services to customers of all of the newly acquired banks. The Company intends to offer its corporate cash management services to customers through the Prairie Banks and Omni Bank.

     The Company expects that it will be able to increase significantly the operating efficiencies at the Prairie Banks and Omni Bank. The Company intends to consolidate all data processing services within UnionData Corp, Inc., the Company's data processing subsidiary ("UnionData"). This consolidation should also enable the Company to track closely the financial operations of each of its branches and make additional operational changes on a timely basis. The Company intends to consolidate certain other functions at the holding company level, including human resources, loan review and audit and property management.

     The Acquisitions will allow the Company to expand its market area into what it believes are desirable banking locations. Most of the Prairie Banks are the sole financial institution in their communities and many are located in county seats. Omni Bank is based in a growing college community. Through the Acquisitions, the Company will increase from two bank subsidiaries with eleven locations in north central Illinois, to nine bank subsidiaries and twenty seven locations in thirteen counties across northern, north central and western Illinois. The resulting market area of the Company will extend from the far western suburbs of the Chicago metropolitan area across central and northern Illinois to the Mississippi River in western Illinois. This expansion will increase the geographic diversity of the Company's loan portfolio, which is expected to decrease the Company's overall lending risks.

     The Acquisitions are expected to increase significantly the presence of the Company within the region's banking industry. Because of the reputations of the Company and its executive officers in the banking industry, the Company believes that it will be an attractive alternative to future sellers of community banks and thrifts. The Company believes that it can successfully manage these community-based institutions to increase their profitability by expanding cross-selling efforts and emphasizing those products and services offering the highest return on investment.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected consolidated financial information for the Company for each of the years in the five-year period ended December 31, 1995, and for the six months ended June 30, 1996 and 1995. This summary should be read in conjunction with the Consolidated Financial Statements of the Company including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company." included elsewhere herein. In the opinion of management of the Company, the data presented for the six months ended June 30, 1996 and 1995, which is derived from unaudited consolidated financial statements, reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for such periods. Results for the six month period ended June 30, 1996, are not necessarily indicative of results that may be expected for any other interim period or the entire year.


                                                SIX MONTHS ENDED
                                                    JUNE 30,                           YEAR ENDED DECEMBER 31,
                                              ---------------------   ---------------------------------------------------------
                                                1996        1995        1995        1994        1993        1992        1991
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA
Interest income.............................  $  11,278   $  10,193   $  21,368   $  18,627   $  18,604   $  20,127   $  19,437
Interest expense............................      5,850       5,217      11,249       8,706       8,798      10,482      11,595
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net interest income.......................      5,428       4,976      10,119       9,921       9,806       9,645       7,842
Provision for loan losses...................        500         342         684         660       1,268       1,297         650
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net interest income after provision for
    loan losses.............................      4,928       4,634       9,435       9,261       8,538       8,348       7,192
Noninterest income..........................      1,324       1,187       2,570       2,283       2,512       1,893       1,580
Noninterest expense.........................      4,761       4,413       8,771       8,247       7,841       7,335       6,965
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income before income taxes..............      1,491       1,408       3,234       3,297       3,209       2,906       1,807
Provision for income taxes..................        380         365         881         703         747         595         507
                                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income................................  $   1,111   $   1,043   $   2,353   $   2,594   $   2,462   $   2,311   $   1,300
                                              =========   =========   =========   =========   =========   =========   =========
PER SHARE DATA(1)
Net income..................................  $    0.51   $    0.49   $    1.09   $    1.22   $    1.15   $    1.08   $    0.61
Cash dividends..............................       0.07        0.07        0.13        0.12        0.09        0.07        0.07
Dividend payout ratio.......................      12.77%      13.61%      12.06%       9.57%       7.78%       6.13%      10.91%
Book value..................................  $   11.00   $   10.40   $   11.01   $    9.21   $    8.92   $    7.83   $    6.82
Weighted average shares outstanding.........  2,169,012   2,131,737   2,148,897   2,132,712   2,132,760   2,132,760   2,136,195
Period end shares outstanding...............  2,131,737   2,131,737   2,131,737   2,131,737   2,132,760   2,132,760   2,132,760
BALANCE SHEET DATA
Investments and federal funds sold..........  $  87,154   $  89,376   $  95,182   $  86,460   $  95,098   $  83,057   $  90,902
Total loans.................................    185,840     175,227     180,819     161,134     148,371     146,569     131,915
Allowance for loan losses...................      1,597       1,871       2,014       1,704       1,787       1,586       1,384
Total assets................................    296,605     282,987     303,533     272,038     266,666     249,121     240,535
Total deposits..............................    259,087     247,939     261,727     232,334     237,455     222,513     214,520
Stockholders' equity........................     23,452      22,164      23,475      19,629      19,026      16,702      14,553
EARNINGS PERFORMANCE DATA
Return on average total assets(2)...........       0.75%       0.76%       0.83%       0.98%       0.97%       0.95%       0.60%
Return on average stockholders' equity(2)...       9.49       10.11       10.83       13.29       13.88       15.00        9.64
Net interest margin ratio...................       4.23        4.27        4.15        4.38        4.46        4.52        4.18
Efficiency ratio(3).........................      64.95       68.18       68.35       66.17       65.81       64.96       72.64
ASSET QUALITY RATIOS
Nonperforming assets to total assets........       0.64%       0.52%       0.95%       0.87%       1.64%       1.64%       2.04%
Nonperforming loans to total loans..........       0.70        0.32        1.22        0.90        2.06        2.32        3.07
Net loan charge-offs to average loans(2)....       1.00        0.10        0.22        0.49        0.71        0.78        0.34
Allowance for loan losses to total loans....       0.86        1.07        1.11        1.06        1.20        1.08        1.05
Allowance for loan losses to nonperforming
  loans.....................................     122.75      337.55       90.93      117.44       58.61       46.56       34.18
CAPITAL RATIOS
Average equity to average assets............       7.95%       7.62%       7.67%       7.38%       6.98%       6.34%       6.27%
Total capital to risk adjusted assets.......      12.54       12.07       12.35       12.28       10.97       10.23        8.72
Tier 1 leverage.............................       7.92        7.79        7.95        7.68        7.00        6.33        6.33


- -------------------------
(1) Restated to reflect the three-for-one stock split which took effect on May 20, 1996.
(2) Interim periods annualized.
(3) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

     The following discussion provides additional information regarding the operations and financial condition of the Company for the six months ended June 30, 1996 and 1995, and the three years ended December 31, 1995. This discussion should be read in conjunction with "Selected Consolidated Financial Data," the consolidated statements of financial condition of the Company and the accompanying notes thereto included elsewhere in this Prospectus.

GENERAL

     The Company derives substantially all of its revenues and income from the operations of its banking subsidiaries, the Union Banks, which provide a full range of commercial and consumer banking services to businesses and individuals, primarily in LaSalle and contiguous counties in north central Illinois. As of June 30, 1996, the Company had total assets of $296.6 million, net loans of $184.2 million, total deposits of $259.0 million and total stockholders' equity of $23.5 million. As a result of internal loan and deposit portfolio growth, coupled with a relatively stable net interest margin, the Company reported net income of $1,111,000 for the six months ended June 30, 1996, compared with net income of $1,043,000 for the six months ended June 30, 1995.

RESULTS OF OPERATIONS

  NET INCOME

     Net income was $1,111,000 ($.51 per share) for the six months ended June 30, 1996, compared with net income of $1,043,000 ($.49 per share) for the six months ended June 30, 1995, an increase of $68,000 or 6.5%. The increase in earnings in 1996 compared with 1995 was primarily attributable to growth in the Company's loan and deposit portfolios.

     Net income was $2,353,000 for 1995 ($1.09 per share), compared with net income of $2,594,000 for 1994 ($1.22 per share) and $2,462,000 for 1993 ($1.15 per share). The $241,000 (9.3%) decrease in earnings for 1995 compared to 1994 was primarily attributable to start-up costs related to the opening of two new banking facilities during that year. The $132,000 (5.4%) increase in 1994 as compared to 1993 resulted primarily from a $608,000 decrease in the provision for loan losses which reflected improvement in the quality of the loan portfolio as evidenced by a reduction in net charge-offs during the same period.

  NET INCOME BEFORE INCOME TAXES

     Net income before income taxes was $1,491,000 for the six months ended June 30, 1996, compared with $1,408,000 for the first six months of 1995, a 5.9% increase. Net income before income taxes was $3,234,000 in 1995, a decrease of $63,000 or 1.9% compared with $3,297,000 in 1994, which represented an increase of $88,000, or 2.7%, compared with $3,209,000 in 1993. The decline in net income before income taxes for 1995 compared to 1994 was primarily attributable to start-up costs related to the opening of two new banking facilities during that year.

  NET INTEREST INCOME

     Net interest income is the difference between income earned on interest-earning assets and the interest expense incurred on interest-bearing liabilities. The net yield on total interest-earning assets, also referred to as interest rate margin or net interest margin, represents net interest income divided by average interest-earning assets. The Company's principal interest-earning assets are loans, investment securities and federal funds sold.

     Net interest income was $5,428,000 for the first six months of 1996, an increase of $452,000 or 9.1% compared with the first six months of 1995, resulting principally from an increase in average interest-earning assets from $251.6 million to $274.8 million, a significant portion of which was comprised of loans. The increase in net interest income resulting from increased interest-earning assets was partially offset in interest-bearing liabilities from $221.4 million to $239.4 million. In addition, the Company experienced a decrease in its net interest margin from 4.27% at June 30, 1995, to 4.23% at June 30, 1996. The decrease in net interest margin resulted principally from the cost of interest-bearing liabilities increasing more than the yield on interest-earning assets. The yield on interest-earning assets increased from 8.45% to 8.51%, while the cost of interest-bearing liabilities increased from 4.75% to 4.91% during such period.

     Net interest income was $10,119,000 for 1995, an increase of $198,000 or 2.0% compared with net interest income of $9,921,000 for 1994, which represented an increase of $115,000 or 1.2% compared with net interest income of $9,806,000 for 1993. The Company's average total interest-earning assets increased from approximately $242.8 million for 1994 to $261.0 million for 1995, representing a 7.5% increase resulting principally from an increase in loans. The net interest margin declined to 4.15% at December 31, 1995, from 4.38% at December 31, 1994. Although interest rates on average earning assets increased to 8.46% in 1995 from 7.96% in 1994, rates on average interest bearing liabilities increased to 4.90% in 1995 from 4.08% in 1994. The increase in average earning assets primarily resulted from average rate increases in the loan portfolio and reflected an overall increase in market rates of interest. The most significant variances comprising the increase in interest bearing liabilities were interest rates on NOW Accounts and Money Market Accounts due to new tiered pricing products introduced by the Company in 1995, as well as interest rates on time deposits reflecting the increase in market rates of interest.

     The following table sets forth for each category of interest-earning assets and interest-bearing liabilities the average amounts outstanding, the interest earned or paid on such amounts and the average rate paid for the six months ended June 30, 1996 and 1995, and for the years ended December 31, 1995, 1994 and 1993. The table also sets forth the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities and the net yield on average interest-earning assets for the same period.

                             AVERAGE BALANCE SHEET
                      AND ANALYSIS OF NET INTEREST INCOME
                             (DOLLARS IN THOUSANDS)

                                                                             FOR THE SIX MONTHS ENDED JUNE 30,
                                                                -----------------------------------------------------------
                                                                            1996                           1995
                                                                ----------------------------   ----------------------------
                                                                           INTEREST                       INTEREST
                                                                AVERAGE    INCOME/   AVERAGE   AVERAGE    INCOME/   AVERAGE
                                                                BALANCE    EXPENSE    RATE     BALANCE    EXPENSE    RATE
                                                                --------   -------   -------   --------   -------   -------
ASSETS
 INTEREST-EARNING ASSETS:
   Interest earning deposits..................................  $     30   $    1      5.32%   $     22   $    1      5.33%
   Investment securities(1):
     TAXABLE..................................................    66,450    1,978      5.99      61,096    1,755      5.79
     Non-taxable(2)...........................................    24,989      946      7.61      22,852      945      7.99
                                                                --------   -------    -----    --------   -------   ------
       Total investment securities............................    91,439    2,924      6.43      84,948    2,700      6.41
                                                                --------   -------    -----    --------   -------   ------
   Federal funds sold.........................................     1,184       32      5.43       1,429       44      6.21
                                                                --------   -------    -----    --------   -------   ------
   Loans:(3)(4)
     Commercial and industrial................................    58,078    2,791      9.66      54,024    2,659      9.93
     Real estate mortgages....................................   101,844    4,506      8.89      90,595    3,963      8.82
     Installment and other....................................    24,328    1,087      8.99      22,424      986      8.87
     Fees on loans............................................        --      288        --          --      192        --
     Less: Allowance for loan losses..........................    (2,113)      --        --      (1,808)      --        --
                                                                --------   -------    -----    --------   -------   ------
       Net loans (tax equivalent).............................   182,137    8,672      9.57     165,235    7,800      9.52
                                                                --------   -------    -----    --------   -------   ------
     Total interest-earning assets............................   274,790   11,629      8.51     251,634   10,545      8.45
                                                                --------   -------    -----    --------   -------   ------
 NONEARNING ASSETS:
   Cash and due from banks....................................    10,725                         10,064
   Premises and equipment, net................................     6,809                          5,839
   Other assets...............................................     5,700                          5,521
                                                                --------                       --------
   Total nonearning assets....................................    23,234                         21,424
                                                                --------                       --------
       Total assets...........................................  $298,024                       $273,058
                                                                ========                       ========
LIABILITIES
 INTEREST-BEARING DEPOSITS:
   NOW accounts...............................................  $ 30,649   $  392      2.57    $ 28,547   $  362      2.56
   Money market accounts......................................    22,263      355      3.20      19,132      264      2.78
   Savings deposits...........................................    24,029      313      2.62      23,536      308      2.64
   Time, $100,000 and over....................................    14,016      407      5.84      12,639      341      5.44
   Other time deposits........................................   133,488    3,923      5.91     125,477    3,512      5.64
   Federal funds purchased and repurchase agreements..........    10,499      276      5.29       7,147      212      5.98
   Notes payable..............................................     4,416      184      8.38       4,873      218      9.02
                                                                --------   -------    -----    --------   -------   ------
     Total interest-bearing liabilities.......................   239,360    5,850      4.91     221,351    5,217      4.75
                                                                --------   -------    -----    --------   -------   ------
 NONINTEREST-BEARING LIABILITIES:
   Noninterest-bearing deposits...............................    32,380                         29,121
   Other liabilities..........................................     2,605                          1,789
                                                                --------                       --------
     Total noninterest-bearing liabilities....................    34,985                         30,910
                                                                --------                       --------
   Stockholders' equity.......................................    23,679                         20,797
   Total liabilities and stockholders' equity.................  $298,024                       $273,058
                                                                ========                       ========
   Net interest income (tax equivalent).......................             $5,779                         $5,328
                                                                           =======                        =======
   Net interest income (tax equivalent) to total earning
     assets...................................................                         4.23%                          4.27%
   Interest bearing liabilities to earning assets.............     87.11%                         87.97%
                                                                --------                       --------

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------------------------
                                                                            1995                           1994
                                                                ----------------------------   ----------------------------
                                                                           INTEREST                       INTEREST
                                                                AVERAGE    INCOME/   AVERAGE   AVERAGE    INCOME/   AVERAGE
                                                                BALANCE    EXPENSE    RATE     BALANCE    EXPENSE    RATE
                                                                --------   -------   -------   --------   -------   -------
ASSETS
 INTEREST-EARNING ASSETS:
   Interest earning deposits..................................  $     27   $    2      5.85%   $     --   $   --        --%
   Investment securities(1):
     TAXABLE..................................................    62,808    3,636      5.79      68,946    3,937      5.71
     Non-taxable(2)...........................................    24,463    1,919      7.84      22,818    1,869      8.19
                                                                --------   -------   ------    --------   -------   ------
       Total investment securities............................    87,271    5,555      6.37      91,764    5,806      6.33
                                                                --------   -------   ------    --------   -------   ------
   Federal funds sold.........................................     2,577      156      6.05         629       38      6.04
                                                                --------   -------   ------    --------   -------   ------
   Loans:(3)(4)
     Commercial and industrial................................    55,431    5,524      9.97      57,093    5,074      8.89
     Real estate mortgages....................................    94,050    8,380      8.91      78,262    6,522      8.33
     Installment and other....................................    23,523    2,103      8.94      16,831    1,552      9.22
     Fees on loans............................................        --      362        --          --      339        --
     Less: Allowance for loan losses..........................    (1,878)      --        --      (1,731)      --        --
                                                                --------   -------   ------    --------   -------   ------
       Net loans (tax equivalent).............................   171,126   16,369      9.57     150,455   13,487      8.96
                                                                --------   -------   ------    --------   -------   ------
     Total interest-earning assets............................   261,001   22,082      8.46     242,848   19,331      7.96
                                                                --------   -------   ------    --------   -------   ------
 NONEARNING ASSETS:
   Cash and due from banks....................................    10,763                         10,867
   Premises and equipment, net................................     6,042                          5,282
   Other assets...............................................     5,585                          5,637
                                                                --------                       --------
   Total nonearning assets....................................    22,390                         21,786
                                                                --------                       --------
       Total assets...........................................  $283,391                       $264,634
                                                                ========                       ========
LIABILITIES
 INTEREST-BEARING DEPOSITS:
   NOW accounts...............................................  $ 31,097   $  843      2.71    $ 27,187   $  627      2.31
   Money market accounts......................................    19,691      584      2.97      22,108      590      2.67
   Savings deposits...........................................    23,146      611      2.64      26,288      723      2.75
   Time, $100,000 and over....................................    12,040      687      5.71      15,912      755      4.74
   Other time deposits........................................   129,147    7,534      5.84     112,094    5,398      4.82
   Federal funds purchased and repurchase agreements..........     9,825      567      5.77       4,574      242      5.29
   Notes payable..............................................     4,696      423      9.00       5,135      371      7.22
                                                                --------   -------   ------    --------   -------   ------
     Total interest-bearing liabilities.......................   229,642   11,249      4.90     213,298    8,706      4.08
                                                                --------   -------   ------    --------   -------   ------
 NONINTEREST-BEARING LIABILITIES:
   Noninterest-bearing deposits...............................    29,950                         29,622
   Other liabilities..........................................     2,071                          2,194
                                                                --------                       --------
     Total noninterest-bearing liabilities....................    32,021                         31,816
                                                                --------                       --------
   Stockholders' equity.......................................    21,728                         19,520
   Total liabilities and stockholders' equity.................  $283,391                       $264,634
                                                                ========                       ========
   Net interest income (tax equivalent).......................             $10,833                        $10,625
                                                                           =======                        =======
   Net interest income (tax equivalent) to total earning
     assets...................................................                         4.15%                          4.38%
   Interest bearing liabilities to earning assets.............     87.99%                         87.83%
                                                                --------                       --------

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                           1993
                                                              --------------------------------
                                                                           INTEREST
                                                                AVERAGE    INCOME/   AVERAGE
                                                                BALANCE    EXPENSE    RATE
                                                                --------   -------   -------
ASSETS
 INTEREST-EARNING ASSETS:
   Interest earning deposits..................................  $     54   $    2      3.57%
   Investment securities(1):
     TAXABLE..................................................    63,134    4,024      6.37
     Non-taxable(2)...........................................    17,236    1,540      8.94
                                                                --------   -------    -----
       Total investment securities............................    80,370    5,564      6.92
                                                                --------   -------    -----
   Federal funds sold.........................................     4,667      140      3.00
                                                                --------   -------    -----
   Loans:(3)(4)
     Commercial and industrial................................    56,965    5,056      8.88
     Real estate mortgages....................................    76,124    6,394      8.40
     Installment and other....................................    17,366    1,799     10.36
     Fees on loans............................................        --      258        --
     Less: Allowance for loan losses..........................    (1,794)      --        --
                                                                --------   -------    -----
       Net loans (tax equivalent).............................   148,661   13,507      9.09
                                                                --------   -------    -----
     Total interest-earning assets............................   233,752   19,213      8.22
                                                                --------   -------    -----
 NONEARNING ASSETS:
   Cash and due from banks....................................    10,322
   Premises and equipment, net................................     4,572
   Other assets...............................................     5,502
                                                                --------
   Total nonearning assets....................................    20,396
                                                                --------
       Total assets...........................................  $254,148
                                                                ========
LIABILITIES
 INTEREST-BEARING DEPOSITS:
   NOW accounts...............................................  $ 26,786   $  628      2.34
   Money market accounts......................................    22,562      648      2.87
   Savings deposits...........................................    26,103      807      3.09
   Time, $100,000 and over....................................    17,190      830      4.83
   Other time deposits........................................   108,159    5,483      5.07
   Federal funds purchased and repurchase agreements..........     2,015       62      3.08
   Notes payable..............................................     5,528      340      6.15
                                                                --------   -------    -----
     Total interest-bearing liabilities.......................   208,343    8,798      4.22
                                                                --------   -------    -----
 NONINTEREST-BEARING LIABILITIES:
   Noninterest-bearing deposits...............................    26,026
   Other liabilities..........................................     2,047
                                                                --------
     Total noninterest-bearing liabilities....................    28.073
                                                                --------
   Stockholders' equity.......................................    17,732
   Total liabilities and stockholders' equity.................  $254,148
                                                                ========
   Net interest income (tax equivalent).......................             $10,415
                                                                           =======
   Net interest income (tax equivalent) to total earning
     assets...................................................                         4.46%
   Interest bearing liabilities to earning assets.............     89.13%
                                                                --------


- -------------------------

(1) Average balance and average rate on securities classified as available for sale is based on historical amortized cost balances.


(2) Interest income and average rate on non-taxable securities are reflected on a tax equivalent basis based upon a statutory Federal income tax rate of 34%.


(3) Nonaccrual loans are included in the average balances.


(4) Overdraft loans are excluded in the average balances.

     The Company's net interest income is affected by changes in the amount and mix of interest-earning assets and interest-bearing liabilities, referred to as a "volume change." It is also affected by changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds referred to as a "rate change." The following table reflects the changes in net interest income stemming from changes in interest rates and from asset and liability volume, including mix. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a pro rata basis.

                            RATE/VOLUME ANALYSIS OF
                              NET INTEREST INCOME
                             (DOLLARS IN THOUSANDS)


                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                       SIX MONTHS ENDED         ---------------------------------------------------
                                         JUNE 30, 1996
                                       COMPARED TO 1995          1995 COMPARED TO 1994       1994 COMPARED TO 1993
                                    -----------------------     ------------------------     ----------------------
                                         CHANGE DUE TO               CHANGE DUE TO               CHANGE DUE TO
                                    -----------------------     ------------------------     ----------------------
                                    VOLUME   RATE     NET       VOLUME    RATE     NET       VOLUME   RATE     NET
                                    ------   -----   ------     ------   ------   ------     ------   -----   -----
INTEREST INCOME:
Interest earning deposits.......... $   --   $  --   $   --     $  --    $    2   $    2     $  (1)   $  (1)  $  (2)
Investment securities:
Taxable............................    160      63      223      (354)       53     (301)       (9)     (78)    (87)
Tax-exempt.........................     45     (44)       1       131       (81)      50       466     (137)    329
Federal funds sold.................     (7)     (5)     (12)      118        --      118      (178)      76    (102)
Loans..............................    829      43      872     1,936       946    2,882        --      (20)    (20)
                                    ------   -----   ------     ------   ------   ------     -----    -----   -----
Total interest income.............. $1,027   $  57   $1,084     $1,831   $  920   $2,751     $ 278     (160)  $ 118
                                    ------   -----   ------     ------   ------   ------     -----    -----   -----
INTEREST EXPENSE:
NOW accounts.......................     28       2       30        97       119      216         9      (10)     (1)
Money market accounts..............     47      44       91       (68)       62       (6)      (13)     (45)    (58)
Savings deposits...................      7      (2)       5       (84)      (28)    (112)        6      (90)    (84)
Time, $100,000 and over............     39      27       66      (203)      135      (68)      (61)     (14)    (75)
Other time.........................    240     171      411       894     1,242    2,136       196     (281)    (85)
Federal funds purchased and
  repurchase agreements............     91     (27)      64       301        24      325       114       66     180
Notes payable......................    (20)    (14)     (34)      (34)       86       52       (26)      57      31
                                    ------   -----   ------     ------   ------   ------     -----    -----   -----
Total interest expense............. $  432   $ 201   $  633     $ 903    $1,640   $2,543     $ 225    $(317)  $ (92)
                                    ------   -----   ------     ------   ------   ------     -----    -----   -----
NET INTEREST MARGIN................ $  595   $(144)  $  451     $ 928    $ (720)  $  208     $  53      157   $ 210
                                    ======   =====   ======     ======   ======   ======     =====    =====   =====


  PROVISION FOR LOAN LOSSES

     The amount of the provision for loan losses is based on monthly evaluations of the loan portfolio, with particular attention directed toward nonperforming and other potential problem loans. During these evaluations, consideration is also given to such factors as management's evaluation of specific loans, the level and composition of nonperforming loans, historical loss experience, results of examinations by regulatory agencies, an internal asset review process, the market value of collateral, the strength and availability of guaranties, concentrations of credits and other judgmental factors.

     The Company recorded a $500,000 provision for loan losses during the six months ended June 30, 1996, compared with $342,000 during the first six months of 1995. Although the Company's ratio of net charge-offs to average loans remained unchanged for these periods, the Company made additional provisions to the allowance to compensate for growth in the loan portfolio and to maintain the allowance for loan losses at what management believes to be an adequate level.

     The 1995 provision for loan losses was $684,000 compared with $660,000 in 1994 and $1,268,000 in 1993. The 3.6% increase in the 1995 provision for loan losses when compared with 1994 was primarily a result of a $19,685,000, or 12.2% increase in loans outstanding which was partially offset by a $369,000 or 49.7% decrease in net charge-offs. The 47.9% decrease from 1993 to 1994 was primarily a result of a $324,000, or 30.37% decrease in net charge-offs.

  NONINTEREST INCOME

     The following table sets forth the various categories of noninterest income for the six months ended June 30, 1996 and 1995, and for the years ended December 31, 1995, 1994 and 1993.

                               NONINTEREST INCOME
                             (DOLLARS IN THOUSANDS)

                                                       SIX MONTHS ENDED            YEAR ENDED
                                                           JUNE 30,               DECEMBER 31,
                                                       ----------------    --------------------------
                                                        1996      1995      1995      1994      1993
                                                       ------    ------    ------    ------    ------
Service charges.....................................   $  488    $  458    $  952    $  895    $  822
Merchant fee income.................................      237       184       418       357       343
Trust income........................................      183       150       330       301       200
Gain on sale of loans...............................      142        45       288       130       574
Securities gains, net...............................       13        61        98       118       185
Other noninterest income............................      261       289       484       482       388
                                                       ------    ------    ------    ------    ------
     Total noninterest income.......................   $1,324    $1,187    $2,570    $2,283    $2,512
                                                       ======    ======    ======    ======    ======

     Noninterest income is generated primarily from fees associated with noninterest and interest-bearing accounts. Noninterest income for the first six months of 1996 was $1,324,000, an increase of $137,000 or 11.5% compared with noninterest income of $1,187,000 for the first six months of 1995. Noninterest income was $2,570,000 for 1995, an increase of $287,000 or 12.6% compared with noninterest income of $2,283,000 for 1994, which represented a decrease of $229,000 or 9.1% from $2,512,000 in 1993. The growth of the Union Banks during 1996 increased the number and balance of noninterest and interest-bearing accounts, resulting in increased noninterest income. Specifically, service charges increased on demand deposit accounts, the largest component of noninterest bearing deposit accounts, and charges grew for items such as insufficient funds and overdrafts primarily on transactional deposit products such as demand, NOW and Money Market accounts. The increase in service charge income to $952,000 for the year ended December 31, 1995, from $895,000 and $822,000 for the years ended December 31, 1994, and 1993, respectively, was related to increases in deposit account balances and increases in the service charge schedule during those periods. Merchant fee income is derived from the Company's credit card operations, comprised primarily of merchant fees (56% of total merchant fees), interchange fees (18% of total merchant fees) and annual fees (11% of total merchant fees). Total merchant fee income has continued to increase as the Company adds new merchants to its customer list and as credit card activity has grown. Other noninterest income is primarily derived from fee-based banking services such as loan servicing fees, and sales of travelers checks and money orders.

     The Company, through its affiliates, provides trust services to its customers by acting as executor, administrator, trustee, agent and in various other fiduciary capacities for client accounts. Total assets under management at June 30, 1996, were approximately $80 million. Trust income, which is predominately comprised of fees assessed based on the market value of managed client portfolios, increased by $29,000 during 1995, which followed a $101,000 increase in 1994.

     A significant contribution to the Company's noninterest income was also made by its residential real estate mortgage and origination, sales and servicing operations. In addition, during 1995 the Company implemented a program in connection with the SBA which guarantees repayment on portions of loans if a borrower defaults. Revenues from both of these operations are a substantial component of noninterest income and include commissions and fees for third party loan servicing, origination and other fees received at closing and realized gains on the sale of loans into the secondary market.

  NONINTEREST EXPENSE

     The following table shows the Company's noninterest expense for the periods indicated:

                              NONINTEREST EXPENSE
                             (DOLLARS IN THOUSANDS)

                                                       SIX MONTHS ENDED            YEAR ENDED
                                                           JUNE 30,               DECEMBER 31,
                                                       ----------------    --------------------------
                                                        1996      1995      1995      1994      1993
                                                       ------    ------    ------    ------    ------
Salaries and employee benefits......................   $2,544    $2,174    $4,451    $3,868    $3,613
Occupancy expense, net..............................      384       336       665       574       550
Furniture and equipment expenses....................      331       274       584       560       576
FDIC deposit assessment.............................        3       259       271       526       502
Other noninterest expense...........................    1,499     1,370     2,800     2,719     2,600
                                                       ------    ------    ------    ------    ------
  Total noninterest expense.........................   $4,761    $4,413    $8,771    $8,247    $7,841
                                                       ======    ======    ======    ======    ======


     Noninterest expense was $4,761,000 for the first six months of 1996, an increase of $348,000 or 7.9% compared with noninterest expense of $4,413,000 for the first six months of 1995. The growth of UnionBank/Streator resulted in additional personnel, occupancy and office expenses, due primarily to the opening of new banking facilities in each of Plano and Peru, Illinois, in May and October, 1995, respectively.


     Noninterest expense was $8,771,000 for 1995, an increase of $524,000 or 6.4% compared with noninterest expense of $8,247,000 for 1994, which represented an increase of $406,000 or 5.2% compared with noninterest expense of $7,841,000 for 1993. The increase in noninterest expense for 1995 from 1994 was attributable to a 15.1%, or $583,000, increase in salaries and employee benefits and a 10.1%, or $115,000, increase in occupancy and equipment expenses, due primarily to the opening of two banking facilities during 1995.

     Deposits held by the Union Banks are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"), and as FDIC-insured institutions, the Union Banks are required to pay deposit insurance premium assessments to the FDIC. The amount an institution pays for FDIC deposit insurance coverage is determined in accordance with a risk-based assessment system under which each insured depository institution is placed into one of nine categories and assessed insurance premiums based upon its level of capital and the results of supervisory evaluations. The FDIC has issued refunds to the best-rated institutions for assessments which exceeded the recapitalization requirements of the BIF. The Union Banks received a total refund from the FDIC of approximately $148,000. In addition, recent changes in the deposit insurance assessment rate are expected to significantly reduce the cost of deposit insurance for the Union Banks. See "Regulation and Supervision -- The Bank Subsidiaries -- Deposit Insurance".

  INCOME TAXES

     During 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The principal effect of SFAS No. 109 is to provide a tax benefit for cumulative book loss reserves in excess of tax reserves. SFAS No. 109 provides that deferred tax assets may be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In accordance with the provisions of SFAS No. 109, the Company elected not to restate prior years and has determined that the cumulative effect of implementation was not significant. The Company and its subsidiaries filed a consolidated tax return for 1995.


     The Company has recorded income tax expense of $381,000 on income before taxes of $1,492,000 for the six months ended June 30, 1996, an effective tax rate of 25.5%, as compared with income tax expense of $365,000 on income before taxes of $1,408,000 for the six months ended June 30, 1995, an effective tax rate of 25.9%. The Company recorded income tax expense of $882,000, $703,000 and $747,000 for the years ended December 31, 1995, 1994 and 1993, respectively, and effective tax rates were 27.2%, 21.3% and 23.3%, respectively, for such periods. The Company's effective tax rate is lower than statutory rates because the

Company derives a significant amount of interest income from municipal securities, which are exempt from federal tax.

  INTEREST RATE SENSITIVITY MANAGEMENT


     The operating income and net income of the Union Banks depend, to a substantial extent, on "rate differentials," i.e., the differences between the income the Union Banks receive from loans, securities and other earning assets, and the interest expense they pay to obtain deposits and other liabilities. These rates are highly sensitive to many factors which are beyond the control of the Union Banks, including general economic conditions and the policies of various governmental and regulatory authorities. See "Risk Factors -- Impact of Interest Rates and Economic Conditions."


     The objective of monitoring and managing the interest rate risk position of the balance sheet is to contribute to earnings and to minimize fluctuations in net interest income. The potential for earnings to be affected by changes in interest rates is inherent in a financial institution. Interest rate sensitivity is the relationship between changes in market interest rates and changes in net interest income due to the repricing characteristics of assets and liabilities. An asset sensitive position in a given period will result in more assets being subject to repricing; therefore, as interest rates rise, such a position will have a positive effect on net interest income. Conversely, in a liability sensitive position, where liabilities reprice more quickly than assets in a given period, a rise in interest rates will have an adverse effect on net interest income.

     One method of analyzing interest rate risk is to evaluate the balance of the Company's interest rate sensitivity position. A mix of assets and liabilities that are roughly equal in volume, term and repricing represents a matched interest rate sensitivity position. Any excess of assets or liabilities in a particular period results in an interest rate sensitivity gap. The following table presents the interest rate sensitivity for the Company's interest-earning assets and interest-bearing liabilities at June 30, 1996:

                 INTEREST-RATE SENSITIVE ASSETS AND LIABILITIES
                             (DOLLARS IN THOUSANDS)


                                                                  JUNE 30, 1996
                                   ----------------------------------------------------------------------------
                                   3 MONTHS    3 MONTHS TO    6 MONTHS TO    1 YEAR TO
                                   OR LESS      6 MONTHS        1 YEAR        5 YEARS    OVER 5 YRS.    TOTAL
                                   --------    -----------    -----------    ---------   -----------   --------
INTEREST-EARNING ASSETS
  Investment securities..........  $  8,260     $   4,911      $   3,383     $  33,034    $  37,341    $ 86,929
  Loans..........................   104,239         5,718         17,327        41,233       17,323     185,840
                                   --------       -------       --------      --------     --------    --------
          Total interest-earning
            assets...............  $112,499     $  10,629      $  20,710     $  74,267    $  54,664    $272,769
                                   ========       =======       ========      ========     ========    ========
INTEREST-BEARING LIABILITIES
  NOW accounts...................  $ 30,091     $      --      $      --     $      --    $      --    $ 30,091
  Money market accounts..........    22,140            --             --            --           --      22,140
  Savings........................    24,238            --             --            --           --          --
  Time, $100,000 and over........     6,185         5,362          6,605         6,927           --      25,079
  Other time.....................    16,657        18,428         44,590        43,350           --     123,025
                                   --------       -------       --------      --------     --------    --------
          Total interest-bearing
            deposits.............    99,311        23,790         51,195        50,277           --     224,573
  Federal funds and repurchase
     agreements..................     6,544            --          1,000            --           --       7,544
  Notes payable..................     4,391            --             --            --           --       4,391
                                   --------       -------       --------      --------     --------    --------
          Total interest-bearing
            liabilities..........  $110,246     $  23,790      $  52,195     $  50,277    $      --    $236,508
                                   ========       =======       ========      ========     ========    ========
  Period interest sensitivity
     gap.........................  $  2,253     $ (13,161)     $ (31,485)    $  23,990    $  54,664    $ 36,261
  Cumulative interest
     sensitivity.................  $  2,253     $ (10,908)     $ (42,393)    $ (18,403)   $  36,261    $ 36,261
  Cumulative gap as a percent of
     total assets................       .76%        (3.68)%       (14.29)%       (6.20)%      12.22%      12.22%
  Cumulative interest-sensitive
     assets as a percent of
     cumulative
     interest-sensitive
     liabilities.................    102.04%        91.86%         77.24%        92.22%      115.33%     115.33%


     The cumulative rate-sensitive gap position at one year was an asset-sensitive position of $11.9 million, or 4%, which indicates that the Company is currently in a closely matched interest rate-sensitive position. In addition, the Company also utilizes a dynamic gap asset-liability model that takes into account projected future balances or the difference between interest sensitive assets and interest sensitive liabilities at specific future time periods. The cumulative dynamic rate-sensitive gap position at one year, projected as of June 30, 1997, was an asset sensitive position of $4.1 million or 1%. Accordingly, the Company believes it will not experience a significant impact in the short term from changes in interest rates.


     The Company undertakes this interest rate-sensitivity analysis to monitor the potential risk to future earnings from the impact of possible future changes in interest rates on currently existing net assets or net liability positions. However, this type of analysis is as of a point-in-time, when in fact the Company's interest rate sensitivity can quickly change as market conditions, customer needs and management strategies change. Thus, interest rate changes do not affect all categories of assets and liabilities equally or at the same time. Pursuant to its investment policy, the Company does not purchase derivative financial instruments.


     The preceding table does not necessarily indicate the impact of general interest rate movements on the Company's net interest income because the repricing of certain assets and liabilities is discretionary and is subject to competitive and other pressures. As of June 30, 1996, the Union Banks held approximately $5.6 million in mortgage-backed securities. Although the mortgage-backed securities have various stated maturities, it is not uncommon for mortgage-backed securities to prepay outstanding principal prior to stated maturities. As a result, assets and liabilities indicated as repricing within the same period may, in fact, reprice at different times and at different rate levels.

ANALYSIS OF FINANCIAL CONDITION

  LOANS AND ASSET QUALITY

     The Company's loans are diversified by borrower and industry group. Loan growth has occurred every year over the past five years and can be attributed to acquisitions, increased loan demand and the addition of new loan products. The following table describes the composition of loans by major categories outstanding at June 30, 1996 and at December 31, 1995, 1994, 1993, 1992 and 1991.

                                 LOAN PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                        AGGREGATE PRINCIPAL AMOUNT
                                   --------------------------------------------------------------------
                                                                     DECEMBER 31,
                                   JUNE 30,    --------------------------------------------------------
                                     1996        1995        1994        1993        1992        1991
                                   --------    --------    --------    --------    --------    --------
Commercial and industrial
  loans.........................   $ 41,465    $ 38,298    $ 36,802    $ 37,129    $ 36,087    $ 32,098
Agricultural loans..............     14,251      17,079      14,391      14,702      14,121      11,955
Real estate:
  Commercial mortgages..........     46,542      44,393      36,727      32,744      30,783      31,236
  Construction loans............      5,924       7,437       5,047       3,018       3,150       1,381
  Agricultural loans............      9,339      10,229      12,169      12,606      11,689       8,464
  1-4 family mortgages..........     41,226      36,637      33,623      27,505      28,076      24,760
  Installment loans.............     24,682      24,072      19,765      18,262      20,906      20,801
  Other loans...................      2,414       2,681       2,641       2,511       2,043       1,665
                                   --------    --------    --------    --------    --------    --------
Gross loans.....................    185,843     180,826     161,165     148,477     146,855     132,360
Unearned discount...............         (3)         (7)        (31)       (106)       (286)       (445)
                                   --------    --------    --------    --------    --------    --------
Total loans.....................    184,840     180,819     161,134     148,371     146,569     131,915
Allowance for loan losses.......     (1,597)     (2,014)     (1,704)     (1,787)     (1,586)     (1,384)
                                   --------    --------    --------    --------    --------    --------
Loans, net......................   $184,243    $178,805    $159,430    $146,584    $144,983    $130,531
                                   ========    ========    ========    ========    ========    ========

                                                    PERCENTAGE OF TOTAL LOAN PORTFOLIO
                                                                 --------
Commercial and industrial
  loans.........................      22.31%      21.18%      22.84%      25.01%      24.57%      24.25%
Agricultural loans..............       7.67        9.45        8.93        9.90        9.62        9.03
Real estate:
  Commercial mortgages..........      25.04       24.55       22.79       22.05       20.96       23.60
  Construction loans............       3.19        4.11        3.13        2.03        2.14        1.04
  Agricultural loans............       5.03        5.66        7.55        8.49        7.96        6.39
  1-4 family mortgages..........      22.18       20.26       20.86       18.53       19.12       18.71
  Installment loans.............      13.28       13.31       12.26       12.30       14.24       15.72
  Other Loans...................       1.30        1.48        1.64        1.69        1.39        1.26
                                   --------    --------    --------    --------    --------    --------
Gross Loans.....................     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                   ========    ========    ========    ========    ========    ========

     As of June 30, 1996 and December 31, 1995, commitments of the Union Banks under standby letters of credit and unused lines of credit totaled approximately $45,834,000 and $43,797,000, respectively.

     Stated loan maturities (including variable rate loans reset to market interest rates) of the total loan portfolio, net of unearned income, as of June 30, 1996 and December 31, 1995 were as follows:

                           STATED LOAN MATURITIES(1)
                             (DOLLARS IN THOUSANDS)


                                                         WITHIN       1 YEAR       AFTER
                                                         1 YEAR     TO 5 YEARS    5 YEARS     TOTAL
                                                         -------    ----------    -------    --------
JUNE 30, 1996
  Commercial..........................................   $30,169     $ 15,678     $ 8,855    $ 54,702
  Real Estate.........................................    12,752       37,216      53,884     103,852
  Installment.........................................     8,270       18,388         628      27,286
                                                         -------      -------     -------    --------
       Total..........................................   $51,191     $ 71,282     $63,367    $185,840
                                                         =======      =======     =======    ========
DECEMBER 31, 1995
  Commercial..........................................   $27,440     $ 16,576     $ 9,871    $ 53,887
  Real Estate.........................................    14,254       37,628      48,116      99,998
  Installment.........................................     7,670       17,827       1,437      26,934
                                                         -------      -------     -------    --------
       Total..........................................   $49,364     $ 72,031     $59,424    $180,819
                                                         =======      =======     =======    ========


- -------------------------
(1) Maturities based upon contractual maturity dates.

     Rate sensitivities of the total loan portfolio, net of unearned income, as of June 30, 1996 and December 31, 1995 were as follows:

                                 LOAN REPRICING
                             (DOLLARS IN THOUSANDS)


                                                         WITHIN       1 YEAR       AFTER
                                                         1 YEAR     TO 5 YEARS    5 YEARS     TOTAL
                                                         -------    ----------    -------    --------
JUNE 30, 1996
  Fixed Rate..........................................   $30,562     $ 45,861     $ 8,900    $ 85,323
  Variable Rate.......................................    64,886       31,734       2,875      99,495
  Nonaccrual..........................................     1,022           --          --       1,022
                                                         -------      -------     -------    --------
       Total..........................................   $96,470     $ 77,595     $11,775    $185,840
                                                         =======      =======     =======    ========
DECEMBER 31, 1995
  Fixed Rate..........................................   $30,630     $ 46,083     $ 7,505    $ 84,218
  Variable Rate.......................................    64,303       28,763       2,408      95,474
  Nonaccrual..........................................     1,127           --          --       1,127
                                                         -------      -------     -------    --------
       Total..........................................   $96,060     $ 74,846     $ 9,913    $180,819
                                                         =======      =======     =======    ========


     The maturities presented above are based upon contractual maturities. Many of these loans are made on a short-term basis with the possibility of renewal at time of maturity. All loans, however, are reviewed on a continuous basis for creditworthiness.

  NONPERFORMING ASSETS

     The Company's financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on nonaccrual status. Loans are placed on a nonaccrual status when there are serious doubts regarding the collectibility of all principal and interest due under the terms of the loan. Amounts received on nonaccrual loans generally are applied first to principal and then to interest after all principal has been collected. It is the policy of the Union Banks not to renegotiate the terms of a loan because of a delinquent status. Rather, a loan is generally transferred to nonaccrual status if it is not in the process of collection and is delinquent in payment of either principal or interest beyond 90 days. Loans which are 90 days delinquent but are well secured and in the process of collection are not included in nonperforming assets.

     Other nonperforming assets consist of real estate acquired through loan foreclosures or other workout situations and other assets acquired through repossessions. The following table summarizes nonperforming assets by category as of June 30, 1996, and as of December 31, 1995, 1994, 1993, 1992 and 1991:

                              NONPERFORMING ASSETS
                             (DOLLARS IN THOUSANDS)

                                                                            DECEMBER 31,
                                               JUNE 30,    ----------------------------------------------
                                                 1996       1995      1994      1993      1992      1991
                                               --------    ------    ------    ------    ------    ------
Nonaccrual loans............................    $1,022     $1,127    $  891    $1,671    $2,148    $3,712
Loans 90 days past due and still accruing
  interest..................................       279      1,088       560     1,378     1,258       337
                                                ------     ------    ------    ------    ------    ------
       Total nonperforming loans............     1,301      2,215     1,451     3,049     3,406     4,049
Other real estate owned.....................       346        441       672     1,096       664       857
Other nonperforming assets(1)...............       240        240       240       240        --        --
                                                ------     ------    ------    ------    ------    ------
       Total nonperforming assets...........    $1,887     $2,896    $2,363    $4,385    $4,070    $4,906
                                                ======     ======    ======    ======    ======    ======
Nonperforming loans to total loans..........      0.70%      1.22%     0.90%     2.06%     2.32%     3.07%
Nonperforming assets to total loans.........      1.02       1.60      1.47      2.96      2.77      3.71
Nonperforming assets to total assets........      0.64       0.95      0.87      1.64      1.64      2.04

- -------------------------
(1) Represents a single municipal security in default status.

     The classification of a loan as nonaccrual does not necessarily indicate that the principal is uncollectible, in whole or in part. A determination as to collectibility is made by the Union Banks on a case-by-case basis. The Union Banks consider both the adequacy of the collateral and the other resources of the borrower in determining the steps to be taken to collect nonaccrual loans. The final determination as to the steps taken is made based upon the specific facts of each situation. Alternatives that are typically considered to collect nonaccrual loans are foreclosure, collection under guarantees, loan restructuring or judicial collection actions.

     Each of the Company's loans is assigned a rating based upon an internally developed grading system. A separate credit administration department also reviews grade assignments on an ongoing basis. Management continuously monitors nonperforming, impaired and past due loans to prevent further deterioration of these loans. Management is not aware of any material loans classified for regulatory purposes as loss, doubtful, substandard, or special mention, that have been excluded from classification under nonperforming assets or impaired loans. Management further believes that credits classified as nonperforming assets or impaired loans include any material loans as to which any doubts exist as to their collectibility in accordance with the contractual terms of the loan agreement.

     On January 1, 1995, the Company adopted guidelines for impaired loans required by SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan
- -- Income Recognition and Disclosures." The adoption of SFAS 114 did not significantly impact the comparability of the allowance related tables of the Company included in this Prospectus.

     The following table sets forth a summary of other real estate owned and other collateral acquired as of June 30, 1996:

                            OTHER REAL ESTATE OWNED

                                                                         JUNE 30, 1996
                                                                  ---------------------------
                                                                  NUMBER OF       NET BOOK
                              DESCRIPTION                          PARCELS     CARRYING VALUE
        -------------------------------------------------------   ---------    --------------
        Developed property.....................................       1           $188,000
        Vacant land or unsold lots.............................       2            158,000
                                                                   --------       --------
             Total real estate.................................       3           $346,000
                                                                   ========       ========

  ALLOWANCE FOR LOAN LOSSES

     In originating loans, the Company recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for such loan. The allowance for loan losses represents the Company's estimate of the allowance necessary to provide for losses incurred in the loan portfolio. In making this determination, the Company analyzes the ultimate collectibility of the loans in its portfolio, incorporating feedback provided by internal loan staff and provided by examinations performed by regulatory agencies. The Company makes an ongoing evaluation as to the adequacy of the allowance for loan losses. To establish the appropriate level of the allowance, all loans (including nonperforming loans), commitments to extend credit and standby letters of credit are reviewed and classified as to potential loss exposure. Specific allowances are then established for those loans, commitments to extend credit or standby letters of credit with identified loss exposure, and an additional allowance is maintained based upon the size, quality and concentration characteristics of the remaining loan portfolio using both historical quantitative trends and the Company's evaluation of qualitative factors including future economic and industry outlooks. The determination by the Company of the appropriate level of its allowance for loan losses was $1,597,000 at June 30, 1996.

     The allowance for loan losses is based on estimates and ultimate losses will vary from current estimates. These estimates are reviewed monthly and as adjustments, either positive or negative, become necessary a corresponding increase or decrease is made in the provision for loan losses. The following table presents a detailed analysis of the Company's allowance for loan losses for the six months ended June 30, 1996, and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991.

                           ALLOWANCE FOR LOAN LOSSES
                             (DOLLARS IN THOUSANDS)


                                         SIX MONTHS
                                           ENDED                    YEAR ENDED DECEMBER 31,
                                          JUNE 30,    ----------------------------------------------------
                                            1996        1995       1994       1993       1992       1991
                                         ----------   --------   --------   --------   --------   --------
Beginning balance......................   $  2,014    $  1,704   $  1,787   $  1,586   $  1,384   $    886
                                          --------    --------   --------   --------   --------   --------
Charge-offs:
Commercial and industrial loans........        726         114        413        577        381        278
Real estate mortgages..................         70         173        371        445        613         54
Installment and other loans............        142         250        240        257        307        202
                                          --------    --------   --------   --------   --------   --------
Total charge-offs......................        938         537      1,024      1,279      1,301        534
                                          --------    --------   --------   --------   --------   --------
Recoveries:
Commercial and industrial loans........          5          70        142        144         95         21
Real estate mortgages..................         --          56         83          2         39         62
Installment and other loans............         16          37         56         66         72         56
                                          --------    --------   --------   --------   --------   --------
Total recoveries.......................         21         163        281        212        206        139
                                          --------    --------   --------   --------   --------   --------
Net charge-offs........................        917         374        743      1,067      1,095        395
                                          --------    --------   --------   --------   --------   --------
Provision for loan losses..............        500         684        660      1,268      1,297        650
                                          --------    --------   --------   --------   --------   --------
Allowance associated with the
  acquisition of Ottawa National
  Bank.................................         --          --         --         --         --        243
                                          --------    --------   --------   --------   --------   --------
Ending balance.........................   $  1,597    $  2,014   $  1,704   $  1,787   $  1,586   $  1,384
                                          ========    ========   ========   ========   ========   ========
Period end total loans, net of unearned
  interest.............................   $185,840    $180,819   $161,134   $148,371   $146,569   $131,915
                                          ========    ========   ========   ========   ========   ========
Average loans..........................   $184,242    $173,004   $152,186   $150,455   $140,945   $116,577
                                          ========    ========   ========   ========   ========   ========
Ratio of net charge-offs to average
  loans................................       1.00%       0.22%      0.49%      0.71%      0.78%      0.34%
Ratio of provision for loan losses to
  average loans........................       0.54        0.40       0.43       0.84       0.92       0.56
Ratio of allowance for loan losses to
  ending total loans...................       0.86        1.11       1.06       1.20       1.08       1.05
Ratio of allowance for loan losses to
  total nonperforming loans............     122.75       90.93     117.44      58.61      46.56      34.18
Ratio of allowance for loan losses to
  total nonperforming assets(1)........      96.96       75.83      80.26      43.11      38.97      28.21
Ratio of allowance at end of period to
  average loans........................       0.87        1.16       1.12       1.19       1.13       1.19


- -------------------------

(1) Excludes a single municipal security in default status in the amount of $240,000 for the six months ended June 30, 1996, and the years ended December 31, 1995, 1994 and 1993.

     The following table sets forth an allocation of the allowance for loan losses among categories as of June 30, 1996, and December 31, 1995, 1994, 1993, 1992 and 1991. The Company believes that any allocation of the allowance for loan losses into categories lends an appearance of precision which does not exist. The allowance is utilized as a single unallocated allowance available for all loans. The following allocation table should not be interpreted as an indication of the specific amounts or the relative proportion of future charges to the allowance.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                             (DOLLARS IN THOUSANDS)

                                                                                 DECEMBER 31,
                                             -------------------------------------------------------------------------------------
                            JUNE 30,
                              1996                  1995                  1994                  1993                  1992
                       -------------------   -------------------   -------------------   -------------------   -------------------
                                   LOAN                  LOAN                  LOAN                  LOAN                  LOAN
                                 CATEGORY              CATEGORY              CATEGORY              CATEGORY              CATEGORY
                                 TO GROSS              TO GROSS              TO GROSS              TO GROSS              TO GROSS
                       AMOUNT     LOANS      AMOUNT     LOANS      AMOUNT     LOANS      AMOUNT     LOANS      AMOUNT     LOANS
                       ------   ----------   ------   ----------   ------   ----------   ------   ----------   ------   ----------
Commercial and
  industrial loans.... $  358      28.75%    $  800      29.43%    $  327      31.89%    $  336      35.03%    $  320      35.22%
Real estate...........    374      56.52        388      55.59        325      53.74        288      50.97        239      49.43
Installment and other
  loans...............    233      13.33        235      13.36        194      12.63        173      12.24        191      13.83
Unallocated...........    632       1.40        591       1.62        858       1.74        990       1.76        836       1.53
                       -------   -------     -------   -------     -------   -------     -------   -------     -------   -------
    Total............. $1,597     100.00%    $2,014     100.00%    $1,704     100.00%    $1,787     100.00%    $1,586     100.00%
                       =======   =======     =======   =======     =======   =======     =======   =======     =======   =======


                               1991
                        -------------------
                                    LOAN
                                  CATEGORY
                                  TO GROSS
                        AMOUNT     LOANS
                        ------   ----------
                       <
Commercial and
  industrial loans....  $  293      35.20%
Real estate...........     104      49.13
Installment and other
  loans...............     154      14.18
Unallocated...........     833       1.49
                        -------   -------
    Total.............  $1,384     100.00%
                        =======   =======

  INVESTMENT ACTIVITIES

     The Company's investment portfolio, which represented 32.2% of the Company's earning asset base as of June 30, 1996, is managed to minimize interest rate risk, maintain sufficient liquidity and maximize return. Investment securities which are classified as held-to-maturity are purchased with the intent and ability of the Company to hold them to maturity. Securities classified as held-to-maturity are carried at historical cost. The Company's financial planning anticipates income streams based on normal maturity and reinvestment. Investment securities classified as available-for-sale are purchased with the intent to provide liquidity and to increase returns. The securities classified as available-for-sale are carried at fair value. The Company does not have any securities classified as trading.

     Securities held-to-maturity, carried at amortized cost, were $28,926,000 at June 30, 1996, compared to $29,026,000 at December 31, 1995, and $28,667,000 at
December 31, 1994. The change in the unrealized position was due to interest rate movements during the periods. There was an unrealized loss on securities held-to-maturity of $184,000 at June 30, 1996, compared with an unrealized gain of $160,000 at December 31, 1995 and an unrealized loss of $1,500,000 at December 31, 1994.

     Securities available-for-sale, carried at fair value, were $58,003,000 at June 30, 1996, compared with $63,891,000 at December 31, 1995, and $56,593,000 at December 31, 1994.

     The following tables describe the composition of investments by major category and maturity as of June 30, 1996 and as of December 31, 1995, 1994 and 1993:

                              INVESTMENT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                             DECEMBER 31,
                                                 --------------------------------------------------------------------
                               JUNE 30,
                                 1996                    1995                    1994                    1993
                         --------------------    --------------------    --------------------    --------------------
                                      % OF                    % OF                    % OF                    % OF
                         AMOUNT     PORTFOLIO    AMOUNT     PORTFOLIO    AMOUNT     PORTFOLIO    AMOUNT     PORTFOLIO
                         -------    ---------    -------    ---------    -------    ---------    -------    ---------
HELD TO MATURITY
U.S. Treasury
  securities...........  $   100       0.12%     $   117       0.13%     $    --         --      $26,120       30.73%
U.S. government
  agencies.............    2,000       2.30        2,000       2.15        3,000       3.52       21,232       24.98
U.S. government agency
  mortgage backed
  securities...........       --         --           --         --           --         --        7,036        8.28
States and political
  subdivisions.........   26,584      30.58       26,660      28.69       25,402      29.79       23,576       27.74
Collateralized mortgage
  obligations..........        2       0.00            9       0.01           25       0.03           72        0.08
Other securities.......      240       0.28          240       0.26          240       0.28        6,962        8.19
                         --------    ------      --------    ------      --------    ------      --------    -------
     Total.............  $28,926      33.28%     $29,026      31.24%     $28,667      33.62%     $84,998      100.00%
                         ========    ======      ========    ======      ========    ======      ========    =======

                                                                             DECEMBER 31,
                               JUNE 30,          --------------------------------------------------------------------
                                 1996                    1995                    1994                    1993
                         --------------------    --------------------    --------------------    --------------------
                                      % OF                    % OF                    % OF                    % OF
                         AMOUNT     PORTFOLIO    AMOUNT     PORTFOLIO    AMOUNT     PORTFOLIO    AMOUNT     PORTFOLIO
                         -------    ---------    -------    ---------    -------    ---------    -------    ---------
AVAILABLE FOR SALE
U.S. Treasury
  securities...........  $13,831      15.91%     $18,279      19.67%     $24,416      28.64%     $    --          --%
U.S. government
  agencies.............   38,141      43.88       36,987      39.81       19,672      23.07           --          --
U.S. government agency
  mortgage backed
  securities...........    5,550       6.38        6,084       6.55        8,232       9.66           --          --
States and political
  subdivisions.........      408       0.47          913       0.98          885       1.04           --          --
Collateralized mortgage
  obligations..........       74       0.08          106       0.11          165       0.19           --          --
Other securities.......       --         --        1,522       1.64        3,223       3.78           --          --
                         --------    ------      --------    ------      --------    ------      --------    -------
     Total.............  $58,004      66.72%     $63,891      68.76%     $56,593      66.38%     $    --          --%
                         ========    ======      ========    ======      ========    ======      ========    =======


     Prior to January 1, 1994, all debt securities were carried at amortized cost. Effective January 1, 1994, the Company adopted SFAS No. 115, and classified investments as held-to-maturity or available-for-sale.

     The following tables set forth the maturities and yields of investment securities as of June 30, 1996 and as of December 31, 1995:

                              INVESTMENT PORTFOLIO
                          MATURITY REPRICING SCHEDULE
                             (DOLLARS IN THOUSANDS)
                                 JUNE 30, 1996

                                                 MATURING OR REPRICING
                          -------------------------------------------------------------------
                                             AFTER 1 BUT       AFTER 5 BUT
                          WITHIN 1 YEAR    WITHIN 5 YEARS    WITHIN 10 YEARS   AFTER 10 YEARS
                          --------------   ---------------   ---------------   --------------    TOTAL
                          AMOUNT   YIELD   AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT   YIELD   AMOUNT
                          ------   -----   -------   -----   -------   -----   ------   -----   -------
HELD TO MATURITY
U.S. Treasury
  securities............  $  100    5.45 %  $   --      -- % $   --      -- %  $   --      -- % $   100
U.S. government
  agencies..............      --      --     1,000    4.52    1,000    3.23        --      --     2,000
States and political
  subdivisions(1).......   2,407    8.62    13,659    7.23    8,034    7.34     2,484    8.28    26,584
Collateralized mortgage
  obligations...........      --      --        --      --        2    9.14        --      --         2
Other securities........      --      --        --      --      240      --        --      --       240
                          ------           -------           ------            ------           -------
     Total..............  $2,507           $14,659           $9,276            $2,484           $28,926
                          ======           =======           ======            ======           =======

                                                 MATURING OR REPRICING
                          -------------------------------------------------------------------
                                             AFTER 1 BUT       AFTER 5 BUT
                          WITHIN 1 YEAR    WITHIN 5 YEARS    WITHIN 10 YEARS   AFTER 10 YEARS
                          --------------   ---------------   ---------------   --------------    TOTAL
                          AMOUNT   YIELD   AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT   YIELD   AMOUNT
                          ------   -----   -------   -----   -------   -----   ------   -----   -------
AVAILABLE-FOR-SALE
U.S. Treasury
  securities............  $7,023   4.60 %  $ 6,807    5.29 % $    --      -- % $   --      -- % $13,380
U.S. government
  agencies..............     495   6.12      7,881    5.46    29,765    6.63       --      --    38,141
U.S. government agency
  mortgage backed
  securities............     293   6.70      3,417    5.72       412    7.30    1,428    6.31     5,550
States and political
  subdivisions(1).......      --     --        193    6.00       215    9.00       --      --       408
Collaterilized mortgage
  obligations...........      --     --         74    5.70        --      --       --      --        74
                          ------           -------           -------           ------           -------
     Total..............  $7,811           $18,372           $30,392           $1,428           $58,003
                          ======           =======           =======           ======           =======

- -------------------------
(1) Rates on obligations of States and political subdivisions have been adjusted to tax equivalent yields using a 34% income tax rate.

                              INVESTMENT PORTFOLIO
                          MATURITY REPRICING SCHEDULE
                             (DOLLARS IN THOUSANDS)
                               DECEMBER 31, 1995

                                                                       MATURING OR REPRICING
                                       -------------------------------------------------------------------------------------
                                                            AFTER 1 BUT         AFTER 5 BUT
                                           WITHIN              WITHIN              WITHIN              AFTER
                                           1 YEAR             5 YEARS             10 YEARS           10 YEARS
                                       ---------------    ----------------    ----------------    ---------------     TOTAL
                                       AMOUNT    YIELD    AMOUNT     YIELD    AMOUNT     YIELD    AMOUNT    YIELD    AMOUNT
                                       ------    -----    -------    -----    -------    -----    ------    -----    -------
HELD-TO-MATURITY
  U.S. Treasury securities...........  $  117      -- %   $    --       --%   $    --      -- %   $   --      -- %   $   117
  U.S. government agencies...........      --      --       1,000     3.42      1,000    3.39         --      --       2,000
  States and political
    subdivisions(1)..................   1,665    8.76      14,512     7.32      7,416    7.36      3,067    8.16      26,660
  Collateralized mortgage
    obligations......................      --      --           9    10.01         --      --         --      --           9
  Other securities...................      --      --          --       --        240      --         --      --         240
                                       ------             -------              ------             ------             -------
      Total(1).......................  $1,782             $15,521             $ 8,656             $3,067             $29,026
                                       ======             =======              ======             ======             =======


                                                            AFTER 1 BUT         AFTER 5 BUT
                                           WITHIN              WITHIN              WITHIN              AFTER
                                           1 YEAR             5 YEARS             10 YEARS           10 YEARS
                                       ---------------    ----------------    ----------------    ---------------     TOTAL
                                       AMOUNT    YIELD    AMOUNT     YIELD    AMOUNT     YIELD    AMOUNT    YIELD    AMOUNT
                                       ------    -----    -------    -----    -------    -----    ------    -----    -------
AVAILABLE-FOR-SALE
  U.S. Treasury securities...........  $8,283    4.41%    $ 9,488     5.21%   $   508    5.61%    $   --      -- %   $18,279
  U.S. government agencies...........      --      --      12,672     5.68     24,315    6.75         --      --      36,987
  U.S. government agency mortgage
    backed securities................      --      --       3,958     5.51        521    7.50      1,605    6.27       6,084
  States and political
    subdivisions(1)..................     500    6.60         195     6.00        218    9.00         --      --         913
  Collateralized mortgage
    obligations......................      --      --         106     5.85         --      --         --      --         106
  Other securities...................      --      --       1,522     6.08         --      --         --      --       1,522
                                       ------             -------              ------             ------             -------
      Total(1).......................  $8,783             $27,941             $25,562             $1,605             $63,891
                                       ======             =======              ======             ======             =======


- -------------------------
(1) Rates on obligations of States and political subdivisions have been adjusted to tax equivalent yields using a 34% income tax rate.

  DEPOSIT ACTIVITIES

     Deposits are attracted through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including "jumbo" certificates in denominations of $100,000 or more), and retirement savings plans. The Company's average balance of total deposits was $256,825,000 for the six months ended June 30, 1996, representing an increase of $11,754,000 or 4.8% compared with the average balance of total deposits for the year ended December 31, 1995. The Company's average balance of total deposits was $245,071,000 for the year ended December 31, 1995, an increase of $11,860,000 or 5.06% compared with the average balance of total deposits outstanding for 1994 of $233,211,000, which represented an increase of $6,385,000 or 2.8% compared with the average balance of total deposits outstanding for 1993 of $226,826,000. The increases in deposits were due to internally generated growth.

     The following table sets forth certain information regarding the Union Banks' average deposits as of June 30, 1996 and December 31, 1995, 1994 and 1993.

                                AVERAGE DEPOSITS
                             (DOLLARS IN THOUSANDS)

                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                  ------------------------------------------------------------
                                 FOR THE SIX MONTHS ENDED
                                      JUNE 30, 1996                               1995                           1994
                           ------------------------------------   ------------------------------------   ---------------------
                           AVERAGE    PERCENT OF   AVERAGE RATE   AVERAGE    PERCENT OF   AVERAGE RATE   AVERAGE    PERCENT OF
                            AMOUNT      TOTAL          PAID        AMOUNT      TOTAL          PAID        AMOUNT      TOTAL
                           --------   ----------   ------------   --------   ----------   ------------   --------   ----------
Noninterest-bearing
  demand deposits........  $ 32,380      12.61%          --%      $ 29,950      12.22%          --%      $ 29,622      12.70%
Savings accounts.........    24,029       9.36         2.62         23,146       9.45         2.64         26,288      11.27
Interest-bearing demand
  deposits...............    52,912      20.60         2.84         50,788      20.72         2.81         49,295      21.14
Time, less than
  $100,000...............   133,488      51.98         5.91        129,147      52.70         5.84        112,094      48.07
Time, $100,000 or more...    14,016       5.45         5.84         12,040       4.91         5.71         15,912       6.82
                           --------     ------         ----       --------     ------         ----       --------     ------
    Total deposits.......  $256,825     100.00%        4.24%      $245,071     100.00%        4.19%      $233,211     100.00%
                           ========     ======         ====       ========     ======         ====       ========     ======

                                     FOR THE YEARS ENDED DECEMBER 31,
                           ---------------------------------------------------
                                                          1993
                                          ------------------------------------
                           AVERAGE RATE   AVERAGE    PERCENT OF   AVERAGE RATE
                               PAID        AMOUNT      TOTAL          PAID
                           ------------   --------   ----------   ------------
Noninterest-bearing
  demand deposits........        --%      $ 26,026      11.47%          --%
Savings accounts.........      2.75         26,103      11.51         3.09
Interest-bearing demand
  deposits...............      2.47         49,348      21.76         2.59
Time, less than
  $100,000...............      4.82        108,159      47.68         5.07
Time, $100,000 or more...      4.74         17,190       7.58         4.83
                               ----       --------     ------         ----
    Total deposits.......      3.47%      $226,826     100.00%        3.70%
                               ====       ========     ======         ====

     As of June 30, 1996, non-brokered time deposits over $100,000 represented 9.7% of total deposits, compared with 9.0% of total deposits as of December 31, 1995, and 9.4% as of December 31, 1994. The Union Banks do not have and do not solicit brokered deposits.

     The following table sets forth the remaining maturities for time deposits of $100,000 or more at June 30, 1996 and at December 31, 1995:

                       TIME DEPOSITS OF $100,000 OR MORE
                             (DOLLARS IN THOUSANDS)

                                                                       JUNE 30,        DECEMBER 31,
MATURITY RANGE                                                           1996              1995
- ------------------------------------------------------------------   ------------      ------------
Three months or less..............................................     $  6,185          $  6,024
Over three months through six months..............................        5,362             3,128
Over six months through twelve months.............................        6,605             5,013
Over twelve months................................................        6,927             9,487
                                                                        -------           -------
                                                                       $ 25,079          $ 23,652
                                                                        =======           =======

  RETURN ON EQUITY AND ASSETS

     The following are various ratios for the Company for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994, and 1993.

                          RETURN ON EQUITY AND ASSETS

                                                       FOR THE         FOR THE YEARS ENDED DECEMBER
                                                     SIX MONTHS                     31,
                                                        ENDED          -----------------------------
                                                    JUNE 30, 1996      1995        1994        1993
                                                    -------------      -----       -----       -----
Return on average assets.........................        0.75%          0.83%       0.98%       0.97%
Return on average equity.........................        9.49          10.83       13.29       13.88
Average equity to average assets.................        7.95           7.67        7.38        6.98
Dividend payout rates............................       12.77          12.06        9.57        7.78

  LIQUIDITY


     The Company manages its liquidity position with the objective of maintaining sufficient funds to respond to the needs of depositors and borrowers and to take advantage of earnings enhancement opportunities. In addition to the normal inflow of funds from core-deposit growth, together with repayments and maturities of loans and investments, the Company utilizes other short-term funding sources such as securities sold under agreements to repurchase, overnight funds purchased from correspondent banks and the acceptance of short-term deposits from public entities.



     The Company monitors and manages its liquidity position on several bases, which vary depending upon the time period. As the time period is expanded, other data is factored in, including estimated loan funding requirements, estimated loan payoffs, investment portfolio maturities or calls, and anticipated depository buildups or runoffs.



     The Company classifies the majority of its investment securities as available-for-sale, thereby maintaining significant liquidity. The Company's liquidity position is further enhanced by structuring the maturity of its loan portfolio interest payments as monthly, and also by the significant representation of retail credit and residential mortgage loans in the Company's loan portfolio, resulting in a steady stream of pre-payments. In managing its investment portfolio, the Company provides for staggered maturities so that cash flows are provided as such investments mature.



     The Company's cash flows are composed of three classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. Net cash provided by operating activities was $3.6 million for the six months ended June 30, 1996, $3.6 million for the year ended December 31, 1995 and $4.9 million for the year ended December 31, 1994. Net cash used in investing activities, consisting primarily of loan and investment funding, was $1.4 million for the six months ended June 30, 1996, and $27.1 million and $9.5 million for the years ended December 31, 1995 and 1994, respectively. Net cash used in financing activities for the six months ended June 30, 1996 was $6.8 million and was directly related to the decrease in deposits and securities sold under agreements to repurchase. Net cash provided by financing activities, consisting primarily of growth in deposits and securities sold under agreements to repurchase, was $26.8 million and $4.4 million for the periods ended December 31, 1995 and 1994, respectively.


     The Union Banks' investment securities portfolios, including federal funds sold, and its cash and due from bank deposit balances serve as the primary sources of liquidity for the Company. At June 30, 1996, 10.6% of the Union Banks' interest-bearing liabilities were in the form of time deposits of $100,000 and over. Substantially all of such large deposits were obtained from the Union Banks' market areas and none of such deposits are brokered deposits. Management believes these deposits to be a stable source of funds. However, if a large number of these time deposits matured at approximately the same time and were not renewed, the Union Banks' liquidity could be adversely affected. Currently, the maturities of the Union Banks' large time deposits are spread throughout the year, with 24.7% maturing in the third quarter of 1996, 21.4% maturing in the fourth quarter of 1996, 26.3% maturing in the first and second quarter of 1997, and the remaining 27.6% maturing thereafter. The Union Banks monitor those maturities in an effort to minimize any adverse effect on liquidity.


     The Company's short term bank borrowings at June 30, 1996 consisted of notes payable in the principal amount of $4,391,250 payable to the Company's principal correspondent bank. The Company incurred this debt in the acquisition of Ottawa National Bank. The notes are renewable annually, require quarterly interest payments and are collateralized by the Company's stock in the Union Banks.



     The Company's principal source of funds for repayment of the indebtedness is dividends from the Union Banks. At June 30, 1996 approximately $3,800,000 was available for dividends without regulatory approval. See "Regulation and Supervision -- The Bank Subsidiaries -- Dividends."


  CAPITAL RESOURCES

     The Union Banks are expected to meet a minimum risk-based capital to risk-weighted assets ratio of 8%, of which at least one-half (or 4%) must be in the form of Tier 1 (core) capital. The remaining one-half (or 4%) may be in the form of Tier 1 (core) or Tier 2 (supplementary) capital. The amount of loan loss allowance that may be included in capital is limited to 1.25% of risk-weighted assets. The ratio of Tier 1 (core) and the combined amount of Tier 1 (core) and Tier 2 (supplementary) capital to risk-weighted assets for the Union Banks were 11.74% and 12.54%, respectively, at June 30, 1996, and 11.34% and 12.35%, respectively, at December 31, 1995. The Union Banks are currently, and expect to continue to be, in compliance with these guidelines. See "Regulation and Supervision -- Capital Adequacy Guidelines."

     The Board of Governors of the FRB has announced a policy known as the "source of strength doctrine" that requires a bank holding company to serve as a source of financial and managerial strength for its subsidiary banks. The FRB has interpreted this requirement to require that a bank holding company, such as the Company, stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. The FRB has stated that it would generally view a failure to assist a troubled or failing subsidiary bank in these circumstances as an unsound or unsafe banking practice or a violation of the FRB's Regulation Y or both, justifying a cease and desist order or other enforcement action, particularly if appropriate resources are available to the bank holding company on a reasonable basis.

     The following table sets forth an analysis of the Company's capital ratios:

                           RISK-BASED CAPITAL RATIOS
                             (DOLLARS IN THOUSANDS)

                                                         DECEMBER 31,                MINIMUM       WELL-
                                 JUNE 30,     -----------------------------------    CAPITAL    CAPITALIZED
                                   1996         1995         1994         1993       RATIOS       RATIOS
                                 ---------    ---------    ---------    ---------    -------    -----------
Tier 1 risk-based capital.....   $  23,617    $  22,530    $  30,322    $  17,801
Tier 2 risk-based capital.....       1,597        2,014        1,704        1,787
Total capital.................      25,214       24,544       22,026       19,588
Risk-weighted assets..........     201,133      198,731      179,307      178,613
Capital ratios:
  Tier 1 risk-based capital...       11.74%       11.34%       11.33%        9.97%     4.00%        6.00%
  Tier 2 risk-based capital...       12.54        12.35        12.28        10.97      8.00        10.00
  Leverage Ratio..............        7.92         7.95         7.68         7.00      3.00         5.00

  ACCOUNTING MATTERS

     In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114 "Accounting by Creditors of Impairment of a Loan" as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." Together, these standards require that when a loan is impaired, a creditor must measure impairment based upon the present value of expected future cash flows discounted at the loan's effective interest rate, the fair value of the collateral if the loan is collateral dependent or the loan's observable market price. A loan is considered impaired when based upon current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. These standards also require certain disclosures regarding impaired loans. The Company adopted these standards effective January 1, 1995. The adoption of these accounting standards did not have a material effect on the Company's consolidated financial position or results of operations because the Company's recognition and measurement policies regarding nonperforming loans were materially consistent with these accounting standards.

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This Statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for such long-lived assets and identifiable intangibles is to be based upon the fair value of the asset. This Statement is effective for fiscal years beginning after December 15, 1995.

     The FASB has issued SFAS No. 122 "Accounting for Mortgage Servicing Rights" which became effective for years beginning after December 15, 1995. This Statement amends FASB Statement No. 65 "Accounting for Certain Mortgage Banking Activities" to require that an entity recognize as separate assets the rights to service mortgage loans for others, however those rights are acquired. An entity that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without mortgage servicing rights) based upon their relative fair values. If it is not practicable to estimate the fair values separately, the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. This Statement also requires that an entity assess its capitalized mortgage servicing rights for impairment based upon the fair value of those rights.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to continue to use the method of accounting specified in Opinion No. 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. This Statement is effective for fiscal years beginning after December 15, 1995.

  IMPACT OF INFLATION, CHANGING PRICES AND MONETARY POLICIES


     The financial statements and related financial data concerning the Company presented in this Prospectus have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary effect of inflation on the operations of the Company is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant effect on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Interest rates are highly sensitive to many factors which are beyond the control of the Company, including the influence of domestic and foreign economic conditions and the monetary and fiscal policies of the United States government and federal agencies, particularly the FRB. See "Risk Factors -- Impact of Interest Rates and Economic Conditions."

                                    BUSINESS

THE COMPANY

     The Company is a multi-bank holding company with its corporate headquarters located in Ottawa, Illinois, which is approximately 85 miles southwest of Chicago. As of June 30, 1996, the Company had consolidated assets of approximately $296.6 million. The Company will have 27 banking locations with consolidated assets of approximately $625.8 million following consummation of the Acquisitions, which have been or will be completed prior to the closing of this Offering.

     The Company was incorporated in Delaware in 1981. The Company's principal executive offices are located at 122 West Madison Street, Ottawa, Illinois 61350, and its telephone number is (815) 434-3900.

THE SUBSIDIARIES

     Prior to the Acquisitions, the Company operated through its two wholly-owned subsidiary banks, UnionBank/Streator, which has its main office located in Streator, Illinois, and UnionBank/Sandwich, which has its main office located in Sandwich, Illinois. UnionBank/Streator has nine locations in the Illinois communities of Ottawa, Streator, Triumph and Peru, while UnionBank/Sandwich has two locations, one each in Sandwich and Plano, Illinois.

     Management of the Company believes that the new branches in Plano and Peru, Illinois, offer excellent opportunities for the Company to expand its retail and commercial customer base. The Company's marketing focus at the two new branches has been to promote mortgages and home equity lines of credit with additional emphasis being placed on cross selling to customers the full line of the Company's other financial products and services. In addition, employees at both of these branches have adopted a proactive business development strategy which, when coupled with the Company's commercial loan, deposit and other services, offer opportunities to develop long term relationships with existing and new commercial customers. At June 30, 1996, the Plano and Peru branches had grown to approximately $2,731,000 and $1,973,000 of total assets, respectively.

     The Union Banks' full-service banking business includes customary consumer and commercial products and services, including the following: demand, savings, time deposit, individual retirement and Keogh accounts; commercial, industrial, consumer and real estate lending; safe deposit operations; trust services; and an extensive variety of additional services tailored to meet the needs of individual customers, such as the acquisition of U.S. Treasury notes and bonds, the sale of traveler's checks, money orders, cashier's checks and foreign currency, direct deposit, discount brokerage and other special services. Commercial and consumer loans are made to corporations, partnerships and individuals, primarily on a secured basis. Commercial lending focuses on business, capital, construction, inventory and real estate. Direct and indirect installment loans are made to consumers and commercial customers and mortgage loans are originated and serviced.

     In connection with the Prairie Acquisition, the Company acquired six additional bank subsidiaries with a total of ten banking offices located in portions of north central, northwestern and western Illinois. The Country Acquisition will result in the addition of another six new banking offices in western Illinois.

     The Company also has three non-bank subsidiaries: UnionData which provides data processing services to the Union Banks and third parties; Union Corporation ("Union Corporation"), which primarily serves as an owner and lessor of banking offices to the Union Banks; and LaSalle Collections, a recently acquired collection agency which serves the greater LaSalle County area.

MARKET AREA

     Prior to the Acquisitions, the Company served the banking needs of LaSalle and contiguous counties located in north central Illinois (LaSalle and portions of Livingston, Grundy, Bureau, Kendall, DeKalb and Kane Counties) through the Union Banks. The Company has an 11% share of aggregate deposits in its primary market of LaSalle County, based upon deposit data as of June 30, 1995. The Company also has more outstanding loans in LaSalle County than any other financial institution in this area. The Company has recently expanded its lending and deposit gathering activities from north central Illinois into certain of the counties surrounding the Chicago metropolitan area, including Kane and Kendall Counties.

     The Company's banking market in north central Illinois is primarily agricultural, although in the past few years there have been a number of new businesses and manufacturing facilities that have moved to the area and commenced operations. Moreover, agricultural lending has played a much smaller role within the areas located closer to the metropolitan Chicago area. In response to these changes, the Company has increased its consumer, commercial and real estate lending in these areas.

     The Acquisitions increase the Company's market share within north central Illinois (primarily in LaSalle and Bureau Counties) and expand the Company's presence into northwestern Illinois (Jo Daviess and Whiteside Counties) and western and southwestern Illinois (Hancock, McDonough, Adams and Pike Counties). The resulting market area of the Company will extend from the western suburbs of the Chicago metropolitan area across central and northern Illinois to the Mississippi River and the western border of Illinois.

ACQUISITION AND EXPANSION STRATEGY

     The Company seeks to diversify both its market area and asset base while increasing profitability through acquisitions and expansion. One of the Company's primary goals is to expand through the acquisition of established financial service organizations, primarily commercial banks or thrifts, to the extent suitable candidates can be identified and acceptable business terms negotiated.

     Over the past several years, the Company has built an experienced management team and a sales-driven employee work force that is implementing a business plan that contemplates a significant expansion of the Company's market areas and substantial growth in its asset size. Consistent with the Company's plan, the Company acquired Prairie and has entered into an agreement to acquire Country. The Acquisitions will increase the total assets of the Company from approximately $296.6 million to $633.3 million, an increase of 114%. The Acquisitions are expected to increase the presence of the Company within the region's banking community. Because of the business reputations of the Company and its executive officers in the banking industry, the Company believes that it represents a very attractive acquiror to the owners of other community banks and thrifts who decide to sell their institutions. The Company believes that it can successfully manage these community-based institutions to increase their profitability by expanding cross-selling efforts and placing a greater emphasis on those products and services offering the highest return on investment.

     The Company's current acquisition strategy is focused on traditional community banks or thrifts located within its expanded market area as a result of the Acquisitions. A large number of such financial institutions are located within this geographic area. It is possible that, as a result of consolidation within the banking industry generally, the Company may in the future also look beyond these geographic areas for acquisition opportunities. In addition to price and terms, other factors considered by the Company in determining the desirability of an acquisition candidate include the financial condition, earnings potential, quality of management, market area and competitive environment.

     The Company will also consider establishing branches, loan production offices or other business facilities as a means of expanding its presence in current or new market areas. In addition, the Company may expand into other lines of business closely related to banking if it believes these lines could be profitable without undue risk to the Company. The Company is not, however, actively involved in any negotiations or discussions regarding any such acquisitions, the opening of any new branches or entering into any new lines of business at this time. There can be no assurance that any further acquisitions will be made or that any branches or other offices will be established.

OPERATING STRATEGY

     Corporate policy, strategy and goals are established by the Board of Directors of the Company. Operational and administrative policies for the Union Banks are also established by the Company. Within this framework, the Union Banks focus on providing personalized services and quality products to their customers to meet the needs of the communities in which they operate.

     Recognizing the substantial changes and growth opportunities in its market area, beginning in 1993, the Company redirected its existing resources and personnel to create an aggressive sales environment within the organization. In addition to promotions from within the organization, the Company hired experienced senior bank executives who were familiar with its market area, with an emphasis on the commercial lending area. The Company's senior management group has been carefully built after taking into account each individual's specific abilities and expertise. The Company believes that the combination of these talents in one organization provides an encouraging outlook for the Company's future continued growth.

     Each of the Union Banks operates as a traditional community bank with conveniently located facilities and a professional, highly motivated staff that focuses on long-term relationships with customers and providing them with individualized quality service. As part of its community banking approach, the Company encourages officers of the Union Banks to actively participate in community organizations. In addition, within credit and rate of return parameters, the Company attempts to ensure that each of the Union Banks meets the credit needs of its respective communities and invests in local municipal securities. The Company attempts to attract and retain customers by building relationships as opposed to focusing solely on specific transactions. The Company continually monitors its own performance and levels of customer satisfaction through one-on-one conversations, customer surveys and focus groups.

     The Company uses a variety of marketing strategies to attract and retain customers, the most important of which is its officer/director call program. Officers and directors of the Union Banks regularly call on customers and potential customers to maintain and develop deposit and other special service relationships, including payroll, discount brokerage, cash management, lock box and trust services. The importance of this program is highlighted by the fact that the completion by directors of customer calls can be a significant factor in the award of director stock options.

     The Company has invested substantial time, effort and expense in training its employees to deliver value to customers by explaining to them how the Company's products and services can meet the customer's financial needs. This has led to significant gains in cross-selling the Company's products and services to its existing customer base. The Company is also evaluating its employee compensation structure so that the best performing employees can be compensated commensurate with their contributions to the organization. These efforts serve to emphasize the Company's shift to a sales culture, with skills, compensation and environment all supporting that culture.

     The Company conducts all of its own data processing for the Union Banks through its wholly-owned subsidiary, UnionData. The Company believes that retaining control of its data processing in conjunction with implementing its acquisition strategy will lead to decreased marginal operating costs, more effective service to its customers and increased efficiencies. To provide a high level of customer service and to manage effectively its growth, acquisition and operating strategies, the Company also focuses on continued improvement of its internal operating systems. UnionData continuously evaluates technological innovation that can be used to improve customer service levels, increase sales effectiveness and enhance staff productivity.

     The Company's automated platform system installed in 1995 increases operating efficiencies which allow customer service representatives to more easily cross-sell additional products to customers. The Company's UB-24 automated teller machines (ATMs) have helped the Company expand its market area, enhance customer service and utilize staff more effectively. The Company is also currently upgrading all of its current banking locations with new teller terminals to further support the Company's commitment to quality service and increased efficiencies.

PRODUCTS AND SERVICES

  GENERAL

     The Union Banks provide a range of commercial and retail lending services to corporations, partnerships and individuals, including, but not limited to, commercial business loans, commercial and residential real estate construction and mortgage loans, loan participations, consumer loans, revolving lines of credit and letters of credit. The Union Banks make direct and indirect installment loans to consumers and commercial customers, and originate and service residential mortgages and handle the secondary marketing of those mortgages.

     The Union Banks aggressively market their services to qualified lending customers in both the commercial and consumer sectors. The Union Banks' commercial lending officers actively solicit the business of new companies entering their respective markets as well as long-standing members of these communities. Through personalized, professional service and competitive pricing, the Union Banks have been successful in attracting new commercial lending customers. At the same time, the Union Banks actively advertise their consumer loan products and continually attempt to make their lending officers more accessible. Through convenient locations and regular advertising, the Union Banks have been successful in capitalizing on the moderate growth in loan demand in its market area, particularly with respect to residential mortgages, home equity loans and installment loans.

  COMMERCIAL, REAL ESTATE AND AGRICULTURAL LOANS


     The Union Banks aggressively seek new commercial, real estate and agricultural loans in their respective market areas and much of the increase in these loans in recent years can be attributed to the successful solicitation of new business. The Union Banks' areas of emphasis include, but are not limited to, loans to wholesalers, manufacturers, building contractors, agri-businesses, farmers, developers, business services companies and retailers. The Union Banks provide a wide range of commercial business loans, including lines of credit for working capital purposes and term loans for the acquisition of equipment and other purposes. Collateral for these loans generally includes accounts receivable, inventory, equipment and real estate. Loans may be made on an unsecured basis when warranted by the overall financial condition of the borrower. Terms of commercial business loans generally range from one to five years. The majority of the Union Banks' commercial business loans either have floating interest rates or reprice within one year. In most cases, the Union Banks have collateralized these loans and/or taken personal guarantees to help assure repayment.


     The Company has also generated loans which are guaranteed by the SBA. Management believes that making such loans helps the local communities in which the Union Banks operate by adding jobs and increasing the tax base, and also provides the Company with a source of income and solid future lending relationships as SBA-backed businesses grow and prosper. During 1995, UnionBank/Streator made 37 SBA loans totalling approximately $4.0 million. The Company intends to expand the number of these loans in the future.

     Agricultural loans, many of which are secured by crops, machinery and real estate, are made to finance capital improvements and farm operations as well as acquisitions of livestock and machinery. These loans are expected to be repaid from cash flows or from proceeds from the sale of selected assets of the borrowers. The Company's consolidated loan portfolio includes a concentration of loans to agricultural and agricultural-related industries. These loans totalled approximately $12.7 million, or 6.8% of total loans, as of June 30, 1996. Credit losses arising from lending transactions with agricultural entities are similar to the Union Banks' credit loss experience on their loan portfolios as a whole. The Union Banks' agricultural lending officers attempt to work closely with their agricultural customers, including companies and individual farmers, and to assist them in the preparation of budgets and cash flow projections for the ensuing crop year. These budgets and cash flow projections are monitored closely during the year and reviewed with customers on a regular basis.


     Although the risk of non-payment for any reason exists with respect to all loans, certain other more specific risks are associated with each type of loan. The primary risks associated with commercial loans are quality of the borrower's management and the impact of national and regional economic factors. Risks associated with real estate loans include concentrations of loans in a loan type such as commercial or agricultural and fluctuating land values. With respect to agricultural loans, the primary risks are weather and, like commercial loans, quality of borrower's management.



     The Company's strategy with respect to addressing and managing these types of risks, whether loan demand is weak or strong, is for the Union Banks to follow conservative loan policies and underwriting practices, which include: (i) granting loans on a sound and collectible basis;
(ii) investing funds properly for the benefit of stockholders and the protection of depositors; (iii) serving the legitimate needs of the community and the Union Banks' general market area while obtaining a balance between maximum yield and minimum risk; (iv) ensuring that primary and secondary sources of repayment are adequate in relation to the amount of the loan; (v) administering loan policies through a directors' loan committee and an officers' loan committee; (vi) developing and maintaining adequate diversification of the loan portfolio as a whole and of the loans within each loan category; and (vii) ensuring that each loan is properly documented and, if appropriate, secured or guaranteed by governmental agencies and that insurance coverage is adequate, especially with respect to certain agricultural loans because of the risk of poor weather.


     During recent years, the Company has undertaken several initiatives to improve asset quality. The Company's Board of Directors reviews, on a monthly basis, a report of all criticized assets and requests for new loans over $10,000. Requests for new loans over $500,000 are approved by a directors' loan committee. Loan review personnel and commercial lenders interact each month with the Boards of Directors of the Union Banks. Management has attempted to identify problem loans at an early stage and to aggressively seek a resolution of these situations. Management believes that this policy has contributed to the Company's below average level of problem loans compared to its industry peer group. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Nonperforming Loans and Assets."


     The Company intends to centralize the lending policies of the Prairie Banks and Omni Bank as part of the process of integrating the operations of these banks into that of the Union Banks following the Acquisitions. As a result, it is anticipated that the lending policies and risk management procedures currently being utilized at the Union Banks will also be applied to the lending operations of the Prairie Banks and Omni Bank.


  CONSUMER LENDING

     The Union Banks provide a wide variety of consumer loans including motor vehicle, home improvement, home equity, student loans, signature loans and small personal credit lines. One of the areas of concentration is direct and indirect automobile financing in the Company's market area. The Union Banks have been able to compete effectively in this market segment by providing quick turn-around service to local automobile dealers. Due to the expanded growth and development along the Illinois and Fox Rivers, the Union Banks have also recently begun to work with area boat dealerships on financing arrangements.


     The indirect automobile financing loans generally carry a slightly higher risk than direct loans because they are originated through auto dealers to individuals who may not have other banking relationships with the Union Banks; however, the same underwriting criteria are applied to indirect auto loans as are applied to other consumer loans. More specifically, lending officers are assigned various levels of loan approval authority based upon their respective levels of experience and expertise. In addition, loan approval is also subject to the Company's formal loan policy as established by each Union Bank's board of directors. Although the risk of non-payment for any reason exists with respect to all loans, consumer loans carry additional risk related to the potential unemployment of borrowers.


     The Union Banks have been operating as a principal in the MasterCard and Visa credit card programs since 1988. The Union Banks' primary strategy in this area has been to solicit credit card business from its existing customer base. The Company's credit card division has aggressively sought to acquire merchant processing business as well as credit card receivables. The Company currently has outstanding over 3,700 cards and is processing card receipts for 340 merchants.


     The Company inaugurated a debit card program in 1994, and was the first organization in its general market area to introduce this service to its customers. While acceptance of debit cards in the market has developed slowly, card usage has been steadily increasing. Management believes that the use of credit and debit cards will provide opportunities for growth and leadership in its new markets. The Company's defaults on consumer loans and credit card receivables were, in the aggregate, $130,000 for the period from January 1, 1996 through June 30, 1996.

  MORTGAGE BANKING

     The Company's mortgage portfolio is currently in excess of $70,000,000 with over 1,400 customers. The Company utilizes Federal Home Loan Mortgage Corporation and Federal National Mortgage Association programs and several other government and private sources to satisfy its customers' residential lending needs. In 1995, the real estate division computerized all of its operations, allowing outside sales representatives to complete applications from the customer's home or office. This technological innovation has allowed the Company's three outside sales representatives to cover a wider market area in seeking new real estate lending business. The Company believes that its mortgage product is a core piece of its overall customer relationship. To solidify this relationship, the Company uses state of the art mortgage servicing software to be directly responsive to the many needs of its customer base.

  INVESTMENT MANAGEMENT AND TRUST SERVICES

     The Company's Investment Management and Trust Division, which is operated through UnionBank/Streator, increased its assets under management during 1995 by over 50% to a total of $55.7 million. Because of the importance of this growing segment of its business, the Company has embarked on a strategic initiative to better position itself to deliver quality financial services to its customers. To emphasize its commitment, the Company recently added "Investment Management" to the name of its Trust Department. Management believes that the new name more accurately reflects the services desired by and offered to the Company's customer base and the future direction of the Company's trust and fiduciary activities.

     The Company has enhanced its ability to serve its trust customers by upgrading to a state of the art trust accounting system. The Investment Management and Trust Services Department can provide on-line, real time information regarding its customers' accounts. All of this Division's employees have a personal computer available at their work areas through which customer account information is immediately accessible. The Company also maintains over 90% (all that are depository eligible) of its assets with a third party custodian. The Company has found that such custodial functions can be more economically and efficiently handled by an outside provider. Management believes that this allows the Company to devote more time to providing personalized service to its customers.

     Management's focus in the trust area is to build financial relationships within the community bank environment. The Company expects that the future needs of its customers may fall within broadly defined areas such as investment, tax planning, estate management, retirement/financial planning, fiduciary responsibilities and farm management. The Company intends to position the Investment Management and Trust Services Department to meet these future needs and to continue to expand this line of business.

  DATA PROCESSING AND DATA MANAGEMENT

     Cash management services provided by the Company continue to enhance the value of relationships with corporate customer accounts. The Company's corporate cash management services allow business customers to use office computers to gain immediate access to their accounts and to monitor their finances in an efficient and convenient manner.

     UnionData is also aggressively marketing a new automated payment option called Direct Payment which is an efficient, electronic payment alternative to paper checks. With Direct Payment, a customer authorizes a company to electronically collect a preauthorized amount from the customer's checking account to pay a bill or make a donation. UnionData has also marketed a direct deposit program as a convenient and safe way to receive social security, salary and dividend payments and other similar income items. The Company believes that UnionData is a leader in operating products technology within its market area. In 1995, UnionData was awarded a contract with the LaSalle County Circuit Clerk to electronically process child support payments. Utilizing this technology has reduced the Circuit Clerk's operating costs while providing a new revenue source for UnionData.

  COLLECTION ACTIVITIES



     LaSalle Collections, which was recently acquired by the Company, is a collection agency whose principal market area has been in Ottawa, Illinois, and surrounding communities. Prior to its acquisition by the Company, LaSalle Collections served the Union Banks and other local businesses and financial institutions in the consumer collections area. The Company intends to expand the market area of LaSalle Collections and to utilize its services with respect to the collection needs of the other Bank Subsidiaries, thereby increasing the operating revenues generated by LaSalle Collections and reducing the net expenses associated with consumer credit collections.


COMPETITION


     The Company's market area is highly competitive. Within the three Illinois counties served by the Company's banking offices prior to the Acquisitions, 34 other commercial banks, 8 savings and loan associations and 25 credit unions currently operate offices. In addition, many other financial institutions based in surrounding communities and in Chicago, Illinois, actively compete for customers within the Company's market area. The Company also faces competition from finance companies, insurance companies, mortgage companies, securities brokerage firms, money market funds, loan production offices and other providers of financial services. See "Risk Factors -- Competition."


     The Company competes for loans principally through the range and quality of the services it provides and through competitive interest rates and loan fees. The Company believes that its long-standing presence in the communities its serves and personal service philosophy enhance its ability to compete favorably in attracting and retaining individual and business customers. The Company actively solicits deposit-related customers and competes for deposits by offering customers personal attention, professional service and competitive interest rates.

EMPLOYEES

     At June 30, 1996, the Company employed 160 full-time equivalent employees. The Company places high priority on staff development which involves extensive training, including customer service training. New employees are selected on the basis of both technical skills and customer service capabilities. None of the Company's employees are covered by a collective bargaining agreement with the Company. The Company offers a variety of employee benefits and management considers its employee relations to be excellent.

PROPERTIES

     At June 30, 1996, the Company operated eleven banking offices in the Illinois cities of Ottawa, Streator, Sandwich, Triumph, Peru and Plano. The principal offices of the Company, UnionBank/Streator and UnionBank/Sandwich are located in Ottawa, Streator and Sandwich, Illinois, respectively. All of the Company's offices are owned by one of the Union Banks or by Union Corporation, and are not subject to any mortgage or material encumbrance. The Company believes that its current facilities are adequate for its existing business. As a result of the Acquisitions, the Company will increase the number of its banking offices to a total of 27.

LEGAL PROCEEDINGS

     Neither the Company nor any of its subsidiaries, including the Bank Subsidiaries, are involved in any pending legal proceedings other than routine legal proceedings occurring in the normal course of business, which, in the opinion of management, in the aggregate, are not material to the Company's consolidated financial condition.

                                   MANAGEMENT

     The following table sets forth certain information concerning the Company's directors and executive officers.

               NAME                   AGE                 POSITION WITH THE COMPANY
- -----------------------------------   ---    ---------------------------------------------------
R. Scott Grigsby...................   44     Chairman of the Board, President, Chief Executive
                                             Officer and Director
Richard J. Berry...................   44     Director
Walter E. Breipohl.................   43     Director
L. Paul Broadus....................   61     Director
John Michael Daw...................   49     Director and Senior Agricultural Representative
Jimmie D. Lansford.................   56     Director and Senior Vice President, Organizational
                                             Development and Planning
Lawrence J. McGrogan...............   58     Director
C. Robert Myers....................   77     Director
I. J. Reinhardt, Jr................   58     Director
H. Dean Reynolds...................   67     Director
John A. Trainor....................   66     Director
Scott C. Sullivan..................   44     Proposed Director
Robert J. Doty.....................   69     Proposed Director
Wayne L. Bismark...................   52     Executive Vice President
Charles J. Grako...................   42     Executive Vice President and Chief Financial
                                             Officer
Robert B. Pennington...............   43     President, UnionBank/Sandwich
Everett J. Solon...................   43     President, UnionBank/Streator

     The Company has a classified board of directors currently comprised of eleven members, with directors serving staggered three-year terms. One class is elected at each annual meeting of the Company's stockholders. The terms of Messrs. Broadus, Daw, Lansford and Reinhardt as Class II directors expire in 1997; the terms of Messrs. Grigsby, Myers and Reynolds as Class III directors expire in 1998; and the terms of Messrs. Berry, Breipohl, McGrogan and Trainor as Class I directors expire in 1999. There are no family relationships among any of the directors or executive officers of the Company or its subsidiaries. Pursuant to the terms of the Prairie Acquisition Agreement, the Company has agreed to add Messrs. Doty and Sullivan to its Board of Directors.

     Each of the Company's directors is paid a fee of $100 for each board meeting attended and $100 for each committee meeting attended. Each of the Company's directors also receives an annual grant of options to purchase shares of Common Stock under the Company's Stock Option Plan. Such grants are generally made with an exercise price equal to 75% of the most recently appraised per share fair market value of the Common Stock on the date of grant and become exercisable in equal portions over five years. During the fiscal year ended December 31, 1995, each director was granted options to purchase between 1,800 and 2,550 shares of Common Stock at a price of $6.25 per share. Beginning in 1997, the Stock Option Plan provides for annual formula grants to each of the Company's directors of options to purchase up to 3,000 shares of Common Stock with an exercise price of 75% of the then current market price of the Common Stock on the date of the grant. See "Management -- Executive Compensation -- Stock Option Plan."

DIRECTORS

     R. Scott Grigsby is the Chairman of the Board and President of the Company and the Chairman and Chief Executive Officer of UnionBank/Streator. Mr. Grigsby also serves as Chairman of the Board of UnionBank/Sandwich and Union Corporation, as well as a director of UnionData. Mr. Grigsby has been with the Company since its formation in 1982. He has spent all of his career in the financial services industry. Mr. Grigsby is a past president of the Illinois Bankers Association and is currently involved extensively with the American Bankers Association. He has been active in local and regional economic development projects.

He currently serves as a member of the Board of Directors of St. Mary's Hospital, Streator, Illinois and as a Trustee of the Illinois Valley Community College, LaSalle, Illinois.

     Richard J. Berry is a principal and serves as the managing attorney for the law firm of Myers, Daugherity, Berry & O'Conor, Ltd., with offices in both Ottawa and Streator, Illinois. His practice is concentrated in the areas of banking and financial institutions and civil litigation. Mr. Berry is a member of the LaSalle County, American and Illinois Bar Associations, and of the American Academy of Healthcare Attorneys. Mr. Berry was a charter member of the Committee on Bank Counsel of the Illinois Bankers Association and served as Chairman of that committee in 1988. He is a frequent lecturer and speaker at various banking seminars and schools. He was granted special recognition in 1995 by the Illinois Bankers Association for his efforts on behalf of the banking industry in negotiating and drafting of the Grain Code, a comprehensive revision of Illinois laws relating to grain dealers and grain warehouses. Mr. Berry is active in numerous civic and community affairs, including serving as a director of the Streator Area Chamber of Commerce and Streator YMCA. He presently serves on the board of directors of the New Hope Center and Streator Unlimited in Streator, Illinois. Mr. Berry has served as a director of the Company since 1985. He also serves on the Board of Directors and is counsel to UnionBank/Streator and UnionData. He previously served as a director of UnionBank/Sandwich.

     Walter E. Breipohl is the co-owner of Kaszynski/Breipohl Realtors, a real estate brokerage and development company located in Ottawa and Peru, Illinois. Mr. Breipohl's firm performs work throughout the state of Illinois. He is a founding and charter member of the Illinois Commercial Association of Realtors, a member of the Illinois Association of Realtors and the National Association of Realtors. Mr. Breipohl has worked in economic development extensively in the Ottawa, Illinois, area as a director of the Northern Illinois Development Corporation, Chairman of the Ottawa Area Industrial Development Corporation and the Greater Ottawa Area Chamber of Commerce. He is presently serving as a director of the Heritage Corridor Convention and Visitors Bureau and the Community Hospital of Ottawa, Illinois. Mr. Breipohl has served as a member of the Boards of Directors of UnionBank/Streator and the Company since 1993.

     L. Paul Broadus founded Broadus Oil Corporation, a wholesale and retail oil company located in Streator, Illinois, in 1963, and he continues to serve as its president. He is a member of the Illinois Petroleum Marketers Association and the Illinois Association of Convenience Stores. He is a past recipient of the Cephas Williams Award for long term service and investment leadership to the city of Streator, Illinois. Mr. Broadus joined the board of directors of UnionBank/Streator in 1985 and the Company's Board of Directors in 1986. He also serves as a director of UnionData.

     John Michael Daw recently joined the Company as its Senior Agricultural Representative after serving 27 years as President of Farmers Grain Service in Grand Ridge, Illinois. He is a member of both the state and federal Grain and Feed Associations. He is the past secretary of the Grand Ridge Zoning Commission and a current director of the Grand Ridge Zoning Board. He also serves as a director of the LaSalle County Health Department. Mr. Daw's primary responsibility with the Company will be supervising the farm land management operations of the Investment Management and Trust Services Department. Mr. Daw has served as a member of the Boards of Directors of UnionBank/Streator and the Company since 1990 and 1991, respectively. Mr. Daw also serves as a director of UnionData.

     Jimmie D. Lansford recently joined the Company as Senior Vice President after three decades of employment in the healthcare industry. For the last nine years, Mr. Lansford served as Chief Executive Officer of St. Mary's Hospital located in Streator, Illinois, which is a member of the Hospital Sisters Health System, a thirteen hospital group serving Illinois and Wisconsin. Mr. Lansford has been active as a member of the committee to bring a National Veterans Cemetery to Joliet, Illinois, a life member of the VFW, American Legion, Marine Corp League and AmVets. He has been a past member of both regional, state and national healthcare associations. Having worked many years in a multi-hospital organization, management expects Mr. Lansford to make significant use of the planning and communication skills he brings with him from his former employment. Mr. Lansford has served on the Boards of Directors of the Company and UnionBank/Streator since 1988.

     Lawrence J. McGrogan is the Chief Executive Officer of Handy Foods, Inc., a four grocery chain based in Ottawa, Illinois. Mr. McGrogan has 33 years of retail grocery experience and has lived in Ottawa, Illinois his entire life. He has served on the Boards of Directors of the Company and UnionBank/Streator since 1987. Mr. McGrogan is the past chairman of the Ottawa Area Chamber of Commerce and Ottawa YMCA. He is a past recipient of the Leo Parkerson Award for Outstanding Community Service in Ottawa, Illinois.

     C. Robert Myers is the retired Chief Executive Officer of Peabody Myers Corporation. Peabody-Myers is a worldwide manufacturing company specializing in agricultural and municipal pollution control and cleaning equipment with sales in excess of $30,000,000 in 1989. Since his retirement from active business in 1982, Mr. Myers has been involved in various civic and community activities. He is a past recipient of the Cephas Williams Award for long term service and investment leadership to the city of Streator, Illinois. He has been a member of many state, national and international manufacturing associations. He joined the Board of Directors of UnionBank/Streator in 1978 and served as its Chairman from 1987 to 1994. He has served as a director of the Company since its formation in 1981.

     I. J. Reinhardt, Jr. is a director and General Manager of St. Louis Beverage Company, Ottawa, Illinois, a wholesale beverage distribution company. After graduation from St. Louis University, Mr. Reinhardt spent two years in Nepal working with the Peace Corps. He has been a member of the Associated Beer Distributors of Illinois for 20 years and currently serves as its president. He joined the Board of Directors of UnionBank/Streator and the Company in 1990 and 1991, respectively. He also serves as a director of UnionData.

     H. Dean Reynolds is the former owner and manager of Reynolds-West & Associates, an insurance agency located in Streator, Illinois. Mr. Reynolds operated the agency for 37 years. He has been active in civic and community activities for many years, including serving as president of the Streator Chamber of Commerce. He is a past recipient of the Cephas Williams Award for long term service and investment leadership to the city of Streator, Illinois. He has served on the board of the Illinois Chamber of Commerce and held leadership positions in various state and national insurance associations. Mr. Reynolds joined the Board of Directors of UnionBank/Streator and the Company in 1971 and 1981, respectively.

     John A. Trainor is the president and owner of Trainor Grain and Supply Co., a grain elevator and agricultural supply business located in Forrest, Illinois. Mr. Trainor has been involved in all aspects of the agriculture industry since 1954. He has served on the board of both the state and federal Grain and Feed Associations as well as serving as the State Association President. He has represented the United States on numerous trips to foreign countries to assist in their agricultural development. He has consulted with the United States Department of Agriculture on various matters for many years. Mr. Trainor joined the Board of Directors of UnionBank/Streator and the Company in 1985.

OFFICERS

     Wayne L. Bismark is the Executive Vice President and Chief Credit Officer of the Company. Mr. Bismark joined the Company in 1994. Prior to joining the Company, Mr. Bismark had been employed since 1983 in the Financial Institutions Division of the LaSalle National Bank in Chicago, Illinois. He is responsible for the overall performance of the Company's lending activities. Mr. Bismark has worked in the banking industry for almost 25 years, with extensive experience in lending and product sales at both the wholesale and retail levels. Mr. Bismark serves as a director of a local social service agency and is active in many civic organizations. He is also active in regional economic development associations and professional banking organizations.

     Charles J. Grako has been the Executive Vice President and Chief Financial Officer of the Company since 1990. He also serves as Secretary of the Company and UnionBank/Streator, and as a director of UnionBank/Sandwich. Mr. Grako is a Certified Public Accountant and has spent the majority of his career in the banking industry. He first joined the Company as Controller in 1986.

     Robert B. Pennington is the President of UnionBank/Sandwich, a position he has held since 1981. Mr. Pennington has spent over 20 years in the financial services industry after beginning his career as a supervisor in the consumer loan business with Household Finance Company. Mr. Pennington currently serves as a director of UnionBank/Sandwich. He has been active in community and civic activities, including serving as President of the Sandwich Chamber of Commerce and as a member of various economic development committees. He was a charter member and the first president of the Sandwich Jaycees and the Sandwich Kiwanis Club.

     Everett J. Solon is the President of UnionBank/Streator. Mr. Solon has been with the Company for 14 years during which time much of his work has focused on agricultural lending, farm management and marketing. He became president of UnionBank/Streator in 1994. Mr. Solon has been active in community activities, especially in the field of education. He has served for many years as a director of the Streator Township High School District. He has also worked as a director and instructor for the Illinois Bankers Association School of Banking. He has served on the Board of Directors of UnionBank/Streator since 1994.

PROPOSED DIRECTORS

     Robert J. Doty is the retired President and Chief Executive Officer of the First National Bank, Manlius, Illinois. He has over 36 years of experience in the banking industry. Prior to the Prairie Acquisition, Mr. Doty had served as Chairman of the Board of Directors of Prairie since 1989.

     Scott C. Sullivan is a partner of the law firm of Williams & McCarthy, Rockford, Illinois. Mr. Sullivan has been a practicing attorney since 1979. He is a member of several national, state and regional bar associations. Prior to the Prairie Acquisition, he had served as a director of Prairie since 1995, and he currently serves as a director of two of the Prairie Banks. Mr. Sullivan is active in numerous civil and community activities in the Rockford area.

EXECUTIVE COMPENSATION

  CASH COMPENSATION

     The table below shows the compensation earned during the last three fiscal years by the Company's President and the other executive officers of the Company (including those who are employed by the Company's subsidiaries) whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1995:

                           SUMMARY COMPENSATION TABLE


                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                      ANNUAL COMPENSATION         (G)
                   (A)                               ---------------------     SECURITIES         (I)
                 NAME AND                                                      UNDERLYING      ALL OTHER
            PRINCIPAL POSITION               (B)        (C)         (D)       OPTIONS/SARS    COMPENSATION
             WITH THE COMPANY                YEAR    SALARY($)    BONUS($)       (#)(1)          ($)(2)
- ------------------------------------------   ----    ---------    --------    ------------    ------------
R. Scott Grigsby,.........................   1995    $ 142,000    $12,800         3,036         $ 21,832
Chairman of the Board,                       1994      127,952     23,725         6,900           24,855
President and Chief Executive Officer        1993      119,800     24,250            --           22,231
Charles J. Grako,.........................   1995    $  94,500    $ 7,676         1,080         $ 14,929
Executive Vice President                     1994       71,459      9,000         2,700           13,810
and Chief Financial Officer                  1993       60,000     11,900            --           11,665
Wayne L. Bismark,.........................   1995    $  94,500    $ 7,675         1,080         $ 12,895
Executive Vice President                     1994       75,000      7,500            --               --
and Chief Credit Officer                     1993       75,000      8,900            --               --


- -------------------------
(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.


(2) Amounts shown represent the dollar value of allocations to each officer under the Company's ESOP for Messrs. Grigsby and Grako. Such amounts also include annual payments of $2,901 and $2,034 for premiums for split dollar life insurance policies for Messrs. Grigsby and Grako, respectively.

  STOCK OPTION INFORMATION

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                      POTENTIAL REALIZABLE VALUE
                                                (C)                                   AT ASSUMED ANNUAL RATES OF
                                             % OF TOTAL                                STOCK PRICE APPRECIATION
                                              OPTIONS        (D)                           FOR OPTION TERM
              (A)                   (B)      GRANTED TO    EXERCISE                  ----------------------------
           NAME AND               OPTIONS    EMPLOYEES     OR BASE        (E)
      PRINCIPAL POSITION          GRANTED    IN FISCAL      PRICE      EXPIRATION      (F)        (G)       (H)
       WITH THE COMPANY           (#)(1)        YEAR        ($/SH)        DATE        5%($)     10%($)     0%($)
- -------------------------------   -------    ----------    --------    ----------    -------    -------    ------
R. Scott Grigsby...............    1,536         5.1%       $ 8.33       1/15/05     $ 8,046    $20,391    $  -0-
Chairman of the Board,             1,500         5.0%         6.25       1/15/05      10,978     23,033     3,120
President and Chief Executive
Officer
Charles J. Grako...............    1,080         3.6%       $ 8.33       1/15/05     $ 5,658    $14,338    $  -0-
Executive Vice President and
Chief Financial Officer
Wayne L. Bismark...............    1,080         3.6%       $ 8.33       1/15/05     $ 5,658    $14,338    $  -0-
Executive Vice President and
Chief Credit Officer

- -------------------------
(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.

STOCK OPTION PLAN

  INTRODUCTION

     The Board of Directors of the Company has adopted a stock incentive plan known as the UnionBancorp, Inc. 1993 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan is intended to promote equity ownership of the Company by directors of the Company and selected officers and employees of the Company and its subsidiaries, to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company. The Stock Option Plan was approved by the Company's stockholders on April 12, 1993, and an amendment to the Stock Option Plan was approved on July 19, 1996.

  ADMINISTRATION

     The Stock Option Plan is administered by the UnionBancorp, Inc. 1993 Stock Option Plan Administrative Committee which is comprised of at least two non-employee directors appointed by the Company's Board of Directors (the "Stock Option Committee"). The Stock Option Committee has the authority, subject to approval by the Board of Directors, to select the employees to whom awards may be granted, to determine the terms of each award and, subject to approval of the Company's Board of Directors, to interpret the provisions of the Stock Option Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Option Plan. The Stock Option Plan is intended to be administered so as to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Stock Option Plan provides for the grant of "incentive stock options," as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended, options that do not so qualify (referred to as "nonstatutory options") and stock appreciation rights ("SARs"), as determined in each individual case by the Stock Option Committee. The Board of Directors has reserved 600,000 shares of Common Stock for issuance under the Stock Option Plan. In general, if any award (including an award granted to a non-employee director) granted under the Stock Option Plan expires, terminates, is forfeited or is cancelled for any reason, the shares of Common Stock allocable to such award may again be made subject to an award granted under the Stock Option Plan.

  AWARDS

     Directors and key policy-making employees of the Company and its subsidiaries are eligible to receive grants under the Stock Option Plan. Directors may be granted nonstatutory options and employees may be granted incentive and nonstatutory options. Awards may be granted subject to a vesting requirement and in any event will become fully vested upon a merger or change of control of the Company. The exercise price of incentive stock options granted under the Stock Option Plan must at least equal the fair market value of the Common Stock subject to the option on the date the option is granted. The exercise price of nonstatutory options and SARs are determined by the Stock Option Committee. The Stock Option Plan provides for an annual formula grant for each director. The formula used to determine the exact grant to be made to each director is based upon a series of factors that may be weighted differently each year depending upon the issues then facing the Company, but in no event will the formula grant exceed 3,000 shares per year. The Stock Option Plan provides that option grants to directors will have an exercise price of 75% of the then current market price of Common Stock on the date of the grant.

     An incentive stock option granted under the Stock Option Plan to an employee owning more than 10% of the total combined voting power of all classes of capital stock of the Company is subject to the further restriction that such option must have an exercise price of at least 110% of the fair market value of the shares of Common Stock issuable upon exercise of the option (determined as of the date the option is granted) and may not have an exercise term of more than five years. Incentive stock options are also subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of Common Stock as to which any such incentive stock option first becomes exercisable in any calendar year is limited to $100,000. To the extent options covering more than $100,000 worth of Common Stock become exercisable in any one calendar year, the excess will be nonstatutory options. For purposes of determining which, if any, options have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

     Each director and key employee eligible to participate in the Stock Option Plan is notified by the Stock Option Committee. To receive an award under the Stock Option Plan, an award agreement must be executed which specifies the type of award to be granted, the number of shares of Common Stock (if any) to which the award relates, the terms and conditions of the award and the date granted. In the case of an award of options, the award agreement also specifies the price at which the shares of Common Stock subject to the option may be purchased, the date(s) on which the option becomes exercisable and whether the option is an incentive stock option or a nonstatutory option.

     The full exercise price for all shares of Common Stock purchased upon the exercise of options granted under the Stock Option Plan must be paid in any one or a combination of cash, personal check, personal note, award surrender or Common Stock owned at the time of exercise. Incentive stock options granted to employees under the Stock Option Plan may remain outstanding and exercisable for ten years from the date of grant or until the expiration of three months (or such greater period, up to one year, as the Stock Option Committee may determine if employment is terminated due to disability) from the date on which the person to whom they were granted ceases to be employed by the Company. Nonstatutory options and SARs granted under the Stock Option Plan remain outstanding and exercisable for such period as the Stock Option Committee may determine.

     Awards of options to purchase an aggregate of 109,650 shares of Common Stock have been made by the Stock Option Committee pursuant to the Stock Option Plan as of this date of this Prospectus.

  INCOME TAX

     No taxable income is recognized by the option holder for income tax purposes at the time of the grant or exercise of an incentive stock option, nor is there any income tax deduction available to the Company as a result of such a grant or exercise. Any gain or loss recognized by an option holder on the later disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option generally will be treated as capital gain or loss if such disposition does not occur prior to one year after the date of exercise of the option, or two years after the date the option was granted.

     As in the case of incentive stock options, the grant of nonstatutory stock options or SARs will not result in taxable income for income tax purposes to the recipient of the awards, nor will the Company be entitled to an income tax deduction. Upon the exercise of nonstatutory stock options or SARs, the award holder will generally recognize ordinary income for income tax purposes equal to the difference between the exercise price and the fair market value of the shares of Common Stock acquired or deemed acquired on the date of exercise, and the Company will be entitled to an income tax deduction in the amount of the ordinary income recognized by the option holder. In general, any gain or loss realized by the option holder on the subsequent disposition of such shares will be a capital gain or loss.

  AMENDMENT AND TERMINATION

     The Stock Option Plan expires ten years after its adoption, unless sooner terminated by the Board of Directors. The Board of Directors has authority to amend the Stock Option Plan in such manner as it deems advisable, except that the Board of Directors is not permitted without stockholder approval to amend the plan in a manner which would prevent the grant of incentive stock options or increase the number of shares of Common Stock available. The Stock Option Plan provides for appropriate adjustment, as determined by the Stock Option Committee, in the number and kind of shares and the number, kind and per share exercise price of shares subject to unexercised options, in the event of any change in the outstanding shares of Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event.

EMPLOYMENT AGREEMENTS

     The Company and certain of its subsidiaries have entered into three-year employment agreements with Messrs. Grigsby, Bismark, Grako and Solon, and two-year agreements with Messrs. Daw and Lansford. Unless earlier terminated by the Company (or the subsidiary, if applicable) or the respective employee, the employment term under each agreement extends for an additional year on each anniversary of the agreement. Each agreement specifies a minimum annual salary for the initial year of the agreement and provides for an automatic minimum four percent annual increase for each subsequent year. Each agreement also provides that the respective employee is entitled to participate in any executive bonus plan and other incentive compensation or benefit plan established by the Company or the applicable subsidiary.

     Each agreement is terminable by the employee upon thirty days' prior written notice and automatically terminates upon the death or disability of the employee. The Company may terminate each agreement at any time for "cause" without incurring any additional obligations. Each agreement provides severance benefits in the event the employee is terminated without cause or "constructively discharged," as defined in each agreement. The severance benefits are equal to the salary and benefits the terminated employee would have received through the end of the normal term of the agreement. If any of the employment agreements is terminated in connection with a "change in control," as defined in each agreement, the employee is entitled to receive severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination. The terminated employee in such case will also be entitled to continuation of participation in other benefit plans for the remaining term of his agreement. If a change of control had occurred on June 30, 1996, based upon 1996 salary and 1995 bonus information, the amount payable with respect to salary and bonus would have been approximately as follows: Mr. Grigsby, $485,700; Mr. Bismark, $320,700; Mr. Grako, $320,703; Mr. Daw, $144,000; Mr.
Lansford, $240,000; and Mr. Solon, $260,000. In addition, each officer would be entitled to receive other benefits for such periods. The employment agreements also require the Company to provide each employee with indemnification insurance and indemnification for any expenses arising out of each person's employment with the Company or the applicable subsidiary.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table sets forth information as of September 10, 1996, concerning the Common Stock beneficially owned by: (i) each person expected by the Company to beneficially own more than 5% of the outstanding Common Stock following this Offering; (ii) each of the Company's current and proposed directors, and those executive officers of the Company named in the Summary Compensation Table; and (iii) all such directors, proposed directors and executive officers of the Company as a group. The Company's only class of voting securities is the Common Stock, except, however, under certain circumstances the outstanding shares of Preferred Stock may also be entitled to vote on certain matters.


                                                                                 EXPECTED
                                                        PERCENT OF CLASS     NUMBER OF SHARES      PERCENT OF CLASS
                                         NUMBER OF          PRIOR TO        AFTER THIS OFFERING         AFTER
      NAME OF BENEFICIAL OWNER          SHARES(1)(2)     THIS OFFERING            (1)(2)            THIS OFFERING
- -------------------------------------   ------------    ----------------    -------------------    ----------------
5% STOCKHOLDERS
UnionBank/Streator, as Trustee for
the UnionBancorp, Inc. Employee Stock
Ownership Plan ("ESOP")(3)...........       450,918           14.4%                538,118               13.6%
201 East Main Street
Streator, Illinois 61364
Dennis J. McDonnell(4)...............       355,288           12.5                 355,288                9.0
One Parkview Plaza
Oakbrook Terrace, Illinois 60181
Wayne W. Whalen(4)...................       355,288           12.5                 355,288                9.0
333 W. Wacker Drive, Suite 2100
Chicago, Illinois 60606
DIRECTORS
Richard J. Berry(5)..................        25,023            0.9                  30,023                0.8
Walter E. Breipohl...................         9,684            0.3                  11,184                0.3
L. Paul Broadus......................        17,019            0.6                  18,019                0.5
John Michael Daw.....................        15,960            0.6                  17,960                0.5
R. Scott Grigsby(6)..................       771,479           27.0                 772,479               19.4
Jimmie D. Lansford...................        12,384            0.4                  14,384                0.4
Lawrence J. McGrogan(7)..............        20,508            0.7                  22,008                0.6
C. Robert Myers(8)...................        35,520            1.3                  35,520                0.9
I. J. Reinhardt, Jr(9)...............        11,370            0.4                  13,370                0.3
H. Dean Reynolds(10).................        24,870            0.9                  25,870                0.7
John A. Trainor(11)..................        18,984            0.7                  20,484                0.5
PROPOSED DIRECTORS
Robert Doty(12)......................            --             --                      --                 --
Scott Sullivan(12)...................            --             --                      --                 --
NAMED EXECUTIVE OFFICERS
Charles J. Grako.....................        21,049            0.7                  22,049                0.6
Wayne L. Bismark.....................         4,716            0.2                   6,016                0.2
All directors, proposed directors and
  executive officers as a group (17
  persons)(13).......................     1,036,053           36.1               1,058,853               26.7

- -------------------------
 (1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group and reflects the three-for-one stock split in the form of a stock dividend which took effect on May 20, 1996. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective individual may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

 (2) Includes an aggregate of 32,400 shares held by the Filly Street Trust, an Illinois general partnership (the "Partnership"), the partnership interests of which are wholly owned by certain of the Company's directors and officers. Voting and investment power over these shares is shared by Messrs. Berry, Broadus, Breipohl, Grigsby, Daw, Lansford, McGrogan and Trainor who, based upon the current holdings of the partners of the Partnership, each indirectly own 3,564 of such shares. Mr. Grako also has an interest in the partnership amounting to indirect ownership of 340 of such shares. The balance of the interests in such shares are held by an individual who is not a director or officer of the Company. The information also includes shares presently obtainable through the exercise of options to purchase shares of common stock granted under the Company's Stock Option Plan as follows: Mr. Berry -- 1,020 shares; Mr. Breipohl -- 1,020 shares; Mr. Broadus -- 870 shares; Mr. Daw -- 1,020 shares; Mr. Grigsby -- 3,367 shares; Mr. Lansford -- 1,020 shares; Mr. McGrogan -- 1,020 shares; Mr. Myers -- 1,020 shares; Mr. Reinhardt -- 870 shares; Mr. Reynolds -- 870 shares; Mr. Trainor -- 1,020 shares; Mr. Grako -- 1,296 shares; and Mr. Bismark -- 216 shares. Option holders have the sole power to exercise their respective options and would also be entitled to exercise sole voting and investment power over the shares issued upon the exercise of such options.

 (3) Includes 442,467 shares held by the ESOP but which are allocated to particular participants' accounts, over which shares the trustee of the ESOP has shared voting and no investment power.

 (4) Messrs. McDonnell and Whalen have sole investment power over such shares. Pursuant to the terms of the Standstill Agreement executed by the Company and these individuals, the President of the Company has a limited proxy with respect to such shares until August 6, 2000.

 (5) Includes 13,800 shares held jointly by Mr. Berry and his spouse, 3,000 shares held individually by Mr. Berry's spouse and 3,639 shares held in trusts for which Mr. Berry is a co-trustee, over all of which shares Mr. Berry has shared voting and investment power.

 (6) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to the Standstill Agreement between the Company and the Principal Prairie Stockholders. Also includes 17,853 shares held by Mr. Grigsby jointly with his spouse, over which shares Mr. Grigsby has shared voting and investment power, 105 shares held solely by Mr. Grigsby's spouse, over which shares Mr. Grigsby has no voting or investment power, and 32,412 shares allocated to Mr. Grigsby under the Company's ESOP.

 (7) Includes 11,040 shares held by Mr. McGrogan jointly with his spouse, over which shares Mr. McGrogan has shared voting and investment power, and also includes 1,884 shares owned solely by his spouse, over which shares Mr. McGrogan has no voting or investment power.

 (8) Includes 17,250 shares held solely by Mr. Myers' spouse, over which shares Mr. Myers has no voting or investment power.

 (9) Includes 4,500 shares held by Mr. Reinhardt jointly with his spouse and 3,000 shares held in a retirement account, over all of which shares Mr. Reinhardt has shared voting and investment power.

(10) Includes 1,200 shares held by the mother of Mr. Reynolds, over which shares Mr. Reynolds has shared voting and investment power.

(11) Includes 1,200 shares held solely by Mr. Trainor's spouse, over which shares Mr. Trainor has no voting or investment power.

(12) Messrs. Doty and Sullivan will become directors of the Company pursuant to the terms of the Prairie Acquisition.

(13) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to the Standstill Agreement between the Company and the Principal Prairie Stockholders.

     The directors, executive officers and affiliates of the Company have indicated their intention to purchase in the aggregate, approximately 110,000 shares or 10% (8.7% if the Underwriter's over-allotment option is exercised in full) of the Common Stock to be offered in this Offering. The largest total number of shares expected to be purchased by any single director, executive officer or affiliate in this Offering is approximately 5,000 shares or 0.5% (0.4% if the Underwriter's over-allotment option is exercised in full), which shares are expected to be purchased by R. Scott Grigsby, the Company's President and Chief Executive Officer. If 110,000 shares of Common Stock to be offered in this Offering are in fact purchased by the directors, executive officers and affiliates of the Company as a group, they will then own a combined total of approximately 1,596,971 shares, or 40.4% of the Common Stock outstanding after this Offering (38.8% if the proposed Underwriter's over-allotment option is exercised in full). The number of shares and percentages owned as discussed above include certain shares owned by spouses and children, as custodian or trustee, and pursuant to options exercisable within 60 days.


                           SUPERVISION AND REGULATION

GENERAL

     The growth and earnings performance of the Company and the Bank Subsidiaries can be affected not only by management decisions and general economic conditions, but also by the policies of various governmental regulatory authorities including, but not limited to, the FRB, the Office of the Comptroller of the Currency (the "OCC"), the FDIC, the Illinois Commissioner, the Internal Revenue Service and state taxing authorities and the Securities and Exchange Commission (the "SEC"). Financial institutions and their holding companies are extensively regulated under federal and state law. The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

     Federal and state laws and regulations generally applicable to financial institutions, such as the Company and the Bank Subsidiaries, regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to the Company and the Bank Subsidiaries establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance funds and the depositors, rather than the stockholders, of financial institutions.

     The following references to material statutes and regulations affecting the Company and the Bank Subsidiaries are brief summaries thereof and do not purport to be complete and are qualified in their entirety by reference to such statutes and regulations. Any change in applicable law or regulations may have a material effect on the business of the Company and the Bank Subsidiaries.

RECENT REGULATORY DEVELOPMENTS


     On August 8, 1995, the FDIC amended its regulations to change the range of deposit insurance assessments charged to members of the BIF from the then-prevailing range of .23% to .31% of deposits, to a range of .04% to .31% of deposits. On November 14, 1995, the FDIC further reduced the deposit insurance assessments for BIF-member institutions, such that the range of BIF assessments is currently between 0% and .27% of deposits. BIF-member institutions which qualify for the 0% assessment category will, however, still have to pay the $1,000 minimum semi-annual assessment required by federal statute. The Bank Subsidiaries are all members of the BIF.



     Various proposals have been introduced in Congress that, if adopted, would, among other things, ultimately require federal thrift institutions to convert to state or national banks and merge the BIF and the Savings Association Insurance Fund (the "SAIF"), which insures the accounts of savings associations, into a single deposit insurance fund administered by the FDIC. Such proposals would also require the BIF and the SAIF to share, on a pro rata basis according to the amount of deposits insured by each fund, the cost of repaying the obligations issued in the late 1980's to recapitalize the Federal Savings and Loan Insurance Corporation, the SAIF's predecessor insurance fund. At this time, it is not possible to predict whether, or in what form, any such legislation will be adopted or the impact such legislation would have on the Company or the Bank Subsidiaries.

THE COMPANY

  GENERAL

     The Company, as the sole stockholder of the Union Banks; Prairie, as the sole or controlling stockholder of each of the Prairie Banks; and Country, as the sole stockholder of Omni Bank, are each bank holding companies. As bank holding companies, each of the Company, Prairie and Country are registered with, and subject to regulation by, the FRB under the BHCA. Under FRB policy, a bank holding company is expected to act as a source of financial strength to its bank subsidiaries and to commit resources to support its bank subsidiaries in circumstances where the holding company might not do so absent such policy. Under the BHCA, a bank holding company is subject to periodic examination by the FRB and is required to file periodic reports of its operations and such additional information as the FRB may require.

     The Company, Prairie and Country are also subject to the requirements of the Illinois Bank Holding Company Act.

  INVESTMENTS AND ACTIVITIES

     Under the BHCA, a bank holding company must obtain FRB approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

     Prior to September 29, 1995, the BHCA prohibited the FRB from approving any direct or indirect acquisition by a bank holding company of more than 5% of the voting shares, or of all or substantially all of the assets, of a bank located outside of the state in which the operations of the bank holding company's banking subsidiaries were principally located unless the laws of the state in which the bank to be acquired is located specifically authorized such an acquisition. Pursuant to amendments to the BHCA which took effect September 29, 1995, a bank holding company may now acquire banks located in any state of the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring bank holding company and all of its insured depository institution affiliates.

     The BHCA also prohibits, with certain exceptions noted below, a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank and from engaging in any business other than that of banking, managing and controlling banks or furnishing services to banks and their subsidiaries, except that bank holding companies may engage in, and may own shares of companies engaged in, certain businesses found by the FRB to be "so closely related to banking . . . as to be a proper incident thereto." Under current regulations of the FRB, such banking-related businesses include the operation of a thrift, sales and consumer finance, equipment leasing, the operation of a computer service bureau, including software development, and mortgage banking and brokerage.

  CAPITAL REQUIREMENTS

     The FRB uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guideline levels, a bank holding company, among other things, may be denied approval to acquire or establish additional banks or non-bank businesses. Such ratios do not apply to a bank holding company with less than $150 million of consolidated assets, such as Country.

     The FRB's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: a risk-based requirement expressed as a percentage of total risk-weighted assets, and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of stockholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others.

     The risk-based and leverage standards presently used by the FRB are minimum requirements and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

     As of June 30, 1996, the Company and Prairie each had regulatory capital in excess of the FRB's minimum requirements, as set forth below.

                                                                      LEVERAGE    RISK-BASED
                                                                       RATIO        RATIO
                                                                      --------    ----------
        Company....................................................     7.92%       12.54%
        Prairie....................................................     5.11%       14.76%

  DIVIDENDS

     The FRB has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the FRB expressed its view that a bank holding company experiencing earnings weakness should not pay cash dividends exceeding its net income or which could only be funded through methods which would weaken the bank holding company's financial health, such as borrowing. Additionally, the FRB possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

     In addition to the restrictions on dividends imposed by the FRB, the DGCL only permits the Company to pay dividends out of its surplus, or if the Company has no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under the Illinois Business Corporation Act, as amended, an Illinois corporation such as Prairie or Country is prohibited from paying dividends if, after giving effect to the dividend, the corporation would be insolvent or the net assets of the corporation would be less than zero or less than the maximum amount then payable to stockholders of the corporation who would have preferential distribution rights if the corporation were liquidated.

THE BANK SUBSIDIARIES

  GENERAL

     Each of the Ferris Bank, the Hanover Bank, the Ladd Bank, the Tiskilwa Bank and Omni Bank (collectively the "State Banks") is an Illinois-chartered bank, the deposit accounts of which are insured by the BIF. As BIF-insured and Illinois-chartered banks, the State Banks are subject to the examination, supervision, reporting and enforcement requirements of the FDIC, as administrator of the BIF, and the Illinois Commissioner, as the chartering authority for Illinois banks.

     The Union Banks are Illinois-chartered banks, the deposit accounts of which are insured by the BIF, and are also members of the Federal Reserve System. As Illinois-chartered and FDIC-insured member banks, the Union Banks are subject to the examination, supervision, reporting and enforcement requirements of the Illinois Commissioner, as the chartering authority for Illinois banks, the FRB, as the primary federal regulator of its member banks, and the FDIC, as administrator of the BIF.

     The Manlius Bank and Tampico Bank (collectively the "National Banks") are national banks, chartered by the OCC under the National Bank Act. The deposit accounts of the National Banks are insured by the BIF, and each of the National Banks is a member of the Federal Reserve System. As BIF-insured national banks, the National Banks are subject to the examination, supervision, reporting and enforcement requirements of the OCC, as the chartering authority for national banks, and the FDIC, as administrator of the BIF.

  DEPOSIT INSURANCE


     As FDIC-insured institutions, the Bank Subsidiaries are required to pay deposit insurance premium assessments to the FDIC. The amount an institution pays for FDIC deposit insurance coverage is determined in accordance with a risk-based assessment system under which each insured depository institution is placed into one of nine categories and assessed insurance premiums based upon its level of capital and the results of supervisory evaluations. Institutions classified as well-capitalized (as defined by the FDIC) and considered healthy are assessed at the lowest rate while institutions that are less than adequately capitalized (as defined by the FDIC) and considered of substantial supervisory concern are assessed at the highest rate. For the semi-annual assessment period ended December 31, 1995, BIF assessments for all insured institutions ranged from 0.04% to 0.31% of deposits. Since January 1, 1996, semi-annual BIF assessments have ranged from a minimum of $1,000 to 0.27% of deposits. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.


     The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed in writing by, or included in a written agreement with, the FDIC. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital. Management of the Company is not aware of any activity or condition that could result in termination of the deposit insurance of any Bank Subsidiaries.

CAPITAL REQUIREMENTS

     Under federal regulations, the Bank Subsidiaries are subject to the following minimum capital standards: a leverage requirement consisting of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated banks with minimum requirements of 4% to 5% for all others, and a risk-based capital requirement consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be Tier 1 capital.

     The capital requirements described above are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual institutions. For example, federal regulations provide that additional capital may be required to take adequate account of the risks posed by concentrations of credit and nontraditional activities, interest rate risk and the institution's ability to manage such risks.

     None of the Bank Subsidiaries has been required by its primary federal regulator to increase its capital to an amount in excess of the minimum regulatory requirement. As of June 30, 1996, each of the Bank Subsidiaries exceeded its minimum regulatory capital requirements, as set forth below:

                                                                   LEVERAGE      RISK-BASED
                                                                    RATIO          RATIO
                                                                   --------      ----------
        UnionBank/Streator......................................     9.17%          14.37%
        UnionBank/Sandwich......................................     7.06%          11.60%
        Ferris Bank.............................................     6.81%          17.39%
        Hanover Bank............................................     8.43%          20.66%
        Ladd Bank...............................................     7.57%          14.65%
        Manlius Bank............................................     7.09%          15.75%
        Tampico Bank............................................     6.96%          17.48%
        Tiskilwa Bank...........................................     7.43%          15.46%
        Omni Bank...............................................     6.59%          11.09%

     Federal law provides the federal banking regulators with broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include: requiring the submission of a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and ultimately, appointing a receiver for the institution.

     Additionally, institutions insured by the FDIC may be liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of commonly controlled FDIC insured depository institutions or any assistance provided by the FDIC to commonly controlled FDIC insured depository institutions in danger of default.

  DIVIDENDS

     Under the Illinois Banking Act, Illinois-chartered banks may not pay, without prior regulatory approval, dividends in excess of their adjusted profits. Federal law also imposes limitations on the amount of dividends that a state member bank, such as one of the Union Banks, or a national bank, such as one of the National Banks, may pay without prior regulatory approval. Generally, the amount is limited to the current year's net earnings of the bank plus the adjusted retained earnings for the two preceding years.

     The payment of dividends by any financial institution or its holding company is affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations. As described above, the Company, Prairie, Country and the Bank Subsidiaries each exceeded its minimum capital requirements under applicable guidelines as of June 30, 1996. As of such date, approximately $6.78 million was available to be paid as dividends by the Bank Subsidiaries.

  INSIDER TRANSACTIONS

     The Bank Subsidiaries are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the Company, Prairie, Country and their subsidiaries, on investments in the stock or other securities of the Company, Prairie, Country and their subsidiaries and the acceptance of the stock or other securities of the Company, Prairie, Country and their subsidiaries as collateral for loans. Certain limitations and reporting requirements are also placed on extensions of credit by the Bank Subsidiaries to their respective directors and officers, to directors and officers of the Company, Prairie, Country and their subsidiaries, to principal stockholders of the Company, Prairie and Country, and to "related interests" of such directors, officers and principal stockholders. In addition, such legislation and regulations may affect the terms upon which any person becoming a director or officer of the Company, Prairie, Country or one of their subsidiaries or a principal stockholder of the Company may obtain credit from banks with which one of the Bank Subsidiaries maintains a correspondent relationship.

  SAFETY AND SOUNDNESS STANDARDS


     The federal banking regulators have promulgated guidelines establishing operational and managerial standards to promote the safety and soundness of federally insured depository institutions. The guidelines establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, asset quality and earnings. In general, the guidelines prescribe the goals to be achieved in each area and each institution is responsible for establishing its own procedures to achieve those goals. If an institution fails to comply with any of the standards set forth in the guidelines, the institution's primary federal regulator may require the institution to submit a plan for achieving and maintaining compliance. The preamble to the guidelines states that the agencies expect to require a compliance plan from an institution where the failure to meet one or more of the standards is of such severity that it could threaten the safe and sound operation of the institution. Failure to submit an acceptable compliance plan, or failure to adhere to a compliance plan that has been accepted by the appropriate regulator, constitutes grounds for further enforcement action.


  BRANCHING AUTHORITY


     Illinois-chartered banks, such as the Union Banks and the State Banks, have the authority under Illinois law to establish branches anywhere in the state of Illinois, subject to receipt of all required regulatory approvals. Federal law grants the same branching authority to the National Banks. Effective June 1, 1997 (or earlier if expressly authorized by applicable state law), the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") allows banks to establish interstate branch networks through acquisitions of other banks, subject to certain conditions, including certain limitations on the aggregate amount of deposits that may be held by the surviving bank and all of its insured depository institution affiliates. The establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of an out-of-state bank in its entirety) is allowed by the Riegle-Neal Act only if specifically authorized by state law. The legislation allows individual states to "opt-out" of certain provisions of the Riegle-Neal Act by enacting appropriate legislation prior to June 1, 1997. Illinois has enacted legislation permitting interstate bank mergers beginning on June 1, 1997.

  STATE BANK ACTIVITIES

     Under federal law, as implemented by final regulations adopted by the FDIC, FDIC insured state banks are prohibited, subject to certain exceptions, from making or retaining equity investments of a type, or in an amount, that are not permissible for a national bank. Federal law, as implemented by FDIC regulations, also prohibits FDIC insured state banks and their subsidiaries, subject to certain exceptions, from engaging as principal in any activity that is not permitted for a national bank or its subsidiary, respectively, unless the bank meets, and continues to meet, its minimum regulatory capital requirements and the FDIC determines the activity would not pose a significant risk to the deposit insurance fund of which the bank is a member. Impermissible investments and activities must be divested or discontinued within certain time frames set by the FDIC. These restrictions have not had, and are not currently expected to have, a material impact on the operations of the Bank Subsidiaries.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

     The authorized capital stock of the Company presently consists of 10,000,000 shares of Common Stock, par value $1.00 per share, and 200,000 shares of Preferred Stock, no par value.

COMMON STOCK


     As of June 30, 1996, the Company had issued and outstanding 2,131,737 shares of Common Stock. All outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted upon by stockholders and may not cumulate votes for the election of directors. Thus, the owners of a majority of the shares of Common Stock outstanding may elect all of the directors up for election in any given year, if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors. Subject to certain preferences applicable to the shares of Preferred Stock to be issued in connection with the Prairie Acquisition, each share of outstanding Common Stock is entitled to participate equally in any distribution of net assets made to the stockholders in liquidation, dissolution or winding up of the Company and is entitled to participate equally in dividends as and when declared by the Company's Board of Directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock. All shares of Common Stock have equal rights and preferences. Each share of Common Stock has associated with it one preferred stock purchase right to purchase approximately one-thousandth of a share of the Company's Series C Junior Participating Preferred Stock (the "Series C Preferred Stock"). See "-- Certain Anti-Takeover Considerations -- Stockholders' Rights Plan." The Company currently acts as the transfer agent and registrar for the Common Stock.


PREFERRED STOCK


     The Company's Certificate of Incorporation authorizes its Board of Directors to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series (but not below the number of shares then outstanding). Pursuant to this authority, the Board of Directors has established and authorized the issuance of 2,762.24 shares of Series A Preferred Stock and 857 shares of Series B Preferred Stock in connection with the Prairie Acquisition. See "The Acquisitions -- Prairie Bancorp, Inc." The Board of Directors has also established and authorized the issuance of 4,500 shares of Series C Preferred Stock. See "-- Certain Anti-Takeover Considerations -- Stockholders' Rights Plan." As of August 30, 1996, the Company had 2,762.24 and 857 issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock, respectively.



     Because the terms of the Preferred Stock can be fixed by the Board of Directors without stockholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company or to make the removal of management more difficult. The Board of Directors, without stockholder approval, could issue Preferred Stock with dividend, voting and conversion rights which could adversely affect the rights of the holders of Common Stock. See "Risk Factors -- Limitations on Change of Control."


     The following statements with respect to the Preferred Stock are subject to the detailed provisions of the Certificate of Incorporation, the Certificate of Designations and Preferences for the Series A Preferred Stock (the "Series A Preferred Certificate of Designations") and the Certificate of Designations and Preferences for the Series B Preferred Stock (the "Series B Preferred Certificate of Designations"), each as filed with the Delaware Secretary of State, and the bylaws of the Company (the "Bylaws"). These statements do not purport to be complete and are subject to and qualified in their entirety by reference to the terms of the Certificate of Incorporation, the Series A Preferred Certificate of Designations, the Series B Preferred Certificate of Designations and the Bylaws, copies of each of which are available from the Company upon request.

  DIVIDENDS

     Preferential cumulative cash dividends are payable on the Series A Preferred Stock quarterly at an annual rate of $75.00 per share. Preferential cumulative cash dividends are payable on the Series B Preferred Stock quarterly at an annual rate of $60.00 per share. No dividends, other than those payable solely in the form of Common Stock, may be paid during any fiscal year of the Company with respect to shares of Common Stock or any other security issued by the Company (other than with respect to the Series A Preferred Stock or the Series B Preferred Stock) until dividends in the total annual amounts of $75.00 per share and $60.00 per share, respectively, are paid on the outstanding shares of Series A Preferred Stock and the Series B Preferred Stock. Dividends accrue on each share of Preferred Stock from the date of issuance and from day to day thereafter, whether or not earned or declared. Dividends on the Preferred Stock are cumulative, so that if such dividends are not fully paid when due, any deficiency for any prior year and the amount owed in the current year must be fully paid before any dividend or other distribution may be paid on or set apart for the shares of Common Stock.

  RIGHTS TO CONVERSION


     Pursuant to the Prairie Acquisition Agreement, the Aggregate Conversion Value (as defined below) of the shares of Series A Preferred Stock issued to the Principal Prairie Stockholders will depend upon the aggregate, after-tax loss, if any, incurred by the Company upon the sale of the Part B Securities. See "The Acquisitions -- Consideration for Prairie Common Stock and Prairie Preferred Stock." This after-tax loss, if any, is computed by subtracting the aggregate net sale proceeds realized upon a sale by the Company of the Part B Securities from their aggregate book value and applying an effective tax rate to such sale of 38.8% (the "Securities Loss"). The shares of Series A Preferred Stock are convertible into the number of shares of Common Stock that results from multiplying $1,000 by the number of shares of Series A Preferred Stock (the "Aggregate Conversion Value"), subtracting from this product such after-tax loss and dividing this result by the conversion price (1.075 times the Common Stock per share book value). Therefore, a reduction of the Aggregate Conversion Value will reduce the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock.


     The Company must sell the Part B Securities no later than the fourth anniversary of the Prairie Closing, but may sell them earlier if at any time the anticipated Securities Loss, based upon a valuation of the Part B Securities, is greater than the aggregate stated value ($1,000 per share), plus accrued but unpaid dividends, of the shares of Series A Preferred Stock issued to the Principal Prairie Stockholders at the Prairie Closing, after taking into account tax effects of a sale of such securities. If the Securities Loss is greater than such amount, the Company must sell the Part B Securities as soon as is reasonably practicable. In either of these cases, the Principal Prairie Stockholders will have no liability for the Securities Loss beyond the Aggregate Conversion Value of the Series A Preferred Stock.


     The Company may also request permission from the Principal Prairie Stockholders for other sales of all or part of the Part B Securities. If the Principal Prairie Stockholders consent to such sale, the after-tax loss or gain will be aggregated with all other losses and gains upon the sale of the final portion of the Part A Securities to determine if there will be a reduction in the Aggregate Conversion Value. If permission for the sale of any Part B Securities is refused, the Principal Prairie Stockholders will incur special additional obligations with respect to those securities for which permission to sell was refused (the "Subject Securities"). Upon the sale of all the Part B Securities, the Company will aggregate all after-tax gains and losses (other than those resulting from sales of Subject Securities). The aggregate amount is then added to the aggregate after-tax gain or loss upon the sale of Subject Securities. If the result is a net after-tax loss that is in excess of the Aggregate Conversion Value, the Principal Prairie Stockholders have agreed to pay to the Company in cash the amount of any such after-tax loss to the extent of the net after-tax loss on the sales of Subject Securities. See "The Acquisitions -- Prairie Bancorp, Inc. -- Consideration for Prairie Common Stock and Prairie Preferred Stock."

  RIGHTS TO REDEMPTION

     The Series A Preferred Stock is not redeemable for cash. Each original holder of Series B Preferred Stock (or upon such holders' deaths, their respective executors or personal representatives) will have the option, exercisable at their sole discretion, to sell, and the Company will be obligated to redeem, such holder's shares of Series B Preferred Stock upon the earlier to occur of the death of the respective original holder of Series B Preferred Stock or ten years after the original issuance date of the Series B Preferred Stock. The per share price payable by the Company for such shares of Series B Preferred Stock will be equal to $1,000 per share, plus any accrued but unpaid dividends. Notwithstanding the foregoing, the Company will not be obligated to redeem for cash any shares of Series B Preferred Stock if such redemption would cause it to be in violation of any statute, rule, or regulation or agreement to which it is a party relating to minimum capital requirements, provided that the Company is required to use its best efforts promptly to remedy any such violation and shall promptly complete the redemption of such shares after such violation has been cured.

  LIQUIDATION RIGHTS

     On dissolution, winding up or liquidation of the Company, voluntary or otherwise, holders of Preferred Stock will be entitled to receive, out of the assets of the Company available for distribution to stockholders, the amount of $1,000 per share, plus any accrued but unpaid dividends, before any payment or distribution may be made on shares of Common Stock or any other securities issued by the Company which rank junior to the Preferred Stock. If the assets of the Company available for distribution to the holders of shares of Preferred Stock upon any dissolution, liquidation or winding up of the Company are insufficient to pay in full all amounts to which such holders are entitled, then all of the assets of the Company to be distributed will be distributed ratably to the holders of Preferred Stock.

  VOTING RIGHTS

     Holders of shares of Series A Preferred Stock are not entitled to vote except: (i) as required by law; (ii) to approve the authorization or issuance of any shares of any class or series of stock which ranks senior or on a parity with the Series A Preferred Stock in respect of dividends and distributions upon the dissolution, liquidation or winding up of the Company; (iii) during any period of time when two dividend payments on shares of Series A Preferred Stock have accrued but have not been paid; (iv) upon conversion of the shares of Series A Preferred Stock into shares of Common Stock; or (v) if the holders of Common Stock vote on a proposal to merge or otherwise enter into a transaction with a third party pursuant to which the Company is not the surviving entity. Holders of shares of Series B Preferred Stock are not entitled to vote except as required by law. If holders of Preferred Stock are entitled to vote on any matter as described above, they will be entitled to receive notice of any stockholders' meeting at which such matter will be considered and will be entitled to vote as a class.

CERTAIN ANTI-TAKEOVER CONSIDERATIONS

  GENERAL


     The Certificate of Incorporation contains certain provisions that may be perceived as having an "anti-takeover" effect. The purpose of these provisions is to encourage any party seeking to acquire control of the Company to negotiate the transaction, in advance, with the Company's Board of Directors and to present any proposed transaction approved by the Company's Board of Directors to all of the Company's stockholders. These provisions may also have the effect of discouraging takeovers, including takeovers that a majority of the stockholders of the Company may deem to be desirable and in which the stockholders may receive a substantial premium over market value in payment for their shares. In addition, the provisions may make it more difficult or time-consuming for the stockholders to change the management of the Company, even if a majority of the stockholders believe that such a change would be beneficial. The Company is not currently aware of any existing take-over attempts of the Company, and does not anticipate adopting further anti-takeover measures in the foreseeable future.

  CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors is divided into three classes with each director serving a staggered three-year term. With a staggered board of directors, at least two annual meetings are required to effect a change in the composition of a majority of the board of directors. Without a staggered board of directors, a person or entity which acquired a simple majority of Common Stock would have the power to change the composition of the board of directors at a single annual meeting.

  NUMBER OF DIRECTORS, FILLING OF BOARD OF DIRECTORS' VACANCIES AND REMOVAL OF DIRECTORS

     The Certificate of Incorporation provides that the number of directors of the Company will be fifteen, or such other number as is determined from time to time by the affirmative vote of at least 70% of all shares of the Company entitled to vote in the election of directors, or of at least two-thirds of the directors of the Company. Under the DGCL and the Certificate of Incorporation, a majority of the Board of Directors, though less than a quorum, or the sole remaining director, may fill vacancies on the Board of Directors or newly created directorships resulting from any increase in the authorized number of directors. Under the DGCL and the Certificate of Incorporation, a director serving on a staggered board may only be removed for cause. Neither the DGCL nor the Company's Certificate of Incorporation define "cause." The circumstances under which directors may be removed are therefore judicially determined and would generally be expected to include fraud, criminal conduct or gross abuse of office amounting to a breach of fiduciary duty to the Company.

     The provisions relating to the fixing of the number of directors, the filling of vacancies on the board and the removal of directors are intended to prevent a substantial stockholder from circumventing the purposes of a staggered board by increasing the number of directors on the board or removing incumbent directors without cause and then filling the newly created directorships or vacancies with such stockholder's own nominees. Such provisions may, however, make it more difficult to remove a director in the event of dissatisfaction with the director's performance.

  STOCKHOLDER ACTION

     The Certificate of Incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders and not by written consent without a meeting. This prohibition could be used to delay the taking of any action requiring stockholder approval which is not approved by the Board of Directors, whether or not a majority of the stockholders believes such action may be desirable. Under such circumstances, stockholders may be required to wait until the next annual meeting of stockholders to take action which does not have the support of a majority of the entire Board of Directors.

  TRANSACTIONS WITH INTERESTED STOCKHOLDERS

     The Certificate of Incorporation provides that the Company is to be governed by Section 203 of the DGCL ("Section 203"). Section 203 restricts certain forms of business combinations by Delaware corporations with an "Interested Stockholder" for a period of three years from the date that such a person became an "Interested Stockholder" unless: (i) prior to such date, the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an "Interested Stockholder;" (ii) upon consummation of the transaction, the Interested Stockholder owns at least 85% of the voting stock of the corporation (excluding shares held by persons who are directors and also officers and under certain types of employee stock plans); or (iii) on or subsequent to such date, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock, other than stock owned by the "Interested Stockholder." An "Interested Stockholder" is defined as any individual, corporation, partnership, unincorporated association or other entity which: (x) owns 15% or more of the outstanding voting stock of the corporation; (y) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Stockholder; or (z) is an affiliate or associate of such a person.

  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     Article XI of the Certificate of Incorporation also provides that any amendment, alteration, change or repeal of Articles VI or X of the Certificate of Incorporation, which pertain to the authority of the Board of Directors and the number, election, classification, filling of vacancies and removal of directors, respectively, as well as any amendment to Article XI itself, may occur only by the affirmative vote of not less than 70% of all shares of stock of the Company then entitled to vote in the election of directors or a majority of such shares if the action is approved by two-thirds of all directors. Article XI requires similar approval for the adoption of any agreement regarding the merger or consolidation of the Company with or into any other corporation, the authorization of any sale, lease or exchange of all or substantially all of the Company's assets or the authorization of the dissolution of the Company.

  LIMITATION OF DIRECTORS' LIABILITY

     As permitted by the provisions of the DGCL, the Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company to the Company or its stockholders for a breach of their fiduciary duty as directors. These provisions do not eliminate or limit the liability of a director for: (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not limit the rights of the Company or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief.

  INDEMNIFICATION

     As permitted by Section 145 of the DGCL, the Certificate of Incorporation requires the Company to indemnify all persons who it may indemnify pursuant thereto. Under such provisions, any director, officer, employee or agent who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, must be indemnified if such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, any agreement, insurance policies, vote of stockholders or disinterested directors or otherwise.

  STOCKHOLDERS' RIGHTS PLAN

     The Company has adopted a Stockholders' Rights Plan pursuant to which the Company declared on July 17, 1996, a dividend distribution of one right for each share of Common Stock then or subsequently outstanding (the "Rights"). Under the plan, until such time as a "triggering event" occurs, each Right entitles the holder thereof to purchase from the Company one one-thousandth of a share of a newly authorized Series C Preferred Stock at a purchase price of $50, subject to adjustment for stock splits, recapitalizations and other similar transactions. Each Right is transferrable only together with its underlying share of Common Stock. The Rights will be triggered as a result of any person (other than a specifically permitted person) becoming the beneficial holder of 15% or more of the then outstanding shares of Common Stock. Upon such occurrence, each Right, other than rights held by the person or affiliated group whose holdings exceeded such threshold, will permit the holder thereof to purchase that number of shares of Common Stock having a market value equal to $100. The Rights will also be triggered if the Company is acquired in a merger or other business combination (in which any shares of the Common Stock are converted into or exchanged for other securities or assets), or if more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions. In such event, each Right, other than

Rights held by the person or affiliated group whose holdings exceeded the 15% threshold, will entitle its holder to purchase that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to $100. Following the occurrence of any triggering event, each Right becomes separated from its underlying share of Common Stock and may thereafter be separately transferred. Under the plan, at any time prior to ten days following the occurrence of any triggering event the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment. The Board may also extend the period during which the Rights may be redeemed.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the completion of this Offering, the Company will have 3,951,403 shares of Common Stock outstanding (4,116,403 shares if the Underwriter's over-allotment option is exercised in full). Of these shares, the 1,100,000 shares of Common Stock sold in this Offering (1,265,000 shares if the Underwriter's over-allotment option is exercised in full) will be freely tradeable by persons other than affiliates of the Company, without restriction under the Securities Act. Of the remaining 2,842,314 shares of Common Stock, the 710,576 shares of Common Stock issued in connection with the Prairie Acquisition and the approximately 886,395 shares of Common Stock held by other affiliates of the Company will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. Commencing 90 days after the date of this Prospectus, the shares beneficially owned by persons who are affiliates of the Company would be eligible for public sale pursuant to Rule 144, subject to the volume restrictions discussed below. However, the directors and executive officers of the Company and owners of 5% or more of Common Stock have agreed not to sell, contract to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Underwriter. Additionally, the Company has a right of first refusal with respect to the transfer by the Principal Prairie Stockholders of more than 5% of the Company's shares to a single purchaser. See "The Acquisition
- -- Prairie Bancorp, Inc. -- Restrictions Applicable to Principal Prairie Stockholders."

     In general, Rule 144 as currently in effect provides that a person (or persons whose shares are aggregated), including an affiliate of the Company, who has beneficially owned his or her shares for at least two years (including the prior holding period of any prior owner other than an affiliate) is entitled to sell within any three-month period that number of shares which does not exceed the greater of 1% of the outstanding shares of the Common Stock or the average weekly trading volume during the four calendar weeks preceding each such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not or has not been deemed an "affiliate" of the Company for at least three months, and who has beneficially owned shares for at least three years (including the holding period of any prior owner other than an affiliate) would be entitled to sell such shares under Rule 144 without regard to the limitations discussed above.

     Prior to this Offering, there has been no regular and liquid market for the Common Stock. Sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter, the Underwriter has agreed to purchase from the Company, and the Company has agreed to sell to the Underwriter, 1,100,000 shares of Common Stock.

     The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to the satisfaction of certain conditions precedent. The Underwriter is committed to purchase and pay for all 1,100,000 shares of Common Stock if any are purchased. The Company has been advised that the Underwriter proposes to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus, and to certain securities dealers at such price less a concession

            INDEX TO FINANCIAL STATEMENTS AND FINANCIAL INFORMATION

                               UNIONBANCORP, INC.
                             PRAIRIE BANCORP, INC.
                            COUNTRY BANCSHARES, INC.


                                                                                       PAGE
                                                                                       -----
UNIONBANCORP, INC.
  Consolidated Balance Sheets (Unaudited) at June 30, 1996 and December 31, 1995....   F-2
  Consolidated Statements of Income (Unaudited) for the Six Months Ended June 30,
     1996 and 1995..................................................................   F-3
  Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June
     30, 1996 and 1995..............................................................   F-4
  Notes to Unaudited Consolidated Financial Statements..............................   F-5
  Independent Auditor's Report......................................................   F-10
  Consolidated Balance Sheets at December 31, 1995 and 1994.........................   F-11
  Consolidated Statements of Income for the Years Ended December 31, 1995, 1994 and
     1993...........................................................................   F-12
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1995, 1994 and 1993............................................................   F-13
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994
     and 1993.......................................................................   F-14
  Notes to Consolidated Financial Statements........................................   F-15
PRAIRIE BANCORP, INC.
  Selected Consolidated Financial Data..............................................   F-32
  Management's Discussion and Analysis of Financial Condition and Results of
     Operations.....................................................................   F-33
  Consolidated Balance Sheets (Unaudited) at June 30, 1996 and December 31, 1995....   F-54
  Consolidated Statements of Income (Unaudited) for the Six Months Ended June 30,
     1996 and 1995..................................................................   F-55
  Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June
     30, 1996 and 1995..............................................................   F-56
  Notes to Unaudited Consolidated Financial Statements..............................   F-57
  Independent Auditor's Report......................................................   F-61
  Consolidated Balance Sheets at December 31, 1995 and 1994.........................   F-62
  Consolidated Statements of Income for the Years Ended December 31, 1995, 1994 and
     1993...........................................................................   F-63
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1995, 1994 and 1993............................................................   F-64
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994
     and 1993.......................................................................   F-65
  Notes to Consolidated Financial Statements........................................   F-66
COUNTRY BANCSHARES, INC.
  Selected Consolidated Financial Data..............................................   F-80
  Management's Discussion and Analysis of Financial Condition and Results of
     Operations.....................................................................   F-81
  Consolidated Balance Sheets (Unaudited) at June 30, 1996 and December 31, 1995....   F-100
  Consolidated Statements of Income (Unaudited) for the Six Months Ended June 30,
     1996 and 1995..................................................................   F-101
  Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June
     30, 1996 and 1995..............................................................   F-102
  Notes to Unaudited Consolidated Financial Statements..............................   F-103
  Independent Auditor's Report......................................................   F-106
  Consolidated Balance Sheets at December 31, 1995 and 1994.........................   F-107
  Consolidated Statements of Income for the Years Ended December 31, 1995 and
     1994...........................................................................   F-108
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1995 and 1994..................................................................   F-109
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995 and
     1994...........................................................................   F-110
  Notes to Consolidated Financial Statements........................................   F-111

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995



                                                                      JUNE 30,      DECEMBER 31,
                                                                        1996            1995
                                                                    ------------    ------------
                                                                    (UNAUDITED)
ASSETS
Cash and due from banks..........................................   $ 11,403,209    $ 16,166,689
Federal funds sold...............................................        225,000       2,265,000
Securities held to maturity (fair value $28,742,172 in 1996;
  $29,186,580 in 1995)...........................................     28,925,982      29,026,216
Securities available for sale....................................     58,003,129      63,890,813
Loans (net of allowance for loan losses of $1,596,965 in 1996 and
  $2,013,996 in 1995)............................................    184,243,005     178,805,012
Premises and equipment, net......................................      6,829,352       6,570,710
Intangible assets................................................        894,581         943,126
Deferred income taxes............................................        748,866              --
Accrued interest and other assets................................      5,331,888       5,865,773
                                                                    ------------    ------------
     Total assets................................................   $296,605,012    $303,533,339
                                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
  Demand.........................................................   $ 34,514,560    $ 35,688,034
  Savings and NOW................................................     76,469,008      80,871,775
  Other time.....................................................    123,025,044     121,515,122
  Time deposits of $100,000 or more..............................     25,078,691      23,652,388
                                                                    ------------    ------------
     Total deposits..............................................    259,087,303     261,727,319
Securities sold under agreements to repurchase...................      7,544,134      11,505,134
Short-term borrowings............................................      4,391,250       4,346,250
Deferred income taxes............................................             --           9,587
Accrued interest and other liabilities...........................      2,130,430       2,470,057
                                                                    ------------    ------------
     Total liabilities...........................................    273,153,117     280,058,347
                                                                    ------------    ------------
Stockholders' Equity
  Common stock, $1 par value; 10,000,000 shares authorized;
     2,400,000 issued and outstanding............................      2,400,000       2,400,000
  Surplus........................................................      1,074,272       1,074,272
  Retained earnings..............................................     21,537,352      20,567,981
  Unrealized gain (loss) on securities available for sale........       (997,242)          1,918
  Deferred compensation -- stock option plans....................        (41,290)        (47,982)
                                                                    ------------    ------------
                                                                      23,973,092      23,996,189
  Less treasury stock, at cost; 268,263 shares...................        521,197         521,197
                                                                    ------------    ------------
     Total stockholders' equity..................................     23,451,895      23,474,992
                                                                    ------------    ------------
     Total liabilities and stockholders' equity..................   $296,605,012    $303,533,339
                                                                    ============    ============

     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                      --------------------------
                                                                         1996           1995
                                                                      -----------    -----------
                                                                             (UNAUDITED)
Interest income:
  Loans and fees on loans..........................................   $ 8,642,619    $ 7,768,780
  Securities:
     U.S. Treasury securities......................................       401,451        588,300
     U.S. Government agencies and corporations.....................     1,474,920        985,996
     States and political subdivisions.............................       676,382        692,687
     Mortgage-backed securities....................................         2,785          5,820
     Corporate bonds...............................................         8,694         68,898
     Other securities..............................................        38,014         37,513
  Federal funds sold...............................................        33,333         44,515
                                                                      -----------    -----------
          Total interest income....................................    11,278,198     10,192,509
                                                                      -----------    -----------
Interest expense:
  Deposits.........................................................     5,389,555      4,786,937
  Securities sold under agreements to repurchase...................       275,865        211,607
  Short-term borrowings............................................       184,475        217,965
                                                                      -----------    -----------
          Total interest expense...................................     5,849,895      5,216,509
                                                                      -----------    -----------
          Net interest income......................................     5,428,303      4,976,000
Provision for loan losses..........................................       500,000        342,000
                                                                      -----------    -----------
          Net interest income after provision for loan losses......     4,928,303      4,634,000
                                                                      -----------    -----------
Noninterest income:
  Service charges..................................................       488,147        457,593
  Merchant fee income..............................................       236,795        184,451
  Trust income.....................................................       183,498        150,000
  Gain on sale of loans............................................       142,321         44,692
  Securities gains, net............................................        12,998         61,038
  Other noninterest income.........................................       260,599        288,827
                                                                      -----------    -----------
                                                                        1,324,358      1,186,601
                                                                      -----------    -----------
Noninterest expenses:
  Salaries and employee benefits...................................     2,543,724      2,173,690
  Occupancy expense, net...........................................       383,945        335,768
  Furniture and equipment expenses.................................       331,290        273,703
  FDIC deposit assessment..........................................         2,501        259,080
  Other noninterest expense........................................     1,499,392      1,370,421
                                                                      -----------    -----------
                                                                        4,760,852      4,412,662
                                                                      -----------    -----------
          Income before income taxes...............................     1,491,809      1,407,939
Income taxes.......................................................       380,523        365,403
                                                                      -----------    -----------
          Net income...............................................   $ 1,111,286    $ 1,042,536
                                                                      ===========    ===========
          Earnings per share of common stock.......................   $      0.51    $      0.49
                                                                      ===========    ===========
          Weighted average number of shares outstanding............     2,169,012      2,131,737
                                                                      ===========    ===========


     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                    ----------------------------
                                                                        1996            1995
                                                                    ------------    ------------
                                                                            (UNAUDITED)
Cash Flows from Operating Activities
  Net income.....................................................   $  1,111,286    $  1,042,536
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation................................................        297,215         238,534
     Amortization of intangibles.................................         48,545          96,144
     Amortization of deferred compensation -- stock options......          6,692              --
     Provision for loan losses...................................        500,000         342,000
     Provision for deferred income taxes.........................       (125,000)       (301,307)
     (Gain) on sales of securities...............................        (12,998)        (61,038)
     (Gain) on sales of loans....................................       (142,321)        (44,692)
     (Gain) on sale of equipment.................................         (1,500)             --
     Amortization of bond premiums, net..........................        238,833         236,514
     (Gain) on sale of real estate acquired in settlement of
       loans.....................................................         (2,524)        (41,089)
     Proceeds from sales of loans................................      4,474,525       3,053,791
     Origination of loans for resale.............................     (4,332,204)     (3,009,099)
     Change in assets and liabilities:
       Decrease in accrued interest and other assets.............      1,853,331         921,596
       Increase (decrease) in accrued interest and other
          liabilities............................................       (339,627)      1,162,000
                                                                    ------------    ------------
          Net cash provided by operating activities..............      3,574,253       3,635,890
                                                                    ------------    ------------
Cash Flows from Investing Activities
  Investment securities:
     Held to maturity:
       Proceeds from calls and maturities........................        782,285       1,125,713
       Purchases.................................................       (875,525)     (2,494,534)
     Available for sale:
       Proceeds from sales.......................................     11,820,096      10,209,448
       Proceeds from calls and maturities........................      2,750,000       1,269,763
       Purchases.................................................    (11,584,987)    (11,329,088)
  Net decrease in federal funds sold.............................      2,040,000         300,000
  Net (increase) in loans........................................     (6,080,314)    (13,969,692)
  Purchase of premises and equipment.............................       (556,057)     (1,053,523)
  Proceeds from sale of real estate acquired in settlement of
     loans.......................................................        153,000         499,000
  Proceeds from sale of equipment................................          1,700              --
                                                                    ------------    ------------
          Net cash (used in) investing activities................     (1,549,802)    (15,442,913)
                                                                    ------------    ------------
Cash Flows from Financing Activities
  Net (decrease) in demand deposits, NOW accounts and savings
     accounts....................................................     (5,576,241)     (2,014,661)
  Net increase in time deposits..................................      2,936,225      17,620,096
  Net (decrease) in securities sold under agreements to
     repurchase..................................................     (3,961,000)     (7,008,924)
  Payments on short-term borrowings..............................        (45,000)       (598,459)
  Dividends paid.................................................       (141,915)       (141,916)
                                                                    ------------    ------------
          Net cash provided by financing activities..............     (6,787,931)      7,856,136
                                                                    ------------    ------------
          Net (decrease) in cash and due from banks..............     (4,763,480)     (3,950,887)
Cash and due from banks:
  Beginning......................................................     16,166,689      12,997,888
                                                                    ------------    ------------
  End............................................................   $ 11,403,209    $  9,047,001
                                                                    ============    ============


     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The financial information of UnionBancorp, Inc. and subsidiaries included herein is unaudited; however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The results of the interim period ended June 30, 1996 are not necessarily indicative of the results expected for the year ending December 31, 1996.

NOTE 2. SECURITIES

     Amortized costs and fair values of securities are summarized as follows:

HELD TO MATURITY

                                                                      JUNE 30, 1996
                                                  ------------------------------------------------------
                                                                   GROSS         GROSS
                                                   AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                     COST          GAINS         LOSSES         VALUE
                                                  -----------    ----------    ----------    -----------
U.S. Treasury..................................   $    99,610     $      --     $      --    $    99,610
U.S. Government agencies and corporations......     2,000,000            --       280,000      1,720,000
States and political subdivisions..............    26,584,564       376,412       271,240     26,689,736
Mortgage backed securities.....................         1,808            --            --          1,808
Corporate bonds................................       240,000            --         8,982        231,018
                                                  -----------      --------      --------    -----------
                                                  $28,925,982     $ 376,412     $ 560,222    $28,742,172
                                                  ===========      ========      ========    ===========

                                                                    DECEMBER 31, 1995
                                                  ------------------------------------------------------
                                                                   GROSS         GROSS
                                                   AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                     COST          GAINS         LOSSES         VALUE
                                                  -----------    ----------    ----------    -----------
U.S. Treasury..................................   $   117,307     $      --     $      --    $   117,307
U.S. Government agencies and corporations......     2,000,000            --       120,855      1,879,145
States and political subdivisions..............    26,660,119       496,019       214,800     26,941,338
Mortgage backed securities.....................         8,790            --            --          8,790
Corporate bonds................................       240,000            --            --        240,000
                                                  -----------      --------      --------    -----------
                                                  $29,026,216     $ 496,019     $ 335,655    $29,186,580
                                                  ===========      ========      ========    ===========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

AVAILABLE FOR SALE

                                                                    JUNE 30, 1996
                                                 ----------------------------------------------------
                                                                 GROSS        GROSS
                                                  AMORTIZED     UNREALIZED  UNREALIZED       FAIR
                                                    COST         GAINS        LOSSES         VALUE
                                                 -----------    --------    ----------    -----------
U.S. Treasury.................................   $13,972,631    $    --     $  142,839    $13,829,792
U.S. Government agencies and corporations.....    39,483,790      3,065      1,345,695     38,141,160
States and political subdivisions.............       393,973     14,852          1,153        407,672
Mortgage backed securities....................     5,682,968     12,717        145,135      5,550,550
Collateralized mortgage obligations...........        74,246         --            291         73,955
Other.........................................        25,000         --         25,000             --
                                                 -----------    -------     ----------     ----------
                                                 $59,632,608    $30,634     $1,660,113    $58,003,129
                                                 ===========    =======     ==========     ==========

                                                                  DECEMBER 31, 1995
                                                 ----------------------------------------------------
                                                                 GROSS        GROSS
                                                  AMORTIZED     UNREALIZED  UNREALIZED       FAIR
                                                    COST         GAINS        LOSSES         VALUE
                                                 -----------    --------    ----------    -----------
U.S. Treasury.................................   $18,329,568    $ 24,352     $ 75,165     $18,278,755
U.S. Government agencies and corporations.....    36,908,777     303,127      225,033      36,986,871
States and political subdivisions.............       893,372      19,780           --         913,152
Mortgage backed securities....................     6,218,441      30,314       58,920       6,189,835
Corporate bonds...............................     1,512,522       9,678           --       1,522,200
Other.........................................        25,000          --       25,000              --
                                                 -----------    --------     --------      ----------
                                                 $63,887,680    $387,251     $384,118     $63,890,813
                                                 ===========    ========     ========      ==========

     The amortized cost and fair value of securities classified as held to maturity and available for sale at June 30, 1996 and December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

HELD TO MATURITY

                                                   JUNE 30, 1996               DECEMBER 31, 1995
                                             --------------------------    --------------------------
                                              AMORTIZED        FAIR         AMORTIZED        FAIR
                                                COST           VALUE          COST           VALUE
                                             -----------    -----------    -----------    -----------
Due in one year or less...................   $ 2,506,693    $ 2,527,164    $ 1,781,958    $ 1,910,134
Due after one year through five years.....    14,658,598     14,579,020     15,521,431     15,522,016
Due after five years through ten years....     9,276,608      9,091,067      8,655,643      8,583,561
Due after ten years.......................     2,484,083      2,544,921      3,067,184      3,170,869
                                             -----------    -----------    -----------    -----------
                                             $28,925,982    $28,742,172    $29,026,216    $29,186,580
                                             ===========    ===========    ===========    ===========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

AVAILABLE FOR SALE

                                                   JUNE 30, 1996               DECEMBER 31, 1995
                                             --------------------------    --------------------------
                                              AMORTIZED        FAIR         AMORTIZED        FAIR
                                                COST           VALUE          COST           VALUE
                                             -----------    -----------    -----------    -----------
Due in one year or less...................   $ 7,541,292    $ 7,518,400    $ 8,825,478    $ 8,782,725
Due after one year through five years.....    15,429,302     14,954,121     24,168,022     23,983,759
Due after five years through ten years....    30,979,046     29,980,058     24,782,767     25,040,870
Due after ten years.......................            --             --             --             --
Mortgage backed securities................     5,682,968      5,550,550      6,111,413      6,083,459
                                             -----------    -----------    -----------    -----------
                                             $59,632,608    $58,003,129    $63,887,680    $63,890,813
                                             ===========    ===========    ===========    ===========

     Securities with carrying values of approximately $41,079,000 and $50,338,000 at June 30, 1996 and December 31, 1995, respectively, were pledged to secure public deposits, to secure securities sold under agreements to repurchase and for other purposes as required or permitted by law.

NOTE 3. LOANS

     The major classifications of loans follow:

                                                               JUNE 30,      DECEMBER 31,
                                                                 1996            1995
                                                             ------------    ------------
        Commercial........................................   $ 53,431,532    $ 53,225,736
        Real estate.......................................    105,024,022     100,505,607
        Installment.......................................     24,776,731      24,166,864
        Other.............................................      2,611,100       2,928,008
                                                             ------------    ------------
                                                              185,843,385     180,826,215
                                                             ------------    ------------
        Deduct:
          Unearned interest...............................          3,415           7,207
          Allowance for loan losses.......................      1,596,965       2,013,996
                                                             ------------    ------------
                                                                1,600,380       2,021,203
                                                             ------------    ------------
                                                             $184,243,005    $178,805,012
                                                             ============    ============

NOTE 4. ALLOWANCE FOR LOAN LOSSES

     An analysis of activity in the allowance for loan losses follows:

                                                                     SIX MONTHS ENDED
                                                                         JUNE 30,
                                                                 ------------------------
                                                                    1996          1995
                                                                 ----------    ----------
        Balance, January 1....................................   $2,013,996    $1,704,281
          Provision for loan losses...........................      500,000       342,000
          Recoveries..........................................       20,839        92,153
          Loans charged off...................................     (937,870)     (267,873)
                                                                 ----------    ----------
        Balance, end of period................................   $1,596,965    $1,870,561
                                                                 ==========    ==========

NOTE 5. SHORT TERM BORROWINGS

     Short term borrowings include a note payable to a third party lender and securities sold under agreements to repurchase.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

     Average and maximum balances and rates on notes payable and securities sold under agreements to repurchase were as follows:

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                      --------------------------
                                                                         1996           1995
                                                                      -----------    -----------
Maximum month end balance..........................................   $16,168,000    $13,349,000
Average month end balance..........................................    13,708,333     10,758,000
Weighted average interest rate for the period......................          6.06%          6.76%
Weighted average interest rate at end of period....................          6.33%          7.04%

NOTE 6. CONTINGENT LIABILITIES

     At June 30, 1996 and December 31, 1995, loan commitments, including standby letters of credit, were as follows:

                                                                                         RANGE OF RATES
                                          VARIABLE RATE    FIXED RATE        TOTAL       ON FIXED RATE
                                           COMMITMENTS     COMMITMENTS    COMMITMENTS     COMMITMENTS
                                          -------------    -----------    -----------    --------------
June 30, 1996..........................    $ 40,118,000    $5,716,000     $45,834,000    6.25% - 11.25%
December 31, 1995......................    $ 40,686,000    $3,111,000     $43,797,000    6.25% - 11.25%

NOTE 7. STOCK SPLIT

     On May 20, 1996, the Company effected a three-for-one stock split in the form of a stock dividend. All references in the accompanying financial statements to number of shares and per share amounts have been retroactively restated to reflect the stock split.


NOTE 8. NEW ACCOUNTING RULES AND REGULATIONS



     During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121). Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (discounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. The Company adopted Statement No. 121 effective January 1, 1996. Management believes that the adoption of Statement No. 121 will not have a material effect on the Company's financial statements.



     In May 1995, the Financial Accounting Standards Board issued Statement No. 122, "Accounting for Mortgage Servicing Rights" (Statement No. 122). Statement No. 122 requires the Union Banks to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If the Union Banks acquire mortgage servicing rights through either the purchase or origination of mortgage loans and sell or securitize those loans with servicing rights retained, the Union Banks should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income. The UnionBank's servicing portfolio will be stratified by loan type and interest rate to determine the fair value of the servicing rights using the present value of estimated expected future cash flows assuming a market discount rate and certain forecasted prepayment rates based on industry experience. The Union Banks adopted Statement No. 122 effective January 1, 1996. Management

                      UNIONBANCORP, INC. AND SUBSIDIARIES
believes that the adoption of Statement No. 122 will not have a material effect on the financial statements of the Union Banks.



     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock Based Compensation" (Statement No. 123). Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments. Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25), but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123. The Company plans to continue to measure compensation cost using APB 25; therefore, the adoption of Statement No. 123 will not have any impact on the Company's financial condition or results of operations.



NOTE 9. SUBSEQUENT EVENTS



     On July 17, 1996, the Company's Board of Directors established the following classes of preferred stock:



          Series C: 4,500 shares authorized, terms to be subsequently fixed by the Board of Directors without further stockholder approval.



     On August 5, 1996, the Company's Board of Directors established the following classes of preferred stock:



          Series A: 2,762.24 shares authorized of $1,000 par value, non-voting, preferential cumulative dividends at 7.5%, convertible into common shares of the Company based upon 1.075 times the then current common stock per share book value, net of losses on certain securities acquired by the Company as part of acquisition of Prairie Bancorp, Inc.



          Series B: 1,092 shares authorized of $1,000 par value, non-voting, preferential cumulative dividends at 6.0%, mandatory redeemable upon the earlier to occur of the death of the respective holder of the preferred stock or ten years after the original issuance.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
UnionBancorp, Inc.
Ottawa, Illinois

     We have audited the accompanying consolidated balance sheets of UnionBancorp, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UnionBancorp, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As described in Note 3 to the consolidated financial statements, the Company changed its method of accounting for investment securities in 1994.

McGLADREY & PULLEN, LLP

Champaign, Illinois
January 17, 1996 (except for Note 15 for which the date is May 20, 1996)

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                        1995            1994
                                                                    ------------    ------------
ASSETS
Cash and due from banks..........................................   $ 16,166,689    $ 12,997,888
Federal funds sold...............................................      2,265,000       1,200,000
Securities held to maturity (fair value $29,186,580 in 1995;
  $27,167,255 in 1994)...........................................     29,026,216      28,667,104
Securities available for sale....................................     63,890,813      56,592,941
Loans (net of allowance for loan losses of $2,013,996 in 1995 and
  $1,704,281 in 1994)............................................    178,805,012     159,429,967
Premises and equipment...........................................      6,570,710       5,687,817
Intangible assets................................................        943,126       1,063,274
Deferred income taxes............................................             --         967,396
Accrued interest and other assets................................      5,865,773       5,431,645
                                                                    ------------    ------------
     Total assets................................................   $303,533,339    $272,038,032
                                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
  Demand.........................................................   $ 35,688,034    $ 32,216,560
  Savings and NOW................................................     80,871,775      72,687,101
  Other time.....................................................    121,515,122     105,489,487
  Time deposits of $100,000 or more..............................     23,652,388      21,940,417
                                                                    ------------    ------------
     Total deposits..............................................    261,727,319     232,333,565
Securities sold under agreements to repurchase...................     11,505,134      13,118,187
Short-term borrowings............................................      4,346,250       5,026,250
Deferred income taxes............................................          9,587              --
Accrued interest and other liabilities...........................      2,470,057       1,931,433
                                                                    ------------    ------------
     Total liabilities...........................................    280,058,347     252,409,435
                                                                    ------------    ------------
Commitments, Contingencies and Credit Risk
Stockholders' Equity
  Common stock, $1 par value; 10,000,000 shares authorized;
     2,400,000 issued and outstanding............................      2,400,000       2,400,000
  Surplus........................................................      1,074,272       1,007,352
  Retained earnings..............................................     20,567,981      18,498,987
  Unrealized gain (loss) on securities available for sale........          1,918      (1,756,545)
  Deferred compensation -- stock option plans....................        (47,982)             --
                                                                    ------------    ------------
                                                                      23,996,189      20,149,794
  Less treasury stock, at cost; 268,263 shares...................        521,197         521,197
                                                                    ------------    ------------
     Total stockholders' equity..................................     23,474,992      19,628,597
                                                                    ------------    ------------
     Total liabilities and stockholders' equity..................   $303,533,339    $272,038,032
                                                                    ============    ============

          See Accompanying Notes to Consolidated Financial Statements.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                            1995           1994           1993
                                                         -----------    -----------    -----------
Interest income:
  Loans and fees on loans.............................   $16,321,505    $13,418,765    $13,420,804
  Securities:
     U.S. Treasury securities.........................     1,062,279      1,571,375      1,474,998
     U.S. Government agencies and corporations........     2,202,236      1,796,107      1,795,948
     States and political subdivisions................     1,404,076      1,396,783      1,240,966
     Mortgage backed securities.......................         9,526          9,986         14,121
     Corporate bonds..................................       114,983        346,326        458,559
     Other securities.................................        97,052         49,967         58,144
  Federal funds sold..................................       156,350         38,128        140,328
                                                         -----------    -----------    -----------
          Total interest income.......................    21,368,007     18,627,437     18,603,868
                                                         -----------    -----------    -----------
Interest expense:
  Deposits............................................    10,257,286      8,093,166      8,363,475
  Securities sold under agreements to repurchase......       522,469        233,742         61,545
  Short-term borrowings...............................       468,852        379,317        373,005
                                                         -----------    -----------    -----------
          Total interest expense......................    11,248,607      8,706,225      8,798,025
                                                         -----------    -----------    -----------
          Net interest income.........................    10,119,400      9,921,212      9,805,843
Provision for loan losses.............................       684,000        660,000      1,268,000
                                                         -----------    -----------    -----------
          Net interest income after provision for loan
            losses....................................     9,435,400      9,261,212      8,537,843
                                                         -----------    -----------    -----------
Noninterest income:
  Service charges.....................................       952,378        894,740        822,345
  Merchant fee income.................................       417,856        357,051        342,464
  Trust income........................................       330,130        300,837        200,306
  Gain on sale of loans...............................       287,562        130,163        573,773
  Securities gains, net...............................        97,940        117,618        185,369
  Other noninterest income............................       483,939        482,387        387,668
                                                         -----------    -----------    -----------
                                                           2,569,805      2,282,796      2,511,925
                                                         -----------    -----------    -----------
Noninterest expenses:
  Salaries and employee benefits......................     4,450,725      3,867,621      3,612,832
  Occupancy expense, net..............................       664,874        573,757        549,945
  Furniture and equipment expenses....................       583,837        560,169        576,224
  FDIC deposit assessment.............................       270,966        525,956        502,322
  Other noninterest expense...........................     2,800,357      2,719,955      2,599,379
                                                         -----------    -----------    -----------
                                                           8,770,759      8,247,458      7,840,702
                                                         -----------    -----------    -----------
          Income before income taxes..................     3,234,446      3,296,550      3,209,066
Income taxes..........................................       881,620        703,025        747,399
                                                         -----------    -----------    -----------
          Net income..................................   $ 2,352,826    $ 2,593,525    $ 2,461,667
                                                         ===========    ===========    ===========
          Earnings per share of common stock..........   $      1.09    $      1.22    $      1.15
                                                         ===========    ===========    ===========
          Weighted average number of shares
            outstanding...............................     2,148,897      2,132,712      2,132,760
                                                         ===========    ===========    ===========


          See Accompanying Notes to Consolidated Financial Statements.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                               UNREALIZED     UNREALIZED
                                                               GAIN (LOSS)     LOSS ON       DEFERRED
                                                              ON SECURITIES   MARKETABLE   COMPENSATION
                        COMMON                   RETAINED     AVAILABLE FOR     EQUITY     STOCK OPTION   TREASURY
                        STOCK       SURPLUS      EARNINGS         SALE        SECURITIES      PLANS         STOCK        TOTAL
                      ----------   ----------   -----------   -------------   ----------   ------------   ---------   -----------
Balance, December 31,
  1992............... $2,400,000   $  996,488   $13,883,330    $         --    $(53,007)     $     --     $(524,490)  $16,702,321
  Net income.........         --           --     2,461,667              --          --            --            --     2,461,667
  Cash dividends,
    $.09 per
    share............         --           --      (191,414)             --          --            --            --      (191,414)
  Realized loss
    included in net
    income...........         --           --            --              --      50,968            --            --        50,968
  Change in
    unrealized loss
    on marketable
    equity
    securities.......         --           --            --              --       2,039            --            --         2,039
                      ----------   ----------   -----------     -----------    --------      --------     ---------   -----------
Balance, December 31,
  1993...............  2,400,000      996,488    16,153,583              --          --            --      (524,490)   19,025,581
  Effect of adoption
    of change in
    method of
    accounting for
    securities.......         --           --            --         831,467          --            --            --       831,467
  Net income.........         --           --     2,593,525              --          --            --            --     2,593,525
  Cash dividends,
    $.12 per share...         --           --      (248,121)             --          --            --            --      (248,121)
  Issuance of 1,977
    shares of
    treasury stock...         --       10,864            --              --          --            --         4,293        15,157
  Redemption of 3,000
    shares of
    qualifying
    directors'
    stock............         --           --            --              --          --            --        (1,000)       (1,000)
  Change in
    unrealized loss
    on securities
    available
    for sale.........         --           --            --      (2,588,012)         --            --            --    (2,588,012)
                      ----------   ----------   -----------     -----------    --------      --------     ---------   -----------
Balance, December 31,
  1994...............  2,400,000    1,007,352    18,498,987      (1,756,545)         --            --      (521,197)   19,628,597
  Net income.........         --           --     2,352,826              --          --            --            --     2,352,826
  Cash dividends,
    $.13 per share...         --           --      (283,832)             --          --            --            --      (283,832)
  Issuance of
    Nonqualifying
    stock options....         --       66,920            --              --          --       (66,920)           --            --
  Amortization of
    unearned
    compensation on
    Nonqualifying
    stock options....         --           --            --              --          --        18,938            --        18,938
  Change in
    unrealized gain
    (loss) on
    securities
    available for
    sale.............         --           --            --       1,758,463          --            --            --     1,758,463
                      ----------   ----------   -----------     -----------    --------      --------     ---------   -----------
Balance, December 31,
  1995............... $2,400,000   $1,074,272   $20,567,981    $      1,918    $     --      $(47,982)    $(521,197)  $23,474,992
                      ==========   ==========   ===========     ===========    ========      ========     =========   ===========

          See Accompanying Notes to Consolidated Financial Statements.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                                   1995           1994           1993
                                                                               ------------   ------------   ------------
Cash Flows from Operating Activities
  Net income.................................................................  $  2,352,826   $  2,593,525   $  2,461,667
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.............................................................       525,689        528,722        530,628
    Amortization of intangibles..............................................       120,148        162,191        141,170
    Amortization of deferred compensation -- stock options...................        18,938             --             --
    Provision for loan losses................................................       684,000        660,000      1,268,000
    Provision for deferred income taxes......................................      (137,860)       (31,733)      (208,841)
    (Gain) on sales of securities............................................       (97,940)      (117,618)      (236,337)
    Loss on sale of marketable equity securities, net........................            --             --         50,968
    (Gain) on sales of loans.................................................      (287,562)      (130,163)      (573,773)
    (Gain) on sale of equipment..............................................       (36,736)        (2,145)            --
    Amortization of bond premiums, net.......................................       448,276        639,575        500,233
    (Gain) loss on sale of real estate acquired in settlement of loans.......       (32,577)        65,396         37,800
    Proceeds from sales of loans.............................................    14,898,876      9,288,783     30,059,472
    Origination of loans for resale..........................................   (14,672,518)    (9,158,620)   (29,485,699)
    Change in assets and liabilities:
      (Increase) decrease in accrued interest and other assets...............      (666,548)        11,606       (461,645)
      Increase (decrease) in accrued interest and other liabilities..........       538,624        346,240       (489,646)
                                                                               ------------   ------------   ------------
        Net cash provided by operating activities............................     3,655,636      4,855,759      3,593,997
                                                                               ------------   ------------   ------------
Cash Flows from Investing Activities
  Investment securities:
    Held to maturity:
      Proceeds from calls and maturities.....................................     3,858,289      1,279,344     12,198,225
      Purchases..............................................................    (4,300,502)    (6,197,199)   (38,747,790)
    Available for sale:
      Proceeds from sales....................................................    17,318,490     21,561,650             --
      Proceeds from maturities...............................................     6,230,000      6,620,607             --
      Purchases..............................................................   (28,240,291)   (27,357,269)            --
  Proceeds from sales of investment securities...............................            --             --     21,051,185
  Proceeds from sales of marketable equity securities........................            --             --        896,027
  Net (increase) decrease in federal funds sold..............................    (1,065,000)     8,900,000     (7,600,000)
  Net (increase) in loans....................................................   (20,532,531)   (14,024,454)    (3,811,923)
  Purchase of premises and equipment.........................................    (1,430,773)    (1,200,591)    (1,425,190)
  Proceeds from sale of real estate acquired in settlement of loans..........       799,687        727,290        623,340
  Proceeds from sale of equipment............................................        58,927         40,630             --
                                                                               ------------   ------------   ------------
        Net cash (used in) investing activities..............................   (27,303,704)    (9,649,992)   (16,816,126)
                                                                               ------------   ------------   ------------
Cash Flows from Financing Activities
  Net increase (decrease) in demand deposits, NOW accounts and savings
    accounts.................................................................    11,656,148     (6,853,365)    10,691,779
  Net increase in time deposits..............................................    17,737,606      1,732,124      4,249,936
  Net increase (decrease) in securities sold under agreements to
    repurchase...............................................................    (1,613,053)     9,976,139      1,497,708
  Payments on short-term borrowings..........................................      (680,000)      (253,750)      (520,000)
  Dividends paid.............................................................      (283,832)      (248,121)      (191,414)
  Proceeds from issuance of treasury stock...................................            --         14,157             --
                                                                               ------------   ------------   ------------
        Net cash provided by financing activities............................    26,816,869      4,367,184     15,728,009
                                                                               ------------   ------------   ------------
        Net increase (decrease) in cash and due from banks...................     3,168,801       (427,049)     2,505,880
Cash and due from banks:
  Beginning of year..........................................................    12,997,888     13,424,937     10,919,057
                                                                               ------------   ------------   ------------
  End of year................................................................  $ 16,166,689   $ 12,997,888   $ 13,424,937
                                                                               ============   ============   ============
Supplemental Disclosures of Cash Flow Information
  Cash payments for:
    Interest -- depositors...................................................  $  9,977,772   $  7,912,371   $  8,585,723
                                                                               ============   ============   ============
             -- repurchase agreements........................................  $    371,155   $    170,773   $     59,604
                                                                               ============   ============   ============
             -- short-term borrowings........................................  $    576,273   $    356,620   $    324,315
                                                                               ============   ============   ============
    Income taxes.............................................................  $    993,757   $    832,862   $    482,695
                                                                               ============   ============   ============
Supplemental Schedule of Noncash Investing and Financing Activities
  Transfer of loans to real estate acquired in settlement of loans...........  $    534,690   $    518,934   $    942,517
                                                                               ============   ============   ============
  Change in unrealized gain (loss) on securities available for sale..........  $  2,873,306   $ (2,870,173)  $         --
                                                                               ============   ============   ============
  Increase (decrease) in deferred taxes attributable to the unrealized gain
    (loss) on securities available for sale..................................  $ (1,114,843)  $  1,113,628   $         --
                                                                               ============   ============   ============
  Decrease in unrealized loss on marketable equity securities................            --             --          2,039
                                                                               ============   ============   ============
  Issuance of nonqualifying stock options....................................        66,920             --             --
                                                                               ============   ============   ============


          See Accompanying Notes to Consolidated Financial Statements.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry.

     The significant accounting and reporting policies for UnionBancorp, Inc. and its subsidiaries (the "Company") follow:

  Nature of Business

     The Company is a two bank holding company with two nonbank subsidiaries. The Company provides a full range of banking services to individual and corporate customers in the North Central Illinois area. The Company is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Company and its bank subsidiaries are subject to regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

  Basis of consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, UnionBank, UnionBank/Sandwich (collectively, the "Union Banks"), UnionData Corp., Inc. and Union Corporation. All material intercompany accounts and transactions have been eliminated in consolidation.

  Basis of accounting

     In preparing the consolidated financial statements, Company management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of real estate and other properties acquired in connection with foreclosures or in satisfaction of amounts due from borrowers on loans. Actual results could differ from those estimates.

     Assets held in an agency or fiduciary capacity, other than trust cash on deposit with the Union Banks, are not assets of the Union Banks and, accordingly, are not included in the accompanying consolidated financial statements.

  Securities held to maturity

     Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed using the interest method over their contractual lives.

  Securities available for sale

     Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. The difference between fair value and cost, adjusted for amortization of premium and accretion of discounts, results in an unrealized gain or loss. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related

                      UNIONBANCORP, INC. AND SUBSIDIARIES
deferred tax effect. Gains or losses from the sale of securities are determined using the specific identification method.

  Loans

     Loans are stated at the principal amount outstanding, net of unearned interest and the allowance for loan losses.

     Unearned interest on certain installment loans is credited to income over the term of the loan using the interest method. For all other loans, interest is credited to income as earned using the simple interest method applied to the daily balances of the principal outstanding.

     The Company's policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Interest income on these loans is recognized to the extent interest payments are received and the principal is considered fully collectible.


     Installment, residential real estate and commercial loans less than $100,000 are considered as small balance homogeneous loan pools for purpose of impairment. All other loans are specifically evaluated for impairment.



     The Company considers a loan impaired when it is probable that all amounts of principal and interest due, according to contractual terms of the loan agreement, will not be collected.



     For collateralized impaired loans, loan balances in excess of net realizable value are deemed impaired. In the determination of the valuation, the major risk classifications such as historical charge-offs over the last three calendar years for each category of loans, local economic trends, the source of loans and concentrations of credit in specific industries, if any, are considered.


  Allowance for Loan Losses

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. The evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Union Banks' allowances for loan losses, and may require additions to the allowance based on their judgment about information available to them at the time of their examinations.

     On January 1, 1995, the Company adopted Financial Accounting Standards Board Statement No. 114 (Statement No. 114), "Accounting by Creditors for the Impairment of a Loan," as amended by Statement No. 118, which requires loans to be considered impaired when, based on current information and events, it is probable that the bank will not be able to collect all amounts due. The portion of the allowance for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of the collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans or of collateral value is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

  Premises and equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the accelerated and straight-line methods over the estimated useful lives of the assets.

  Intangible assets

     The excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired is amortized using the straight-line method over fifteen years.

  Deferred income taxes

     Deferred taxes are provided on a liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Per share data

     Earnings per share are calculated on the weighted average number of shares outstanding, including common stock equivalents, outstanding during the year. Shares held by the employee stock ownership plan are considered to be outstanding shares regardless of whether they are allocated to participants or held as unallocated shares.

  Statements of cash flows

     For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing).


  Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of


     The FASB has issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No.
121) which becomes effective for years beginning after December 15, 1995. Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. Management believes that adoption of this Statement will not have a material effect on Union's financial statements.


  Accounting for Mortgage Servicing Rights


     In May 1995, the Financial Accounting Standards Board issued Statement No. 122, "Accounting for Mortgage Servicing Rights" (Statement No. 122). Statement No. 122 requires the Union Banks to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If the Union Banks acquire mortgage servicing rights through either the purchase or origination of mortgage loans and sell or securitize those loans with servicing rights retained, the Union Banks should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights)

                      UNIONBANCORP, INC. AND SUBSIDIARIES
based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income.

     Statement No. 122 is effective for years beginning after December 15, 1995. The Company believes the adoption of Statement No. 122 will not have a material impact on its consolidated financial statements.

  Accounting for Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123). Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments.

     Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25, "Accounting for Stock Issued to Employees", but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123.

     Statement No. 123 is effective for fiscal years beginning after December 15, 1995. The Company believes the adoption of Statement No. 123 will not have a material impact on its consolidated financial statements.

NOTE 2. CASH AND DUE FROM BANKS

     The Union Banks are required to maintain legal reserves composed of funds on deposit with the Federal Reserve Bank and cash on hand. The required balances as of December 31, 1995 and 1994, were $1,973,000 and $1,816,000, respectively.

NOTE 3. SECURITIES

     The Company adopted Financial Accounting Standards Board Statement No. 115 (Statement No. 115), "Accounting for Certain Investments in Debt and Equity Securities" as of January 1, 1994. The effect of adopting Statement No. 115 on the accompanying balance sheet as of January 1, 1994 was an increase in stockholders' equity of $831,467, net of the related income tax effect of $527,138, to recognize the net unrealized gain in securities available for sale at that date.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

     Amortized costs and fair values of securities are summarized as follows:

HELD TO MATURITY

                                                                  DECEMBER 31, 1995
                                                 ----------------------------------------------------
                                                                 GROSS        GROSS
                                                  AMORTIZED     UNREALIZED  UNREALIZED       FAIR
                                                    COST         GAINS        LOSSES         VALUE
                                                 -----------    --------    ----------    -----------
U.S. Treasury.................................   $   117,307    $     --     $     --     $   117,307
U.S. Government agencies and corporations.....     2,000,000          --      120,855       1,879,145
States and political subdivisions.............    26,660,119     496,019      214,800      26,941,338
Mortgage backed securities....................         8,790          --           --           8,790
Corporate bonds...............................       240,000          --           --         240,000
                                                 -----------    --------     --------     -----------
                                                 $29,026,216    $496,019     $335,655     $29,186,580
                                                 ===========    ========     ========     ===========

                                                                  DECEMBER 31, 1994
                                                 ----------------------------------------------------
                                                                 GROSS        GROSS
                                                  AMORTIZED     UNREALIZED  UNREALIZED       FAIR
                                                    COST         GAINS        LOSSES         VALUE
                                                 -----------    --------    ----------    -----------
U.S. Government agencies and corporations.....   $ 3,000,000    $    --     $  343,290    $ 2,656,710
States and political subdivisions.............    25,401,667     95,862      1,252,421     24,245,108
Mortgage backed securities....................        25,437         --             --         25,437
Corporate bonds...............................       240,000         --             --        240,000
                                                 -----------    -------     ----------    -----------
                                                 $28,667,104    $95,862     $1,595,711    $27,167,255
                                                 ===========    =======     ==========    ===========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

AVAILABLE FOR SALE

                                                                  DECEMBER 31, 1995
                                                 ----------------------------------------------------
                                                                 GROSS        GROSS
                                                  AMORTIZED     UNREALIZED  UNREALIZED       FAIR
                                                    COST         GAINS        LOSSES         VALUE
                                                 -----------    --------    ----------    -----------
U.S. Treasury.................................   $18,329,568    $ 24,352     $ 75,165     $18,278,755
U.S. Government agencies and corporations.....    36,908,777     303,127      225,033      36,986,871
Mortgage backed securities....................     6,218,441      30,314       58,920       6,189,835
States and political subdivisions.............       893,372      19,780           --         913,152
Corporate bonds...............................     1,512,522       9,678           --       1,522,200
Other.........................................        25,000          --       25,000              --
                                                 -----------    --------     --------     -----------
                                                 $63,887,680    $387,251     $384,118     $63,890,813
                                                 ===========    ========     ========     ===========

                                                                  DECEMBER 31, 1994
                                                 ----------------------------------------------------
                                                                 GROSS        GROSS
                                                  AMORTIZED     UNREALIZED  UNREALIZED       FAIR
                                                    COST         GAINS        LOSSES         VALUE
                                                 -----------    --------    ----------    -----------
U.S. Treasury.................................   $25,607,492    $    --     $1,191,856    $24,415,636
U.S. Government agencies and corporations.....    20,945,060      1,087      1,274,353     19,671,794
Mortgage backed securities....................     8,713,702     86,992        403,438      8,397,256
States and political subdivisions.............       893,152         --          7,937        885,215
Corporate bonds...............................     3,278,708         --         55,668      3,223,040
Other.........................................        25,000         --         25,000             --
                                                 -----------    -------     ----------    -----------
                                                 $59,463,114    $88,079     $2,958,252    $56,592,941
                                                 ===========    =======     ==========    ===========

     The amortized cost and fair value of securities classified as held to maturity and available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                DECEMBER 31, 1995
                                             --------------------------------------------------------
                                                  HELD TO MATURITY             AVAILABLE FOR SALE
                                             --------------------------    --------------------------
                                              AMORTIZED        FAIR         AMORTIZED        FAIR
                                                COST           VALUE          COST           VALUE
                                             -----------    -----------    -----------    -----------
Due in one year or less...................   $ 1,781,958    $ 1,910,134    $ 8,825,478    $ 8,782,725
Due after one year through five years.....    15,521,431     15,522,016     24,168,022     23,983,759
Due after five years through ten years....     8,655,643      8,583,561     24,782,767     25,040,870
Due after ten years.......................     3,067,184      3,170,869             --             --
Mortgage backed securities................            --             --      6,111,413      6,083,459
                                             -----------    -----------    -----------    -----------
                                             $29,026,216    $29,186,580    $63,887,680    $63,890,813
                                             ===========    ===========    ===========    ===========

     Securities with carrying values of approximately $50,338,000 and $37,064,000 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits, to secure securities sold under agreements to repurchase and for other purposes as required or permitted by law.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

     Realized gains and losses from securities available for sale during 1995 and 1994 and investment securities during 1993 follow:

                                                                    YEARS ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                  1995        1994         1993
                                                                --------    ---------    --------
Securities:
  Gross gains................................................   $171,882    $ 228,672    $315,712
  Gross losses...............................................    (73,942)    (111,054)    (79,375)
                                                                --------    ---------    --------
       Net gain..............................................   $ 97,940    $ 117,618    $236,337
Marketable equity securities:
  Gross gains................................................   $     --    $      --    $     --
  Gross losses...............................................         --           --     (50,968)
                                                                --------    ---------    --------
       Net gain..............................................   $     --    $      --    $(50,968)
                                                                --------    ---------    --------
                                                                $ 97,940    $ 117,618    $185,369
                                                                ========    =========    ========

NOTE 4. LOANS

     The major classifications of loans follow:

                                                                            DECEMBER 31,
                                                                    ----------------------------
                                                                        1995            1994
                                                                    ------------    ------------
Commercial.......................................................   $ 53,225,736    $ 51,401,761
Real estate......................................................    100,505,607      86,625,493
Installment......................................................     24,166,864      20,350,626
Other............................................................      2,928,008       2,787,697
                                                                    ------------    ------------
                                                                     180,826,215     161,165,577
                                                                    ------------    ------------
Deduct:
  Unearned interest..............................................          7,207          31,329
  Allowance for loan losses......................................      2,013,996       1,704,281
                                                                    ------------    ------------
                                                                       2,021,203       1,735,610
                                                                    ------------    ------------
                                                                    $178,805,012    $159,429,967
                                                                    ============    ============

     The Company's opinion as to the ultimate collectibility of these loans is subject to estimates regarding future cash flows from operations and the value of property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of borrowers.


     The following table presents data on impaired loans at December 31, 1995:


Impaired loans for which an allowance has been provided...........................   $733,294
Impaired loans for which no allowance has been provided...........................         --
                                                                                     --------
Total loans determined to be impaired.............................................   $733,294
                                                                                     ========
Allowance for loan loss for impaired loans included in the allowance for loan
  losses..........................................................................   $500,000
                                                                                     ========
Average recorded investment in impaired loans.....................................   $422,539
                                                                                     ========
Interest income recognized from impaired loans....................................   $     --
                                                                                     ========
Cash basis interest income recognized from impaired loans.........................   $     --
                                                                                     ========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

     Loans on which the accrual of interest had been discontinued or reduced amounted to $1,060,750 and $1,683,402, at December 31, 1994 and 1993,
respectively, which had the effect of reducing interest income approximately $167,000 and $231,000, for the years ended December 31, 1994 and 1993, respectively.

     The Company and its subsidiaries conduct most of their business activities, including granting agribusiness, commercial, residential and installment loans with customers in the Illinois counties of LaSalle, Livingston, Grundy, Bureau, Kendall, DeKalb and Kane. The loan portfolio includes a concentration of loans to agricultural and agricultural-related industries amounting to approximately $27,308,000 and $26,560,000 as of December 31, 1995 and 1994, respectively.
Generally those loans are collateralized by assets of those entities. The loans are expected to be repaid from cash flows or from proceeds from the sale of selected assets of the borrowers. Credit losses arising from lending transactions with agricultural entities compare favorably with the Company's credit loss experience on the loan portfolio as a whole.

     In the normal course of business, loans are made to employees, executive officers, directors and principal stockholders of the Company and its subsidiaries and to parties which the Company or its directors, executive officers and stockholders have the ability to significantly influence its management or operations (related parties). In the opinion of management, the terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectibility. Changes in such loans during the year ended December 31, 1995:

        Balance at the beginning of year.................................   $ 8,178,000
        New loans, extensions and modifications..........................     8,936,000
        Repayments.......................................................    (5,776,000)
                                                                            -----------
        Balance at end of year...........................................   $11,338,000
                                                                            ===========

     Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans were $47,777,424, $46,546,355, and $43,062,391 at December 31, 1995, 1994 and 1993,
respectively.

     During 1995, 1994 and 1993, the Company sold residential mortgages with balances of approximately $13,122,711, $9,158,620 and $29,485,699, respectively, to the Federal Home Loan Mortgage Corporation. Gains of $137,456, $130,163 and $573,773, respectively, were realized on those sales. In addition, during 1995, the Company sold mortgage loans with balances of approximately $103,030 to the Illinois Housing Development Authority for a gain of $2,435 and commercial loans with balances of approximately $1,446,777 to the Small Business Administration for a gain of $86,467. The Company also realized a gain of $61,204 on the sale of its entire portfolio of student loans during 1995.

NOTE 5. ALLOWANCE FOR LOAN LOSSES

     An analysis of activity in the allowance for loan losses follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                             1995          1994           1993
                                                          ----------    -----------    -----------
Balance at beginning of year...........................   $1,704,281    $ 1,786,953    $ 1,586,416
  Provision for loan losses............................      684,000        660,000      1,268,000
  Recoveries...........................................      162,580        281,334        211,566
  Loans charged off....................................     (536,865)    (1,024,006)    (1,279,029)
                                                          ----------    -----------    -----------
Balance at end of year.................................   $2,013,996    $ 1,704,281    $ 1,786,953
                                                          ==========    ===========    ===========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

NOTE 6. PREMISES AND EQUIPMENT

     Premises and equipment consisted of:

                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1995           1994
                                                               -----------    -----------
        Land................................................   $   746,699    $   733,447
        Buildings...........................................     6,022,219      5,858,466
        Furniture and equipment.............................     5,586,126      4,464,933
                                                               -----------    -----------
                                                                12,355,044     11,056,846
        Less accumulated depreciation.......................     5,784,334      5,369,029
                                                               -----------    -----------
                                                               $ 6,570,710    $ 5,687,817
                                                               ===========    ===========

NOTE 7. DEPOSITS

     A maturity distribution of time certificates of deposit in denominations of $100,000 or more was as follows:

                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1995           1994
                                                               -----------    -----------
        3 months or less....................................   $ 6,024,323    $10,204,186
        Over 3 months through 6 months......................     3,127,908      2,646,656
        Over 6 months through 12 months.....................     5,012,932      4,873,892
        Over 12 months......................................     9,487,225      4,215,683
                                                               -----------    -----------
                                                               $23,652,388    $21,940,417
                                                               ===========    ===========

NOTE 8. SHORT-TERM BORROWINGS

     Short-term borrowings included a note payable to a third party lender and securities sold under agreements to repurchase. Average and maximum balances and rates on aggregate short-term borrowings outstanding were as follows:

                                                            YEARS ENDED DECEMBER 31,
                                                    ----------------------------------------
                                                       1995           1994           1993
                                                    -----------    -----------    ----------
        Maximum month-end balance................   $20,007,000    $18,213,000    $8,990,000
        Average month-end balance................    13,944,000     10,644,000     7,417,000
        Weighted average interest rate for the
          year...................................          7.38%          5.47%         4.57%
        Weighted average interest rate at year
          end....................................          7.33%          6.69%         4.51%

     The note payable for $4,321,250 contains certain covenants which limit the amounts of dividends paid, the purchase of other banks and/or businesses, the purchase of investments not in the ordinary course of business, the changes in capital structure and the guarantees of other liabilities and obligations. In addition, the Company must maintain certain financial ratios. The Company was in compliance with all covenants for the year ended December 31, 1995.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

NOTE 9. INCOME TAXES

     Income taxes consisted of:

                                                                    YEARS ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                 1995         1994        1993
                                                               ---------    --------    ---------
Federal:
  Current...................................................   $ 879,002    $684,038    $ 918,169
  Deferred..................................................    (133,850)    (30,796)    (192,350)
                                                               ---------    --------    ---------
                                                                 745,152     653,242      725,819
                                                               ---------    --------    ---------
State:
  Current...................................................     140,478      50,720       38,071
  Deferred..................................................      (4,010)       (937)     (16,491)
                                                               ---------    --------    ---------
                                                                 136,468      49,783       21,580
                                                               ---------    --------    ---------
                                                               $ 881,620    $703,025    $ 747,399
                                                               =========    ========    =========

     The Company's income tax expense differed from the statutory federal rate of 34% as follows:

                                                                   YEARS ENDED DECEMBER 31,
                                                            --------------------------------------
                                                               1995          1994          1993
                                                            ----------    ----------    ----------
Expected income taxes....................................   $1,099,712    $1,120,827    $1,091,082
Income tax effect of:
  Interest earned on tax free investments and loans           (471,483)     (464,804)     (402,382)
  Nondeductible interest expense incurred to carry
     tax-free investments and loans......................       62,775        48,746        39,993
  Tax-exempt dividends...................................         (396)       (8,854)      (13,799)
  Nondeductible amortization.............................       23,060        23,060        23,060
  State income taxes, net of federal tax benefit.........       90,069        32,857        14,243
  Other..................................................       77,883       (48,807)       (4,798)
                                                            -----------   -----------   -----------
                                                            $  881,620    $  703,025    $  747,399
                                                            ===========   ===========   ===========

     The deferred income taxes in the accompanying balance sheets include the following amounts of deferred tax assets and liabilities:

                                                                             DECEMBER 31,
                                                                        -----------------------
                                                                          1995          1994
                                                                        ---------    ----------
Deferred tax liability...............................................   $(482,768)   $ (467,261)
Deferred tax asset...................................................     473,181     1,434,657
                                                                          -------    ----------
Net deferred tax asset (liability)...................................   $  (9,587)   $  967,396
                                                                          =======    ==========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

     The tax effects of principal temporary differences are shown in the following table:

                                                                       DECEMBER 31,
                                                                  -----------------------
                                                                    1995          1994
                                                                  ---------    ----------
        Allowance for loan losses..............................   $ 446,966    $  331,033
        Deferred compensation..................................      26,215        11,898
        Premises and equipment basis...........................    (311,720)     (243,713)
        Core deposits..........................................    (151,778)     (180,237)
        Securities available for sale..........................      (1,215)    1,113,628
        Leases.................................................      (4,037)      (12,783)
        Other..................................................     (14,018)      (52,430)
                                                                    -------    ----------
                                                                  $  (9,587)   $  967,396
                                                                    =======    ==========

NOTE 10. EMPLOYEE STOCK OWNERSHIP PLAN

     The Company's Employees' Stock Ownership Plan (the "ESOP") covers all full-time employees who have completed six months of service and have attained the minimum age of twenty and one-half years. Vesting in the ESOP is based on years of continuous service. A participant is 100 percent vested after seven years of credited service.

     The ESOP operates as a leveraged employee stock ownership plan. The ESOP owns 450,945 shares of the Company's common stock. These shares are held in trust and are allocated to participant's accounts in the ESOP as the related loan obligation is repaid. At December 31, 1995, 416,232 shares were allocated to ESOP participants. Principal and interest on the loan are required to be paid in quarterly installments through April 1996. The loan, with an outstanding balance of $46,875, bears interest at 88% of prime, with an effective rate of 7.48% as of December 31, 1995.

     Company contributions, when aggregated with the ESOP's dividend and interest earnings, are, at a minimum, equal to the amount required by the ESOP to pay the principal and interest on the loan, plus the sum required to purchase allocated shares from terminated participants. The Company expenses all cash contributions made to the ESOP. Contributions were $236,959, $250,576 and $244,020 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 11. STOCK OPTION PLAN

     In April 1993, the Company adopted the 1993 Stock Option Plan (the "Option Plan"). Under the Option Plan, non-qualified options, incentive stock options, and/or stock appreciation rights may be granted to employees and outside directors of the Company and its subsidiaries to purchase the Company's common stock at an exercise price to be determined by the Option Plan's administrative committee. Pursuant to the Option Plan, 600,000 shares of the Company's unissued common stock have been reserved and are available for issuance upon the exercise of options and rights granted under the Option Plan.

     A summary of the activity in the Option Plan follows:

                                      GRANTED   VESTED   FORFEITED   EXERCISABLE   OUTSTANDING    EXERCISE PRICE
                                      -------   ------   ---------   -----------   -----------    --------------
December 31, 1993...................       --      --        --            --             --
December 31, 1994...................   38,100   7,620        --         7,620         38,100       $5.04 - $6.75
December 31, 1995...................   30,300      --        --            --         30,300       $6.75 - $8.33
                                       ------   -----                   -----         ------
Total...............................   68,400   7,620        --         7,620         68,400
                                       ======   =====        ==         =====         ======

                      UNIONBANCORP, INC. AND SUBSIDIARIES

     The Company recognizes compensation expense on non-qualified stock options over the stated vesting period for the difference between fair value and the exercise price of the options granted. The Company recognized compensation expense of $18,938 during 1995 related to non-qualified stock options.

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement No. 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

  Cash and due from banks

     The carrying amounts reported in the balance sheet for cash and due from banks approximate their fair values.

  Federal funds sold

     The stated carrying amounts of federal funds sold approximate their fair values.

  Securities

     Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying amount of accrued interest receivable approximates its fair value.

  Loans

     For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

  Off-balance-sheet instruments

     Fair values for the Company's off-balance-sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of these items is not material.

  Deposit liabilities

     The fair values for demand deposits equal their carrying amounts, which represents the amount payable on demand. The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are

                      UNIONBANCORP, INC. AND SUBSIDIARIES
estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

  Short-term borrowings

     The stated carrying amounts of borrowings under agreements to repurchase, and other short-term borrowings approximate their fair values.

     The estimated fair values of the Company's financial instruments were as follows:

                                                                 DECEMBER 31,
                                         ------------------------------------------------------------
                                                     1995                            1994
                                         ----------------------------    ----------------------------
                                           CARRYING          FAIR          CARRYING          FAIR
                                            AMOUNT          VALUE           AMOUNT          VALUE
                                         ------------    ------------    ------------    ------------
Financial Assets:
  Cash and due from banks..............  $ 16,166,689    $ 16,166,689    $ 12,997,888    $ 12,997,888
  Federal funds sold...................     2,265,000       2,265,000       1,200,000       1,200,000
  Securities...........................    92,917,029      93,077,393      85,260,045      83,760,196
  Loans................................   178,805,012     178,927,747     159,429,967     159,290,869
Financial Liabilities:
  Deposits.............................   261,727,319     262,490,548     232,333,565     232,040,448
  Short-term borrowings................    15,851,384      15,851,384      18,144,437      18,144,437

     In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the earnings potential of the trust operations, the trained work force, customer goodwill and similar items.

NOTE 13. COMMITMENTS, CONTINGENCIES AND CREDIT RISK

     In the normal course of business, there are outstanding various contingent liabilities such as claims and legal action, which are not reflected in the consolidated financial statements. In the opinion of management, no material losses are anticipated as a result of these actions or claims.

     The Union Banks are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement in particular classes of financial instruments.

     The Company's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written, is represented by the contractual amount of those instruments. The Union Banks use the same credit policies in making

                      UNIONBANCORP, INC. AND SUBSIDIARIES
commitments and conditional obligations as they do for on-balance-sheet instruments. Financial instruments whose contract amounts represent credit risk at December 31, 1995 follow:

                                            VARIABLE                                    RANGE OF RATES
                                              RATE        FIXED RATE        TOTAL        ON FIXED RATE
                                           COMMITMENTS    COMMITMENTS    COMMITMENTS      COMMITMENTS
                                           -----------    -----------    -----------    ---------------
Commitments to extend credit and standby
  letters of credit.....................   $40,686,000    $3,111,000     $43,797,000      6.25%-11.25%


     Commitments to extend credit and standby letters of credit were $33,286,000 at December 31, 1994, substantially all of which were variable rate commitments.


     The Company has employment agreements with its executive officers and certain other management personnel. These agreements generally continue until terminated by the executive or the Company and provide for continued salary and benefits to the executive under certain circumstances. The agreements provide the employees with additional rights after a change of control of the Company occurs.

     The Company does not engage in the use of interest rate swaps, or futures, forwards or option contracts.

NOTE 14. CONDENSED FINANCIAL INFORMATION -- PARENT COMPANY ONLY


     The primary source of funds for the Company is dividends from its subsidiaries. Certain regulatory requirements restrict the amount of dividends that may be paid by the Union Banks to the Company. At December 31, 1995, approximately $4,500,000 of dividends were allowable from the Union Banks to the Company without prior regulatory approval. As a practical matter, dividend payments are restricted to maintain prudent capital levels.

                      UNIONBANCORP, INC. AND SUBSIDIARIES

     Condensed financial information for UnionBancorp, Inc. follows:

BALANCE SHEETS (PARENT COMPANY ONLY)

                                                                             DECEMBER 31,
                                                                      --------------------------
                                                                         1995           1994
                                                                      -----------    -----------
ASSETS
Cash and due from banks............................................   $        34    $     6,065
Investment in subsidiaries.........................................    27,558,293     24,079,645
Premises and equipment.............................................       152,060        118,775
Intangible assets..................................................        75,799         99,877
Other assets.......................................................        76,324        514,062
                                                                      -----------    -----------
                                                                      $27,862,510    $24,818,424
                                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Short-term borrowings..............................................   $ 4,346,250    $ 5,026,250
Deferred income taxes..............................................        11,985             --
Other liabilities..................................................        29,283        163,577
                                                                      -----------    -----------
                                                                        4,387,518      5,189,827
                                                                      -----------    -----------
Stockholders' Equity
  Common stock, $1 par value; 10,000,000 shares authorized;
     2,400,000 issued and outstanding..............................     2,400,000      2,400,000
  Surplus..........................................................     1,074,272      1,007,352
  Retained earnings................................................    20,567,981     18,498,987
  Unrealized gain (loss) on securities available for sale..........         1,918     (1,756,545)
  Deferred compensation -- stock option plans......................       (47,982)            --
                                                                      -----------    -----------
                                                                       23,996,189     20,149,794
  Less treasury stock, at cost; 268,263 shares.....................       521,197        521,197
                                                                      -----------    -----------
                                                                       23,474,992     19,628,597
                                                                      -----------    -----------
                                                                      $27,862,510    $24,818,424
                                                                      ===========    ===========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

INCOME STATEMENTS (PARENT COMPANY ONLY)

                                                                   YEARS ENDED DECEMBER 31,
                                                            --------------------------------------
                                                               1995          1994          1993
                                                            ----------    ----------    ----------
Dividends from subsidiaries..............................   $1,532,126    $1,149,052    $1,010,176
Management fees and other................................      981,309       652,384       659,715
                                                            ----------    ----------    ----------
  Total income...........................................    2,513,435     1,801,436     1,669,891
                                                            ----------    ----------    ----------
Interest expense.........................................      422,462       371,299       339,998
Other expenses...........................................    1,275,215       883,090       691,630
                                                            ----------    ----------    ----------
  Total expenses.........................................    1,697,677     1,254,389     1,031,628
                                                            ----------    ----------    ----------
       Income before income tax benefit and equity in
          undistributed earnings of subsidiaries.........      815,758       547,047       638,263
Income tax benefit.......................................     (216,883)     (251,040)     (214,853)
                                                            ----------    ----------    ----------
       Income before equity in undistributed earnings of
          subsidiaries...................................    1,032,641       798,087       853,116
Equity in undistributed earnings of subsidiaries.........    1,320,185     1,795,438     1,608,551
                                                            ----------    ----------    ----------
       Net income........................................   $2,352,826    $2,593,525    $2,461,667
                                                            ==========    ==========    ==========

                      UNIONBANCORP, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS (PARENT COMPANY ONLY)

                                                                 YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1995           1994           1993
                                                         -----------    -----------    -----------
Cash Flows from Operating Activities
  Net income..........................................   $ 2,352,826    $ 2,593,525    $ 2,461,667
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation.....................................        17,494          9,656          2,150
     Undistributed earnings of subsidiaries...........    (1,320,185)    (1,795,438)    (1,608,551)
     Amortization of intangible.......................        24,078         24,078         24,077
     Amortization of deferred compensation -- stock
       options........................................        18,938             --             --
     Provision for deferred income taxes..............        11,985             --             --
     Change in assets and liabilities:
       Decrease in other assets.......................       437,738        224,186          2,804
       Increase (decrease) in other liabilities.......      (134,294)        30,748       (146,770)
                                                         -----------    -----------    -----------
          Net cash provided by operating activities...     1,408,580      1,086,755        735,377
                                                         -----------    -----------    -----------
Cash Flows from Investing Activities
  Investment in subsidiary............................      (400,000)      (500,000)            --
  Purchases of premises and equipment.................       (50,779)      (123,456)        (4,359)
                                                         -----------    -----------    -----------
          Net cash (used in) financing activities.....      (450,779)      (623,456)        (4,359)
                                                         -----------    -----------    -----------
Cash Flows from Financing Activities
  Payments on short-term borrowings...................      (680,000)      (253,750)      (520,000)
  Dividends paid......................................      (283,832)      (248,121)      (191,414)
  Proceeds from issuance of treasury stock............            --         14,157             --
                                                         -----------    -----------    -----------
          Net cash (used in) financing activities.....      (963,832)      (487,714)      (711,414)
                                                         -----------    -----------    -----------
          Net increase (decrease) in cash and due from
            banks.....................................        (6,031)       (24,415)        19,604
Cash and due from banks:
  Beginning of year...................................         6,065         30,480         10,876
                                                         -----------    -----------    -----------
  End of year.........................................   $        34    $     6,065    $    30,480
                                                         ===========    ===========    ===========
Supplemental Schedule of Noncash Investing
  and Financing Activities
  Change in unrealized gain (loss) on securities
     available for sale...............................   $ 1,758,463    $(1,756,545)   $        --
  Issuance of nonqualifying stock options.............        66,920             --             --

NOTE 15. SUBSEQUENT EVENTS

     On May 20, 1996, the Company effected a three-for-one stock split in the form of a stock dividend. All references in the accompanying financial statements to number of shares and per share amounts have been retroactively restated to reflect the stock split.

                             PRAIRIE BANCORP, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following summary consolidated financial data of Prairie Bancorp, Inc. should be read in conjunction with the Consolidated Financial Statements of Prairie Bancorp, Inc. and the Notes thereto appearing elsewhere in this Prospectus and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Prairie Bancorp, Inc." The selected historical consolidated financial data as of and for the three years in the period ended December 31, 1995 are derived from Prairie's Consolidated Financial Statements which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the years ended December 31, 1992 and 1991 and the six months ended June 30, 1996 and June 30, 1995 is unaudited.


                                                    SIX MONTHS ENDED
                                                        JUNE 30,                         YEARS ENDED DECEMBER 31,
                                                  --------------------    -------------------------------------------------------
                                                    1996        1995        1995        1994        1993        1992       1991
                                                  --------    --------    --------    --------    --------    --------    -------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Interest income................................ $  7,527    $  7,477    $ 15,123    $ 13,251    $ 10,466    $  9,818    $ 7,291
  Interest expense...............................    4,792       5,127      10,327       8,582       6,300       5,973      4,649
                                                  --------    --------    --------    --------    --------    --------    -------
    Net interest income..........................    2,735       2,350       4,796       4,669       4,166       3,845      2,642
  Provision for loan losses......................       20         (22)        (31)         10        (100)        252         47
                                                  --------    --------    --------    --------    --------    --------    -------
    Net interest income after provision for loan
      losses..................................... $  2,715    $  2,372    $  4,827    $  4,659    $  4,266    $  3,593    $ 2,595
  Noninterest income.............................      256         683         993       1,097       1,440       1,133        411
  Noninterest expense............................    2,217       2,374       4,622       4,648       4,011       3,588      2,245
  Minority interest..............................       42          44          95          95         113          80         90
  Net income before income taxes.................      712         637       1,103       1,013       1,582       1,058        671
  Income taxes...................................      215         156         275         227         271         172        217
                                                  --------    --------    --------    --------    --------    --------    -------
  Net income..................................... $    497    $    481    $    828    $    786    $  1,311    $    886    $   454
                                                  ========    ========    ========    ========    ========    ========    =======
  Preferred stock dividends......................      309         229         484         344          66          65         --
  Net income applicable to common stock..........      188         252         344         442       1,245         821        454
COMMON SHARE DATA:
  Net income..................................... $    188    $    252    $    344    $    442    $  1,245    $    821    $   454
  Book value.....................................    5,620       5,214       5,749       4,376       4,480       3,075      1,954
  Weighted average common shares outstanding.....    1,000       1,000       1,000       1,000       1,000       1,000      1,000
  Period end shares outstanding..................    1,000       1,000       1,000       1,000       1,000       1,000      1,000
BALANCE SHEET DATA:
  Total assets................................... $226,032    $225,470    $224,974    $228,188    $178,798    $140,667    $86,593
  Loans, net.....................................   73,050      65,243      66,392      60,080      53,023      49,369     33,462
  Allowance for loan losses......................      784         750         741         715         781         963        499
  Total deposits.................................  187,840     172,464     183,296     180,910     143,167     125,754     76,592
  Stockholders' equity...........................   11,712      11,306      11,841       8,968       5,572       4,167      1,954
  Preferred stock portion of stockholders'
    equity.......................................    6,092       6,092       6,092       4,592       1,092       1,092         --
  Common stock portion of stockholders' equity...    5,620       5,214       5,749       4,376       4,480       3,075      1,954
PERFORMANCE DATA:
  Return on average total assets(1)..............     0.44%       0.43%       0.37%       0.36%       0.89%       0.74%      0.53%
  Return on average stockholders' equity(1)......     8.44        9.10        7.96       10.81       26.92       28.94      28.79
  Net interest margin............................     2.64        2.23        2.29        2.34        3.30        3.96       3.73
  Loans to deposits..............................    38.89       37.83       36.22       33.21       37.04       39.26      43.69
  Efficiency ratio(2)............................    73.85       64.49       71.83       71.23       55.03       59.68      69.34
ASSET QUALITY RATIOS:
  Nonperforming assets to total assets...........     0.38%       0.69%       0.30%       0.21%       0.27%       0.39%      0.39%
  Nonperforming loans to total loans.............     1.11        2.35        1.00        0.75        0.75        0.93       1.01
  Net loan charge-offs to average loans(1).......    (0.03)      (0.09)      (0.09)       0.13        0.16        0.32      (0.08)
  Allowance for loan losses to total loans.......     1.06        1.14        1.10        1.18        1.45        1.91       1.47
  Allowance for loan losses to nonperforming
    loans........................................    95.96       48.26      110.10      155.77      192.36      205.33     145.91
CAPITAL RATIOS:
  Tier I risk-based capital......................    13.82%      14.51%      14.52%      12.29%       8.82%       7.15%      5.17%
  Total risk-based capital.......................    14.76       15.48       15.46       13.25       10.07        8.77       6.49
  Leverage.......................................     5.11        4.97        5.05        4.28        3.04        2.94       2.24


- -------------------------
(1) All interim periods have been annualized.

(2) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                            OF PRAIRIE BANCORP, INC.

     The following discussion provides additional information regarding the operations and financial condition of Prairie Bancorp, Inc. ("Prairie") for the six months ended June 30, 1996 and 1995 and the three years ended December 31, 1995. The discussion should be read in conjunction with the consolidated statements of financial condition as of December 31, 1995 and 1994 and the results of operations for the three years ended December 31, 1995 and for the six months ended June 30, 1996 and 1995 and accompanying notes included elsewhere in the prospectus.

GENERAL

     Prairie derives substantially all of its revenues and income from the operations of its subsidiaries, the Prairie Banks, which provide a full range of commercial and consumer banking services to businesses and individuals, primarily in central and western Illinois. As of June 30, 1996, Prairie had total assets of $226.0 million, net loans of $73.0 million, total deposits of $187.8 million and total stockholders' equity of $11.7 million. Prairie's reported net income grew to $497,000 for the six months ended June 30, 1996 from net income of $481,000 for the six months ended June 30, 1995 as a result of internal loan and deposit portfolio growth generating higher net interest income partially offset by a decrease in securities gains in 1996 compared to 1995.

RESULTS OF OPERATIONS

  Net Income

     Net income of Prairie was $497,000 ($188 per common share) for the six months ended June 30, 1996, compared with net income of $481,000 ($252 per common share) for the six months ended June 30, 1995, an increase of $16,000 or 3.3%. Net income per common share in 1996 decreased due to additional dividends paid on preferred stock issued during 1995. Factors contributing to the increase in net income in 1996 compared with 1995 include the higher percentage of loans to total assets and replacement of other borrowings with lower cost deposits.

     Net income was $828,000 for 1995 ($344 per common share), compared with net income of $786,000 for 1994 ($442 per common share) and $1,311,000 for 1993
($1,245 per common share). Net income per common share in 1995 decreased due to additional dividends paid on preferred stock issued during 1995. The increase in net income for 1995 from 1994 was due primarily to an increase in net interest income after provision for loan losses of $168,000. The decrease in net income from 1993 to 1994 was attributable to an increase in net interest income after provision for loan losses of $393,000 coupled with an increase in noninterest expense of $637,000 partially attributable to the opening of new branches and a decrease in securities gains of $361,000.

  Net Income before Income Taxes

     Net income before income taxes was $712,000 for the six months ended June 30, 1996, compared with $637,000 for the first six months of 1995, an 11.8% increase.

     Net income before income taxes was $1,103,000 in 1995 compared with $1,013,000 in 1994 and $1,582,000 in 1993.

  Net Interest Income

     Net interest income is the difference between income earned on interest-earning assets and the interest expense incurred on interest-bearing liabilities. The net yield on total interest-earning assets, also referred to as interest rate margin or net interest margin, represents net interest income divided by average interest-earning assets. Prairie's principal interest-earning assets are loans, investment securities and federal funds sold.

     Net interest income was $2,735,000 for the first six months of 1996, an increase of $385,000 or 16.38% compared with the first six months of 1995, resulting principally from an increase in loans. In addition, Prairie experienced an increase in the net interest spread from 1.9% to 2.28% for the six months ended June 30, 1995 and 1996, respectively. The foregoing increase resulted principally from the fact that the yield on interest-earning assets increased and the cost of the interest-bearing liabilities decreased slightly. The yield on interest-earning assets increased from 6.93% to 7.10%, while the cost of interest-bearing liabilities decreased from 5.03% to 4.82% for the six months ended June 30, 1995 and 1996, respectively.

     Net interest income was $4,796,000 for 1995, an increase of $127,000 or 2.72% compared with net interest income of $4,669,000 for 1994, which represented an increase of $503,000 or 12.07% compared with net interest income of $4,166,000 for 1993. Prairie's average total interest-earning assets increased from approximately $208 million for 1994 to $217 million for 1995, representing a 4.56% increase resulting principally from an increase in loans. The net interest margin of 2.29% for 1995 decreased from 2.34% for 1994.

     The following table sets forth for each category of interest-earning assets and interest-bearing liabilities the average amounts outstanding, the interest earned or paid on such amounts and the average rate paid for the six months ended June 30, 1996 and 1995 and for the three years ended December 31, 1995, 1994 and 1993. The table also sets forth the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities, and the net yield on average interest-earning assets for the same period.

                             AVERAGE BALANCE SHEET
                      AND ANALYSIS OF NET INTEREST INCOME


                                                    FOR THE SIX MONTHS ENDED JUNE 30,
                                -------------------------------------------------------------------------
                                               1996                                  1995
                                -----------------------------------   -----------------------------------
                                                INTEREST                              INTEREST
                                  AVERAGE       INCOME/     AVERAGE     AVERAGE       INCOME/     AVERAGE
                                  BALANCE       EXPENSE      RATE       BALANCE       EXPENSE      RATE
                                ------------   ----------   -------   ------------   ----------   -------
ASSETS
Interest-earning assets:
  Interest-bearing deposits.... $    484,000   $   12,000     4.96%   $    371,000   $   10,000     5.39%
  Federal funds sold...........    2,088,000       50,000     4.79         623,000       20,000     6.42
  U.S. Treasury and agency
     securities(1).............    7,079,000      178,000     5.03       7,106,000      173,000     4.87
  States and political
     subdivisions(1)(2)........    6,471,000      294,000     9.09       6,718,000      289,000     8.60
  Mortgage-backed(1)...........  126,875,000    3,916,000     6.17     138,984,000    4,287,000     6.17
  Other(1).....................    1,384,000       44,000     6.36       1,869,000       64,000     6.85
  Loans(3)(4)..................   70,483,000    3,136,000     8.90      62,474,000    2,720,000     8.71
                                ------------   ----------     ----    ------------   ----------     ----
          Total interest
            earning assets..... $214,864,000   $7,630,000     7.10%   $218,145,000   $7,563,000     6.93%
                                ------------   ----------             ------------   ----------
Less: Allowance for loan
  losses.......................      763,000                               742,000
Cash and due from banks........    5,728,000                             3,318,000
Premises and equipment.........    3,256,000                             3,245,000
Other assets...................    2,418,000                             1,909,000
                                ------------                          ------------
          Total assets......... $225,503,000                          $225,875,000
                                ============                          ============
LIABILITIES
Interest-earning liabilities:
  Interest-bearing
     demand deposits........... $ 20,846,000   $  279,000     2.68%   $ 17,757,000   $  244,000     2.75%
  Savings deposits.............   48,580,000      886,000     3.65      52,783,000    1,078,000     4.08
  Time deposits................  103,445,000    2,783,000     5.38      97,009,000    2,628,000     5.42
                                ------------   ----------     ----    ------------   ----------     ----
          Total
            interest-bearing
            deposits........... $172,871,000   $3,948,000     4.57    $167,549,000   $3,950,000     4.72
                                ------------   ----------     ----    ------------   ----------     ----
  Short-term borrowings........    7,463,000      264,000     7.07       6,108,000      203,000     6.65
  Federal Home Loan Bank
     advances and notes
     payable...................   18,307,000      580,000     6.34      30,346,000      974,000     6.42
                                ------------   ----------     ----    ------------   ----------     ----
          Total
            interest-bearing
            liabilities........ $198,641,000   $4,792,000     4.82    $204,003,000   $5,127,000     5.03
                                ------------   ----------             ------------   ----------
  Noninterest-bearing
     deposits..................   12,698,000                             9,913,000
  Other liabilities............    2,388,000                             1,387,000
                                ------------                          ------------
          Total liabilities....  213,727,000                           215,303,000
Stockholders' equity...........   11,776,000                            10,572,000
                                ------------                          ------------
          Total liabilities and
            equity............. $225,503,000                          $225,875,000
                                ============                          ============
Net interest income............                $2,838,000                            $2,436,000
                                               ==========                            ==========
Net interest spread............                               2.28                                  1.90
                                                              ====                                  ====
Net interest margin............                               2.64%                                 2.23%
                                                              ====                                  ====


- -------------------------

(1) Average balance and average rate on securities classified as available for sale is based on historical amortized cost balances.



(2) Interest income and yield on nontaxable securities are reflected on a tax equivalent basis based upon a statutory Federal income tax rate of 34%.



(3) Loans on nonaccrual status have been included in the computation of average balances.



(4) The interest income on loans includes loan fees. Loan fees were $18,000 and $16,000 for the six months ended June 30, 1996 and 1995, respectively.

           AVERAGE BALANCE SHEET AND ANALYSIS OF NET INTEREST INCOME

                                                                           YEARS ENDED DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                                      1995                                1994
                                                     --------------------------------------    ---------------------------
                                                                      INTEREST                                  INTEREST
                                                       AVERAGE         INCOME/      AVERAGE      AVERAGE         INCOME/
                                                       BALANCE         EXPENSE       RATE        BALANCE         EXPENSE
                                                     ------------    -----------    -------    ------------    -----------
ASSETS
Interest-earning assets:
  Interest-bearing deposits.......................   $    228,000    $    16,000      7.02%    $    463,000    $    22,000
  Federal funds sold..............................      1,443,000         96,000      6.65          934,000         41,000
  U.S. Treasury and agency securities(1)..........      6,894,000        335,000      4.86       10,190,000        516,000
  States and political subdivisions(1)(2).........      6,136,000        545,000      8.88        7,574,000        656,000
  Mortgage-backed securities(1)...................    135,875,000      8,357,000      6.15      128,395,000      7,070,000
  Other(1)........................................      1,849,000        126,000      6.81        2,717,000        128,000
  Loans(3)(4).....................................     64,662,000      5,819,000      9.00       57,339,000      5,003,000
                                                     ------------    -----------      ----     ------------    -----------
    Total interest-earning assets(1)..............   $217,087,000    $15,294,000      7.05%    $207,612,000    $13,436,000
                                                     ------------    -----------               ------------    -----------
Less: Allowance for loan losses...................        727,000                                   768,000
Cash and due from banks...........................      3,845,000                                 3,575,000
Premises and equipment............................      3,419,000                                 3,097,000
Other assets......................................      2,203,000                                 2,042,000
                                                     ------------                              ------------
    Total assets..................................   $225,827,000                              $215,558,000
                                                     ============                              ============
LIABILITIES
Interest-bearing liabilities:
  Interest-bearing demand deposits................   $ 19,402,000    $   559,000      2.88%    $ 18,656,000    $   528,000
  Savings deposits................................     50,630,000      1,996,000      3.94       61,449,000      2,460,000
  Time deposits...................................     99,974,000      5,494,000      5.50       78,356,000      3,677,000
                                                     ------------    -----------      ----     ------------    -----------
    Total interest-bearing liabilities............   $170,006,000    $ 8,049,000      4.73     $158,461,000    $ 6,665,000
                                                     ------------    -----------      ----     ------------    -----------
  Short-term borrowings...........................      7,523,000        510,000      6.78        6,404,000        386,000
  Federal Home Loan Bank advances and notes
    payable.......................................     24,367,000      1,768,000      7.26       31,017,000      1,531,000
                                                     ------------    -----------      ----     ------------    -----------
    Total interest-bearing liabilities............   $201,896,000    $10,327,000      5.12     $195,882,000    $ 8,582,000
                                                     ------------    -----------               ------------    -----------
Noninterest-bearing deposits......................     11,994,000                                11,038,000
Other liabilities.................................      1,532,000                                 1,368,000
                                                     ------------                              ------------
    Total liabilities.............................    215,422,000                               208,288,000
Stockholders' equity..............................     10,405,000                                 7,270,000
                                                     ------------                              ------------
    Total liabilities and equity..................   $225,827,000                              $215,558,000
                                                     ============                              ============
Net interest income...............................                   $ 4,967,000                               $ 4,854,000
                                                                     ===========                               ===========
Net interest spread...............................                                    1.93
                                                                                      ====
Net interest margin...............................                                    2.29%
                                                                                      ====


                                                      1994                     1993
                                                    -------    --------------------------------------
                                                                                INTEREST
                                                    AVERAGE      AVERAGE         INCOME/      AVERAGE
                                                     RATE        BALANCE         EXPENSE       RATE
                                                    -------    ------------    -----------    -------
ASSETS
Interest-earning assets:
  Interest-bearing deposits.......................    4.75%    $    495,000    $    19,000      3.84%
  Federal funds sold..............................    4.39        1,531,000         49,000      3.20
  U.S. Treasury and agency securities(1)..........    5.06        6,427,000        493,000      7.67
  States and political subdivisions(1)(2).........    8.66       11,756,000      1,388,000     11.81
  Mortgage-backed securities(1)...................    5.51       66,465,000      4,100,000      6.17
  Other(1)........................................    4.71        1,778,000         91,000      5.12
  Loans(3)(4).....................................    8.73       52,134,000      4,804,000      9.21
                                                      ----     ------------    -----------     -----
    Total interest-earning assets(1)..............    6.47%    $140,586,000    $10,944,000      7.78%
                                                               ------------    -----------
Less: Allowance for loan losses...................                  888,000
Cash and due from banks...........................                3,865,000
Premises and equipment............................                2,075,000
Other assets......................................                1,859,000
                                                               ------------
    Total assets..................................             $147,497,000
                                                               ============
LIABILITIES
Interest-bearing liabilities:
  Interest-bearing demand deposits................    2.83%    $ 17,735,000    $   554,000      3.12%
  Savings deposits................................    4.00       39,488,000      1,638,000      4.15
  Time deposits...................................    4.69       61,019,000      3,140,000      5.15
                                                      ----     ------------    -----------     -----
    Total interest-bearing liabilities............    4.21     $118,242,000    $ 5,332,000      4.51
                                                      ----     ------------    -----------     -----
  Short-term borrowings...........................    6.03        3,395,000        258,000      7.60
  Federal Home Loan Bank advances and notes
    payable.......................................    4.94       13,286,000        710,000      5.34
                                                      ----     ------------    -----------     -----
    Total interest-bearing liabilities............    4.38     $134,923,000    $63,000,000      4.67
                                                               ------------    -----------
Noninterest-bearing deposits......................                6,346,000
Other liabilities.................................                1,358,000
                                                               ------------
    Total liabilities.............................              142,627,000
Stockholders' equity..............................                4,870,000
                                                               ------------
    Total liabilities and equity..................             $147,497,000
                                                               ============
Net interest income...............................                             $ 4,644,000
                                                                               ===========
Net interest spread...............................    2.09                                      3.12
                                                      ====                                     =====
Net interest margin...............................    2.34%                                     3.30%
                                                      ====                                     =====


- -------------------------

(1) Average balance and average rate on securities classified as available for sale is based on historical amortized cost balances.



(2) Interest income and yield on nontaxable securities are reflected on a tax equivalent basis based upon a statutory Federal income tax rate of 34%.



(3) Loans on nonaccrual status have been included in the computation of average balances.



(4) The interest income on loans includes loan fees. Loan fees were $30,000,

    $21,000, and $22,000 for the years ended December 31, 1995, 1994 and 1993.

     Prairie's net interest income is affected by changes in the amount and mix of interest-earning assets and interest-bearing liabilities, referred to as a "volume change". It is also affected by changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds referred to as a "rate change". The following table reflects the changes in net interest income stemming from changes in interest rates and from asset and liability volume, including mix. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a pro rata basis.

                  RATE/VOLUME ANALYSIS OF NET INTEREST INCOME


                   SIX MONTHS ENDED JUNE 30, 1996
                   COMPARED WITH SIX MONTHS ENDED        YEARS ENDED DECEMBER 31, 1995          YEARS ENDED DECEMBER 31, 1994
                            JUNE 30, 1995               COMPARED WITH DECEMBER 31, 1994        COMPARED WITH DECEMBER 31, 1993
                  ---------------------------------   -----------------------------------   -------------------------------------
                     INCREASE (DECREASE) DUE TO           INCREASE (DECREASE) DUE TO             INCREASE (DECREASE) DUE TO
                  ---------------------------------   -----------------------------------   -------------------------------------
                  VOLUME(1)     RATE         NET      VOLUME(1)      RATE         NET       VOLUME(1)       RATE          NET
                  ---------   ---------   ---------   ---------   ----------   ----------   ----------   -----------   ----------
Interest Income:
  Loans.......... $ 355,000   $  61,000   $ 416,000   $ 655,000   $  161,000   $  816,000   $  463,000   $  (264,000)  $  199,000
 Interest-earning
    deposits.....     5,000      (3,000)      2,000     (14,000)       8,000       (6,000)      (1,000)        4,000        3,000
  Federal funds
    sold.........    45,000     (15,000)     30,000      28,000       27,000       55,000      (23,000)       15,000       (8,000)
  U.S. Treasury
    and agency
    securities...    (1,000)      6,000       5,000    (161,000)     (20,000)    (181,000)     227,000      (204,000)      23,000
  State and
    political
    subdivisions.   (23,000)     28,000       5,000    (128,000)      17,000     (111,000)    (419,000)     (313,000)    (732,000)
  Mortgage backed
    securities...  (375,000)      4,000    (371,000)    428,000      859,000    1,287,000    3,452,000      (482,000)   2,970,000
  Other interest-
    earning
    assets.......   (16,000)     (4,000)    (20,000)    (49,000)      47,000       (2,000)      45,000        (8,000)      37,000
                  ---------   ---------   ---------   ---------   ----------   ----------   ----------   -----------   ----------
Total interest
  income......... $ (10,000)  $  77,000   $  67,000   $ 759,000   $1,099,000   $1,858,000   $3,744,000   $(1,252,000)  $2,492,000
                  ---------   ---------   ---------   ---------   ----------   ----------   ----------   -----------   ----------
Interest
  Expense:
 Interest-bearing
    deposits..... $ 248,000   $(250,000)  $  (2,000)  $ 508,000   $  876,000   $1,384,000   $1,712,000   $  (379,000)  $1,333,000
  Short-term
    borrowings...    47,000      14,000      61,000      72,000       52,000      124,000      190,000       (62,000)     128,000
  Federal Home
    Loan Bank
    advances and
    notes
    payable......  (382,000)    (12,000)   (394,000)   (377,000)     614,000      237,000      879,000       (58,000)     821,000
                  ---------   ---------   ---------   ---------   ----------   ----------   ----------   -----------   ----------
Total interest
  expense........ $ (87,000)  $(248,000)  $(335,000)  $ 203,000   $1,542,000   $1,745,000   $2,781,000   $  (499,000)  $2,282,000
                  ---------   ---------   ---------   ---------   ----------   ----------   ----------   -----------   ----------
Net interest
  margin......... $  77,000   $ 325,000   $ 402,000   $ 556,000   $ (443,000)  $  113,000   $  963,000   $  (753,000)  $  210,000
                  =========   =========   =========   =========   ==========   ==========   ==========   ===========   ==========


- -------------------------
(1) Nonaccrual loans are included in the average volumes used in calculating this table.

  Provision for Loan Losses

     The amount of the provision for loan losses is based on periodic (not less than quarterly) evaluations of the loan portfolio, with particular attention directed toward nonperforming and other potential problem loans. During these evaluations, consideration is given to such factors as management's evaluation of specific loans, the level and composition of nonperforming loans, historical loss experience, results of examinations by regulatory agencies, an internal asset review process, the market value of collateral, the strength and availability of guaranties, concentrations of credits, and other judgmental factors.

     Prairie recorded a $20,000 provision for loan losses during the six months ended June 30, 1996 compared with a $22,000 negative provision during the first six months of 1995. As Prairie's ratio of net charge-offs to average loans remained unchanged for these periods, Prairie provided amounts to compensate for growth in the loan portfolio in order to maintain the allowance for loan losses at an adequate level.

     During 1995, recoveries exceeded charge-offs by $57,000 which resulted in a negative provision for loan losses in the amount of $31,000. A negative provision has the effect of reducing the allowance for loan losses. The $10,000 provision for loan losses recorded during 1994 was significantly increased from the negative $100,000 provision recorded in 1993 and was due primarily to an increase in loans of 12.61%.

  Noninterest Income

     The following table sets forth the various categories of noninterest income for the six months ended June 30, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993.

                                            SIX MONTHS ENDED                  YEARS ENDED
                                                JUNE 30,                      DECEMBER 31,
                                          --------------------    ------------------------------------
                                            1996        1995        1995         1994          1993
                                          --------    --------    --------    ----------    ----------
Noninterest income
  Service charges and fees.............   $205,000    $166,000    $346,000    $  317,000    $  300,000
  Securities gains, net................         --     406,000     402,000       505,000       866,000
  Other................................     51,000     111,000     245,000       275,000       274,000
                                          --------    --------    --------    ----------    ----------
     Total noninterest income..........   $256,000    $683,000    $993,000    $1,097,000    $1,440,000
                                          ========    ========    ========    ==========    ==========

     Noninterest income is generated primarily from fees associated with noninterest and interest-bearing accounts as well as securities gains. Noninterest income for the first six months of 1996 was $256,000, a decrease of $427,000 or 62.52% compared with noninterest income of $683,000 for the first six months of 1995. The decrease in noninterest income is the result of a decrease of $406,000 in securities gains during the first six months of 1996 compared with the first six months of 1995. Excluding security gains, noninterest income would have shown a slight increase during this period.

     Noninterest income was $993,000 for 1995, a decrease of $104,000 or 9.48% compared with noninterest income of $1,097,000 for 1994, which represented a decrease of $343,000 or 23.82% from 1993. While service charges remained fairly constant from 1993 to 1995, securities gains decreased $103,000 or 20.40% from 1994 to 1995 and $361,000 or 41.69% from 1993 to 1994. Management elected to reposition the composition of its portfolio in 1993 to reduce fixed-rate exposure of assets and for tax-related reasons. Gains in 1994 and 1995 were from securities classified as available for sale and were due to interest rate movements.

  Noninterest Expense

     The following table sets forth the various categories of noninterest expense for the six months ended June 30, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993.

                                          SIX MONTHS ENDED                     YEARS ENDED
                                              JUNE 30,                         DECEMBER 31,
                                      ------------------------    --------------------------------------
                                         1996          1995          1995          1994          1993
                                      ----------    ----------    ----------    ----------    ----------
Salaries, wages and employee
  benefits.........................   $1,206,000    $1,190,000    $2,424,000    $2,190,000    $1,827,000
Occupancy and equipment............      351,000       329,000       702,000       669,000       500,000
Other:
  Professional fees................       36,000        35,000        91,000        82,000       142,000
  Office supplies..................       69,000        60,000       137,000       152,000       158,000
  Travel and entertainment.........       14,000        13,000        49,000        47,000        42,000
  Telephone........................       36,000        32,000        61,000        60,000        51,000
  Advertising......................       34,000        38,000       126,000       144,000        96,000
  Postage..........................       58,000        57,000       105,000        89,000        96,000
  Amortization of intangibles......        8,000        11,000        58,000        35,000        53,000
  Dues and subscriptions...........        9,000        10,000        33,000        37,000        35,000
  Insurance........................       12,000        13,000        59,000        66,000        58,000
  Credit cards.....................        6,000         4,000         9,000        12,000        10,000
  Bank service charge..............       44,000        49,000        97,000       100,000       112,000
  FDIC assessment..................       17,000       100,000       157,000       367,000       297,000
  Other............................      317,000       433,000       514,000       598,000       534,000
                                      ----------    ----------    ----------    ----------    ----------
     Total other expenses..........      660,000       855,000     1,496,000     1,789,000     1,684,000
                                      ----------    ----------    ----------    ----------    ----------
     Total noninterest expense.....   $2,217,000    $2,374,000    $4,622,000    $4,648,000    $4,011,000
                                      ==========    ==========    ==========    ==========    ==========

     Noninterest expense was $2,217,000 for the first six months of 1996, a decrease of $157,000 or 6.61% compared with noninterest expense of $2,374,000 for the first six months of 1995. An $83,000 decrease in FDIC assessments and general expense controls were the primary reasons for the decline.

     Deposits held by the Prairie Banks are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"), and as FDIC-insured institutions, the Prairie Banks are required to pay deposit insurance premium assessments to the FDIC. The amount an institution pays for FDIC deposit insurance coverage is determined in accordance with a risk-based assessment system under which each insured depository institution is placed into one of nine categories and assessed insurance premiums based upon its level of capital and the results of supervisory evaluations. The FDIC has issued refunds to the best-rated institutions for assessment which exceeded the recapitalization requirements of the BIF. The Prairie Banks received a total refund from the FDIC of approximately $136,000. The change in the deposit insurance assessment rate is expected to significantly reduce the cost of deposit insurance for the Prairie Banks. See "Regulation and Supervision -- The Bank Subsidiaries -- Deposit Insurance".

     Noninterest expense was $4,622,000 for 1995, a decrease of $26,000 or .56% compared with noninterest expense of $4,648,000 for 1994, which represented an increase of $637,000 or 15.88% compared with noninterest expense of $4,011,000 for 1993. The decrease in noninterest expense from 1994 to 1995 was due primarily to a decrease in FDIC insurance of $210,000 and management's emphasis on expense control. Salaries and wages increased $234,000 for the same period, offsetting some of the reduction in other expenses. Noninterest expense increased from 1993 to 1994 primarily as a result of a 19.87% increase in salaries and benefits, a 33.80% increase in occupancy and equipment expense, and a 23.57% increase in FDIC insurance. All such increases were due to deposit growth, both from new branches opened and aggressive marketing efforts.

  Income Taxes

     During 1993, Prairie adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The principal effect of SFAS No. 109 is to allow a tax benefit for cumulative book loss reserves in excess of tax reserves. SFAS No. 109 provides that deferred tax assets may be reduced by a valuation allowance if, based on the weight of available experience, it is more likely than not that some portion or all of the deferred tax asset will not be realized. In accordance with the provisions of SFAS No. 109, Prairie elected not to restate prior years and has determined that the cumulative effect of implementation was not significant. Prairie and the Prairie Banks filed a consolidated tax return for 1995.

     Prairie has recorded income tax expense of $215,000 on income before taxes of $712,000 for the six months ended June 30, 1996, an effective tax rate of 30.2%, as compared with income tax expense of $156,000 on income before taxes of $637,000 for the six months ended June 30, 1995, an effective tax rate of 24.5%. Prairie recorded income tax expense of $275,000, $227,000 and $271,000 on income before taxes of $1,103,000, $1,013,000 and $1,582,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Effective tax rates were 24.9%, 22.4% and 17.1% for such periods. Prairie's effective tax rates varied from the statutory tax rate primarily due to interest income on municipal investments, which is exempt from federal income tax.

  Interest Rate Sensitivity Management

     The operating income and net income of the Prairie Banks depend, to a substantial extent, on "rate differentials", i.e., the differences between the income the Prairie Banks receive from loans, securities and other earning assets, and the interest expense they pay to obtain deposits and other liabilities. These rates are highly sensitive to many factors which are beyond the control of the Prairie Banks, including general economic conditions and the policies of various governmental and regulatory authorities. See "Investment Considerations -- Impact of Interest Rates and Economic Conditions."

     The objective of monitoring and managing the interest rate risk position of the balance sheet is to contribute to earnings and to minimize the adverse changes in net interest income. The potential for earnings to be affected by changes in interest rates is inherent in a financial institution. Interest rate sensitivity is the relationship between changes in market interest rates and changes in net interest income due to the repricing characteristics of assets and liabilities. An asset sensitive position in a given period will result in more assets being subject to repricing; therefore, as interest rates rise, such a position will have a positive effect on net interest income. Conversely, in a liability sensitive position, where liabilities reprice more quickly than assets in a given period, a rise in interest rates will have an adverse effect on net interest income.

     One way to analyze interest rate risk is to evaluate the balance of Prairie's interest rate sensitivity position. A mix of assets and liabilities that are roughly equal in volume and term and repricing represents a matched interest rate sensitivity position. Any excess of assets or liabilities in a particular period results in an interest rate sensitivity gap. The following table presents the interest rate sensitivity for Prairie's interest-earning assets and interest-bearing liabilities at June 30, 1996:

                 INTEREST-RATE SENSITIVE ASSETS AND LIABILITIES


                              3 MONTHS         3 MONTHS TO        6 MONTHS          1 YEAR TO
                               OR LESS          6 MONTHS          TO 1 YEAR          5 YEARS        OVER 5 YEARS        TOTAL
                            -------------     -------------     -------------     -------------     ------------     ------------
JUNE 30, 1996
Interest-earning assets:
 Interest-earning
   deposits................ $   2,871,000     $          --     $          --     $          --     $         --     $  2,871,000
 Federal funds sold........     2,131,000                --                --                --               --        2,131,000
 Investment securities.....     1,728,000                --         1,013,000         5,580,000      128,970,000      137,291,000
 Loans.....................     9,648,000         6,200,000        21,782,000        30,318,000        4,886,000       72,834,000
                            -------------     -------------     -------------     -------------     ------------     ------------
Interest-earning assets.... $  16,378,000     $   6,200,000     $  22,795,000     $  35,898,000     $133,856,000     $215,127,000
                            -------------     -------------     -------------     -------------     ------------     ------------
Interest-bearing
 liabilities:
 Interest-bearing demand
   deposits................ $  21,519,000     $          --     $          --     $          --     $         --     $ 21,519,000
 Savings deposits..........    46,662,000                --                --                --               --       46,662,000
 Time deposits.............    40,918,000        20,189,000        22,352,000        20,756,000        3,066,000      107,281,000
 Repurchase agreements and
   federal funds
   purchased...............     4,468,000           220,000           763,000         2,451,000          568,000        8,470,000
Federal Home Loan Bank
 advances and notes
 payable...................     6,500,000           500,000           566,000         6,410,000        1,695,000       15,671,000
                            -------------     -------------     -------------     -------------     ------------     ------------
Interest-bearing
 liabilities............... $ 120,067,000     $  20,909,000     $  23,681,000     $  29,617,000     $  5,329,000     $199,603,000
                            -------------     -------------     -------------     -------------     ------------     ------------
Period interest sensitivity
 gap....................... $(103,689,000)    $ (14,709,000)    $    (886,000)    $   6,281,000     $128,527,000     $ 15,524,000
                            =============     =============     =============     =============     ============     ============
Cumulative interest
 sensitivity gap........... $(103,689,000)    $(118,398,000)    $(119,284,000)    $(113,003,000)    $ 15,524,000     $ 15,524,000
                            =============     =============     =============     =============     ============     ============
Cumulative gap as a percent
 of assets.................        (45.87)%          (52.38)%          (52.77)%          (50.00)%           6.87%
                            =============     =============     =============     =============     ============
Cumulative
 interest-sensitive assets
 as a percent of cumulative
 interest-sensitive
 liabilities...............         13.64%            16.02%            27.56%            41.83%          107.78%
                            =============     =============     =============     =============     ============


     The cumulative rate-sensitive gap position at one year was a liability-sensitive position of $119.3 million, or negative 52.77%, which indicates that Prairie was in a mismatched interest rate-sensitive position at June 30, 1996. In connection with the Prairie Acquisition, the Company took certain measures in an effort to minimize interest-rate risk associated with Prairie's investment portfolio. See "Description of Capital Stock of Company -- Preferred Stock -- Rights to Conversion."

     Prairie undertakes this interest rate-sensitivity analysis to monitor the potential risk to future earnings from the impact of possible future changes in interest rates on currently existing net assets or net liability positions. However, this type of analysis is as of a point-in-time, when in fact Prairie's interest rate sensitivity can quickly change as market conditions, customer needs and management strategies change. Thus, interest rate changes do not affect all categories of assets and liabilities equally or at the same time. Prairie is not involved in the purchase of derivative financial instruments or structured notes.

     The preceding table does not necessarily indicate the impact of general interest rate movements on Prairie's net interest income because the repricing of certain assets and liabilities is discretionary and is subject to competitive and other pressures. Currently, the Prairie Banks are holding approximately $122 million in mortgage-backed securities. Although the mortgage-backed securities have a stated maturity greater than five years, it is not uncommon for mortgage-backed securities to prepay outstanding principal prior to stated maturities. As a result, assets and liabilities indicated as repricing within the same period may, in fact, reprice at different times and at different rate levels.

ANALYSIS OF FINANCIAL CONDITION

  Loans and Asset Quality

     Prairie's loans are diversified by borrower and industry group. Loan growth has occurred every year over the past five years and can be attributed to acquisitions, increased loan demand and the addition of new lending products. The following table describes the composition of loans by major categories outstanding at June 30, 1996 and at December 31, 1995, 1994, 1993, 1992 and 1991.

                            LOAN PORTFOLIO ANALYSIS

                                                                         DECEMBER 31,
                                 JUNE 30,     -------------------------------------------------------------------
                                   1996          1995          1994          1993          1992          1991
                                -----------   -----------   -----------   -----------   -----------   -----------
                                                         AGGREGATE PRINCIPAL AMOUNT
Loan:
  Commercial.................   $25,885,000   $21,327,000   $20,625,000   $21,729,000   $19,594,000   $14,367,000
  Real estate................    40,972,000    37,652,000    33,422,000    27,153,000    25,093,000    15,487,000
  Installment................     7,014,000     8,218,000     6,889,000     5,228,000     6,125,000     4,435,000
                                -----------   -----------   -----------   -----------   -----------   -----------
      Gross loans............    73,871,000    67,197,000    60,936,000    54,110,000    50,812,000    34,289,000
  Less: Allowance for loan
    losses...................       784,000       741,000       715,000       781,000       963,000       499,000
       Unearned interest.....        37,000        64,000       141,000       306,000       480,000       328,000
                                -----------   -----------   -----------   -----------   -----------   -----------
      Loans, net.............   $73,050,000   $66,392,000   $60,080,000   $53,023,000   $49,369,000   $33,462,000
                                ===========   ===========   ===========   ===========   ===========   ===========
                                                         PERCENTAGE OF TOTAL LOAN PORTFOLIO
Loans:
  Commercial.................         35.04%        31.74%        33.85%        40.16%        38.56%        41.90%
  Real estate................         55.46         56.03         54.85         50.18         49.38         45.17
  Installment................          9.50         12.23         11.30          9.66         12.06         12.93
                                -----------   -----------   -----------   -----------   -----------   -----------
      Gross loans............        100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                ===========   ===========   ===========   ===========   ===========   ===========

     As of June 30, 1996 and December 31, 1995, commitments of the Prairie Banks under standby letters of credit and unused lines of credit totaled approximately $4,712,000 and $4,673,000, respectively.


     The loan portfolio includes a concentration of loans to agricultural and agricultural-related industries amounting to approximately $15,009,000, or approximately 20.32% of gross loans, as of June 30, 1996.

     Stated loan maturities (including floating rate loans reset to market interest rates) of the total loan portfolio, net of unearned income, as of June 30, 1996 and December 31, 1995 were:

                             STATED LOAN MATURITIES

                                                WITHIN       ONE YEAR TO      AFTER
                                               ONE YEAR      FIVE YEARS     FIVE YEARS       TOTAL
                                              -----------    -----------    ----------    -----------
JUNE 30, 1996
Stated Loan Maturities/Floating Rates
  Reset:
  Commercial...............................   $18,773,000    $ 6,219,000    $  893,000    $25,885,000
  Real estate..............................    18,915,000     18,568,000     3,489,000     40,972,000
  Installment loans........................     2,767,000      4,068,000       142,000      6,977,000
                                              -----------    -----------    ----------    -----------
          Total............................   $40,455,000    $28,855,000    $4,524,000    $73,834,000
                                              ===========    ===========    ==========    ===========

                                                WITHIN       ONE YEAR TO      AFTER
                                               ONE YEAR      FIVE YEARS     FIVE YEARS       TOTAL
                                              -----------    -----------    ----------    -----------
DECEMBER 31, 1995
Stated Loan Maturities/Floating Rates
  Reset:
  Commercial...............................   $15,149,000    $ 5,763,000    $  415,000    $21,327,000
  Real estate..............................    12,263,000     23,976,000     1,413,000     37,652,000
  Installment loans........................     3,379,000      4,131,000       644,000      8,154,000
                                              -----------    -----------    ----------    -----------
          Total............................   $30,791,000    $33,870,000    $2,472,000    $67,133,000
                                              ===========    ===========    ==========    ===========

     Rate sensitivities of the total loan portfolio, net of unearned income, as of June 30, 1996 and December 31, 1995 were as follows:

                                 LOAN REPRICING

                                                WITHIN       ONE YEAR TO      AFTER
                                               ONE YEAR      FIVE YEARS     FIVE YEARS       TOTAL
                                              -----------    -----------    ----------    -----------
JUNE 30, 1996
Fixed rate.................................   $31,289,000    $24,194,000    $4,212,000    $59,695,000
Variable rate..............................     7,093,000      6,124,000       674,000     13,891,000
Nonaccrual.................................       248,000             --            --        248,000
                                              -----------    -----------    ----------    -----------
          Total............................   $38,630,000    $30,318,000    $4,886,000    $73,834,000
                                              ===========    ===========    ==========    ===========

                                                WITHIN       ONE YEAR TO      AFTER
                                               ONE YEAR      FIVE YEARS     FIVE YEARS       TOTAL
                                              -----------    -----------    ----------    -----------
DECEMBER 31, 1995
Fixed rate.................................   $21,474,000    $31,743,000    $1,961,000    $55,178,000
Variable rate..............................     6,356,000      5,249,000            --     11,605,000
Nonaccrual.................................       350,000             --            --        350,000
                                              -----------    -----------    ----------    -----------
          Total............................   $28,180,000    $36,992,000    $1,961,000    $67,133,000
                                              ===========    ===========    ==========    ===========

     The maturities presented above are based upon contractual maturities. Many of these loans are made on a short-term basis with the possibility of renewal at time of maturity. All loans, however, are reviewed on a continuous basis for creditworthiness.

  Nonperforming Assets

     Prairie's financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on a nonaccrual basis. Loans are placed on a nonaccrual basis when there are serious doubts regarding the collectibility of all principal and interest due under the terms of the loan. Amounts received on nonaccrual loans generally are applied first to principal and then to interest after all principal has been collected. It is the policy of the Prairie Banks not to renegotiate the terms of a loan because of a delinquent status. Rather, a loan is generally transferred to nonaccrual status if it is not in the process of collection and is delinquent in payment of either principal or interest beyond 90 days.

     Other nonperforming assets consist of real estate acquired through loan foreclosures or other workout situations and other assets acquired through repossessions. The following table summarizes nonperforming assets by category as of June 30, 1996 and as of December 31, 1995, 1994, 1993, 1992 and 1991:

                              NONPERFORMING ASSETS

                                                                     DECEMBER 31,
                                   JUNE 30,    --------------------------------------------------------
                                     1996        1995        1994        1993        1992        1991
                                   --------    --------    --------    --------    --------    --------
Nonaccrual loans.................  $248,000    $350,000    $228,000    $301,000    $378,000    $265,000
Loans 90 days past due and still
  accruing interest..............   569,000     323,000     231,000     105,000      91,000     77,0000
                                   --------    --------    --------    --------    --------    --------
Total nonperforming loans........   817,000     673,000     459,000     406,000     469,000    342,0000
Other real estate owned and other
  assets.........................    33,000          --      18,000      69,000      82,000          --
                                   --------    --------    --------    --------    --------    --------
Total nonperforming assets.......  $850,000    $673,000    $477,000    $475,000    $551,000    $342,000
                                   ========    ========    ========    ========    ========    ========
Nonperforming assets to total
  assets.........................      0.38%       0.30%       0.21%       0.27%       0.39%       0.39%
Nonperforming loans to total
  loans..........................      1.11        1.00        0.75        0.75        0.93        1.01
Nonperforming assets to total
  loans..........................      1.15        1.00        0.78        0.88        1.09        1.01

     The classification of a loan on nonaccrual status does not necessarily indicate that the principal is uncollectible, in whole or in part. A determination as to collectibility is made by Prairie Banks on a case-by-case basis. Prairie Banks consider both the adequacy of the collateral and the other resources of the borrower in determining the steps to be taken to collect nonaccrual loans. The final determination as to these steps is made on a case-by-case basis. Alternatives that are typically considered to collect nonaccrual loans are foreclosure, collecting on guarantees, restructuring the loan or collection lawsuits.

     On January 1, 1995, Prairie adopted guidelines for impaired loans required by Financial Accounting Standards Board Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." The adoption of FAS 114 did not significantly impact the comparability of the allowance related tables of Prairie included in this Prospectus.

     The following table sets forth a summary of other real estate owned and other collateral acquired as of June 30, 1996:

              OTHER REAL ESTATE OWNED & OTHER COLLATERAL ACQUIRED

                                                                 NUMBER OF
                                                                 PARCELS/        NET BOOK
                              DESCRIPTION                          AUTOS      CARRYING VALUE
        -------------------------------------------------------  ---------    --------------
        Developed property.....................................      1           $ 22,000
        Repossessed automobiles................................      1             11,000
                                                                     -           --------
                                                                     2           $ 33,000
                                                                     =           ========

  Allowance for Loan Losses

     In originating loans, management of Prairie recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for such loan. The allowance for loan losses represents Prairie's estimate of the allowance necessary to provide for losses incurred in the loan portfolio. In making this determination, Prairie analyzes the ultimate collectibility of Prairie's loan portfolio, incorporating feedback provided by internal loan staff and provided by examinations performed by regulatory agencies. Prairie makes an ongoing evaluation as to the adequacy of the allowance for loan losses. To establish the appropriate level of the allowance, all loans (including nonperforming loans), commitments to extend credit and standby letters of credit are reviewed and classified as to potential loss exposure. Specific allowances are then established for those loans, commitments to extend credit or standby letters of credit with identified loss exposure and an additional allowance is maintained based upon the size, quality and concentration characteristics of the remaining loan portfolio using both historical quantitative trends and Prairie's evaluation of qualitative factors including future economic and industry outlooks. The determination by Prairie of the appropriate level of the allowance amount was $784,000 at June 30, 1996.

     The allowance for loan losses is based on estimates, and ultimate losses will vary from current estimates. These estimates are reviewed monthly and as adjustments, either positive or negative, become necessary they are reported in earnings in the periods in which they become known. The following table presents a detailed analysis of Prairie's allowance for loan losses for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991:

                           ALLOWANCE FOR LOAN LOSSES

                                                                         DECEMBER 31,
                                 JUNE 30,     -------------------------------------------------------------------
                                   1996          1995          1994          1993          1992          1991
                                -----------   -----------   -----------   -----------   -----------   -----------
Beginning balance.............. $   741,000   $   715,000   $   781,000   $   963,000   $   499,000   $   424,000
                                -----------   -----------   -----------   -----------   -----------   -----------
Charge-offs:
  Commercial...................      23,000        53,000        96,000        60,000       102,000        12,000
  Real estate..................      32,000            --         4,000        28,000       100,000         5,000
  Installment loans............      47,000        34,000        53,000        65,000        49,000        22,000
                                -----------   -----------   -----------   -----------   -----------   -----------
Total charge-offs..............     102,000        87,000       153,000       153,000       251,000        39,000
                                -----------   -----------   -----------   -----------   -----------   -----------
Recoveries:
  Commercial...................      97,000       125,000        66,000        32,000        18,000        52,000
  Real estate..................      20,000            --         3,000        24,000        53,000            --
  Installment loans............       8,000        19,000         8,000        15,000        26,000        15,000
                                -----------   -----------   -----------   -----------   -----------   -----------
Total recoveries...............     125,000       144,000        77,000        71,000        97,000        67,000
                                -----------   -----------   -----------   -----------   -----------   -----------
Net charge-offs................     (23,000)      (57,000)       76,000        82,000       154,000       (28,000)
Bank acquisition...............          --            --            --            --       366,000            --
Provision for loan losses......      20,000       (31,000)       10,000      (100,000)      252,000        47,000
                                -----------   -----------   -----------   -----------   -----------   -----------
Ending balance................. $   784,000   $   741,000   $   715,000   $   781,000   $   963,000   $   499,000
                                ===========   ===========   ===========   ===========   ===========   ===========
Period end total loans, net of
  unearned interest............ $73,834,000   $67,133,000   $60,795,000   $53,804,000   $50,332,000   $33,961,000
                                ===========   ===========   ===========   ===========   ===========   ===========
Average loans.................. $70,483,000   $64,662,000   $57,339,000   $52,134,000   $47,887,000   $33,850,000
                                ===========   ===========   ===========   ===========   ===========   ===========
Ratio of net charge-offs to
  average loans................       (0.03)%       (0.09)%        0.13%         0.16%         0.32%        (0.08)%
                                ===========   ===========   ===========   ===========   ===========   ===========
Ratio of provision for loan
  losses to average loans......        0.03         (0.05)         0.02         (0.19)         0.53          0.14
                                ===========   ===========   ===========   ===========   ===========   ===========
Ratio of allowance for loan
  losses to ending total
  loans........................        1.06          1.10          1.18          1.45          1.91          1.47
                                ===========   ===========   ===========   ===========   ===========   ===========
Ratio of allowance for loan
  losses to total nonperforming
  loans........................       95.96        110.10        155.77        192.36        205.33        145.91
                                ===========   ===========   ===========   ===========   ===========   ===========
Ratio of allowance for loan
  losses to total nonperforming
  assets.......................       92.24        110.10        149.90        164.42        174.77        145.91
                                ===========   ===========   ===========   ===========   ===========   ===========

     The following table sets forth an allocation of the allowance for loan losses among categories as of June 30, 1996 and December 31, 1995, 1994, 1993, 1992 and 1991. Management of Prairie believes that any allocation of the allowance for loan losses into categories lends an appearance of precision which does not exist. The allowance is utilized as a single unallocated allowance available for all loans. The following allocation table should not be interpreted as an indication of the specific amounts or the relative proportion of future charges to the allowance and has been derived by applying a general allowance to the portfolio as a whole, in addition to specific allowance amounts for internally classified loans. In retrospect, the specific allocation in any particular category may prove excessive or inadequate and consequently may be reallocated in the future to reflect the then current condition. Accordingly, the entire allowance is available to absorb losses in any category.

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                  JUNE 30, 1996         DECEMBER 31, 1995       DECEMBER 31, 1994       DECEMBER 31, 1993       DECEMBER 31, 1992
              ---------------------   ---------------------   ---------------------   ---------------------   ---------------------
                         PERCENT OF              PERCENT OF              PERCENT OF              PERCENT OF              PERCENT OF
                          LOANS IN                LOANS IN                LOANS IN                LOANS IN                LOANS IN
                            EACH                    EACH                    EACH                    EACH                    EACH
                          CATEGORY                CATEGORY                CATEGORY                CATEGORY                CATEGORY
                          TO TOTAL                TO TOTAL                TO TOTAL                TO TOTAL                TO TOTAL
               AMOUNT      LOANS       AMOUNT      LOANS       AMOUNT      LOANS       AMOUNT      LOANS       AMOUNT      LOANS
              --------   ----------   --------   ----------   --------   ----------   --------   ----------   --------   ----------
Commercial... $296,000      35.04%    $223,000      31.74%    $243,000      33.85%    $286,000      40.16%    $257,000      38.56%
Real
 estate......  374,000      55.46      399,000      56.03      368,000      54.85      373,000      50.18      567,000      49.38
Installment
 loans.......  114,000       9.50      119,000      12.23      104,000      11.30      122,000       9.66      139,000      12.06
              --------     ------     --------     ------     --------     ------     --------     ------     --------     ------
 Total....... $784,000     100.00%    $741,000     100.00%    $715,000     100.00%    $781,000     100.00%    $963,000     100.00%
              ========     ======     ========     ======     ========     ======     ========     ======     ========     ======

                 DECEMBER 31, 1991
               ---------------------
                          PERCENT OF
                           LOANS IN
                             EACH
                           CATEGORY
                           TO TOTAL
                AMOUNT      LOANS
               --------   ----------
Commercial...  $191,000      41.90%
Real
 estate......   206,000      45.17
Installment
 loans.......   102,000      12.93
               --------     ------
 Total.......  $499,000     100.00%
               ========     ======

  Investment Activities

     The investment portfolio, which was 64.62% of Prairie's earning asset base as of June 30, 1996, was being managed to maximize return as well as maintain sufficient liquidity. Investment securities which are classified as held-to-maturity are purchased with the intent and ability of Prairie to hold them to maturity. Securities classified as held-to-maturity are carried at historical cost. Prairie's financial planning anticipates income streams based on normal maturity and reinvestment. Investment securities classified as available-for-sale are purchased with the intent to provide liquidity and to increase returns. The securities classified as available-for-sale are carried at fair value. Prairie does not have any securities classified as trading.

     Securities held-to-maturity, carried at amortized cost, amounted to $97.8 million at June 30, 1996, compared with $103.8 million at December 31, 1995 and $135.1 million at December 31, 1994. The net unrealized loss on securities held-to-maturity was $2.5 million at June 30, 1996 compared with unrealized losses of $2.2 million at December 31, 1995 and $8.4 million at December 31, 1994. The changes in unrealized loss were attributable to both a decline in amounts held-to-maturity and interest rate movements during 1995.

     Securities available-for-sale, carried at fair value, were $39.5 million at June 30, 1996, compared to $42.5 million at December 31, 1995 and $20.6 million at December 31, 1994. On December 31, 1995, based on management's reassessment of their previous designations of securities, giving consideration to liquidity needs, interest rate risk and other factors, securities with an amortized cost of $20.9 million and an unrealized gain of $452,000 were transferred from held-to-maturity to available-for-sale. The transfer was allowed pursuant to a FASB Special Report, "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities".

     Prior to January 1, 1994, all debt securities were carried at amortized cost. Effective January 1, 1994, Prairie adopted SFAS No. 115, and classified investments as held-to-maturity or available-for-sale.

     The following tables describe the composition of investments by major category and maturity:

                              INVESTMENT PORTFOLIO

HELD TO MATURITY

                                                                         DECEMBER 31,
                                           JUNE 30,      --------------------------------------------
                                             1996            1995            1994          1993(1)
                                          -----------    ------------    ------------    ------------
U.S. Treasury..........................   $        --    $         --    $         --    $  2,642,000
U.S. Government agencies...............            --              --              --       6,049,000
States and political subdivisions......       377,000         514,000         747,000      12,282,000
Mortgage-backed securities.............    37,351,000      42,009,000      71,515,000      52,537,000
Collateralized mortgage obligations....    60,104,000      61,303,000      62,883,000      39,704,000
Other..................................            --              --              --       1,743,000
                                          -----------    ------------    ------------    ------------
  Total................................   $97,832,000    $103,826,000    $135,145,000    $114,957,000
                                          ===========    ============    ============    ============

AVAILABLE FOR SALE

                                                                         DECEMBER 31,
                                           JUNE 30,      --------------------------------------------
                                             1996            1995            1994            1993
                                          -----------    ------------    ------------    ------------
U.S. Treasury..........................   $ 1,973,000    $  1,028,000    $  1,005,000    $         --
U.S. Government agencies...............     5,582,000       5,574,000       5,602,000              --
Mortgage-backed securities.............    22,911,000      26,604,000       4,755,000              --
States and political subdivisions......     6,137,000       5,914,000       7,280,000              --
Collateralized mortgage obligations....     1,609,000       1,859,000              --              --
Other                                       1,247,000       1,520,000       1,949,000              --
                                          -----------    ------------    ------------    ------------
  Total................................   $39,459,000    $ 42,499,000    $ 20,591,000    $         --
                                          ===========    ============    ============    ============

- -------------------------
(1) Prairie adopted Financial Accounting Standards Board (FASB) Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" effective January 1, 1994 and classified securities as held to maturity or available for sale. For purposes of this table, securities as of December 31, 1993 are classified as held to maturity.

                INVESTMENT PORTFOLIO MATURITY/REPRICING SCHEDULE

JUNE 30, 1996


                                                          MATURING OR REPRICING
                          -------------------------------------------------------------------------------------
                                                 AFTER 1 YEAR BUT     AFTER 5 YEARS BUT
                            WITHIN 1 YEAR         WITHIN 5 YEARS       WITHIN 10 YEARS        AFTER 10 YEARS
                          ------------------    ------------------    ------------------    -------------------
                            AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT      YIELD
                          ----------   -----    ----------   -----    ----------   -----    -----------   -----
HELD-TO-MATURITY
Mortgage-backed
  securities............  $       --     --     $       --     --     $       --     --     $37,619,000   6.09 %
States and political
  subdivisions(1).......      50,000   9.34 %      168,000   9.57 %      159,000   9.36 %            --     --
Collateralized mortgage
  obligations...........          --     --             --     --             --     --      59,836,000   5.21
                          ----------            ----------            ----------            -----------
       Total............  $   50,000            $  168,000            $  159,000            $97,455,000
                          ==========            ==========            ==========            ===========
AVAILABLE-FOR-SALE
U.S. Treasury...........  $1,013,000   5.74     $       --     --     $       --     --     $        --     --
U.S. Government
  agencies..............   1,678,000   4.75      3,905,000   4.72             --     --              --     --
Mortgage-backed
  securities............          --     --             --     --             --     --      28,497,000   6.18
States and political
  subdivisions(1).......          --     --      1,507,000   8.69      2,859,000   8.98              --     --
                          ----------            ----------            ----------            -----------
       Total............  $2,691,000            $5,412,000            $2,859,000            $28,497,000
                          ==========            ==========            ==========            ===========


- -------------------------
(1) Rates on obligations of states and political subdivisions have been adjusted to tax equivalent yields using a 34% income tax rate.

                INVESTMENT PORTFOLIO MATURITY/REPRICING SCHEDULE

DECEMBER 31, 1995


                                                               MATURING OR REPRICING
                             ------------------------------------------------------------------------------------------
                                                     AFTER 1 YEAR BUT       AFTER 5 YEARS BUT
                                WITHIN 1 YEAR         WITHIN 5 YEARS         WITHIN 10 YEARS         AFTER 10 YEARS
                             -------------------    -------------------    -------------------    ---------------------
                               AMOUNT      YIELD      AMOUNT      YIELD      AMOUNT      YIELD       AMOUNT       YIELD
                             ----------    -----    ----------    -----    ----------    -----    ------------    -----
HELD-TO-MATURITY
Mortgage-backed
  securities..............   $       --      --     $       --      --     $  290,000     9.05%   $ 41,719,000    6.16 %
States and political
  subdivisions(1).........      130,000    9.46 %      198,000    9.38 %      186,000    10.94              --      --
Collateralized mortgage
  obligations.............        6,000    6.38             --      --      1,225,000     5.74      60,072,000    5.74
                             ----------             ----------             ----------             ------------
    Total.................   $  136,000             $  198,000             $1,701,000             $101,791,000
                             ==========             ==========             ==========             ============
AVAILABLE-FOR-SALE
U.S. Treasury.............   $       --      --     $1,028,000    4.96     $       --       --    $         --      --
U.S. Government
  agencies................    1,664,000    4.57      3,910,000    5.03             --       --              --      --
Mortgage-backed
  securities..............           --      --             --      --             --       --      26,604,000    6.35
States and political
  subdivisions(1).........           --      --        153,000    7.87      1,406,000     9.28       4,355,000    9.58
Collateralized mortgage
  obligations.............           --      --             --      --             --       --       1,859,000    7.94
Other.....................           --      --             --      --             --       --       1,520,000    6.76
                             ----------             ----------             ----------             ------------
    Total                    $1,664,000             $5,091,000             $1,406,000             $ 34,338,000
                             ==========             ==========             ==========             ============


- -------------------------
(1) Rates on obligations of states and political subdivisions have been adjusted to tax equivalent yields using a 34% income tax rate.

  Deposit Activities

     Deposits are attracted through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including "jumbo" certificates in denominations of $100,000 or more), and retirement savings plans. Prairie's average balance of total deposits was $185,569,000 for the six months ended June 30, 1996, representing an increase of $3,569,000 or 1.96% compared with the average balance of total deposits for the year ended December 31, 1995. Prairie's average balance of total deposits was $182,000,000 for the year ended 1995, an increase of $12,501,000 or 7.38% compared with the average balance of total deposits outstanding for 1994 of $169,499,000, an increase of $44,911,000 or 36.05% compared with the average balance of total deposits outstanding for 1993 of $124,588,000. The increases in deposits were due to pricing strategies designed to attract new deposits and the opening of new branches.

     The following table sets forth certain information regarding Prairie Banks' average deposits as of June 30, 1996 and December 31, 1995, 1994 and 1993.

                                AVERAGE DEPOSITS

                                    JUNE 30, 1996                  DECEMBER 31, 1995                DECEMBER 31, 1994
                            ------------------------------   ------------------------------   ------------------------------
                              AVERAGE     PERCENT  AVERAGE     AVERAGE     PERCENT  AVERAGE     AVERAGE     PERCENT  AVERAGE
                               AMOUNT      TOTAL    RATE        AMOUNT      TOTAL    RATE        AMOUNT      TOTAL    RATE
                            ------------  -------  -------   ------------  -------  -------   ------------  -------  -------
Non-interest bearing demand
  deposits................. $ 12,698,000     6.8%      --    $ 11,994,000     6.6%      --    $ 11,038,000     6.5%      --
Interest-bearing demand
  deposits.................   20,846,000    11.2     2.68%     19,402,000    10.7     2.88%     18,656,000    11.0     2.83%
Savings deposits...........   48,580,000    26.2     3.65      50,630,000    27.8     3.94      61,449,000    36.3     4.00
Time deposits..............  103,445,000    55.8     5.38      99,974,000    54.9     5.50      78,356,000    46.2     4.69
                            ------------   -----     ----    ------------   -----     ----    ------------   -----     ----
                            $185,569,000   100.0%    4.30%   $182,000,000   100.0%    4.42%   $169,499,000   100.0%    3.93%
                            ============   =====     ====    ============   =====     ====    ============   =====     ====

                                   DECEMBER 31, 1993
                             ------------------------------
                               AVERAGE     PERCENT  AVERAGE
                                AMOUNT      TOTAL    RATE
                             ------------  -------  -------
Non-interest bearing demand
  deposits.................  $  6,346,000     5.1%      --
Interest-bearing demand
  deposits.................    17,735,000    14.2     3.12%
Savings deposits...........    39,488,000    31.7     4.15
Time deposits..............    61,019,000    49.0     5.15
                             ------------   -----     ----
                             $124,588,000   100.0%    4.28%
                             ============   =====     ====

     As of June 30, 1996, non-brokered time deposits over $100,000 represented 14.07% of total deposits, compared with 15.92% of total deposits as of December 31, 1995 and 10.97% as of December 31, 1994. The Prairie Banks do not have and do not solicit brokered deposits.

     The following table sets forth the remaining maturities for time deposits of $100,000 or more at June 30, 1996 and at December 31, 1995:

                       TIME DEPOSITS OF $100,000 OR MORE

MATURITY RANGE

                                                                       JUNE 30,      DECEMBER 31,
                                                                         1996            1995
                                                                      -----------    ------------
Three months or less...............................................   $12,543,000    $ 15,871,000
Three through six months...........................................     8,629,000       3,754,000
Six through twelve months..........................................     2,047,000       5,346,000
Over twelve months.................................................     3,203,000       4,211,000
                                                                      -----------     -----------
     Total.........................................................   $26,422,000    $ 29,182,000
                                                                      ===========     ===========

  Return on Equity and Assets

     The following are various ratios for Prairie for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993.

                          RETURN ON EQUITY AND ASSETS

                                                                FOR THE
                                                               SIX MONTHS      FOR THE YEARS ENDED
                                                                 ENDED            DECEMBER 31,
                                                                JUNE 30,     -----------------------
                                                                  1996       1995     1994     1993
                                                               ----------    -----    -----    -----
Return on average assets....................................       0.44%      0.37%    0.36%    0.89%
Return on average equity....................................       8.44       7.96    10.81    26.92
Average equity to average assets............................       5.22       4.61     3.37     3.30
Dividend payout rates.......................................      62.17      58.45    43.77     5.03

  Liquidity


     Liquidity measures the ability of Prairie to meet maturing obligations and its existing commitments, to withstand fluctuations in deposit levels, to fund its operations and to provide for customers' credit needs. The liquidity of Prairie principally depends on cash flows from operating activities, investment in and maturity of assets, changes in balances of deposits and borrowings, and its ability to borrow funds.


     The Prairie Banks' investment securities portfolios, including federal funds sold, and their cash and due from bank deposit balances serve as the primary sources of liquidity for Prairie. At June 30, 1996, 13.24% of Prairie Banks' interest-bearing liabilities were in the form of time deposits of $100,000 and over. Substantially all of such large deposits were obtained from the Prairie Banks' market areas and none of such deposits were brokered deposits. Management believes these deposits to be a stable source of funds. However, if a large number of these time deposits matured at approximately the same time and were not renewed, the Prairie Banks' liquidity could be adversely affected. Currently, the maturities of the Prairie Banks' large time deposits are spread throughout the year, with 47% maturing in the third quarter of 1996, 33% maturing in the fourth quarter of 1996, 8% maturing in the first and second quarter of 1997, and the remaining 12% maturing thereafter. The Prairie Banks monitor those maturities in an effort to minimize any adverse effect on liquidity.


     In the event of short-term liquidity needs, the Prairie Banks may purchase federal funds from correspondent banks. This source would be used from time to time on a limited basis. The Prairie Banks may borrow from the Federal Reserve Bank, but have not previously done so. The Prairie Banks may also borrow additional funds from the Federal Home Loan Bank of Chicago for short or long-term purposes.


     Prairie raised $1,500,000 during 1995, $3,500,000 during 1994, and
$1,092,000 during 1992 through the issuance of Preferred Stock for acquisition of additional shares of subsidiary banks and debt service.


     Prairie's short-term bank borrowings at June 30, 1996 consisted of a note in the principal amount of $3,950,000 payable to Prairie's principal correspondent bank. Prairie incurred this debt in the acquisition of the subsidiary banks. The note was repaid concurrently with the closing of the Prairie Acquisition.



     Prairie's principal source of funds for repayment of the indebtedness is dividends from the Prairie Banks. At June 30, 1996, approximately $1,900,000 was available for dividends without regulatory approval. See "Regulation and Supervision".


  Capital Resources

     Prairie's stockholders' equity at June 30, 1996 was $11.71 million compared with $11.84 million at December 31, 1995. The decrease in equity was the result of a decline in the net unrealized gain on securities available for sale, partially offset by net income for the period. Prairie had consolidated net income of $497,000 for the six months ended June 30, 1996.

     The Prairie Banks are expected to meet a minimum risk-based capital to risk-weighted assets ratio of 8%, of which at least one-half (or 4%) must be in the form of Tier 1 (core) capital. The remaining one-half (or 4%) may be in the form of Tier 1 (core) or Tier 2 (supplementary) capital. The amount of loan loss allowance that may be included in capital is limited to 1.25% of risk-weighted assets. The ratio of Tier 1 (core) and the combined amount of Tier 1 (core) and Tier 2 (supplementary) capital to risk-weighted assets for the Prairie Banks were 13.82% and 14.76% respectively, at June 30, 1996, and 14.52% and 15.46%, respectively, at December 31, 1995. The Prairie Banks are currently, and expect to continue to be, in compliance with these guidelines. See "Regulation and Supervision -- Capital Adequacy Guidelines".

     The Board of Governors of the Federal Reserve System has announced a policy sometimes known as the "source of strength doctrine" that requires a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. The FRB has interpreted this requirement to require that a bank holding company, such as Prairie, stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. The FRB has stated that it would generally view a failure to assist a troubled or failing subsidiary bank in these circumstances as an unsound or unsafe banking practice or a violation of Regulation Y or both, justifying a cease and desist order or other enforcement action, particularly if appropriate resources are available to the bank holding company on a reasonable basis.

     The following table sets forth an analysis of Prairie Banks' capital ratios:

                           RISK-BASED CAPITAL RATIOS

                                                       DECEMBER 31,                   MINIMUM       WELL-
                           JUNE 30,      -----------------------------------------    CAPITAL    CAPITALIZED
                             1996           1995           1994           1993        RATIOS       RATIOS
                          -----------    -----------    -----------    -----------    -------    -----------
Tier I risk-based
  capital...............  $11,546,000    $11,358,000    $ 9,115,000    $ 5,438,000
Tier II risk-based
  capital...............      784,000        741,000        715,000        771,000
Total capital...........   12,330,000     12,099,000      9,830,000      6,209,000
Risk-weighted assets....   83,541,000     78,238,000     74,192,000     61,668,000
Capital ratios:
  Tier I risk-based
     capital............        13.82%         14.52%         12.29%          8.82%     4.00%        6.00%
  Tier II risk-based
     capital............        14.76          15.46          13.25          10.07      8.00        10.00
  Leverage ratio........         5.11           5.05           4.28           3.04      3.00         5.00

ACCOUNTING MATTERS

     In May 1993, the Financial Accounting Standards Board issued SFAS No. 114 "Accounting by Creditors of Impairment of a Loan" as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures". Together, these statements require that when a loan is impaired, a creditor shall measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, the fair value of the collateral if the loan is collateral dependent or the loan's observable market price. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The new statements also require certain disclosures regarding impaired loans. Prairie adopted these statements effective January 1, 1995. The adoption of these accounting statements did not have a material effect on Prairie's consolidated financial position or results of operations since Prairie's recognition and measurement policies regarding nonperforming loans are materially consistent with the accounting statements.

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This Statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. This Statement is effective for fiscal years beginning after December 15, 1995.

     The Financial Accounting Standards Board has issued SFAS No. 122, "Accounting for Mortgage Servicing Rights" which became effective for years beginning after December 15, 1995. This Statement amends FASB Statement No. 65, "Accounting for Certain Mortgage Banking Activities" to require that an entity recognize as separate assets rights to service mortgage loans for others however those rights are acquired. An entity that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. If it is not practicable to estimate the fair values separately, the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. This Statement also requires that an entity assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation". This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Entities electing to continue to use the method of accounting specified in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value method of accounting defined in this Statement had been applied. This Statement is effective for fiscal years beginning after December 15, 1995.

IMPACT OF INFLATION, CHANGING PRICES AND MONETARY POLICIES

     The financial statements and related financial data concerning Prairie presented in this Prospectus have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary effect of inflation on the operations of Prairie is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant effect on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Interest rates are highly sensitive to many factors which are beyond the control of the Prairie Banks, including the influence of domestic and foreign economic conditions and the monetary and fiscal policies of the United States government and federal agencies, particularly the FRB. See "Investment Considerations -- Impact of Interest Rates and Economic Conditions".

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995

                                                                                   DECEMBER 31,
                                                                                       1995
                                                                     JUNE 30,      ------------
                                                                       1996
                                                                   ------------
                                                                   (UNAUDITED)
ASSETS
Cash and due from banks..........................................  $  7,967,000    $  4,458,000
Federal funds sold...............................................     2,131,000       2,045,000
Securities held to maturity (fair value $95,285,000 in 1996 and
  $101,623,000 in 1995)..........................................    97,832,000     103,826,000
Securities available for sale....................................    39,459,000      42,499,000
Loans (net of allowance for loan losses of $784,000 in 1996 and
  $741,000 in 1995)..............................................    73,050,000      66,392,000
Premises and equipment...........................................     3,184,000       3,327,000
Accrued interest and other assets................................     2,409,000       2,427,000
                                                                   ------------    ------------
       Total assets..............................................  $226,032,000    $224,974,000
                                                                   ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits:
     Noninterest bearing.........................................  $ 12,378,000    $ 13,017,000
     Interest bearing............................................   175,462,000     170,279,000
                                                                   ------------    ------------
       Total deposits............................................   187,840,000     183,296,000
Federal funds purchased..........................................     1,980,000         275,000
Repurchase agreements............................................     6,490,000       6,181,000
Federal Home Loan Bank advances..................................    11,721,000      16,993,000
Notes payable....................................................     3,950,000       3,950,000
Accrued interest and other liabilities...........................     1,543,000       1,663,000
                                                                   ------------    ------------
       Total liabilities.........................................   213,524,000     212,358,000
                                                                   ------------    ------------
Minority interest in subsidiaries................................       796,000         775,000
                                                                   ------------    ------------
Stockholders' Equity
  Common stock, no par value; authorized, issued and outstanding
     1,000 shares................................................         1,000           1,000
  Preferred stock................................................     6,092,000       6,092,000
  Additional paid-in capital.....................................     1,579,000       1,579,000
  Retained earnings..............................................     3,874,000       3,686,000
  Unrealized gain on securities available for sale, net..........       166,000         483,000
                                                                   ------------    ------------
       Total stockholders' equity................................    11,712,000      11,841,000
                                                                   ------------    ------------
       Total liabilities and stockholders' equity................  $226,032,000    $224,974,000
                                                                   ============    ============

     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                      --------------------------
                                                                          1996           1995
                                                                      ------------    ----------
                                                                             (UNAUDITED)
Interest income:
  Loans and fees on loans..........................................   $  3,136,000    $2,720,000
  Taxable..........................................................      4,094,000     4,507,000
  Exempt from federal income taxes.................................        191,000       159,000
  Dividends........................................................         44,000        61,000
  Other............................................................         62,000        30,000
                                                                      ------------    ----------
     Total interest income.........................................      7,527,000     7,477,000
                                                                      ------------    ----------
Interest expense:
  Deposits.........................................................      3,948,000     3,950,000
  Short-term borrowings............................................        264,000       203,000
  Federal Home Loan Bank advances and notes payable................        580,000       974,000
                                                                      ------------    ----------
     Total interest expense........................................      4,792,000     5,127,000
                                                                      ------------    ----------
     Net interest income...........................................      2,735,000     2,350,000
Provision for loan losses..........................................         20,000       (22,000)
                                                                      ------------    ----------
     Net interest income after provision for loan losses...........      2,715,000     2,372,000
                                                                      ------------    ----------
Noninterest income:
  Service charges and fees.........................................        205,000       166,000
  Securities gains, net............................................             --       406,000
  Other............................................................         51,000       111,000
                                                                      ------------    ----------
                                                                           256,000       683,000
                                                                      ------------    ----------
Noninterest expenses:
  Salaries, wages and employee benefits............................    120,600,000     1,190,000
  Occupancy and equipment..........................................        351,000       329,000
  Professional fees................................................         36,000        35,000
  Office supplies..................................................         69,000        60,000
  Travel and entertainment.........................................         14,000        13,000
  Telephone........................................................         36,000        32,000
  Advertising......................................................         34,000        38,000
  Postage..........................................................         58,000        57,000
  Amortization of intangibles......................................          8,000        11,000
  Dues and subscriptions...........................................          9,000        10,000
  Insurance........................................................         12,000        13,000
  Credit cards.....................................................          6,000         4,000
  Bank service charge..............................................         44,000        49,000
  FDIC assessment..................................................         17,000       100,000
  Other............................................................        317,000       433,000
                                                                      ------------    ----------
                                                                         2,217,000     2,374,000
                                                                      ------------    ----------
     Income before minority interest and income taxes..............        754,000       681,000
Minority interest..................................................         42,000        44,000
                                                                      ------------    ----------
     Income before income taxes....................................        712,000       637,000
Income taxes.......................................................        215,000       156,000
                                                                      ------------    ----------
     Net income....................................................   $    497,000    $  481,000
                                                                      ============    ==========
Net income applicable to common stock..............................   $    188,000    $  252,000
                                                                      ============    ==========
Earnings per share of common stock.................................            188           252
                                                                      ============    ==========


     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                      --------------------------
                                                                         1996           1995
                                                                      -----------    -----------
                                                                             (UNAUDITED)
Cash Flows from Operating Activities
  Net income.......................................................   $   497,000    $   481,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation
     Provision for loan losses.....................................        20,000        (22,000)
     Amortization of premiums and accretion of discounts on
      securities, net..............................................       168,000         96,000
     (Gain) on sale of securities, net.............................            --       (406,000)
     Minority interest in net income of subsidiaries, net of
      dividends paid...............................................        34,000         20,000
     Change in assets and liabilities:
       Decrease in accrued interest receivable and other assets....        18,000        207,000
       Increase in accrued interest payable and other
        liabilities................................................        50,000         23,000
                                                                      -----------    -----------
          Net cash provided by operating activities................       975,000        569,000
                                                                      -----------    -----------
Cash Flows from Investing Activities
  (Increase) decrease in federal funds sold........................       (86,000)       954,000
  Investment securities:
     Held to maturity:
       Proceeds from maturities, calls and paydowns................     5,933,000      3,975,000
       Purchases...................................................       (40,000)      (587,000)
     Available for sale:
       Proceeds from maturities, calls and paydowns................     3,098,000        293,000
       Proceeds from sales.........................................       920,000      9,466,000
       Purchases...................................................    (1,545,000)    (7,034,000)
  Net (increase) in loans..........................................    (6,678,000)    (5,141,000)
  Purchase of premises and equipment...............................       (45,000)      (226,000)
                                                                      -----------    -----------
          Net cash provided by investing activities................     1,557,000      1,700,000
                                                                      -----------    -----------
Cash Flows from Financing Activities
  Net (decrease) in noninterest-bearing deposits...................      (639,000)    (1,411,000)
  Net increase (decrease) in interest-bearing deposits.............     5,183,000     (7,035,000)
  Net increase (decrease) in federal funds purchased...............     1,705,000       (110,000)
  Net increase (decrease) in repurchase agreements.................       309,000     (2,194,000)
  Net increase (decrease) in Federal Home Loan Bank advances.......    (5,272,000)     6,711,000
  Principal payments on notes payable..............................            --     (1,050,000)
  Proceeds from issuance of preferred stock........................            --      1,500,000
  Dividends paid...................................................      (309,000)      (229,000)
  Purchase of minority interest in subsidiaries....................            --        (74,000)
                                                                      -----------    -----------
          Net cash provided by (used in) financing activities......       977,000     (3,892,000)
                                                                      -----------    -----------
          Net increase (decrease) in cash and due from banks.......     3,509,000     (1,623,000)
Cash and due from banks:
  Beginning........................................................     4,458,000      5,361,000
                                                                      -----------    -----------
  End..............................................................   $ 7,967,000    $ 3,738,000
                                                                      ===========    ===========

     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The financial information of Prairie Bancorp, Inc. and subsidiaries included herein is unaudited; however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The results of the interim period ended June 30, 1996 are not necessarily indicative of the results expected for the year ending December 31, 1996.

NOTE 2. SECURITIES

     Amortized costs and fair values of securities are summarized as follows:

HELD TO MATURITY

                                                                   JUNE 30, 1996
                                             ---------------------------------------------------------
                                                               GROSS          GROSS
                                              AMORTIZED      UNREALIZED    UNREALIZED         FAIR
                                                 COST          GAINS        (LOSSES)         VALUE
                                             ------------    ----------    -----------    ------------
States and political subdivisions..........  $    377,000     $  16,000    $        --    $    393,000
Mortgage-backed securities.................    97,455,000            --     (2,563,000)     94,892,000
                                              -----------      --------    -----------     -----------
                                             $ 97,832,000     $  16,000    $(2,563,000)   $ 95,285,000
                                              ===========      ========    ===========     ===========

                                                                 DECEMBER 31, 1995
                                             ---------------------------------------------------------
                                                               GROSS          GROSS
                                              AMORTIZED      UNREALIZED    UNREALIZED         FAIR
                                                 COST          GAINS        (LOSSES)         VALUE
                                             ------------    ----------    -----------    ------------
States and political subdivisions..........  $    514,000     $  25,000    $        --    $    539,000
Mortgage-backed securities.................   103,312,000       151,000     (2,379,000)    101,084,000
                                             ------------      --------    -----------    ------------
                                             $103,826,000     $ 176,000    $(2,379,000)   $101,623,000
                                             ============      ========    ===========    ============

AVAILABLE FOR SALE


                                                                   JUNE 30, 1996
                                             ---------------------------------------------------------
                                                               GROSS          GROSS
                                              AMORTIZED      UNREALIZED    UNREALIZED         FAIR
                                                 COST          GAINS        (LOSSES)         VALUE
                                             ------------    ----------    -----------    ------------
U.S. Treasury and government agency
  securities...............................  $  7,714,000     $      --    $  (159,000)   $  7,555,000
States and political subdivisions..........     6,061,000        76,000             --       6,137,000
Mortgage-backed securities.................    24,173,000       347,000             --      24,520,000
Other......................................     1,247,000            --             --       1,247,000
                                              -----------      --------      ---------     -----------
                                             $ 39,195,000     $ 423,000    $  (159,000)   $ 39,459,000
                                              ===========      ========      =========     ===========

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                               DECEMBER 31, 1995
                                           ----------------------------------------------------------
                                                             GROSS          GROSS
                                            AMORTIZED     UNREALIZED      UNREALIZED         FAIR
                                              COST           GAINS         (LOSSES)         VALUE
                                           -----------    -----------    ------------    ------------
U.S. Treasury and government agency
  securities............................   $ 6,730,000     $      --      $ (128,000)    $ 6,602,000
States and political subdivisions.......     5,577,000       337,000              --       5,914,000
Mortgage-backed securities..............    27,908,000       563,000          (8,000)     28,463,000
Other...................................     1,520,000            --              --       1,520,000
                                           -----------      --------       ---------     -----------
                                           $41,735,000     $ 900,000      $ (136,000)    $42,499,000
                                           ===========      ========       =========     ===========

     The amortized cost and fair value of investment securities as of June 30, 1996 and December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the mortgages underlying the mortgage-backed and related securities may be called or prepaid without any penalties. Therefore, these securities are not included in the maturity categories in the following summary. Certain other securities are excluded from the maturity categories because they do not have a fixed maturity date.

HELD TO MATURITY

                                                 JUNE 30, 1996                DECEMBER 31, 1995
                                           --------------------------    ----------------------------
                                            AMORTIZED        FAIR         AMORTIZED          FAIR
                                              COST           VALUE           COST           VALUE
                                           -----------    -----------    ------------    ------------
Due in one year or less.................   $    50,000    $    50,000    $    130,000    $    132,000
Due after one year through five years...       168,000        173,000         198,000         204,000
Due after five years through ten
  years.................................       159,000        170,000         186,000         203,000
Mortgage-backed securities..............    97,455,000     94,892,000     103,312,000     101,084,000
                                           -----------    -----------    ------------    ------------
                                           $97,832,000    $95,285,000    $103,826,000    $101,623,000
                                           ===========    ===========    ============    ============

AVAILABLE FOR SALE

                                                 JUNE 30, 1996                DECEMBER 31, 1995
                                           --------------------------    ----------------------------
                                            AMORTIZED        FAIR         AMORTIZED          FAIR
                                              COST           VALUE           COST           VALUE
                                           -----------    -----------    ------------    ------------
Due in one year or less.................   $ 2,779,000    $ 2,691,000    $ 1,700,000     $ 1,664,000
Due after one year through five years...     5,566,000      5,412,000      5,183,000       5,091,000
Due after five years through ten
  years.................................     2,855,000      2,859,000      1,329,000       1,406,000
Due after ten years.....................     2,575,000      2,730,000      4,095,000       4,355,000
Mortgage-backed securities..............    24,173,000     24,520,000     27,908,000      28,463,000
Other...................................     1,247,000      1,247,000      1,520,000       1,520,000
                                           -----------    -----------    -----------     -----------
                                           $39,195,000    $39,459,000    $41,735,000     $42,499,000
                                           ===========    ===========    ===========     ===========

     Securities with carrying values of approximately $73,888,000 and $71,689,000 at June 30, 1996 and December 31, 1995, respectively, were pledged to secure public deposits as permitted or required by law.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. LOANS

     The major classifications of loans follow:

                                                                                      DECEMBER
                                                                       JUNE 30,          31,
                                                                         1996           1995
                                                                      -----------    -----------
Commercial.........................................................   $25,885,000    $21,327,000
Real estate........................................................    40,972,000     37,652,000
Installment........................................................     7,014,000      8,218,000
                                                                      -----------    -----------
                                                                       73,871,000     67,197,000
                                                                      -----------    -----------
Deduct:
  Unearned interest................................................        37,000         64,000
  Allowance for loan losses........................................       784,000        741,000
                                                                      -----------    -----------
                                                                          821,000        805,000
                                                                      -----------    -----------
                                                                      $73,050,000    $66,392,000
                                                                      ===========    ===========

NOTE 4. ALLOWANCE FOR LOAN LOSSES

     An analysis of activity in the allowance for loan losses follows:

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                      --------------------------
                                                                         1996           1995
                                                                      -----------    -----------
Balance, January 1.................................................    $ 741,000      $ 715,000
  Provision for loan losses........................................       20,000        (22,000)
  Recoveries.......................................................      125,000        108,000
  Loans charged off................................................      102,000         51,000
                                                                      ----------     ----------
Balance, end of period.............................................    $ 784,000      $ 750,000
                                                                      ==========     ==========

NOTE 5. SHORT TERM BORROWINGS

     Short term borrowings include federal funds purchased and securities sold under agreements to repurchase.

     Average and maximum balances and rates on federal funds purchased and securities sold under agreements to repurchase were as follows:

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                     -------------------------
                                                                        1996           1995
                                                                     -----------    ----------
Maximum month end balance.........................................   $13,573,000    $9,822,000
Average month end balance.........................................     7,463,000     6,108,000
Weighted average interest rate for the period.....................          7.07%         6.65%
Weighted average interest rate at end of period...................          5.98%         6.70%

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6. CONTINGENT LIABILITIES

     At June 30, 1996 and December 31, 1995, loan commitments and standby letters of credit, were as follows:

                                                                                     DECEMBER
                                                                      JUNE 30,         31,
                                                                        1996           1995
                                                                     -----------    ----------
Unused lines-of-credit............................................   $4,360,000     $4,598,000
Standby letters of credit.........................................      352,000         75,000


NOTE 7. NEW ACCOUNTING RULES AND REGULATIONS



     During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121). Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (discounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. Prairie adopted Statement No. 121 effective January 1, 1996. Management believes that the adoption of Statement No. 121 will not have a material effect on Prairie's financial statements.



     In May 1995, the Financial Accounting Standards Board issued Statement No. 122, "Accounting for Mortgage Servicing Rights" (Statement No. 122). Statement No. 122 requires the Prairie Banks to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If the Prairie Banks acquire mortgage servicing rights through either the purchase or origination of mortgage loans and sell or securitize those loans with servicing rights retained, the Prairie Banks should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income. The Prairie Banks adopted Statement No. 122 effective January 1, 1996. Management believes that the adoption of Statement No. 122 will not have a material effect on the financial statements of the Prairie Banks.



     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock Based Compensation" (Statement No. 123). Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments. Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25), but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123. Prairie plans to continue to measure compensation cost using APB 25; therefore, the adoption of Statement No. 123 will not have any impact on Prairie's financial condition or results of operations.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Prairie Bancorp, Inc.
Princeton, Illinois

     We have audited the accompanying consolidated balance sheets of Prairie Bancorp, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prairie Bancorp, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As described in Note 1 to the consolidated financial statements, the Company changed its method of accounting for investment securities in 1994.

McGLADREY & PULLEN, LLP

Davenport, Iowa
January 26, 1996

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                        1995            1994
                                                                    ------------    ------------
ASSETS
Cash and due from banks..........................................   $  4,458,000    $  5,361,000
Federal funds sold...............................................      2,045,000         954,000
Securities held to maturity (fair value $101,623,000 in 1995;
  $126,794,000 in 1994)..........................................    103,826,000     135,145,000
Securities available for sale....................................     42,499,000      20,591,000
Loans, net of allowance for loan losses of $741,000 in 1995;
  $715,000 in 1994...............................................     66,392,000      60,080,000
Premises and equipment...........................................      3,327,000       3,303,000
Accrued interest and other assets................................      2,427,000       2,754,000
                                                                    ------------    ------------
          Total assets...........................................   $224,974,000    $228,188,000
                                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
     Noninterest bearing.........................................   $ 13,017,000    $ 11,171,000
     Interest bearing............................................    170,279,000     169,739,000
                                                                    ------------    ------------
       Total deposits............................................    183,296,000     180,910,000
  Federal funds purchased........................................        275,000         960,000
  Repurchase agreements..........................................      6,181,000       8,869,000
  Federal Home Loan Bank advances................................     16,993,000      21,079,000
  Notes payable..................................................      3,950,000       5,245,000
  Accrued interest and other liabilities.........................      1,663,000       1,397,000
                                                                    ------------    ------------
          Total liabilities......................................    212,358,000     218,460,000
                                                                    ------------    ------------
Minority interest in subsidiaries................................        775,000         760,000
                                                                    ------------    ------------
Commitments and contingent liabilities
Stockholders' equity:
  Common stock, no par value; authorized, issued, and outstanding
     1,000 shares................................................          1,000           1,000
  Preferred stock................................................      6,092,000       4,592,000
  Additional paid-in capital.....................................      1,579,000       1,579,000
  Retained earnings..............................................      3,686,000       3,342,000
  Unrealized gain (loss) on securities available for sale........        483,000        (546,000)
                                                                    ------------    ------------
          Total stockholders' equity.............................     11,841,000       8,968,000
                                                                    ------------    ------------
          Total liabilities and stockholders' equity.............   $224,974,000    $228,188,000
                                                                    ============    ============

          See Accompanying Notes to Consolidated Financial Statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993


                                                            1995           1994           1993
                                                         -----------    -----------    -----------
Interest income:
  Interest and fees on loans..........................   $ 5,819,000    $ 5,003,000    $ 4,804,000
  Interest and dividends on investment-taxable........     8,753,000      7,716,000      4,664,000
  Exempt from federal income taxes....................       318,000        343,000        887,000
  Dividends...........................................       121,000        126,000         43,000
  Other interest income...............................       112,000         63,000         68,000
                                                         -----------    -----------    -----------
     Total interest income............................    15,123,000     13,251,000     10,466,000
                                                         -----------    -----------    -----------
Interest expense:
  Interest on deposits................................     8,049,000      6,665,000      5,332,000
  Interest on short-term borrowings...................       510,000        386,000        258,000
  Interest on Federal Home Loan Bank advances and
     notes payable....................................     1,768,000      1,531,000        710,000
                                                         -----------    -----------    -----------
     Total interest expense...........................    10,327,000      8,582,000      6,300,000
                                                         -----------    -----------    -----------
     Net interest income..............................     4,796,000      4,669,000      4,166,000
Provision for loan losses.............................       (31,000)        10,000       (100,000)
                                                         -----------    -----------    -----------
     Net interest income after provision for loan
       losses.........................................     4,827,000      4,659,000      4,266,000
Other income:
  Service charges and fees............................       346,000        317,000        300,000
  Securities gains, net...............................       402,000        505,000        866,000
  Other...............................................       245,000        275,000        274,000
                                                         -----------    -----------    -----------
     Total other income...............................       993,000      1,097,000      1,440,000
                                                         -----------    -----------    -----------
Other expenses:
  Salaries, wages and employee benefits...............     2,424,000      2,190,000      1,827,000
  Occupancy and equipment.............................       702,000        669,000        500,000
  Professional fees...................................        91,000         82,000        142,000
  FDIC assessment.....................................       157,000        367,000        297,000
  Office supplies.....................................       137,000        152,000        158,000
  Advertising.........................................       126,000        144,000         96,000
  Travel and entertainment............................        49,000         47,000         42,000
  Telephone...........................................        61,000         60,000         51,000
  Postage.............................................       105,000         89,000         96,000
  Amortization of intangibles.........................        58,000         35,000         53,000
  Dues and subscriptions..............................        33,000         37,000         35,000
  Insurance...........................................        59,000         66,000         58,000
  Credit cards........................................         9,000         12,000         10,000
  Bank service charge.................................        97,000        100,000        112,000
  Other...............................................       514,000        598,000        534,000
                                                         -----------    -----------    -----------
     Total other expenses.............................     4,622,000      4,648,000      4,011,000
                                                         -----------    -----------    -----------
     Income before minority interest and income
       taxes..........................................     1,198,000      1,108,000      1,695,000
Minority interest.....................................        95,000         95,000        113,000
                                                         -----------    -----------    -----------
     Income before income taxes.......................     1,103,000      1,013,000      1,582,000
Income tax expense....................................       275,000        227,000        271,000
                                                         -----------    -----------    -----------
     Net income.......................................   $   828,000    $   786,000    $ 1,311,000
                                                         ===========    ===========    ===========
Net income applicable to common stock.................   $   344,000    $   442,000    $ 1,245,000
                                                         ===========    ===========    ===========
Earnings per share of common stock....................           344            442          1,245
                                                         ===========    ===========    ===========


          See Accompanying Notes to Consolidated Financial Statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                                                                                        UNREALIZED
                                                                                                        GAIN (LOSS)
                           SERIES A     SERIES B     SERIES C     SERIES D    ADDITIONAL               ON SECURITIES
                  COMMON  PREFERRED    PREFERRED    PREFERRED    PREFERRED     PAID-IN      RETAINED     AVAILABLE
                  STOCK     STOCK        STOCK        STOCK        STOCK       CAPITAL      EARNINGS   FOR SALE, NET     TOTAL
                  ------  ----------   ----------   ----------   ----------   ----------   ----------  -------------  -----------
Balance, December
 31, 1992........ $1,000  $1,092,000   $       --   $       --   $       --    1,419,000   $1,655,000   $        --   $ 4,167,000
 Net income for
   year ended
   December 31,
   1993..........    --           --           --           --           --           --    1,311,000            --     1,311,000
 Dividend on
   preferred
   stock ($60 per
   share)........    --           --           --           --           --           --      (66,000)           --       (66,000)
 Stockholders'
  contribution...    --           --           --           --           --      160,000           --            --       160,000
                  ------  ----------   ----------   ----------   ----------   ----------   ----------    ----------   -----------
Balance, December
 31, 1993........ 1,000    1,092,000           --           --           --    1,579,000    2,900,000            --     5,572,000
 Net income for
   year ended
   December 31,
   1994..........    --           --           --           --           --           --      786,000            --       786,000
 Preferred stock,
   Series B, no
   par, issued
   2,500
   shares........    --           --    2,500,000           --           --           --           --            --     2,500,000
 Preferred stock,
   Series C, no
   par, issued
   1,000
   shares........    --           --           --    1,000,000           --           --           --            --     1,000,000
 Dividends on
   Series A
   preferred
   stock ($60.00
   per share)....    --           --           --           --           --           --      (65,000)           --       (65,000)
 Dividends on
   Series B
   preferred
   stock ($230.17
   per share)....    --           --           --           --           --           --     (230,000)           --      (230,000)
 Dividends on
   Series C
   preferred
   stock ($49.11
   per share)....    --           --           --           --           --           --      (49,000)           --       (49,000)
 Effect of
   Adoption of
   SFAS No. 115,
   net...........    --           --           --           --           --           --           --       442,000       442,000
 Change in
   unrealized
   losses on
   securities
   available for
   sale, net.....    --           --           --           --           --           --           --      (988,000)     (988,000)
                  ------  ----------   ----------   ----------   ----------   ----------   ----------    ----------   -----------
Balance, December
 31, 1994........ 1,000    1,092,000    2,500,000    1,000,000           --    1,579,000    3,342,000      (546,000)    8,968,000
 Net income for
   year ended
   December 31,
   1995..........    --           --           --           --           --           --      828,000            --       828,000
 Preferred stock,
   Series D, no
   par, issued
   1,500
   shares........    --           --           --           --    1,500,000           --           --            --     1,500,000
 Dividends on
   Series B
   preferred
   stock ($108.16
   per share)....    --           --           --           --           --           --     (271,000)           --      (271,000)
 Dividends on
   Series C
   preferred
   stock ($108.32
   per share)....    --           --           --           --           --           --     (108,000)           --      (108,000)
 Dividends on
   Series D
   preferred
   stock ($70.13
   per share)....    --           --           --           --           --           --     (105,000)           --      (105,000)
 Change in
   unrealized
   gain (loss) on
   securities
   available for
   sale, net.....    --           --           --           --           --           --           --     1,029,000     1,029,000
                  ------  ----------   ----------   ----------   ----------   ----------   ----------    ----------   -----------
Balance, December
 31, 1995........ $1,000  $1,092,000   $2,500,000   $1,000,000   $1,500,000   $1,579,000   $3,686,000   $   483,000   $11,841,000
                  ======  ==========   ==========   ==========   ==========   ==========   ==========    ==========   ===========

          See Accompanying Notes to Consolidated Financial Statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                                                               1995            1994            1993
                                                                           ------------    ------------    ------------
Cash Flows from Operating Activities:
  Net income............................................................   $    828,000    $    786,000    $  1,311,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation........................................................        380,000         343,000         247,000
    Deferred income taxes...............................................         20,000          23,000           5,000
    Provision for loan losses...........................................        (31,000)         10,000        (100,000)
    Amortization of premiums and accretion of discounts on investment
      securities, net...................................................        239,000         422,000         140,000
    (Gain) on sale of investment securities, net........................       (402,000)       (505,000)       (866,000)
    Minority interest in net income of subsidiaries, net of dividends
      paid..............................................................         38,000          37,000          69,000
    (Increase) decrease in:
      Accrued interest receivable.......................................       (116,000)       (242,000)        141,000
      Other assets......................................................        140,000          58,000        (185,000)
    Increase (decrease) in:
      Accrued interest payable..........................................         92,000         242,000         (17,000)
      Other liabilities.................................................       (108,000)       (398,000)        352,000
                                                                           ------------    ------------    ------------
        Net cash provided by operating activities.......................      1,080,000         776,000       1,097,000
                                                                           ------------    ------------    ------------
Cash Flows from Investing Activities:
  (Increase) decrease in federal funds sold.............................     (1,091,000)         96,000       1,794,000
  Proceeds from maturities, calls and principal of investment securities held
    to maturity.........................................................     10,797,000      12,730,000      25,959,000
  Proceeds from maturities, calls and principal of investment securities available
    for sale............................................................        668,000       1,025,000              --
  Proceeds from sale of investment securities available for sale........     12,740,000      16,983,000      12,963,000
  Purchase of investment securities held to maturity....................       (587,000)    (60,128,000)    (74,363,000)
  Purchase of investment securities available for sale..................    (12,401,000)    (12,187,000)             --
  Loans originated, net.................................................     (6,281,000)     (7,047,000)     (2,975,000)
  Purchase of property and equipment....................................       (404,000)       (811,000)       (945,000)
                                                                           ------------    ------------    ------------
        Net cash provided by (used in) investing activities.............      3,441,000     (49,339,000)    (37,567,000)
                                                                           ------------    ------------    ------------
Cash Flows from Financing Activities:
  Net increase in noninterest-bearing deposits..........................      1,846,000       1,310,000       1,062,000
  Net increase in interest-bearing deposits.............................        540,000      36,433,000      16,351,000
  Net increase (decrease) in federal funds purchased....................       (685,000)        702,000         108,000
  Net increase (decrease) in repurchase agreements......................     (2,688,000)      2,523,000       3,947,000
  Net increase (decrease) in Federal Home Loan Bank advances............     (4,086,000)      5,522,000      13,607,000
  Principal payments on note payable....................................     (1,295,000)       (350,000)             --
  Proceeds from note payable............................................             --              --       1,150,000
  Proceeds from issuance of preferred stock.............................      1,500,000       3,500,000              --
  Stockholders' contribution............................................             --              --         160,000
  Dividends paid preferred stock........................................       (484,000)       (344,000)        (66,000)
  Purchase of minority interest in subsidiaries.........................        (72,000)             --              --
  Minority interest contribution........................................             --              --          92,000
                                                                           ------------    ------------    ------------
        Net cash provided by (used in) financing activities.............     (5,424,000)     49,296,000      36,411,000
                                                                           ------------    ------------    ------------
        Net increase (decrease) in cash and due from banks..............       (903,000)        733,000         (59,000)
Cash and due from banks:
  Beginning.............................................................      5,361,000       4,628,000       4,687,000
                                                                           ------------    ------------    ------------
  Ending................................................................   $  4,458,000    $  5,361,000    $  4,628,000
                                                                           ============    ============    ============
Supplemental Disclosure of Cash Flow Information, payments for:
  Interest..............................................................   $ 10,235,000    $  8,339,000    $  6,317,000
                                                                           ============    ============    ============
  Income taxes..........................................................   $    127,000    $    212,000    $    125,000
                                                                           ============    ============    ============
Supplemental Disclosure of Noncash Investing and Financing Activities:
  Transfer of loans to other real estate acquired in settlement of
    loans...............................................................   $         --    $     18,000    $         --
                                                                           ============    ============    ============
  Securities transferred to available for sale at amortized cost........   $         --    $ 19,955,000    $         --
                                                                           ============    ============    ============
  Securities transferred from held to maturity to available for sale, at
    fair value..........................................................   $ 21,387,000    $         --    $         --
                                                                           ============    ============    ============
  Change in unrealized gain (loss) on securities available for sale.....   $  1,643,000    $   (879,000)   $         --
                                                                           ============    ============    ============
  Increase (decrease) in deferred taxes attributable to the unrealized
    gain (loss) on securities available for sale........................   $    614,000    $     33,000    $         --
                                                                           ============    ============    ============

          See Accompanying Notes to Consolidated Financial Statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry.

     The significant accounting and reporting policies for Prairie Bancorp, Inc. and its subsidiaries follow:

     Nature of business: Prairie Bancorp, Inc. is a six bank holding company. The Banks provide a full range of banking services to individual and corporate customers in the Northwestern Illinois area. The Banks are subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, Prairie Bancorp, Inc. and its Bank subsidiaries are subject to regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

     Accounting estimates: In preparing the consolidated financial statements, Company management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of real estate and other properties acquired in connection with foreclosures or in satisfaction of amounts due from borrowers on loans. Actual results could differ from those estimates.

     Principles of consolidation: The consolidated financial statements include the accounts of Prairie and its majority owned subsidiaries, First National Bank of Manlius (Manlius) (98.50% owned), Tampico National Bank (Tampico) (99.41% owned), Bank of Ladd (Ladd) (80% owned), Tiskilwa State Bank (Tiskilwa) (94.99% owned) and its wholly-owned subsidiaries Farmers State Bank of Ferris (Ferris), and Hanover State Bank (Hanover), collectively referred to as the "Prairie Banks". All significant intercompany balances and transactions have been eliminated in consolidation.

     Presentation of cash flows: For purposes of reporting cash flows, cash and due from banks include cash on hand and amounts due from banks, including cash items in process of clearing. Cash flows from loans originated by the subsidiary banks, deposits, federal funds purchased and securities sold under agreements to repurchase and Federal Home Loan Bank advances are reported net.

     Investment securities: Prior to January 1, 1994, all debt securities were carried at amortized cost. Effective January 1, 1994, Prairie adopted Financial Accounting Standards Board (FASB) Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and classified investments as held to maturity or available for sale. The effect of adopting Statement No. 115 on the accompanying balance sheet as of January 1, 1994 was an increase in stockholders' equity of $442,000 net of the related income tax effect of $228,000 to recognize the net unrealized gain in securities available for sale at that date. There were no investments held for trading purposes during 1994 and 1995.

     Securities classified as held to maturity are those for which the subsidiary bank's have the ability and intent to hold to maturity. Securities meeting such criteria at the date of purchase and as of the balance sheet date are carried at cost, adjusted for amortization of premiums and discounts computed using the interest method over their contractual lives.

     Securities classified as available for sale are those debt securities that the subsidiary banks intend to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. The differences between fair value and cost, adjusted for amortization of premium and accretion of discounts, results in an unrealized gain or loss. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Gains or losses from the sale of securities are determined using the specific identification method.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Pursuant to a FASB Special Report "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities" Prairie transferred at fair value $21,387,000 of investment securities from held to maturity to available for sale on December 31, 1995 which increased stockholders' equity by $298,000 net of the related income tax effect of $154,000.

     Loans: Loans are stated at the principal amount outstanding, net of unearned discount and the allowance for loan losses. Interest on all loans except installment loans is credited to income based on the principal amount outstanding. Interest on installment loans is credited to income over the term of the loan using a method which approximates the interest method.

     Unearned discount on certain installment loans is credited to income over the term of the loan using the interest method. For all other loans, interest is credited to income as earned using the simple interest method applied to the daily balances of the principal outstanding.

     The Company's policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Interest income on these loans is recognized to the extent interest payments are received and the principal is considered fully collectible.

     Allowance for loan losses: The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Prairie Banks make continuous credit reviews of the loan portfolios and consider current economic conditions, historical loan loss experience and other factors in determining the adequacy of the allowance balance. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company Banks' allowances for loan losses, and may require additions to the allowance based on their judgment about information available to them at the time of their examinations.

     On January 1, 1995, Prairie adopted FASB Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan", as amended by Statement No. 118, which requires loans to be considered impaired when, based on current information and events, it is probable the Company will not be able to collect all amounts due. The portion of the allowance for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of the collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. The Company recognizes interest income on impaired loans on an accrual basis.

     Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line and declining balance methods over their estimated useful lives.

     Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Preferred stock: Terms of the preferred stock are as follows:

          Series A Preferred Stock: Dividends are 6%, cumulative, nonparticipating and senior to Common Stock, Series B, Series C, and Series D Preferred Stock dividends. Dividends have been declared through

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     December 31, 1995. 1,000,000 shares have been authorized and 1,092 have been issued with no par value. These shares are callable in whole or in part at $1,000 per share plus accumulated dividends at any time, but may not be called in part without dividends being paid current. These shares are to be liquidated in Prairie's dissolution senior to the Common Stock, the Series B, Series C, and Series D Preferred Stock at $1,000 per share plus accumulated dividends, with merger or consolidation of Prairie not deemed to be a dissolution. These shares are non-voting except for a proposed issuance of Preferred Stock senior to Series A Preferred Stock or an amendment to the Articles of Incorporation relative to the terms of Series A Preferred Stock.

          Series B Preferred Stock: Dividends are 2% plus Prime (as determined by averaging the LaSalle National Bank of Chicago prime rate for the prior 6 months), non-cumulative, nonparticipating and senior to Common Stock, Series C and Series D Preferred Stock dividends. 1,000,000 shares have been authorized and 2,500 have been issued with no par value. These shares are callable in whole or in part at $1,000 per share plus dividends declared and unpaid, if any, at any time. These shares are to be liquidated in Prairie's dissolution senior to the Common Stock, Series C and Series D Preferred Stock at $1,000 per share plus dividends declared and unpaid, if any, with merger or consolidation of Prairie not deemed to be a dissolution. These shares are non-voting except for a proposed issuance of Preferred Stock senior to Series B Preferred Stock or an amendment to the Articles of Incorporation relative to the terms of Series B Preferred Stock.

          Series C Preferred Stock: Dividends are 2% plus Prime (as determined by averaging the LaSalle National Bank of Chicago prime rate for the prior 6 months), non-cumulative, nonparticipating and senior to Common Stock and Series D Preferred Stock dividends. 1,000,000 shares have been authorized and 1,000 have been issued with no par value. These shares are callable in whole or in part at $1,000 per share plus dividends declared and unpaid, if any, at any time. These shares are to be liquidated in Prairie's dissolution senior to the Common Stock and Series D Preferred Stock at $1,000 per share plus dividends declared and unpaid, if any, with merger or consolidation of Prairie not deemed to be a dissolution. These shares are non-voting except for a proposed issuance of Preferred Stock senior to Series C Preferred Stock or an amendment to the Articles of Incorporation relative to the terms of Series C Preferred Stock.

          Series D Preferred Stock: Dividends are 2% plus Prime (as determined by averaging the LaSalle National Bank of Chicago prime rate for the prior 6 months), non-cumulative, nonparticipating and senior to Common Stock dividends. 1,000,000 shares have been authorized and 1,500 have been issued with no par value. These shares are callable in whole or in part at $1,000 per share plus dividends declared and unpaid, if any, at any time. These shares are to be liquidated in Prairie's dissolution senior to the Common Stock at $1,000 per share plus dividends declared and unpaid, if any, with merger or consolidation of Prairie not deemed to be a dissolution. These shares are non-voting except for a proposed issuance of Preferred Stock senior to Series D Preferred Stock or an amendment to the Articles of Incorporation relative to the terms of Series D Preferred Stock.

          Current accounting developments: The Financial Accounting Standards Board has issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121) which becomes effective for years beginning after December 15, 1995. Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. Management believes that adoption of this Statement will not have a material effect on Prairie's financial statements.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Financial Accounting Standards Board has issued Statement No. 122 "Accounting for Mortgage Servicing Rights" (Statement No. 122) which becomes effective for years beginning after December 15, 1995. This Statement amends FASB Statement No. 65 "Accounting for Certain Mortgage Banking Activities" to require that an entity recognize as separate assets rights to service mortgage loans for others, however those rights are acquired. An entity that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. If it is not practicable to estimate the fair values separately, the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. This Statement also requires that an entity assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. Management believes that adoption of this Statement will not have a material effect on Prairie's financial statements.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 (Statement No. 123), Accounting for Stock-Based Compensation. Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments. Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25 ("APB-25"), Accounting for Stock Issued to Employees, but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123. Statement No. 123 is effective for fiscal years beginning after December 15, 1995. Prairie believes the adoption of Statement No. 123 will not have a material impact on its consolidated financial statements.

     Earnings per share of common stock: Earnings per share of common stock is computed by dividing net income, after deducting preferred stock dividends, by the weighted average number of shares outstanding during the reported period.

NOTE 2. CASH AND DUE FROM BANKS

     Two of the Bank subsidiaries are required to maintain legal reserves composed of funds on deposit with the Federal Reserve Bank and cash on hand. The required balances as of December 31, 1995 and 1994 were $54,000 and $68,000, respectively.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. INVESTMENT SECURITIES

     The amortized cost and fair value of investment securities as of December 31, 1995 and 1994 are as follows:

                                                                DECEMBER 31, 1995
                                             -------------------------------------------------------
                                                              GROSS         GROSS
                                              AMORTIZED      UNREALIZED  UNREALIZED         FAIR
                                                 COST         GAINS       (LOSSES)         VALUE
                                             ------------    --------    -----------    ------------
Securities held to maturity:
  States and political subdivisions........  $    514,000    $ 25,000    $        --    $    539,000
  Mortgage-backed and related securities...   103,312,000     151,000     (2,379,000)    101,084,000
                                             ------------    --------    -----------    ------------
     Total.................................  $103,826,000    $176,000    $(2,379,000)   $101,623,000
                                             ============    ========    ===========    ============
Securities available for sale:
  U.S. Treasury and government agency
     securities............................  $  6,730,000    $     --    $  (128,000)   $  6,602,000
  States and political subdivisions........     5,577,000     337,000             --       5,914,000
  Mortgage-backed and related securities...    27,908,000     563,000         (8,000)     28,463,000
  Other....................................     1,520,000          --             --       1,520,000
                                             ------------    --------    -----------    ------------
     Total.................................  $ 41,735,000    $900,000    $  (136,000)   $ 42,499,000
                                             ============    ========    ===========    ============

                                                                DECEMBER 31, 1994
                                             -------------------------------------------------------
                                                              GROSS         GROSS
                                              AMORTIZED      UNREALIZED  UNREALIZED         FAIR
                                                 COST         GAINS       (LOSSES)         VALUE
                                             ------------    --------    -----------    ------------
Securities held to maturity:
  States and political subdivisions........  $    747,000    $16,000     $        --    $    763,000
  Mortgage-backed and related securities...   134,398,000     40,000      (8,407,000)    126,031,000
                                             ------------    --------    -----------    ------------
     Total.................................  $135,145,000    $56,000     $(8,407,000)   $126,794,000
                                             ============    ========    ===========    ============
Securities available for sale:
  U.S. Treasury and government agency
     securities............................  $  7,006,000    $ 4,000     $  (403,000)   $  6,607,000
  States and political subdivisions........     7,537,000     14,000        (271,000)      7,280,000
  Mortgage-backed and related securities...     4,978,000         --        (223,000)      4,755,000
  Other....................................     1,949,000         --              --       1,949,000
                                             ------------    --------    -----------    ------------
     Total.................................  $ 21,470,000    $18,000     $  (897,000)   $ 20,591,000
                                             ============    ========    ===========    ============

     The amortized cost and fair value of the investment securities as of December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the mortgages underlying the mortgage-backed and related securities may be called or prepaid without any penalties.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Therefore, these securities are not included in the maturity categories in the following summary. Other securities are excluded from the maturity categories as there is no fixed maturity date.

                                                               DECEMBER 31, 1995
                                           ----------------------------------------------------------
                                                                            SECURITIES AVAILABLE FOR
                                           SECURITIES HELD TO MATURITY                SALE
                                           ----------------------------    --------------------------
                                            AMORTIZED          FAIR         AMORTIZED        FAIR
                                               COST           VALUE           COST           VALUE
                                           ------------    ------------    -----------    -----------
Due in one year or less.................   $    130,000    $    132,000    $ 1,700,000    $ 1,664,000
Due after one year through five.........        198,000         204,000      5,183,000      5,091,000
Due after five years through ten........        186,000         203,000      1,329,000      1,406,000
Due after ten years.....................             --              --      4,095,000      4,355,000
                                           ------------    ------------    -----------    -----------
                                                514,000         539,000     12,307,000     12,516,000
Mortgage-backed and related
  securities............................    103,312,000     101,084,000     27,908,000     28,463,000
Other...................................             --              --      1,520,000      1,520,000
                                           ------------    ------------    -----------    -----------
                                           $103,826,000    $101,623,000    $41,735,000    $42,499,000
                                           ============    ============    ===========    ===========

     Gross realized gains and losses for the years ended December 31, 1995, 1994, and 1993 are as follows:

                                                                   1995        1994        1993
                                                                 --------    --------    --------
Realized gains................................................   $407,000    $574,000    $893,000
Realized (losses).............................................     (5,000)    (69,000)    (27,000)

     As of December 31, 1995 and 1994, investment securities with a carrying value of approximately $71,689,000 and $68,212,000, respectively, were pledged to collateralize government and public deposits and to secure securities sold under agreements to repurchase as permitted or required by law.

     Prairie transferred securities with an amortized cost of $20,935,000 and an unrealized gain of $452,000 from held to maturity to available for sale on December 31, 1995, based on management's reassessment of their previous designations of securities giving consideration of liquidity needs, management of interest rate risk, and other factors.

NOTE 4. LOANS

     Loans as of December 31, 1995 and 1994 are summarized as follows:

                                                                         1995           1994
                                                                      -----------    -----------
Real estate, mortgage..............................................   $37,652,000    $33,422,000
Commercial and agricultural........................................    21,327,000     20,625,000
Installment........................................................     8,218,000      6,889,000
                                                                      -----------    -----------
                                                                       67,197,000     60,936,000
Less:
  Unearned discount................................................        64,000        141,000
  Allowance for loan losses........................................       741,000        715,000
                                                                      -----------    -----------
       Loans, net..................................................   $66,392,000    $60,080,000
                                                                      ===========    ===========

     Prairie's opinion as to the ultimate collectibility of these loans is subject to estimates regarding future cash flows from operations and the value of property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of borrowers.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Changes in the allowance for loan losses for the years ended December 31, 1995, 1994, and 1993 were as follows:

                                                                 1995        1994         1993
                                                               --------    ---------    ---------
Balance, beginning..........................................   $715,000    $ 781,000    $ 963,000
  Provision for loan losses.................................    (31,000)      10,000     (100,000)
  Loans charged off.........................................    (87,000)    (153,000)    (153,000)
  Recoveries................................................    144,000       77,000       71,000
                                                               --------    ---------    ---------
Balance, ending.............................................   $741,000    $ 715,000    $ 781,000
                                                               ========    =========    =========

     Management believes that loan balances on loans determined to be impaired are immaterial.

NOTE 5. PREMISES AND EQUIPMENT

     Premises and equipment as of December 31, 1995 and 1994 are summarized as follows:

                                                                    1995          1994
                                                                 ----------    ----------
        Land..................................................   $  305,000    $  301,000
        Buildings and improvements............................    3,036,000     2,849,000
        Furniture and equipment...............................    2,556,000     2,348,000
                                                                 ----------    ----------
                                                                  5,897,000     5,498,000
        Less accumulated depreciation.........................    2,570,000     2,195,000
                                                                 ----------    ----------
                                                                 $3,327,000    $3,303,000
                                                                 ==========    ==========

NOTE 6. DEPOSITS

     A maturity distribution of time certificates of deposit in denominations of $100,000 or more were as follows:

                                                                  1995           1994
                                                               -----------    -----------
        3 months or less....................................   $15,871,000    $ 6,706,000
        Over 3 months through 6 months......................     3,754,000      5,186,000
        Over 6 months through 12 months.....................     5,346,000      4,161,000
        Over 12 months......................................     4,211,000      3,795,000
                                                                ----------     ----------
                                                               $29,182,000    $19,848,000
                                                                ==========     ==========

NOTE 7. SHORT-TERM BORROWINGS

     Short-term borrowings include federal funds purchased and securities sold under agreements to repurchase.

     Average and maximum balances and rates on aggregate short-term borrowings outstanding were as follows:

                                                             1995           1994           1993
                                                          -----------    -----------    ----------
Maximum month-end balance..............................   $15,390,000    $15,203,000    $9,473,000
Average month-end balance..............................     7,523,000      6,404,000     3,395,000
Weighted average interest rate for the year............          6.78%          6.03%         7.60%
Weighted average interest rate at year-end.............          6.30           6.22          7.20

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8. FEDERAL HOME LOAN BANK ADVANCES

     Pursuant to agreements with the Federal Home Loan Bank (FHLB), advances are collateralized by qualifying first mortgage loans and investment securities. Advances as of December 31, 1995 carry fixed interest rates ranging from 4.3% through 7.5%. The maturities of advances as of December 31, 1995 were as follows:

                             YEAR ENDED DECEMBER 31:
        -----------------------------------------------------------------
             1996........................................................   $12,272,000
             1997........................................................       566,000
             1998........................................................     2,960,000
             Thereafter..................................................     1,195,000
                                                                            -----------
                                                                            $16,993,000
                                                                             ==========

NOTE 9. NOTE PAYABLE

     Prairie has a $4,195,000 revolving promissory note with a balance of $3,950,000 as of December 31, 1995. The loan is secured by Prairie's stock in the Prairie Banks. The note bears interest at the rate of LaSalle National Bank's prime rate (8.5% at December 31, 1995). Payments of interest on the note are required to be made quarterly until all amounts outstanding are paid. The balance is due on or before April 1, 1996. The loan agreement contains certain affirmative and negative covenants. Prairie was in compliance with the covenants as of December 31, 1995.

NOTE 10. PROFIT SHARING PLANS

     Prairie has a 401(k) plan covering substantially all employees. Participants are not required to make any contribution but may make a voluntary contribution of up to 12% of their compensation. The plan provides for discretionary contributions to be determined annually by Prairie's Board of Directors. The total contributions to the plan for the years ended December 31, 1995, 1994, and 1993 were $106,000, $125,000, and $111,000, respectively.

NOTE 11. INCOME TAXES

     The components of income tax expense for the years ended December 31, 1995, 1994, and 1993 were as follows:

                                                                   1995        1994        1993
                                                                 --------    --------    --------
Current.......................................................   $255,000    $204,000    $266,000
Deferred......................................................     20,000      23,000       5,000
                                                                 --------    --------    --------
                                                                 $275,000    $227,000    $271,000
                                                                 ========    ========    ========

     A reconciliation of the expected federal income tax expense using a statutory federal rate of 34% to the income tax expense included in the statements of income for the years ended December 31, 1995, 1994, and 1993 is as follows:

                                                                1995         1994         1993
                                                              ---------    ---------    ---------
Computed "expected" tax expense............................   $ 407,000    $ 388,000    $ 571,000
Tax exempt interest income, net............................    (130,000)    (182,000)    (303,000)
Other......................................................      (2,000)      21,000        3,000
                                                              ---------    ---------    ---------
                                                              $ 275,000    $ 227,000    $ 271,000
                                                              =========    =========    =========

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     There were no state income taxes for the years ended December 31, 1995, 1994, and 1993 due primarily to U.S. Treasury interest exemption and net operating loss carryforwards utilized.

     The net deferred tax assets (liabilities) on the consolidated balance sheets included in other assets (liabilities) as of December 31, 1995 and 1994 include the following amounts:

                                                                     1995         1994
                                                                   ---------    --------
        Deferred tax assets:
          Net unrealized losses on securities available for
             sale...............................................   $      --    $306,000
          Allowance for loan losses.............................      73,000      96,000
                                                                   ---------    --------
                                                                      73,000     402,000
                                                                   ---------    --------
        Deferred tax liabilities:
          Net unrealized gains on securities available for
             sale...............................................    (260,000)         --
          Premises and equipment................................     (90,000)    (87,000)
          Other.................................................      (6,000)    (12,000)
                                                                   ---------    --------
                                                                    (356,000)    (99,000)
                                                                   ---------    --------
             Net deferred tax assets (liabilities)..............   $(283,000)   $303,000
                                                                   =========    ========

NOTE 12. REGULATORY CAPITAL REQUIREMENTS

     Federal regulatory agencies have adopted various capital standards for banks, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of banks and to take into account the different risks among banks' assets and off-balance sheet items.

     Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to assets ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require banks to maintain capital at higher levels.

     A comparison of Prairie's and each of the Prairie Banks' capital as of December 31, 1995 with the minimum requirements is presented below:

                                             MINIMUM          PRAIRIE
                                           REQUIREMENTS    BANCORP, INC.      MANLIUS      TAMPICO
                                           ------------    -------------      -------      -------
        Tier 1 risk-based capital.........     4.00%           14.52%         13.67 %       24.54%
        Total risk-based capital..........     8.00            15.46          14.31         25.70
        Leverage ratio....................     3.00             5.05           6.56          6.77

                                               LADD          TISKILWA         FERRIS       HANOVER
                                           ------------    -------------      ------       -------
        Tier 1 risk-based capital.........     17.87%          20.37%         16.74 %       24.53%
        Total risk-based capital..........     18.50           21.52          17.51         25.78
        Leverage ratio....................      7.04            6.83           5.70          8.10

     According to Federal Reserve Board capital guidelines, Prairie is considered to be adequately capitalized. According to FDIC capital guidelines, the Prairie Banks are considered to be well capitalized.


     National bank regulations restrict the amount of dividends that may be paid by banks to their stockholders. Dividends declared by national banks that exceed the net income for the current year plus retained net income for the preceding two years must be approved by the Comptroller of the Currency. Under this formula, dividends of approximately $301,000 and $106,000 may be paid without prior regulatory approval by Manlius and Tampico, respectively.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13. PARENT COMPANY ONLY FINANCIAL INFORMATION


     The primary source of funds for Prairie is dividends from the Prairie Banks. Certain regulatory requirements restrict the amount of dividends that may be paid by the Prairie Banks to Prairie. At December 31, 1995, approximately $1,800,000 of dividends were allowable from the Prairie Banks to Prairie without prior regulatory approval. As a practical matter, dividend payments are restricted to maintain prudent capital levels.


BALANCE SHEETS (PARENT COMPANY ONLY)

                                                                             DECEMBER 31,
                                                                      --------------------------
                                                                         1995           1994
                                                                      -----------    -----------
ASSETS
Cash...............................................................   $   257,000    $   122,000
Investment in subsidiaries.........................................    15,428,000     14,013,000
Premises and equipment, net........................................        46,000         54,000
Other assets.......................................................        72,000        149,000
                                                                      -----------    -----------
                                                                      $15,803,000    $14,338,000
                                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable......................................................   $ 3,950,000    $ 5,245,000
Other liabilities..................................................        12,000        125,000
                                                                      -----------    -----------
                                                                        3,962,000      5,370,000
                                                                      -----------    -----------
Stockholders' equity:
  Common stock, no par value; authorized, issued and outstanding
     1,000 shares..................................................         1,000          1,000
  Preferred stock..................................................     6,092,000      4,592,000
  Additional paid-in capital.......................................     1,579,000      1,579,000
  Retained earnings................................................     3,686,000      3,342,000
  Unrealized gains (losses) on securities available for sale.......       483,000       (546,000)
                                                                      -----------    -----------
     Total stockholders' equity....................................    11,841,000      8,968,000
                                                                      -----------    -----------
                                                                      $15,803,000    $14,338,000
                                                                      ===========    ===========

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INCOME STATEMENTS (PARENT COMPANY ONLY)

                                                                   YEARS ENDED DECEMBER 31,
                                                            --------------------------------------
                                                               1995          1994          1993
                                                            ----------    ----------    ----------
Operating revenue:
  Dividends received from subsidiaries...................   $1,392,000    $  980,000    $  865,000
  Other..................................................       47,000       124,000       124,000
                                                            ----------    ----------    ----------
                                                             1,439,000     1,104,000       989,000
Operating expenses.......................................      911,000       858,000       712,000
                                                            ----------    ----------    ----------
       Income before income tax (credits) and equity in
          undistributed net income of subsidiaries.......      528,000       246,000       277,000
Income tax (credits).....................................     (274,000)     (247,000)     (185,000)
                                                            ----------    ----------    ----------
                                                               802,000       493,000       462,000
Equity in undistributed net income of subsidiaries.......       26,000       293,000       850,000
                                                            ----------    ----------    ----------
       Net income........................................   $  828,000    $  786,000    $1,311,000
                                                            ==========    ==========    ==========

STATEMENTS OF CASH FLOWS (PARENT COMPANY ONLY)

                                                                 YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1995           1994           1993
                                                         -----------    -----------    -----------
Cash Flows from Operating Activities:
  Net income..........................................   $   828,000    $   786,000    $ 1,311,000
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in undistributed net income of
       subsidiaries...................................       (26,000)      (293,000)      (850,000)
     Depreciation.....................................        11,000          5,000             --
     Decrease in other assets.........................        77,000         78,000         21,000
     (Decrease) in other liabilities..................      (113,000)      (172,000)      (122,000)
                                                         -----------    -----------    -----------
       Net cash provided by operating activities......       777,000        404,000        360,000
                                                         -----------    -----------    -----------
Cash Flows from Investing Activities:
  Purchase of additional shares of subsidiaries.......      (360,000)    (3,046,000)    (1,712,000)
  Purchase of premises and equipment..................        (3,000)       (59,000)            --
                                                         -----------    -----------    -----------
       Net cash (used in) investing activities........      (363,000)    (3,105,000)    (1,712,000)
                                                         -----------    -----------    -----------
Cash Flows from Financing Activities:
  Cash dividends paid.................................      (484,000)      (345,000)       (66,000)
  Proceeds from note payable..........................            --             --      1,150,000
  Principal payments on notes payable.................    (1,295,000)      (350,000)            --
  Proceeds from issuance of preferred stock...........     1,500,000      3,500,000             --
  Stockholders' contribution..........................            --             --        160,000
                                                         -----------    -----------    -----------
       Net cash provided by (used in) financing
          activities..................................      (279,000)     2,805,000      1,244,000
                                                         -----------    -----------    -----------
       Net increase (decrease) in cash................       135,000        104,000       (108,000)
Cash, beginning.......................................       122,000         18,000        126,000
                                                         -----------    -----------    -----------
Cash, ending..........................................   $   257,000    $   122,000    $    18,000
                                                         ===========    ===========    ===========

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 14. RELATED PARTY TRANSACTIONS

     In the normal course of business, loans are made to employees, executive officers, directors, principal stockholders of Prairie and the Prairie Banks and to parties which Prairie or its directors, executive officers, and stockholders have the ability to significantly influence its management or operations (related parties). In the opinion of management, the terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectibility. Changes in such loans during the year ended December 31, 1995 are as follows:

        Balance, beginning...............................................   $ 1,455,000
          New loans, extensions, and modifications.......................       608,000
          Repayments.....................................................    (1,205,000)
                                                                            -----------
        Balance, ending..................................................   $   858,000
                                                                             ==========

NOTE 15. COMMITMENTS AND CONTINGENCIES

     In the normal course of business, there are outstanding various contingent liabilities such as claims and legal action, which are not reflected in the consolidated financial statements. In the opinion of management, no material losses are anticipated as a result of these actions or claims.

     The Prairie Banks are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unused lines of credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

     The Prairie Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unused lines of credit and standby letters of credit is represented by the contractual amounts of these instruments. The Prairie Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.


     Financial instruments whose contractual amounts represent credit risk as of December 31, 1995 and 1994 are summarized as follows:



                                                                    1995          1994
                                                                 ----------    ----------
        Unused lines of credit................................   $4,598,000    $4,064,961
        Standby letters of credit.............................       75,000        10,700


     Unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These agreements generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Prairie Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Prairie Banks upon extension of credit is based upon management's credit evaluation of the counter-party. Collateral varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Prairie Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and extend for no more than one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     Prairie does not engage in the use of interest rate swaps or futures, forwards or option contracts.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Concentration of credit risk: The Prairie Banks grant commercial, residential and consumer loans to customers throughout the Prairie Banks' market areas which are primarily in the following Illinois counties:

                                      BANKS                                    COUNTY
        ------------------------------------------------------------------   ----------
        Manlius, Ladd and Tiskilwa........................................   Bureau
        Tampico...........................................................   Whiteside
        Ferris............................................................   Hancock
        Hanover...........................................................   Jo Davies

Although the Prairie Banks have diversified loan portfolios, a substantial portion of their debtors' ability to honor their contracts is dependent upon the agribusiness and industrial economic sectors. The Prairie Banks' policy for requiring collateral is consistent with prudent lending practice and anticipates the potential for economic fluctuations. Collateral varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties. It is the policy of the Prairie Banks to file financing statements and mortgages covering collateral pledged.

NOTE 16. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     FASB Statement No. 107 "Disclosures about Fair Value of Financial Instruments" requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. These fair value disclosures are not intended to represent the market value of Prairie. The investment securities held to maturity and loan portfolios are intended to be held to maturity, and unrealized gains and losses are not intended to be realized. Income taxes and transaction costs have not been considered in estimating fair values.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and due from banks: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

          Investment securities: For investment securities held to maturity and securities available for sale, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          Federal funds sold: The carrying amount is a reasonable estimate of fair value.

          Loans: The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

          Deposits: The fair value of demand deposits, NOW accounts, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting cash flows using the rates currently offered for deposits of similar remaining maturities.

          Federal funds purchased: The carrying amount is a reasonable estimate of fair value.

                     PRAIRIE BANCORP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          Repurchase agreements: For short-term agreements, the carrying amount is a reasonable estimate of fair value. For agreements with a term greater than six months, fair value is estimated by discounting cash flows using the rates currently offered for agreements of similar remaining maturities.

          Federal Home Loan Bank advances and note payable: The cash flows discounted at rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

          Commitments to extend credit and standby letters of credit: The fair value of commitments is estimated using the fees currently charged to enter into similar agreements. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the commitment rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them.

     The estimated fair values of Prairie's financial instruments rounded to the nearest $1,000 are as follows:

                                                                  DECEMBER 31, 1995
                                                             ----------------------------
                                                               CARRYING
                                                                AMOUNT        FAIR VALUE
                                                             ------------    ------------
        Financial assets:
          Cash and due from banks.........................   $  4,458,000    $  4,458,000
          Investment securities:
             Held to maturity.............................    103,826,000     101,623,000
             Available for sale...........................     42,499,000      42,499,000
          Federal funds sold..............................      2,045,000       2,045,000
          Loans, net......................................     66,392,000      66,167,000
        Financial liabilities:
          Deposits........................................    183,296,000     184,211,000
          Federal funds purchased.........................        275,000         275,000
          Repurchase agreements...........................      6,181,000       6,353,000
          Federal Home Loan Bank advances and note
             payable......................................     20,943,000      21,012,000
        Unrecognized financial instruments:
          Commitments to extend credit....................             --              --
          Standby letters of credit.......................             --              --

     In addition, other assets and liabilities of Prairie that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.

NOTE 17. SUBSEQUENT EVENTS

     In January of 1996, Prairie entered into an Agreement and Plan of Merger which would merge Prairie Bancorp, Inc. with Prairie Acquisition Corporation, a wholly-owned subsidiary of Union Bancorp, Inc. in which Prairie would be the surviving entity.

                            COUNTRY BANCSHARES, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following summary consolidated financial data of Country Bancshares, Inc. should be read in conjunction with the Consolidated Financial Statements of Country Bancshares, Inc. and the Notes thereto appearing elsewhere in this Prospectus and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Country Bancshares, Inc." The selected historical consolidated financial data as of and for the two years in the period ended December 31, 1995 are derived from Country's Consolidated Financial Statements which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the six months ended June 30, 1996 and June 30, 1995 is unaudited.


                                             SIX MONTHS ENDED JUNE 30,      YEARS ENDED DECEMBER 31,
                                            ---------------------------    --------------------------
                                                1996           1995           1995           1994
                                            ------------    -----------    -----------    -----------
INCOME STATEMENT DATA:
  Interest income........................   $  3,817,540    $ 2,677,130    $ 6,029,752    $ 3,808,189
  Interest expense.......................      2,449,162      1,480,190      3,531,998      1,789,304
                                            ------------    -----------    -----------    -----------
       Net interest income...............      1,368,378      1,196,940      2,497,754      2,018,885
  Provision for loan losses..............        144,713             --         40,200         15,800
                                            ------------    -----------    -----------    -----------
       Net interest income after
          provision for loan losses......   $  1,223,665    $ 1,196,940    $ 2,457,554    $ 2,003,085
  Noninterest income.....................        601,489        254,870        588,735        398,227
  Noninterest expense....................      1,599,866      1,400,247      2,840,209      2,485,239
  Net income before income taxes.........        225,288         51,563        206,080        (83,927)
  Income tax (benefit)...................         70,000         18,000         (2,518)       (46,830)
                                            ------------    -----------    -----------    -----------
  Net income.............................   $    155,288    $    33,563    $   208,598    $   (37,097)
                                            ============    ===========    ===========    ===========
COMMON SHARE DATA:
  Net income.............................   $       5.92    $      1.28    $      7.95    $     (3.57)
  Book value.............................          93.06          85.27          93.89          83.99
  Weighted average common shares
     outstanding.........................         26,225         26,225         26,225         10,403
  Period end common shares outstanding...         26,225         26,225         26,225         26,225
BALANCE SHEET DATA:
  Total assets...........................   $103,172,283    $81,506,381    $96,604,878    $64,245,341
  Loans, net.............................     66,073,420     47,265,290     56,177,110     37,648,698
  Allowance for loan losses..............        500,318        381,092        420,426        329,251
  Total deposits.........................     90,844,320     74,030,796     86,546,471     58,945,175
  Stockholders' equity...................      2,440,428      2,236,120      2,462,260      2,202,557
PERFORMANCE DATA:
  Return (loss) on average total
     assets(1)...........................           0.30%          0.09%          0.26%         (0.06)%
  Return (loss) on average stockholders'
     equity(1)...........................          12.67           3.05           8.94          (1.79)
  Net interest margin....................           2.90           3.61           3.39           3.90
  Loans to deposits......................          72.73          63.85          64.91          63.87
  Efficiency ratio(2)....................          80.80          95.89          91.66         102.66
ASSET QUALITY RATIOS:
  Nonperforming assets to total assets...           1.63%          0.62%          0.61%          1.00%
  Nonperforming loans to total loans.....           2.39           0.94           0.95           1.54
  Net loan charge-offs to average
     loans(1)............................           0.21          (0.12)         (0.11)          0.04
  Allowance for loan losses to total
     loans...............................           0.75           0.80           0.74           0.87
  Allowance for loan losses to
     nonperforming loans.................          31.09          84.88          77.80          55.97
CAPITAL RATIOS: (OMNI BANK)
  Tier I risk-based capital..............          10.51%         13.87%         11.44%         11.40%
  Total risk-based capital...............          11.30          14.69          12.20          12.29
  Leverage...............................           6.41           7.92           6.61           6.57


- -------------------------
(1) All interim periods have been annualized.
(2) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                          OF COUNTRY BANCSHARES, INC.

     The following discussion provides additional information regarding the operations and financial condition of Country Bancshares, Inc. ("Country") for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994. The discussion should be read in conjunction with the consolidated statements of financial condition as of, and the results of operations, for the years ended December 31, 1995 and 1994 and for the six months ended June 30, 1996 and 1995 and accompanying notes included elsewhere in the Prospectus.

GENERAL

     Country derives substantially all of its revenues and income from the operations of its subsidiary, Omni Bank, which provides a full range of commercial and consumer banking services to businesses and individuals, primarily in the western Illinois area. As of June 30, 1996, Country had total assets of $103.2 million, net loans of $66.1 million, total deposits of $90.8 million and total stockholders' equity of $2.4 million. Country reported net income of $155,288 for the six months ended June 30, 1996 compared with net income of $33,563 for the six months ended June 30, 1995 as a result of internal loan and deposit portfolio growth.

     On December 5, 1994, Country merged with Paloma Bancshares, Inc. and its two subsidiaries, Paloma Exchange Bank and First National Bank of Blandinsville. In conjunction with the merger, Paloma Bancshares, Inc. was merged into Country and Paloma Exchange Bank and First National Bank of Blandinsville were merged into Omni Bank. Country continues to actively serve the banking needs of these local communities, as it has served the local communities of its other branches.


     During 1995 and the first six months of 1996, Country substantially expanded its efforts to increase deposits, loans and total assets, and Country increased its emphasis on the Macomb market. Deposits grew from $58.9 million at the end of December 31, 1994 to $90.8 million at the end of June, 1996, a 54.1% increase. Loans, net of the allowance for loan losses, increased from $37.6 million to $66.1 million, a 75.5% increase. During the same period, total assets grew from $64.2 million to $103.2 million, a 60.6% increase.


RESULTS OF OPERATIONS

  Net Income

     Net income was $155,288 ($5.92 per share) for the six months ended June 30, 1996, compared with net income of $33,563 ($1.28 per share) for the six months ended June 30, 1995, an increase of $121,725 or 362.7%. Factors contributing to the increase in net income in 1996 compared with 1995 included growth in Country's loan and deposit portfolios and a gain of approximately $190,000 on the sale of a nonperforming loan.

     Net income was $208,598 for 1995 ($7.95 per share), compared with a net loss of $37,097 for 1994 ($3.57 per share). The net income per share in 1994 was affected by additional shares issued in December 1994 in connection with the acquisition of Paloma Bancshares. The $245,695 increase in net income for 1995 was attributable to an increase in net interest income resulting from growth in Country's loan and deposit portfolios.

  Net Income before Income Taxes

     Net income before income taxes was $225,288 for the six months ended June 30, 1996, compared with $51,563 for the first six months of 1995, an increase of $173,725 or 336.9%.

     Net income before income taxes was $206,080 in 1995 compared with a net loss of $83,927 in 1994, an increase of $290,007 or 345.5%. The improvement in net income before income taxes for 1995 compared to 1994 was primarily attributable to an increase in net interest income resulting from growth in Country's loan and deposit portfolios.

  Net Interest Income

     Net interest income is the difference between income earned on interest-earning assets and the interest expense incurred on interest-bearing liabilities. The net yield on total interest-earning assets, also referred to as interest rate margin or net interest margin, represents net interest income divided by average interest-earning assets. Country's principal interest-earning assets are loans, investment securities and federal funds sold.


     Net interest income was $1,368,378 for the first six months of 1996, an increase of $171,438 or 14.3% compared with the first six months of 1995, resulting principally from an increase in average total interest-earning assets from $66.9 million to $95.4 million, a significant portion of which was comprised of loans (typically the highest yielding asset). The increase in average total interest-earning assets was offset by an increase in interest-bearing liabilities from $60.3 million to $ 87.8 million, and a decrease in the net interest spread from 3.12% to 2.44% for the six months ended June 30, 1995 and 1996, respectively. The foregoing decrease resulted principally from the fact that the cost of interest-bearing liabilities increased more than the yield on the interest-earning assets. The yield on interest-earning assets remained constant, while the cost of interest-bearing liabilities increased from 4.95% to 5.61% for the six months ended June 30, 1995 and 1996, respectively.


     Net interest income was $2,497,754 for 1995, an increase of $478,869 or 23.7% compared with net interest income of $2,018,885 for 1994, which represented an increase of $79,893 or 4.1% compared with 1993. Country's average total interest-earning assets increased from approximately $51.8 million for 1994 to $73.8 million for 1995, representing a 42.5% increase resulting principally from an increase in loans. The net interest margin decreased to 3.39% for 1995 from 3.9% for 1994.

     The following table sets forth for each category of interest-earning assets and interest-bearing liabilities the average amounts outstanding, the interest earned or paid on such amounts and the average rate paid for the six months ended June 30, 1996 and 1995 and for the years ended December 31, 1995 and 1994. The table also sets forth the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities, the net interest spread and the net interest margin on average interest-earning assets for the same periods.

                             AVERAGE BALANCE SHEET
                      AND ANALYSIS OF NET INTEREST INCOME


                                                     FOR THE SIX MONTHS ENDED JUNE 30,
                               -----------------------------------------------------------------------------
                                               1996                                     1995
                               -------------------------------------    ------------------------------------
                                                INTEREST                                INTEREST
                                 AVERAGE        INCOME/      AVERAGE      AVERAGE       INCOME/      AVERAGE
                                 BALANCE        EXPENSE       RATE        BALANCE       EXPENSE       RATE
                               ------------    ----------    -------    -----------    ----------    -------
ASSETS
Interest-earning assets:
  Certificates of deposit...   $         --    $       --        --     $    66,514    $    2,098      6.36%
  Federal funds sold........     10,781,494       291,516      5.44%      9,145,144       266,247      5.87
  U.S. Treasury and agency
     securities(1)..........     22,217,655       662,565      6.00      15,224,434       474,509      6.29
  States and political sub-
     divisions(1)(2)........        224,738         6,862      6.14         866,560        25,057      5.83
  Loans(3)(4)...............     61,576,465     2,845,217      9.29      41,539,741     1,908,931      9.27
  Other interest-earning
     assets.................        552,668        11,380      4.14          36,000           288      1.61
                               ------------    ----------      ----     -----------    ----------      ----
  Net earning assets........   $ 95,353,020    $3,817,540      8.05%    $66,878,393    $2,677,130      8.07%
                               ------------    ----------               -----------    ----------
  Less: Allowance for loan
     losses.................       (454,823)                               (328,706)
  Cash and due from banks...      2,504,080                               2,581,790
  Premises and equipment....      3,640,239                               2,642,988
  Other assets..............      1,458,842                               1,339,942
                               ------------                             -----------
     Total assets...........   $102,501,358                             $73,114,407
                               ============                             ===========
LIABILITIES
Interest-earning
  liabilities:
  Interest-bearing demand
     deposits...............   $  9,885,649    $  127,138      2.59%    $ 9,636,665    $  123,900      2.59%
  Savings deposits..........      4,194,065        46,042      2.21       4,384,383        48,062      2.21
  Time deposits.............     66,165,783     1,996,417      6.07      43,602,306     1,204,228      5.57
  Notes payable.............      7,519,475       279,565      7.48       2,654,587       104,000      7.90
                               ------------    ----------      ----     -----------    ----------      ----
  Total interest-bearing
     liabilities............   $ 87,764,972    $2,449,162      5.61     $60,277,941    $1,480,190      4.95
                               ------------    ----------               -----------    ----------
  Noninterest-bearing
     deposits...............     10,873,509                               9,729,877
  Other liabilities               1,411,533                                 887,200
                               ------------                             -----------
     Total liabilities......    100,050,014                              70,895,018
                               ------------                             -----------
Stockholders' equity........      2,451,344                               2,219,389
                               ------------                             -----------
     Total liabilities and
       equity...............   $102,501,358                             $73,114,407
                               ============                             ===========
Net interest income.........                   $1,368,378                              $1,196,940
                                               ==========                              ==========
Net interest spread.........                                   2.44%                                   3.12%
                                                               ====                                    ====
Net interest margin.........                                   2.90%                                   3.61%
                                                               ====                                    ====


- -------------------------

(1) Average balance and average rate on securities classified as available for sale is based on historical amortized cost balances.



(2) Interest income on tax exempt securities does not reflect the tax equivalent yield.



(3) Loans on nonaccrual status have been included in the computation of average balances.



(4) The interest income on loans includes loan fees. Loan fees were $210,998 and $85,262 for the six months ended June 30, 1996 and 1995, respectively.

           AVERAGE BALANCE SHEET AND ANALYSIS OF NET INTEREST INCOME


                                                          YEARS ENDED DECEMBER 31,
                                   -----------------------------------------------------------------------
                                                  1995                                 1994
                                   ----------------------------------   ----------------------------------
                                                  INTEREST                             INTEREST
                                     AVERAGE      INCOME/     AVERAGE     AVERAGE      INCOME/     AVERAGE
                                     BALANCE      EXPENSE      RATE       BALANCE      EXPENSE      RATE
                                   -----------   ----------   -------   -----------   ----------   -------
ASSETS
Interest-earning assets:
  Certificates of deposit........  $    32,984   $    2,098     6.36%   $   182,000   $    1,567     0.86%
  Federal funds sold.............    9,096,414      531,491     5.84      5,443,003      232,514     4.27
  U.S. Treasury and agency
     securities(1)...............   16,698,794    1,075,320     6.44     11,586,634      453,987     3.92
  States and political
     subdivisions(1)(2)..........      852,461       49,399     5.79        998,487       62,237     6.23
  Loans(3)(4)....................   46,980,953    4,370,787     9.30     33,501,783    3,043,219     9.08
  Other interest-earning
     assets......................       96,572          657     0.68         42,000       14,665    34.90
                                   -----------   ----------     ----    -----------   ----------    -----
       Total interest earning
          assets.................  $73,758,178   $6,029,752     8.18%   $51,753,907   $3,808,189     7.36%
                                   -----------   ----------             -----------   ----------
  Less: Allowance for loan
     losses......................     (362,922)                            (327,908)
  Cash and due from banks........    2,729,000                            3,755,172
  Premises and equipment.........    3,180,227                            2,218,879
  Other assets...................    1,078,368                            1,206,148
                                   -----------                          -----------
       Total assets..............  $80,382,851                          $58,606,198
                                   ===========                          ===========
LIABILITIES
Interest-bearing liabilities:
  Interest-bearing demand
     deposits....................  $ 9,787,777   $  247,420     2.53%   $11,315,861   $  253,863     2.24%
  Savings deposits...............    4,296,022       94,218     2.19      4,935,017      102,304     2.07
  Time deposits..................   49,407,934    2,872,390     5.81     28,202,734    1,219,893     4.33
  Notes payable..................    3,343,222      317,970     9.51      2,412,500      213,244     8.84
                                   -----------   ----------     ----    -----------   ----------    -----
       Total interest-bearing
          liabilities............  $66,834,955   $3,531,998     5.28    $46,866,112   $1,789,304     3.82
                                   -----------   ----------             -----------   ----------
  Noninterest-bearing deposits...   10,309,771                            9,055,273
  Other liabilities..............      905,716                              614,492
                                   -----------                          -----------
       Total liabilities.........   78,050,442                           56,535,877
  Stockholders' equity...........    2,332,409                            2,070,321
                                   -----------                          -----------
       Total liabilities and
          equity.................  $80,382,851                          $58,606,198
                                   ===========                          ===========
Net interest income..............                $2,497,754                           $2,018,885
                                                 ==========                           ==========
Net interest spread..............                               2.90%                                3.54%
                                                                ====                                =====
Net interest margin..............                               3.39%                                3.90%
                                                                ====                                =====


- -------------------------

(1) Average balance and average rate on securities classified as available for sale is based on historical amortized cost balances.



(2) Interest income on tax exempt securities does not reflect the tax equivalent yield.



(3) Loans on nonaccrual status have been included in the computation of average balances.



(4) The interest income on loans includes loan fees. Loan fees were $261,239 and $155,034 for the years ended December 31, 1995 and 1994, respectively.

     Country's net interest income is affected by changes in the amount and mix of interest-earning assets and interest-bearing liabilities, referred to as a "volume change." It is also affected by changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds referred to as a "rate change." The decline in the net yield on total interest-earning assets from 1995 through the first six months of 1996 resulted principally from an increase in investment securities as a percentage of total interest-earning assets, which produced a lower average rate of return for Country than loans. The following table reflects the changes in net interest income stemming from changes in interest rates and from asset and liability volume, including mix. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a pro rata basis.

                  RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

                                                  SIX MONTHS ENDED JUNE 30, 1996
                                                             COMPARED                      YEARS ENDED DECEMBER 31, 1995
                                                WITH SIX MONTHS ENDED JUNE 30, 1995       COMPARED WITH DECEMBER 31, 1994
                                               -------------------------------------    ------------------------------------
                                                    INCREASE (DECREASE) DUE TO               INCREASE (DECREASE) DUE TO
                                               -------------------------------------    ------------------------------------
                                               VOLUME(1)       RATE        CHANGES      VOLUME(1)       RATE       CHANGES
                                               ----------    ---------    ----------    ----------    --------    ----------
Interest Income:
  Loans......................................  $  925,765    $  10,521    $  936,286    $1,252,333    $ 75,235    $1,327,568
  Certificates of deposit....................      (1,049)      (1,049)       (2,098)          (78)        609           531
  Federal funds sold.........................      41,997      (16,728)       25,269       193,146     105,831       298,977
  U.S. Treasury and agency...................     207,572      (19,516)      188,056       252,733     368,600       621,333
  States and political subdivisions..........     (19,682)       1,487       (18,195)       (8,670)     (4,168)      (12,838)
  Other interest-earning assets..............       9,996        1,096        11,092       (57,089)     43,081       (14,008)
                                               ----------    ---------    ----------    ----------    --------    ----------
Total interest income........................  $1,164,599    $ (24,189)   $1,140,410    $1,632,375    $589,188    $2,221,563
                                               ----------    ---------    ----------    ----------    --------    ----------
Interest Expense:
  Interest-bearing deposits..................  $    3,202    $      36    $    3,238    $ (105,338)   $ 98,895    $   (6,443)
  Savings deposits...........................      (2,089)          69        (2,020)      (14,636)      6,550        (8,086)
  Time deposits..............................     740,857       51,332       792,189     1,133,721     518,776     1,652,497
  Borrowed funds.............................      82,432       93,133       175,565        87,491      17,235       104,726
                                               ----------    ---------    ----------    ----------    --------    ----------
Total interest expense.......................  $  824,402    $ 144,570    $  968,972    $1,101,238    $641,456    $1,742,694
                                               ----------    ---------    ----------    ----------    --------    ----------
Net interest margin..........................  $  340,197    $(168,759)   $  171,438    $  531,137    $(52,268)   $  478,869
                                               ==========    =========    ==========    ==========    ========    ==========


                                                  YEARS ENDED DECEMBER 31, 1994
                                                 COMPARED WITH DECEMBER 31, 1993
                                               ------------------------------------

                                                    INCREASE (DECREASE) DUE TO
                                               ------------------------------------
                                               VOLUME(1)       RATE        CHANGES
                                               ----------    ---------    ---------
                                               <
Interest Income:
  Loans......................................   $401,672     $ 133,289    $ 534,961
  Certificates of deposit....................        331        (1,612)      (1,281)
  Federal funds sold.........................      6,089       105,974      112,063
  U.S. Treasury and agency...................     73,000      (281,367)    (208,367)
  States and political subdivisions..........    (11,168)      (37,755)     (48,923)
  Other interest-earning assets..............     (7,241)      (42,964)     (50,205)
                                                --------     ---------     --------
Total interest income........................   $462,683     $(124,435)   $ 338,248
                                                --------     ---------     --------
Interest Expense:
  Interest-bearing deposits..................   $(31,865)    $ (25,598)   $ (57,463)
  Savings deposits...........................     (3,786)      (44,706)     (48,492)
  Time deposits..............................    290,298           832      291,130
  Borrowed funds.............................     (4,089)       77,269       73,180
                                                --------     ---------     --------
Total interest expense.......................   $250,558     $   7,797    $ 258,355
                                                --------     ---------     --------
Net interest margin..........................   $212,125     $(132,232)   $  79,893
                                                ========     =========     ========


- -------------------------
(1) Nonaccrual loans are included in the average volumes used in calculating this table.

  Provision for Loan Losses

     The amount of the provision for loan losses is based on periodic (not less than quarterly) evaluations of the loan portfolio, with particular attention directed toward nonperforming and other potential problem loans. During these evaluations, consideration is given to such factors as management's evaluation of specific loans, the level and composition of nonperforming loans, historical loss experience, results of examinations by regulatory agencies, the market value of collateral, the strength and availability of guaranties, concentrations of credits, and other judgmental factors.

     Country recorded a $144,713 provision for loan losses during the six months ended June 30, 1996 compared with no provision during the first six months of 1995. As Country's ratio of net charge-offs to average loans increased slightly during 1996, additional amounts were provided to compensate for ongoing growth in the loan portfolio in order to maintain the allowance for loan losses at an adequate level.

     The 1995 provision for loan losses was $40,200 compared with $15,800 in 1994. The increase in the 1995 provision occurred as a result of the 40.2% growth in average loans outstanding.

  Noninterest Income

     The following table sets forth the various categories of noninterest income for the six months ended June 30, 1996 and 1995 and for the years ended December 31, 1995 and 1994.

                                                         SIX MONTHS ENDED      YEARS ENDED DECEMBER
                                                             JUNE 30,                  31,
                                                       --------------------    --------------------
                                                         1996        1995        1995        1994
                                                       --------    --------    --------    --------
Noninterest income
  Service charges...................................   $311,050    $220,024    $494,659    $379,881
  Securities gains, net.............................         --          --       5,730          --
  Other.............................................    290,439      34,846      88,346      18,346
                                                       --------    --------    --------    --------
     Total noninterest income.......................   $601,489    $254,870    $588,735    $398,227
                                                       ========    ========    ========    ========

     Noninterest income is generated primarily from fees associated with noninterest and interest-bearing accounts. Noninterest income for the first six months of 1996 was $601,489, an increase of $346,619 or 136% compared with noninterest income of $254,870 for the first six months of 1995. The growth of Omni Bank during 1996 increased the number and balance of noninterest and interest-bearing accounts, which resulted in increased noninterest income.

     Other noninterest income was $290,439 for the first six months of 1996, an increase of $255,593 compared with other noninterest income of $34,846 for the first six months of 1995. The increase in other noninterest income is primarily due to a gain of approximately $190,000 on the sale of a nonperforming loan.

     Noninterest income was $588,735 for 1995, an increase of $190,508 or 47.8% compared with noninterest income of $398,227 for 1994. Noninterest income increased from 1994 to 1995 in all categories, primarily as a result of the growth of Omni Bank's noninterest and interest-bearing accounts.

  Noninterest Expense

     The following table sets forth the various categories of noninterest expense for the six months ended June 30, 1996 and 1995 and for the years ended December 31, 1995 and 1994.

                                                     SIX MONTHS ENDED              YEARS ENDED
                                                         JUNE 30,                  DECEMBER 31,
                                                 ------------------------    ------------------------
                                                    1996          1995          1995          1994
                                                 ----------    ----------    ----------    ----------
Salaries and wages............................   $  783,244    $  632,073    $1,317,433    $1,138,623
Employee benefits.............................       72,414       104,955       193,329       201,804
Occupancy and equipment.......................      236,884       214,829       492,966       400,992
FDIC assessment...............................         (120)       78,017        84,524        97,558
Other expenses:
  Legal.......................................      108,288        23,062        28,720        26,850
  Stationary, supplies and printing...........       50,177        43,026        76,834        71,671
  Telephone...................................       34,577        38,025        56,367        65,309
  Postage.....................................       48,186        36,838        74,081        68,317
  Correspondent bank charges..................       40,719        36,050        74,926        42,178
  Directors fees..............................       13,050        16,845        38,230        66,900
  Amortization................................        8,149         8,176        16,325         3,851
  Other.......................................      204,298       168,351       386,474       301,186
                                                 ----------    ----------    ----------    ----------
       Total other expenses...................      507,444       370,373       751,957       646,262
                                                 ----------    ----------    ----------    ----------
       Total noninterest expense..............   $1,599,866    $1,400,247    $2,840,209    $2,485,239
                                                 ==========    ==========    ==========    ==========

     Noninterest expense was $1,599,866 for the first six months of 1996, an increase of $199,619 or 14.3% compared with noninterest expense of $1,400,247 for the first six months of 1995. The growth of Omni Bank resulted in additional personnel, occupancy and office expenses.

     Deposits held by Omni Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"), and as FDIC-insured institutions, the Omni Banks are required to pay deposit insurance premium assessments to the FDIC. The amount an institution pays for FDIC deposit insurance coverage is determined in accordance with a risk-based assessment system under which each insured depository institution is placed into one of nine categories and assessed insurance premiums based upon its level of capital and the results of supervisory evaluations. The FDIC has issued refunds to the best-rated institutions for assessment which exceeded the recapitalization requirements of the BIF. The Omni Banks received a total refund from the FDIC of approximately $41,000. The change in the deposit insurance assessment rate is expected to significantly reduce the cost of deposit insurance for the Omni Banks. See "Regulation and Supervision -- The Bank Subsidiaries -- Deposit Insurance".

     Noninterest expense was $2,840,209 for 1995, an increase of $354,970 or 14.3% compared with noninterest expense of $2,485,239 for 1994. The increase in noninterest expense for 1995 from 1994 was attributable to a 12.7% increase in salaries and employee benefits and a 22.9% increase in occupancy expenses. The increase in salaries and benefits and occupancy expenses were due primarily to additional staffing associated with Omni Bank's loan and deposit growth.

  Income Taxes

     Country has recognized an income tax expense of $70,000 on income before income taxes of $225,288 for the six months ended June 30, 1996, an effective tax rate of 31.1%, as compared with an income tax expense of $18,000 on income before income taxes of $51,563 for the six months ended June 30, 1995, an effective tax rate of 34.9%. Country recognized income tax benefits of $2,518 and $46,830 on income before income taxes of $206,080 and loss before income taxes of $83,927 for the years ended December 31, 1995 and 1994, respectively. Effective tax benefits were 1.2% and 55.8% for those years. Country's effective tax rates varied from the statutory tax rate primarily due to interest income on municipal investments, which is exempt from federal income tax.

  Interest Rate Sensitivity Management

     The operating income and net income of Omni Bank depend, to a substantial extent, on "rate differentials", i.e., the differences between the income Omni Bank receives from loans, securities and other earning assets, and the interest expense it pays to obtain deposits and other liabilities. These rates are highly sensitive to many factors which are beyond the control of Omni Bank, including general economic conditions and the policies of various governmental and regulatory authorities. See "Investment Considerations -- Impact of Interest Rates and Economic Conditions".

     The objective of monitoring and managing the interest rate risk position of the balance sheet is to contribute to earnings and to minimize the adverse changes in net interest income. The potential for earnings to be affected by changes in interest rates is inherent in a financial institution. Interest rate sensitivity is the relationship between changes in market interest rates and changes in net interest income due to the repricing characteristics of assets and liabilities. An asset sensitive position in a given period will result in more assets being subject to repricing; therefore, as interest rates rise, such a position will have a positive effect on net interest income. Conversely, in a liability sensitive position, where liabilities reprice more quickly than assets in a given period, a rise in interest rates will have an adverse effect on net interest income.

     One way to analyze interest rate risk is to evaluate the balance of Country's interest rate sensitivity position. A mix of assets and liabilities that are roughly equal in volume and term and repricing represents a matched interest rate sensitivity position. Any excess of assets or liabilities in a particular period results in an interest rate sensitivity gap. The following table presents the interest rate sensitivity for Country's interest-earning assets and interest-bearing liabilities at June 30, 1996:

                 INTEREST-RATE SENSITIVE ASSETS AND LIABILITIES

                            3 MONTHS      3 MONTHS TO       6 MONTHS       1 YEAR TO
                            OR LESS         6 MONTHS       TO 1 YEAR        5 YEARS       OVER 5 YEARS       TOTAL
                          ------------    ------------    ------------    ------------    ------------    -----------
Interest-bearing assets:
  Federal funds sold..... $  2,075,000    $         --    $         --    $         --    $         --    $ 2,075,000
  Investment
    securities...........    2,599,694       2,076,413       2,770,500      18,597,017          87,000     26,130,624
  Loans..................    9,070,263       3,750,900      10,996,561      19,295,000      24,081,333     67,194,057
  Other interest-earning
    assets...............           --              --              --              --         714,300        714,300
                          ------------    ------------    ------------    ------------     -----------    -----------
Interest-earning
  assets................. $ 13,744,957    $  5,827,313    $ 13,767,061    $ 37,892,017    $ 24,882,633    $96,113,981
                          ------------    ------------    ------------    ------------     -----------    -----------
Interest-bearing
  liabilities:
  Interest-bearing demand
    deposits............. $  9,921,512    $         --    $         --    $         --    $         --    $ 9,921,512
  Savings deposits.......    4,320,923              --              --              --              --      4,320,923
  Time deposits..........   15,699,200      16,744,700      25,510,355       8,157,100              --     66,111,355
  Notes payable and other
    borrowings...........    3,550,000              --              --         700,000       4,300,000      8,550,000
                          ------------    ------------    ------------    ------------     -----------    -----------
Interest-bearing
  liabilities............ $ 33,491,635    $ 16,744,700    $ 25,510,355    $  8,857,100    $  4,300,000    $88,903,790
                          ------------    ------------    ------------    ------------     -----------    -----------
Period interest
  sensitivity gap........ $(19,746,678)   $(10,917,387)   $(11,743,294)   $ 29,034,917    $ 20,582,633    $ 7,210,191
                          ============    ============    ============    ============     ===========    ===========
Cumulative interest
  sensitivity gap........ $(19,746,678)   $(30,664,065)   $(42,407,359)   $(13,372,442)   $  7,210,191
                          ============    ============    ============    ============     ===========
Cumulative gap as
  a percentage of
  total assets...........       (19.14)%        (29.72)%        (41.10)%        (12.96)%          6.99%
                          ============    ============    ============    ============     ===========
Cumulative interest-
  sensitive assets as a
  percentage of
  cumulative
  interest-sensitive
  liabilities............         41.0%           39.0%           44.0%           84.2%          108.1%
                          ============    ============    ============    ============     ===========

     The cumulative rate-sensitive gap position at one year was a liability-sensitive position of $42.4 million, or negative 41.1%, which indicates that Country was in a liability interest rate-sensitive position at June 30, 1996. Accordingly, Country's earnings could experience a significant negative impact from increases in interest rates.

     Country undertakes this interest rate-sensitivity analysis to monitor the potential risk to future earnings from the impact of possible future changes in interest rates on currently existing net assets or net liability positions. However, this type of analysis is as of a point-in-time, when in fact Country's interest rate sensitivity can quickly change as market conditions, customer needs and management strategies change. Thus, interest rate changes do not affect all categories of assets and liabilities equally or at the same time. Country is not involved in the purchase of derivative financial instruments or structured notes.

     The preceding table does not necessarily indicate the impact of general interest rate movements on Country's net interest income because the repricing of certain assets and liabilities is discretionary and is subject to competitive and other pressures.

ANALYSIS OF FINANCIAL CONDITION

  Loans and Asset Quality

     Country's loans are diversified by borrower and industry group. Loan growth has occurred every year over the past two years and can be attributed to mergers, increased loan demand and the addition of new lending products. The following table describes the composition of loans by major categories outstanding at June 30, 1996 and at December 31, 1995 and 1994.

                                                                               DECEMBER 31,
                                                          JUNE 30,      --------------------------
                                                            1996           1995           1994
                                                         -----------    -----------    -----------
                                                                AGGREGATE PRINCIPAL AMOUNT
                                                         -----------------------------------------
Loans:
  Commercial..........................................   $22,368,261    $20,005,093    $13,347,394
  Real estate.........................................    39,191,966     32,381,324     21,898,594
  Installment.........................................     5,048,167      4,374,598      3,012,595
  Other...............................................       585,663        413,635         57,903
                                                         ------------   ------------   ------------
      Gross loans.....................................    67,194,057     57,174,650     38,316,486
Less: Allowance for loan losses.......................      (500,318)      (420,426)      (329,251)
      Unearned interest...............................      (620,319)      (577,114)      (338,537)
                                                         ------------   ------------   ------------
     Loans, net.......................................   $66,073,420    $56,177,110    $37,648,698
                                                         ============   ============   ============
                                                                PERCENTAGE OF TOTAL LOAN PORTFOLIO
                                                                ----------------------------------
Loans:
  Commercial loans....................................         33.29%         34.99%         34.83%
  Real estate loans...................................         58.33          56.64          57.15
  Installment loans...................................          7.51           7.65           7.86
  Other...............................................          0.87           0.72           0.16
                                                         ------------   ------------   ------------
     Gross loans......................................        100.00%        100.00%        100.00%
                                                         ============   ============   ============

     As of June 30, 1996 and December 31, 1995, commitments of Omni Bank under standby letters of credit and unused lines of credit totaled approximately $10,587,900 and $9,975,700, respectively.


     The loan portfolio includes a concentration of loans to agricultural and agricultural-related industries amounting to approximately $15,104,000, or approximately 22.48% of gross loans, as of June 30, 1996.

     Stated loan maturities (including floating rate loans reset to market interest rates) of the total loan portfolio, before unearned income, as of June 30, 1996 and December 31, 1995 were:

                             STATED LOAN MATURITIES

                                             WITHIN ONE     ONE YEAR TO    AFTER FIVE
                                                YEAR        FIVE YEARS        YEARS          TOTAL
                                             -----------    -----------    -----------    -----------
JUNE 30, 1996
Stated Loan Maturities/Floating Rates
  Reset:
  Commercial..............................   $13,638,661    $ 6,644,200    $ 2,085,400    $22,368,261
  Real estate.............................     9,357,100      7,987,900     21,846,966     39,191,966
  Installment.............................       236,300      4,662,900        148,967      5,048,167
  Other...................................       585,663             --             --        585,663
                                             -----------    -----------    -----------    -----------
     Total................................   $23,817,724    $19,295,000    $24,081,333    $67,194,057
                                             ===========    ===========    ===========    ===========

                                             WITHIN ONE     ONE YEAR TO    AFTER FIVE
                                                YEAR        FIVE YEARS        YEARS          TOTAL
                                             -----------    -----------    -----------    -----------
DECEMBER 31, 1995
Stated Loan Maturities/Floating Rates
  Reset:
  Commercial..............................   $11,123,793    $ 7,463,100    $ 1,418,200    $20,005,093
  Real estate.............................     6,668,200     10,079,700     15,633,424     32,381,324
  Installment.............................       253,478      3,928,565        192,555      4,374,598
  Other...................................       413,635             --             --        413,635
                                             -----------    -----------    -----------    -----------
     Total................................   $18,459,106    $21,471,365    $17,244,179    $57,174,650
                                             ===========    ===========    ===========    ===========

     Rate sensitivities of the total loan portfolio, before unearned income, as of June 30, 1996 and December 31, 1995 were as follows:

                                 LOAN REPRICING

                                             WITHIN ONE     ONE YEAR TO    AFTER FIVE
                                                YEAR        FIVE YEARS        YEARS          TOTAL
                                             -----------    -----------    -----------    -----------
JUNE 30, 1996
Fixed rate................................   $13,165,940    $17,250,643    $ 9,754,426    $40,171,009
Variable rate.............................     9,339,185      2,044,335     14,324,257     25,707,777
Nonaccrual................................     1,315,271             --             --      1,315,271
                                             -----------    -----------    -----------    -----------
     Total................................   $23,820,396    $19,294,978    $24,078,683    $67,194,057
                                             ===========    ===========    ===========    ===========

                                             WITHIN ONE     ONE YEAR TO    AFTER FIVE
                                                YEAR        FIVE YEARS        YEARS          TOTAL
                                             -----------    -----------    -----------    -----------
DECEMBER 31, 1995
Fixed rate................................   $10,121,019    $18,865,501    $ 5,059,704    $34,046,224
Variable rate.............................     7,888,455      2,855,827     11,982,144     22,726,426
Nonaccrual................................       402,000             --             --        402,000
                                             -----------    -----------    -----------    -----------
     Total................................   $18,411,474    $21,721,328    $17,041,848    $57,174,650
                                             ===========    ===========    ===========    ===========

     The maturities presented above are based upon contractual maturities. Many of these loans are made on a short-term basis with the possibility of renewal at time of maturity. All loans, however, are reviewed on a continuous basis for creditworthiness.

  Nonperforming Assets

     Country's financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on a nonaccrual basis. Loans are placed on a nonaccrual basis when there are serious doubts regarding the collectibility of all principal and interest due under the terms of the loan. Amounts received on nonaccrual loans generally are applied first to principal and then to interest after all principal has been collected. It is the policy of Omni Bank not to renegotiate the terms of a loan because of a delinquent status. Rather, a loan is generally transferred to nonaccrual status if it is not in the process of collection and is delinquent in payment of either principal or interest beyond 90 days.

     Other nonperforming assets consist of real estate acquired through loan foreclosures or other workout situations and other assets acquired through repossessions. The following table summarizes nonperforming assets by category as of June 30, 1996 and as of December 31, 1995 and 1994:

                              NONPERFORMING ASSETS

                                                                                 DECEMBER 31,
                                                                JUNE 30,     --------------------
                                                                  1996         1995        1994
                                                               ----------    --------    --------
Nonaccrual loans(1).........................................   $1,315,271    $402,000    $365,120
Loans 90 days past due and still accruing interest..........      293,835     138,377     223,139
                                                               ----------    ---------   ---------
Total nonperforming loans...................................    1,609,106     540,377     588,259
Other real estate owned and other assets....................       69,084      53,707      53,036
                                                               ----------    ---------   ---------
Total nonperforming assets..................................   $1,678,190    $594,084    $641,295
                                                               ==========    =========   =========
Nonperforming assets to total assets........................         1.63%       0.61%       1.00%
Nonperforming loans to total loans..........................         2.39        0.95        1.54

- -------------------------
(1) Includes loans of $1,246,019, $225,000 and $225,000 at June 30, 1996,
    December 31, 1995 and December 31, 1994, respectively, that will be sold to the shareholders of Country as part of the acquisition.

     The classification of a loan on nonaccrual status does not necessarily indicate that the principal is uncollectible, in whole or in part. A determination as to collectibility is made by Omni Bank on a case-by-case basis. Omni Bank considers both the adequacy of the collateral and the other resources of the borrower in determining the steps to be taken to collect nonaccrual loans. The final determination as to these steps is made on a case-by-case basis. Alternatives that are considered are foreclosure, collecting on guarantees, restructuring the loan or collection lawsuits.

     On January 1, 1995, Country adopted guidelines for impaired loans required by Financial Accounting Standards Board Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." The adoption of SFAS No. 114 did not significantly impact the comparability of the allowance related tables of Country included in this prospectus.

     The following table sets forth a summary of other real estate owned and other collateral acquired as of June 30, 1996:

              OTHER REAL ESTATE OWNED & OTHER COLLATERAL ACQUIRED

                                                                  NUMBER OF
                                                                  PARCELS/        NET BOOK
                              DESCRIPTION                           AUTOS      CARRYING VALUE
        -------------------------------------------------------   ---------    --------------
        Developed property.....................................        2          $ 37,379
        Vacant land or unsold lots.............................        1             3,857
        Repossessed automobiles................................       14            27,848
                                                                      --          --------
                                                                      17          $ 69,084
                                                                      ==          ========

  Allowance for Loan Losses

     In originating loans, management of Country recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for such loan. The allowance for loan losses represents Country's estimate of the allowance necessary to provide for losses incurred in the loan portfolio. In making this determination, Country analyzes the ultimate collectibility of Country's loan portfolio, incorporating feedback provided by internal loan staff and provided by examinations performed by regulatory agencies. Country makes an ongoing evaluation as to the adequacy of the allowance for loan losses. To establish the appropriate level of the allowance, all loans (including nonperforming loans), commitments to extend credit and standby letters of credit are reviewed and classified as to potential loss exposure. Specific allowances are then established for those loans, commitments to extend credit or standby letters of credit with identified loss exposure and an additional allowance is maintained based upon the size, quality, and concentration characteristics of the remaining loan portfolio using both historical quantitative trends and Country's evaluation of qualitative factors including future economic and industry outlooks. The determination by Country of the appropriate level of the allowance amount was $500,318 at June 30, 1996.

     The allowance for loan losses is based on estimates, and ultimate losses will vary from current estimates. These estimates are reviewed monthly and as adjustments, either positive or negative, become necessary they are reported in earnings in the periods in which they become known. The following table presents a detailed analysis of Country's allowance for loan losses for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994.

                           ALLOWANCE FOR LOAN LOSSES

                                                                             DECEMBER 31,
                                                       JUNE 30,       ---------------------------
                                                         1996            1995            1994
                                                      -----------     -----------     -----------
Beginning balance...................................  $   420,426     $   329,251     $   326,565
                                                      -----------     -----------     -----------
Charge-offs:
  Commercial........................................           --          33,331          32,449
  Real estate.......................................       55,000          16,000           1,000
  Installment.......................................        8,929              --           5,000
  Other.............................................          892              --              --
                                                      -----------     -----------     -----------
Total charge-offs...................................       64,821          49,331          38,449
                                                      -----------     -----------     -----------
Recoveries:
  Commercial........................................           --           2,214          22,335
  Real estate.......................................           --          92,495           1,000
  Installment.......................................           --           5,597           2,000
                                                      -----------     -----------     -----------
Total recoveries....................................           --         100,306          25,335
                                                      -----------     -----------     -----------
Net charge-offs.....................................       64,821         (50,975)         13,114
Provision for loan losses...........................      144,713          40,200          15,800
                                                      -----------     -----------     -----------
Ending balance......................................  $   500,318     $   420,426     $   329,251
                                                      ===========     ===========     ===========
Period end total loans, net of unearned interest....  $66,573,738     $56,597,536     $37,977,949
                                                      ===========     ===========     ===========
Average loans.......................................  $61,576,465     $46,980,953     $33,501,783
                                                      ===========     ===========     ===========
Ratio of net charge-offs to average loans...........         0.21%          (0.11)%          0.04%
                                                      ===========     ===========     ===========
Ratio of provision for loan losses to average
  loans.............................................         0.47            0.09            0.05
                                                      ===========     ===========     ===========
Ratio of allowance for loan losses to ending total
  loans.............................................         0.75            0.74            0.87
                                                      ===========     ===========     ===========
Ratio of allowance for loan losses to total
  nonperforming loans...............................        31.09           77.80           55.97
                                                      ===========     ===========     ===========
Ratio of allowance for loan losses to total
  nonperforming assets..............................        29.81           70.77           51.34
                                                      ===========     ===========     ===========

     The following table sets forth an allocation of the allowance for loan losses among categories as of June 30, 1996 and December 31, 1995 and 1994. Management of Country believes that any allocation of the allowance for loan losses into categories lends an appearance of precision which does not exist. The allowance is utilized as a single unallocated allowance available for all loans. The following allocation table should not be interpreted as an indication of the specific amounts or the relative proportion of future charges to the allowance and has been derived by applying a general allowance to the portfolio as a whole, in addition to specific allowance amounts for internally classified loans. In retrospect, the specific allocation in any particular category may prove excessive or inadequate and consequently may be reallocated in the future to reflect the then current condition. Accordingly, the entire allowance is available to absorb losses in any category.

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                                     JUNE 30, 1996            DECEMBER 31, 1995           DECEMBER 31, 1994
                                 ----------------------    -----------------------     -----------------------
                                             PERCENT OF                 PERCENT OF                  PERCENT OF
                                              LOANS IN                   LOANS IN                    LOANS IN
                                                EACH                       EACH                        EACH
                                              CATEGORY                   CATEGORY                    CATEGORY
                                              TO TOTAL                   TO TOTAL                    TO TOTAL
                                  AMOUNT       LOANS        AMOUNT        LOANS         AMOUNT        LOANS
                                 --------    ----------    --------     ----------     --------     ----------
Commercial....................   $275,358       33.29%     $237,191        34.99%      $174,569        34.83%
Real estate...................    149,237       58.33       117,616        56.64        109,493        57.15
Installment...................     75,723        7.51        65,619         7.65         45,189         7.86
Other.........................         --        0.87            --         0.72             --         0.16
                                 --------      ------      --------       ------       --------       ------
       Total..................   $500,318      100.00%     $420,426       100.00%      $329,251       100.00%
                                 ========      ======      ========       ======       ========       ======

  Investment Activities

     The investment portfolio, which was 27.2% of Country's earning asset base as of June 30, 1996, is being managed to minimize interest rate risk, maintain sufficient liquidity and maximize return. Country's financial planning anticipates income streams based on normal maturity and reinvestment. The short duration of the portfolio provides adequate liquidity through normal maturities. Investment securities classified as available-for-sale are purchased with the intent to provide liquidity and to increase returns. The securities classified as available-for-sale are carried at fair value. Country currently does not have any securities classified as held-to-maturity or trading.

     Prior to January 1, 1994, all debt securities were carried at amortized cost. Effective January 1, 1994, Country adopted SFAS No. 115, and classified investments as held-to-maturity or available-for-sale.

     The following tables describe the composition of investments by major category and maturity:

                              INVESTMENT PORTFOLIO

HELD TO MATURITY

                                                                               DECEMBER 31,
                                                          JUNE 30,      --------------------------
                                                            1996           1995           1994
                                                         -----------    -----------    -----------
U.S. Treasury.........................................   $        --    $        --    $ 9,464,335
U.S. Government agencies and corporations.............            --             --      2,634,794
States and political subdivisions.....................            --             --        875,372
Mortgage backed securities............................            --             --        515,897
                                                         -----------    -----------    -----------
     Total............................................   $        --    $        --    $13,490,398
                                                         ===========    ===========    ===========

AVAILABLE FOR SALE

                                                                               DECEMBER 31,
                                                          JUNE 30,      --------------------------
                                                            1996           1995           1994
                                                         -----------    -----------    -----------
U.S. Treasury.........................................   $17,043,156    $12,928,391    $        --
U.S. Government agencies and corporations.............     8,426,172      9,403,563             --
States and political subdivisions.....................       225,250        263,375             --
Mortgage backed securities............................       436,046         34,532             --
                                                         -----------    -----------    -----------
     Total............................................   $26,130,624    $22,629,861    $        --
                                                         ===========    ===========    ===========

                INVESTMENT PORTFOLIO MATURITY/REPRICING SCHEDULE


                                                             MATURING OR REPRICING
                        -----------------------------------------------------------------------------------------------
                                                 AFTER 1 YEAR         AFTER 5 YEARS
                                                      BUT                  BUT
                          WITHIN 1 YEAR         WITHIN 5 YEARS       WITHIN 10 YEARS     AFTER 10 YEARS        TOTAL
                        ------------------    -------------------    ---------------    ----------------    -----------
                          AMOUNT     YIELD      AMOUNT      YIELD    AMOUNT    YIELD     AMOUNT    YIELD      AMOUNT
                        ----------   -----    -----------   -----    -------   -----    --------   -----    -----------
JUNE 30, 1996
AVAILABLE-FOR-SALE
U.S. Treasury.......... $4,317,063   6.96 %   $12,726,093   5.28 %   $    --     --     $     --     --     $17,043,156
U.S. Government
  agencies and
  corporations.........  3,020,294   5.62       5,405,878   7.79          --     --           --     --       8,426,172
States and political
  subdivisions(1)......    109,250   6.35          29,000   4.00      87,000   5.66 %         --     --         225,250
Mortgage backed
  securities...........         --     --              --     --          --     --      436,046   8.25 %       436,046
                        ----------            -----------            -------            --------            -----------
    Total.............. $7,446,607            $18,160,971            $87,000            $436,046            $26,130,624
                        ==========            ===========            =======            ========            ===========
DECEMBER 31, 1995
AVAILABLE-FOR-SALE
U.S. Treasury.......... $4,225,641   6.28 %   $ 8,702,750   5.39 %   $    --     --     $     --     --     $12,928,391
U.S. Government
  agencies and
  corporations.........  5,044,813   5.43       4,358,750   6.65          --     --           --     --       9,403,563
States and political
  subdivisions(1)......     62,000   4.98         106,375   4.41      95,000   5.66 %         --     --         263,375
Mortgage backed
  securities...........         --     --              --     --          --     --       34,532   9.50 %        34,532
                        ----------            -----------            -------            --------            -----------
    Total.............. $9,332,454            $13,167,875            $95,000            $ 34,532            $22,629,861
                        ==========            ===========            =======            ========            ===========


- -------------------------
(1) Rates on tax-exempt securities have been adjusted to tax equivalent yields using a 34% income tax rate.

  Deposit Activities

     Deposits are attracted through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including "jumbo" certificates in denominations of $100,000 or more), and retirement savings plans. Country's average balance of total deposits was $91,119,006 for the six months ended June 30, 1996, representing an increase of $17,317,502 or 23.5% compared with the average balance of total deposits for the year ended December 31, 1995. Country's average balance of total deposits was $73,801,504 for the year ended 1995, an increase of $20,292,619 or 37.9% compared with the average balance of total deposits outstanding for 1994 of $53,508,885. The increases in deposits were due to internally generated growth.

     The following table sets forth certain information regarding Omni Bank's average deposits as of June 30, 1996 and December 31, 1995 and 1994.

                                AVERAGE DEPOSITS

                              JUNE 30, 1996                        DECEMBER 31, 1995                      DECEMBER 31, 1994
                   ------------------------------------   ------------------------------------   -----------------------------------
                     AVERAGE     PERCENT OF    AVERAGE      AVERAGE     PERCENT OF    AVERAGE      AVERAGE     PERCENT OF   AVERAGE
                     AMOUNT        TOTAL      RATE PAID     AMOUNT        TOTAL      RATE PAID     AMOUNT        TOTAL     RATE PAID
                   -----------   ----------   ---------   -----------   ----------   ---------   -----------   ----------  ---------
Noninterest-bearing
  demand
  deposits...      $10,873,509      11.93%         --     $10,309,771      13.97%         --     $ 9,055,273      16.92%         --
Interest-bearing
  demand
  deposits...        9,885,649      10.85        2.60%      9,787,777      13.26        2.53%     11,315,861      21.15        2.24%
Savings
  deposits...        4,194,065       4.60        2.22       4,296,022       5.82        2.19       4,935,017       9.22        2.07
Time
  deposits...       66,165,783      72.62        6.10      49,407,934      66.95        5.81      28,202,734      52.71        4.33
                   -----------     ------        ----     -----------     ------        ----     -----------     ------        ----
                   $91,119,006     100.00%       4.80%    $73,801,504     100.00%       4.35%    $53,508,885     100.00%       2.95%
                   ===========     ======        ====     ===========     ======        ====     ===========     ======        ====

     As of June 30, 1996, non-brokered time deposits of $100,000 or more represented 12.1% of total deposits, compared with 11.6% of total deposits as of December 31, 1995 and 6.9% as of December 31, 1994. Omni Bank does not have and does not solicit brokered deposits.

     The following table sets forth the remaining maturities for time deposits of $100,000 or more at June 30, 1996 and at December 31, 1995:

                       TIME DEPOSITS OF $100,000 OR MORE

MATURITY RANGE

                                                                      JUNE 30,       DECEMBER 31,
                                                                        1996             1995
                                                                     -----------     ------------
Three months or less..............................................   $ 3,235,709     $  3,650,267
Three through six months..........................................     2,347,481        1,459,803
Six through twelve months.........................................     3,800,292        3,563,272
Over twelve months................................................     1,649,225        1,389,404
                                                                     -----------      -----------
  Total...........................................................   $11,032,707     $ 10,062,746
                                                                     ===========      ===========

  Return on Equity and Assets

     The following are various ratios for Country for the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994.

                          RETURN ON EQUITY AND ASSETS


                                                                 FOR THE          FOR THE YEARS
                                                                SIX MONTHS            ENDED
                                                                  ENDED            DECEMBER 31,
                                                                 JUNE 30,        ----------------
                                                                   1996          1995       1994
                                                                ----------       ----       -----
Return on average assets.....................................       0.30%        0.26%      (0.06)%
Return on average equity.....................................      12.67         8.94       (1.79)
Average equity to average assets.............................       2.39         2.90        3.53
Dividend payout rates on common stock........................       0.00         0.00        0.00

  Liquidity


     Liquidity measures the ability of Country to meet maturing obligations and its existing commitments, to withstand fluctuations in deposit levels, to fund its operations and to provide for customers' credit needs. The liquidity of Country principally depends on cash flows from operating activities, investment in and maturity of assets, changes in balances of deposits and borrowings, and its ability to borrow funds.


     Omni Bank's investment securities portfolio, including federal funds sold, and its cash and due from bank deposit balances serve as the primary sources of liquidity. At June 30, 1996, 11.1% of Omni Bank's interest-bearing liabilities were in the form of time deposits of $100,000 and over. Substantially all of such large deposits were obtained from Omni Bank's market area and none of such deposits were brokered deposits. Management believes these deposits to be a stable source of funds. However, if a large number of these time deposits matured at approximately the same time and were not renewed, Omni Bank's liquidity could be adversely affected. Currently, the maturities of Omni Bank's large time deposits are spread throughout the year, with 29.3% maturing in the third quarter of 1996, 21.3% maturing in the fourth quarter of 1996, 34.4% maturing in the first and second quarter of 1997, and the remaining 15.0% maturing thereafter. Omni Bank monitors those maturities in an effort to minimize any adverse effect on liquidity.


     In the event of short-term liquidity needs, Omni Bank may purchase federal funds from correspondent banks. This source would be used from time to time on a limited basis. Omni Bank may borrow from the Federal Reserve Bank, but has not previously done so. Omni Bank may borrow additional funds from the Federal Home Loan Bank of Chicago for short or long-term purposes.



     Country's short-term borrowings at June 30, 1996 consisted of a note in the principal amount of $3,550,000 payable to Country's principal correspondent bank. The Country Acquisition agreement requires the stockholders of Country to retire this outstanding borrowing at the closing.



     Country's principal source of funds is dividends from Omni Bank. At June 30, 1996, approximately $1,000,000 was available for dividends without regulatory approval. See "Supervision and Regulation".


  Capital Resources

     Country's stockholders' equity at June 30, 1996 was $2.4 million, compared with $2.5 million at December 31, 1995. The decrease in equity has been the result of the retention of earnings offset by the equity effect of unrealized losses on securities available for sale of $177,120. Country had consolidated net income of $155,288 for the six months ended June 30, 1996.

     Omni Bank is expected to meet a minimum risk-based capital to risk-weighted assets ratio of 8%, of which at least one-half (or 4%) must be in the form of Tier 1 (core) capital. The remaining one-half (or 4%) may be in the form of Tier 1 (core) or Tier 2 (supplementary) capital. The amount of loan loss allowance that may be included in capital is limited to 1.25% of risk-weighted assets. The ratio of Tier 1 (core) and the combined amount of Tier 1 (core) and Tier 2 (supplementary) capital to risk-weighted assets for Omni Bank were 10.51% and 11.30%, respectively, at June 30, 1996, and 11.44% and 12.20%, respectively, at December 31, 1995. Omni Bank is currently, and expects to continue to be, in compliance with these guidelines. See "Supervision and Regulation -- The Bank Subsidiaries -- Capital Requirements".

     The Board of Governors of the Federal Reserve System has announced a policy sometimes known as the "source of strength doctrine" that requires a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. The FRB has interpreted this requirement to require that a bank holding company, such as Country, stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. The FRB has stated that it would generally view a failure to assist a troubled or failing subsidiary bank in these circumstances as an unsound or unsafe banking practice or a violation of Regulation Y or both, justifying a cease and desist order or other enforcement action, particularly if appropriate resources are available to the bank holding company on a reasonable basis. The requirement that a bank holding company, such as Country, make its assets and resources available to a failing subsidiary bank could have an adverse effect upon Country and its stockholders.

     The following table sets forth an analysis of Omni Bank's capital ratios:

                           RISK-BASED CAPITAL RATIOS


                                                            DECEMBER 31,           MINIMUM       WELL-
                                       JUNE 30,      --------------------------    CAPITAL    CAPITALIZED
                                         1996           1995           1994        RATIOS       RATIOS
                                      -----------    -----------    -----------    -------    -----------
Tier I risk-based capital..........   $ 6,622,354    $ 6,390,183    $ 4,221,850
Tier II risk-based capital.........       500,318        420,426        329,251
Total capital......................     7,122,672      6,810,609      4,551,101
Risk-weighted assets...............    63,005,853     55,843,031     37,038,615
Capital ratios:
  Tier I risk-based capital........         10.51%         11.44%         11.40%     4.00%        6.00%
  Tier II risk-based capital.......         11.30          12.20          12.29      8.00        10.00
  Leverage ratio...................          6.41           6.61           6.57      4.00         5.00


ACCOUNTING MATTERS

     In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors of Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures". Together, these statements require that when a loan is impaired, a creditor shall measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, the fair value of the collateral if the loan is collateral dependent or the loan's observable market price. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The new statements also require certain disclosures regarding impaired loans. Country adopted these statements effective January 1, 1995. The adoption of these accounting statements did not have a material effect on Country's consolidated financial position or results of operations since Country's recognition and measurement policies regarding nonperforming loans are materially consistent with the accounting statements.

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This Statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. This Statement is effective for fiscal years beginning after December 15, 1995.

     The Financial Accounting Standards Board has issued SFAS No. 122, "Accounting for Mortgage Servicing Rights" which became effective for years beginning after December 15, 1995. This Statement amends FASB Statement No. 65, "Accounting for Certain Mortgage Banking Activities" to require that an entity recognize as separate assets rights to service mortgage loans for others however those rights are acquired. An entity that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. If it is not practicable to estimate the fair values separately, the entire cost of purchasing or originating the loans should be allocated to the mortgage loans (without the mortgage servicing rights) and no cost should be allocated to the mortgage servicing rights. This Statement also requires that an entity assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation". This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Entities electing to continue to use the method of accounting specified in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value method of accounting defined in this Statement had been applied. This Statement is effective for fiscal years beginning after December 15, 1995.

IMPACT OF INFLATION, CHANGING PRICES AND MONETARY POLICIES

     The financial statements and related financial data concerning Country presented in this Prospectus have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary effect of inflation on the operations of Country is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant effect on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Interest rates are highly sensitive to many factors which are beyond the control of Country, including the influence of domestic and foreign economic conditions and the monetary and fiscal policies of the United States government and federal agencies, particularly the FRB. See "Investment Considerations -- Impact of Interest Rates and General Economic Conditions".

                    COUNTRY BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995

                                                                                     DECEMBER 31,
                                                                                         1995
                                                                       JUNE 30,      ------------
                                                                         1996
                                                                     ------------
                                                                     (UNAUDITED)
ASSETS
Cash and due from banks...........................................   $  2,945,125    $  2,214,864
Federal funds sold................................................      2,075,000      10,045,000
Securities available for sale.....................................     26,130,624      22,629,861
Loans (net of allowance for loan losses of $500,318 in 1996 and
  $420,426 in 1995)...............................................     66,073,420      56,177,110
Premises and equipment, net.......................................      3,632,931       3,748,388
Accrued interest and other assets.................................      2,315,183       1,789,655
                                                                     ------------     -----------
          Total assets............................................   $103,172,283    $ 96,604,878
                                                                     ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
  Demand..........................................................   $ 10,490,530    $ 10,880,457
  Savings and NOW.................................................     14,242,435      13,828,262
  Other time......................................................     55,078,648      51,775,006
  Time deposits of $100,000 or more...............................     11,032,707      10,062,746
                                                                     ------------     -----------
          Total deposits..........................................     90,844,320      86,546,471
Short term borrowings.............................................      3,550,000       3,550,000
Long term borrowings..............................................      5,000,000       2,700,000
Income taxes payable..............................................             --           9,466
Deferred income taxes.............................................        181,139         279,798
Accrued interest and other liabilities............................      1,156,396       1,056,883
                                                                     ------------     -----------
          Total liabilities.......................................    100,731,855      94,142,618
                                                                     ------------     -----------
Stockholders' Equity
  Preferred stock.................................................        314,470         314,470
  Common stock....................................................         26,225          26,225
  Surplus.........................................................      1,057,776       1,057,776
  Retained earnings...............................................      1,156,673       1,001,385
  Unrealized gain (loss) on securities available for sale.........       (114,716)         62,404
                                                                     ------------     -----------
          Total stockholders' equity..............................      2,440,428       2,462,260
                                                                     ------------     -----------
          Total liabilities and stockholders' equity..............   $103,172,283    $ 96,604,878
                                                                     ============     ===========

     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                    COUNTRY BANCSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                        ------------------------
                                                                           1996          1995
                                                                        ----------    ----------
                                                                              (UNAUDITED)
Interest income:
  Loans and fees on loans............................................   $2,845,217    $1,908,931
  Securities:
     U.S. Treasuries.................................................      419,930       253,715
     U.S. Government agencies and corporations.......................      242,635       220,794
     States and political subdivisions...............................        6,862        25,057
  Federal funds sold.................................................      291,516       266,247
  Other..............................................................       11,380         2,386
                                                                        ----------    ----------
       Total interest income.........................................    3,817,540     2,677,130
                                                                        ----------    ----------
Interest expense:
  Deposits...........................................................    2,169,597     1,376,190
  Notes payable......................................................      279,565       104,000
                                                                        ----------    ----------
       Total interest expense........................................    2,449,162     1,480,190
                                                                        ----------    ----------
       Net interest income...........................................    1,368,378     1,196,940
Provision for loan losses............................................      144,713            --
                                                                        ----------    ----------
       Net interest income after provision for loan losses...........    1,223,665     1,196,940
                                                                        ----------    ----------
Noninterest income:
  Service charges and fees...........................................      311,050       220,024
  Other..............................................................      290,439        34,846
                                                                        ----------    ----------
                                                                           601,489       254,870
                                                                        ----------    ----------
Noninterest expenses:
  Salaries and wages.................................................      783,244       632,073
  Employee benefits..................................................       72,414       104,955
  Occupancy and equipment rental.....................................      236,884       214,829
  FDIC assessment....................................................         (120)       78,017
  Legal..............................................................      108,288        23,062
  Stationary, supplies and printing..................................       50,177        43,026
  Telephone..........................................................       34,577        38,025
  Postage............................................................       48,186        36,838
  Correspondent bank charges.........................................       40,719        36,050
  Directors fees.....................................................       13,050        16,845
  Amortization.......................................................        8,149         8,176
  Other..............................................................      204,298     1,683,513
                                                                        ----------    ----------
                                                                         1,599,866     1,400,247
                                                                        ----------    ----------
       Income before income taxes....................................      225,288        51,563
Income taxes.........................................................       70,000        18,000
                                                                        ----------    ----------
       Net income....................................................   $  155,288    $   33,563
                                                                        ==========    ==========
       Earnings per share of common stock............................   $     5.92    $     1.28
                                                                        ==========    ==========
       Weighted average number of common shares outstanding..........       26,225        26,225
                                                                        ==========    ==========


     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                    COUNTRY BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                    ----------------------------
                                                                        1996            1995
                                                                    ------------    ------------
                                                                            (UNAUDITED)
Cash Flows from Operating Activities
  Net income.....................................................   $    155,288    $     33,563
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation................................................        136,523          80,325
     Provision for loan losses...................................        144,713              --
     Amortization of bond premiums, net..........................         19,104          17,214
     Change in assets and liabilities:
       (Increase) in accrued interest and other assets...........       (525,529)       (249,976)
       Increase in accrued interest and other liabilities........         90,048         297,839
                                                                    ------------    ------------
          Net cash provided by operating activities..............         20,147         178,965
                                                                    ------------    ------------
Cash Flows from Investing Activities
  Investment securities:
     Held to maturity:
       Proceeds from calls, paydowns and maturities..............             --       1,034,552
       Purchases.................................................             --      (6,202,433)
     Available for sale:
       Proceeds from sales.......................................      1,000,000              --
       Proceeds from calls, paydowns and maturities..............      5,683,264              --
       Purchases.................................................    (10,478,910)             --
  Net (increase) decrease in federal funds sold..................      7,970,000      (3,043,000)
  Net decrease in certificates of deposit........................             --         199,000
  Net (increase) in loans........................................    (10,041,023)     (9,616,592)
  Purchase of premises and equipment.............................        (21,066)       (236,089)
                                                                    ------------    ------------
          Net cash (used in) investing activities................     (5,887,735)    (17,864,562)
                                                                    ------------    ------------
Cash Flows from Financing Activities
  Net increase in demand deposit, NOW accounts and savings
     accounts....................................................         24,246         682,171
  Net increase in time deposits..................................      4,273,603      14,403,450
  Payments on short term borrowings..............................             --         (12,500)
  Proceeds from short term borrowings............................             --       2,070,000
  Payments on long term borrowings...............................             --        (175,000)
  Proceeds from long term borrowings.............................      2,300,000              --
                                                                    ------------    ------------
          Net cash provided by financing activities..............      6,597,849      16,968,121
                                                                    ------------    ------------
          Net increase (decrease) in cash and due from banks.....        730,261        (717,476)
Cash and due from banks:
  Beginning......................................................      2,214,864       3,624,274
                                                                    ------------    ------------
  End............................................................   $  2,945,125    $  2,906,798
                                                                    ============    ============

     See Accompanying Notes to Unaudited Consolidated Financial Statements.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The financial information of Country Bancshares, Inc. and subsidiary included herein is unaudited; however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The results of the interim period ended June 30, 1996 are not necessarily indicative of the results expected for the year ending December 31, 1996.

NOTE 2. SECURITIES

     Amortized costs and fair values of securities are summarized as follows:

AVAILABLE FOR SALE

                                                                      JUNE 30, 1996
                                                  ------------------------------------------------------
                                                                   GROSS         GROSS
                                                   AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                     COST          GAINS         LOSSES         VALUE
                                                  -----------    ----------    ----------    -----------
U.S. Treasury..................................   $17,191,771     $ 23,200      $ 171,815    $17,043,156
U.S. Government agencies and corporations......     8,449,090       55,280         78,198      8,426,172
States and political subdivisions..............       223,621        1,629             --        225,250
Mortgage backed securities.....................       439,954           --          3,908        436,046
                                                  -----------      -------       --------    -----------
                                                  $26,304,436     $ 80,109      $ 253,921    $26,130,624
                                                  ===========      =======       ========    ===========

AVAILABLE FOR SALE

                                                                    DECEMBER 31, 1995
                                                  ------------------------------------------------------
                                                                   GROSS         GROSS
                                                   AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                     COST          GAINS         LOSSES         VALUE
                                                  -----------    ----------    ----------    -----------
U.S. Treasury..................................   $12,858,183     $  75,043     $  4,835     $12,928,391
U.S. Government agencies and corporations......     9,373,853        63,797       34,087       9,403,563
States and political subdivisions..............       261,468         1,907           --         263,375
Mortgage backed securities.....................        34,390           142           --          34,532
                                                  -----------      --------      -------     -----------
                                                  $22,527,894     $ 140,889     $ 38,922     $22,629,861
                                                  ===========      ========      =======     ===========

     The amortized cost and fair value of securities classified as available for sale at June 30, 1996 and December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   JUNE 30, 1996               DECEMBER 31, 1995
                                             --------------------------    --------------------------
                                              AMORTIZED        FAIR         AMORTIZED        FAIR
                                                COST           VALUE          COST           VALUE
                                             -----------    -----------    -----------    -----------
Due in one year or less...................   $ 7,462,344    $ 7,446,607    $ 9,330,269    $ 9,332,454
Due after one year through five years.....    18,315,267     18,160,971     13,068,500     13,167,875
Due after five years through ten years....        86,871         87,000         94,735         95,000
Due after ten years.......................            --             --             --             --
Mortgage backed securities................       439,954        436,046         34,390         34,532
                                             -----------    -----------    -----------    -----------
                                             $26,304,436    $26,130,624    $22,527,894    $22,629,861
                                             ===========    ===========    ===========    ===========

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Securities with carrying values of approximately $13,749,000 and $9,174,000 at June 30, 1996 and December 31, 1995, respectively, were pledged to secure public deposits, to secure securities sold under agreements to repurchase and for other purposes as required or permitted by law.

NOTE 3. LOANS

     The major classifications of loans follow:

                                                                       JUNE 30,      DECEMBER 31,
                                                                         1996            1995
                                                                      -----------    ------------
Commercial.........................................................   $22,368,261    $ 20,005,093
Real estate........................................................    39,191,966      32,381,324
Installment........................................................     5,048,167       4,374,598
Other..............................................................       585,663         413,635
                                                                      -----------     -----------
                                                                       67,194,057      57,174,650
                                                                      -----------     -----------
Deduct:
  Unearned interest................................................       620,319         577,114
  Allowance for loan losses........................................       500,318         420,426
                                                                      -----------     -----------
                                                                        1,120,637         997,540
                                                                      -----------     -----------
                                                                      $66,073,420    $ 56,177,110
                                                                      ===========     ===========

NOTE 4. ALLOWANCE FOR LOAN LOSSES

     An analysis of activity in the allowance for loan losses follows:

                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                           --------------------
                                                                             1996        1995
                                                                           --------    --------
Balance, January 1......................................................   $420,426    $329,251
  Provision for loan losses.............................................    144,713          --
  Recoveries............................................................         --      98,922
  Loans charged off.....................................................    (64,821)    (47,081)
                                                                           --------    --------
Balance, end of period..................................................   $500,318    $381,092
                                                                           ========    ========

NOTE 5. SHORT TERM BORROWINGS

     Short term borrowings include a note payable to a third party lender and securities sold under agreements to repurchase.

     Average and maximum balances and rates on note payable and securities sold under agreements to repurchase were as follows:

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                        ------------------------
                                                                           1996          1995
                                                                        ----------    ----------
Maximum month end balance............................................   $3,550,000    $3,520,000
Average month end balance............................................    3,550,000     1,685,146
Weighted average interest rate for the period........................         8.75%         8.73%
Weighted average interest rate at end of period......................         8.75%         8.88%

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6. CONTINGENT LIABILITIES

     At June 30, 1996 and December 31, 1995, loan commitments, including standby letters of credit, approximated $10,587,900 and $9,975,700, respectively, substantially all of which are variable rate commitments.


NOTE 7. NEW ACCOUNTING RULES AND REGULATIONS



     During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121). Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (discounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. Country adopted Statement No. 121 effective January 1, 1996. Management believes that the adoption of Statement No. 121 will not have a material effect on Country's financial statements.



     In May 1995, the Financial Accounting Standards Board issued Statement No. 122 "Accounting for Mortgage Servicing Rights" (Statement No. 122). Statement No. 122 requires Omni Bank to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If Omni Bank acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained, Omni Bank should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income. Omni Bank adopted Statement No. 122 effective January 1, 1996. Management believes that the adoption of Statement No. 122 will not have a material effect on the financial statements of Omni Bank.



     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock Based Compensation" (Statement No. 123). Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments. Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25), but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123. Country plans to continue to measure compensation cost using APB 25; therefore, the adoption of Statement No. 123 will not have any impact on Country's financial condition or results of operations.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Country Bancshares, Inc.
Macomb, Illinois

     We have audited the accompanying consolidated balance sheets of Country Bancshares, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Country Bancshares, Inc. and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

McGLADREY & PULLEN, LLP

Champaign, Illinois
May 24, 1996

                    COUNTRY BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      -----------    -----------
ASSETS
Cash and due from banks............................................   $ 2,214,864    $ 3,624,274
Certificates of deposit............................................            --        199,000
Federal funds sold.................................................    10,045,000      5,694,000
Securities held to maturity (fair value $13,315,525 in 1994).......            --     13,490,398
Securities available for sale......................................    22,629,861             --
Loans (net of allowance for loan losses of $420,426 in 1995 and
  $329,251 in 1994)................................................    56,177,110     37,648,698
Premises and equipment.............................................     3,748,388      2,486,855
Income tax receivable..............................................            --         38,483
Accrued interest and other assets..................................     1,789,655      1,063,633
                                                                      -----------    -----------
       Total assets................................................   $96,604,878    $64,245,341
                                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
  Demand...........................................................   $10,880,457    $ 9,273,375
  Savings and NOW..................................................    13,828,262     14,757,651
  Other time.......................................................    51,775,006     30,854,632
  Time deposits of $100,000 or more................................    10,062,746      4,059,517
                                                                      -----------    -----------
       Total deposits..............................................    86,546,471     58,945,175
Short term borrowings..............................................     3,550,000      1,462,500
Long term borrowings...............................................     2,700,000        875,000
Deferred income taxes..............................................       279,798        283,524
Income tax payable.................................................         9,466             --
Accrued interest and other liabilities.............................     1,056,883        476,585
                                                                      -----------    -----------
       Total liabilities...........................................    94,142,618     62,042,784
                                                                      -----------    -----------
Commitments, Contingencies and Credit Risk
Stockholders' Equity
  Preferred stock..................................................       314,470        314,470
  Common stock.....................................................        26,225         26,225
  Surplus..........................................................     1,057,776      1,057,776
  Retained earnings................................................     1,001,385        804,086
  Unrealized gain on securities available for sale.................        62,404             --
                                                                      -----------    -----------
       Total stockholders' equity..................................     2,462,260      2,202,557
                                                                      -----------    -----------
       Total liabilities and stockholders' equity..................   $96,604,878    $64,245,341
                                                                      ===========    ===========

          See Accompanying Notes to Consolidated Financial Statements.

                    COUNTRY BANCSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                           1995          1994
                                                                        ----------    ----------
Interest income:
  Loans and fees on loans............................................   $4,370,787    $3,043,219
  Securities:
     U.S. Treasury securities........................................      494,713       354,108
     U.S. Government agencies and corporations.......................      580,607        99,879
     States and political subdivisions...............................       49,399        62,237
  Federal funds sold.................................................      531,491       232,514
  Other..............................................................        2,755        16,232
                                                                        ----------    ----------
          Total interest income......................................    6,029,752     3,808,189
                                                                        ----------    ----------
Interest expense:
  Deposits...........................................................    3,214,028     1,576,060
  Notes payable......................................................      317,970       213,244
                                                                        ----------    ----------
          Total interest expense.....................................    3,531,998     1,789,304
                                                                        ----------    ----------
          Net interest income........................................    2,497,754     2,018,885
Provision for loan losses............................................       40,200        15,800
                                                                        ----------    ----------
          Net interest income after provision for loan losses........    2,457,554     2,003,085
                                                                        ----------    ----------
Noninterest income:
  Service charges and fees...........................................      494,659       379,881
  Securities gains, net..............................................        5,730            --
  Other..............................................................       88,346        18,346
                                                                        ----------    ----------
                                                                           588,735       398,227
                                                                        ----------    ----------
Noninterest expenses:
  Salaries and wages.................................................    1,317,433     1,138,623
  Employee benefits..................................................      193,329       201,804
  Occupancy and equipment rental.....................................      492,966       400,992
  FDIC assessment....................................................       84,524        97,558
  Legal..............................................................       28,720        26,850
  Stationery, supplies and printing..................................       76,834        71,671
  Telephone..........................................................       56,367        65,309
  Postage............................................................       74,081        68,317
  Correspondent bank charges.........................................       74,926        42,178
  Directors fees.....................................................       38,230        66,900
  Amortization.......................................................       16,325         3,851
  Other..............................................................      386,474       301,186
                                                                        ----------    ----------
                                                                         2,840,209     2,485,239
                                                                        ----------    ----------
          Income (loss) before income taxes..........................      206,080       (83,927)
Income taxes (benefit)...............................................       (2,518)      (46,830)
                                                                        ----------    ----------
          Net income (loss)..........................................   $  208,598    $  (37,097)
                                                                        ==========    ==========
          Earnings (loss) per share of common stock..................   $     7.95    $    (3.57)
                                                                        ==========    ==========
          Weighted average number of shares outstanding..............       26,225        10,403
                                                                        ==========    ==========


          See Accompanying Notes to Consolidated Financial Statements.

                    COUNTRY BANCSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                    UNREALIZED
                                                                                     GAIN ON
                                                                                    SECURITIES
                                PREFERRED    COMMON                    RETAINED     AVAILABLE
                                  STOCK       STOCK      SURPLUS       EARNINGS      FOR SALE       TOTAL
                                ---------    -------    ----------    ----------    ----------    ----------
Balance, December 31, 1993...   $ 112,985    $ 8,934    $  974,985    $  841,183     $     --     $1,938,087
  Issuance of 683 shares of
     Series 2 preferred stock
     and 17,291 shares of
     common stock............     201,485     17,291        82,791            --           --        301,567
  Net (loss).................          --         --            --       (37,097)          --        (37,097)
                                ---------    --------   -----------   -----------    --------     -----------
Balance, December 31, 1994...     314,470     26,225     1,057,776       804,086           --      2,202,557
  Net income.................          --         --            --       208,598           --        208,598
  Change in unrealized gain
     on securities available
     for sale................          --         --            --            --       62,404         62,404
  Cash dividends on Series 1
     preferred stock, $29.50
     per share...............          --         --            --       (11,299)          --        (11,299)
                                ---------    --------   -----------   -----------    --------     -----------
Balance, December 31, 1995...   $ 314,470    $26,225    $1,057,776    $1,001,385     $ 62,404     $2,462,260
                                =========    ========   ===========   ===========    ========     ===========

          See Accompanying Notes to Consolidated Financial Statements.

                    COUNTRY BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                             1995            1994
                                                                                         ------------    ------------
Cash Flows from Operating Activities
  Net income (loss)...................................................................   $    208,598    $    (37,097)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation......................................................................        262,315         141,317
    Amortization of intangibles.......................................................          6,496          (6,307)
    Provision for loan losses.........................................................         40,200          15,800
    Provision for deferred income taxes...............................................        (43,289)        132,323
    Amortization of bond premiums, net................................................         36,077          33,586
    Gain on sale of securities........................................................         (5,730)             --
    Change in assets and liabilities:
      (Increase) in accrued interest and other assets.................................       (694,034)       (341,883)
      Increase in accrued interest and other liabilities..............................        589,763         158,920
                                                                                         ------------    ------------
        Net cash provided by operating activities.....................................        400,396          96,659
                                                                                         ------------    ------------
Cash Flows from Investing Activities
  Investment securities:
    Held to maturity:
      Proceeds from calls and maturities..............................................      5,752,214       3,836,000
      Proceeds from paydowns..........................................................         80,925         687,288
      Purchases.......................................................................    (13,787,981)     (6,367,430)
    Available for sale:
      Proceeds from sales.............................................................      1,360,280              --
      Purchases.......................................................................     (2,473,281)             --
  Net (increase) in loans.............................................................    (18,568,612)     (8,988,128)
  Net (increase) in federal funds sold................................................     (4,351,000)       (502,000)
  Net (increase) decrease in certificates of deposit..................................        199,000         (34,000)
  Purchase of premises and equipment..................................................     (1,523,848)       (677,271)
  Proceeds from sale of real estate acquired in settlement of loans...................             --         662,937
                                                                                         ------------    ------------
        Net cash (used in) investing activities.......................................    (33,312,303)    (11,382,604)
                                                                                         ------------    ------------
Cash Flows from Financing Activities
  Net increase (decrease) in demand deposits, NOW accounts and savings accounts.......        677,693      (2,550,249)
  Net increase in time deposits.......................................................     26,923,603      13,422,831
  Proceeds from short term borrowings.................................................      2,100,000              --
  Payments on short term borrowings...................................................        (12,500)        (25,000)
  Payments on long term borrowings....................................................       (175,000)       (125,000)
  Proceeds from long term borrowings..................................................      2,000,000              --
  Proceeds from issuance of common stock..............................................             --         100,082
  Proceeds from issuance of preferred stock...........................................             --         201,485
  Dividends paid......................................................................        (11,299)             --
                                                                                         ------------    ------------
        Net cash provided by financing activities.....................................     31,502,497      11,024,149
                                                                                         ------------    ------------
        Net increase in cash and due from banks.......................................     (1,409,410)       (261,796)
Cash and due from banks:
  Beginning of year...................................................................      3,624,274       3,886,070
                                                                                         ------------    ------------
  End of year.........................................................................   $  2,214,864    $  3,624,274
                                                                                         ============    ============
Supplemental Disclosures of Cash Flow Information
  Cash payments for:
    Interest -- depositors............................................................   $  2,640,061    $  1,396,387
                                                                                         ============    ============
          -- short-term borrowings....................................................   $    259,090    $     86,475
                                                                                         ============    ============
          -- long-term borrowings.....................................................   $     74,672    $     97,365
                                                                                         ============    ============
    Income taxes......................................................................   $     (7,178)   $   (101,349)
                                                                                         ============    ============
Supplemental Schedule of Noncash Investing and Financing Activities
  Transfer of loans to real estate acquired in settlement of loans....................   $         --    $     22,682
                                                                                         ============    ============
  Change in unrealized gain on securities available for sale..........................   $    101,967    $         --
                                                                                         ============    ============
  Increase in deferred taxes attributable to the unrealized gain on securities
    available for sale................................................................   $    (39,563)   $         --
                                                                                         ============    ============
  Amortized cost of securities transferred from held to maturity to available for
    sale..............................................................................   $ 21,431,021    $         --
                                                                                         ============    ============

          See Accompanying Notes to Consolidated Financial Statements.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry.

     The significant accounting and reporting policies for Country Bancshares, Inc. and its subsidiary ("Country"), follow:

  Nature of Business

     Through its subsidiary, Omni Bank ("Omni Bank"), Country provides a full range of banking services to individual and corporate customers in its five locations in the western Illinois area. Country is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, Country and Omni Bank are subject to regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

  Basis of consolidation

     The consolidated financial statements include the accounts of Country and its wholly-owned subsidiary, Omni Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Basis of accounting

     In preparing the consolidated financial statements, Country management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of real estate and other properties acquired in connection with foreclosures or in satisfaction of amounts due from borrowers on loans. Actual results could differ from those estimates.

  Securities held to maturity

     Securities classified as held to maturity are those debt securities Country has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed using the interest method over their contractual lives.

  Securities available for sale

     Securities classified as available for sale are those debt securities that Country intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of Country's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. The difference between fair value and cost, adjusted for amortization of premium and accretion of discounts, results in an unrealized gain or loss. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred income tax effect. Gains or losses from the sale of securities are determined using the specific identification method. Amortization of premiums and accretion of discounts, computed using the interest method, are recognized in interest income using the interest method over their contractual lives.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

  Loans

     Loans are stated at the principal amount outstanding, net of unearned interest and the allowance for loan losses.

     Unearned interest on certain installment loans is credited to income over the term of the loan using the interest method. For all other loans, interest is credited to income as earned using the simple interest method applied to the daily balances of the principal outstanding.

     Country's policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Interest income on these loans is recognized to the extent interest payments are received and the principal is considered fully collectible.

  Allowance for loan losses

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. The evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review Omni Bank's allowance for loan losses, and may require Omni Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

     On January 1, 1995, Country adopted Financial Accounting Standards Board Statement No. 114 (Statement No. 114), "Accounting by Creditors for the Impairment of a Loan," as amended by Statement No. 118, which requires loans to be considered impaired when, based on current information and events, it is probable that Omni Bank will not be able to collect all amounts due. The portion of the allowance for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of the collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans or of collateral value is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

  Premises and equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the accelerated and straight-line methods over the estimated useful lives of the assets.

  Deferred income taxes

     Deferred taxes are provided on a liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

  Per share data

     Earnings per share of common stock are calculated on the weighted average number of shares of common stock outstanding during the year.

  Statements of cash flows

     For purposes of reporting cash flows, cash and due from banks include cash on hand and amounts due from banks (including cash items in process of clearing).

  Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of

     The Financial Accounting Standards Board has issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121). Statement No. 121 generally requires long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (discounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. Management believes that adoption of this Statement will not have a material effect on Country's financial statements.


  Accounting for Mortgage Servicing Rights


     In May 1995, the Financial Accounting Standards Board issued Statement No. 122, "Accounting for Mortgage Servicing Rights" (Statement No. 122). Statement No. 122 requires Omni Bank to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If Omni Bank acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained, Omni Bank should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income.


     Statement No. 122 is effective for years beginning after December 15, 1995. Country believes the adoption of Statement No. 122 will not have a material impact on its consolidated financial statements.


  Accounting for Stock Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock Based Compensation" (Statement No. 123). Statement No. 123 establishes a fair value based method of accounting for stock options and other equity instruments. Statement No. 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25, "Accounting for Stock Issued to Employees", but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by Statement No. 123.


     Statement No. 123 is effective for years beginning after December 15, 1995. Country believes the adoption of Statement No. 123 will not have a material impact on its consolidated financial statements.


NOTE 2. CASH AND DUE FROM BANKS

     Omni Bank is required to maintain legal reserves composed of funds on deposit with the Federal Reserve Bank and cash on hand. The required balances as of December 31, 1995 and 1994, were $361,000 and $25,000, respectively.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

NOTE 3. SECURITIES

     Country adopted Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement No. 115) as of January 1, 1994. Country elected to classify its entire portfolio as held to maturity and therefore the financial statements were not affected by adopting Statement No. 115.

     In November 1995, the Financial Accounting Standards Board decided to allow all enterprises to make a one-time reassessment of the classification of securities made under Statement No. 115. These transfers were only allowed during the period from the issuance of the Financial Accounting Standards Board Special Report through December 31, 1995. Country transferred its entire security portfolio, with an amortized cost of $21,431,021, from the held to maturity classification to the available for sale classification and recorded, as a component of equity, an unrealized gain of $49,038, net of $31,090 of deferred taxes, to allow for more flexibility in managing Country's asset mix.

     Amortized costs and fair values of securities are summarized as follows:

AVAILABLE FOR SALE

                                                                    DECEMBER 31, 1995
                                                  ------------------------------------------------------
                                                                   GROSS         GROSS
                                                   AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                     COST          GAINS         LOSSES         VALUE
                                                  -----------    ----------    ----------    -----------
U.S. Treasury..................................   $12,858,183     $  75,043     $  4,835     $12,928,391
U.S. Government agencies and corporations......     9,373,853        63,797       34,087       9,403,563
States and political subdivisions..............       261,468         1,907           --         263,375
Mortgage backed securities.....................        34,390           142           --          34,532
                                                  -----------      --------      -------     -----------
                                                  $22,527,894     $ 140,889     $ 38,922     $22,629,861
                                                  ===========      ========      =======     ===========

HELD TO MATURITY

                                                                    DECEMBER 31, 1994
                                                  ------------------------------------------------------
                                                                   GROSS         GROSS
                                                   AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                     COST          GAINS         LOSSES         VALUE
                                                  -----------    ----------    ----------    -----------
U.S. Treasury..................................   $ 9,464,335     $     --      $ 184,929    $ 9,279,406
U.S. Government agencies and corporations......     2,634,794        6,456         34,343      2,606,907
States and political subdivisions..............       875,372       13,845          1,750        887,467
Mortgage backed securities.....................       515,897       25,848             --        541,745
                                                  -----------      -------       --------    -----------
                                                  $13,490,398     $ 46,149      $ 221,022    $13,315,525
                                                  ===========      =======       ========    ===========

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

     The amortized cost and fair value of securities classified as available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   DECEMBER 31, 1995
                                                               --------------------------
                                                                   AVAILABLE FOR SALE
                                                               --------------------------
                                                                AMORTIZED        FAIR
                                                                  COST           VALUE
                                                               -----------    -----------
        Due in one year or less.............................   $ 9,330,269    $ 9,332,454
        Due after one year through five years...............    13,068,500     13,167,875
        Due after five years through ten years..............        94,735         95,000
        Due after ten years.................................            --             --
        Mortgage backed securities..........................        34,390         34,532
                                                               -----------    -----------
                                                               $22,527,894    $22,629,861
                                                               ===========    ===========

     Securities with carrying values of approximately $9,174,000 and $200,000 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits, to secure securities sold under agreements to repurchase and for other purposes as required or permitted by law.

     Realized gains and losses from securities available for sale during 1995 and 1994 follows:

                                                                           1995      1994
                                                                          -------    ----
        Gross gains....................................................   $36,084     $--
        Gross losses...................................................    30,354     --
                                                                          -------     ---
                                                                          $ 5,730     $--
                                                                          =======     ===

NOTE 4. LOANS

The major classifications of loans follow:

                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1995           1994
                                                               -----------    -----------
        Commercial..........................................   $20,005,093    $13,347,394
        Real estate.........................................    32,381,324     21,898,594
        Installment.........................................     4,374,598      3,012,595
        Other...............................................       413,635         57,903
                                                               ------------   ------------
                                                                57,174,650     38,316,486
                                                               ------------   ------------
        Deduct:
          Unearned interest.................................       577,114        338,537
          Allowance for loan losses.........................       420,426        329,251
                                                               ------------   ------------
                                                                   997,540        667,788
                                                               ------------   ------------
                                                               $56,177,110    $37,648,698
                                                               ============   ============

Country's opinion as to the ultimate collectibility of these loans is subject to estimates regarding future cash flows from operations and the value of property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of borrowers.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

The following table presents data on impaired loans at December 31, 1995:

Impaired loans for which an allowance has been provided...........................   $     --
Impaired loans for which an allowance has not been provided.......................    389,297
                                                                                     ---------
Total loans determined to be impaired.............................................   $389,297
                                                                                     =========
Allowance for loan loss for impaired loans included in the allowance for loan
  losses..........................................................................   $     --
                                                                                     =========
Average recorded investment in impaired loans.....................................   $212,932
                                                                                     =========
Interest income recognized from impaired loans....................................   $     --
                                                                                     =========
Cash basis interest income recognized from impaired loans.........................   $    400
                                                                                     =========

Loans on which the accrual of interest had been discontinued or reduced amounted to $369,104 at December 31, 1994, which had the effect of reducing interest income approximately $35,000.

Country and Omni Bank conduct most of their business activities, including granting agribusiness, commercial, residential and installment loans with customers in the counties of McDonough, Adams, Pike, and Schuyler, Illinois and Marion, Missouri. The loan portfolio includes a concentration of loans to agricultural and agricultural-related industries amounting to approximately $15,105,000 and $12,200,000 as of December 31, 1995 and 1994, respectively.
Generally those loans are collateralized by assets of those entities. The loans are expected to be repaid from cash flows or from proceeds from the sale of selected assets of the borrowers. Credit losses arising from lending transactions with agricultural entities compare favorably with the Omni Bank's credit loss experience on the loan portfolio as a whole.

     In the normal course of business, loans are made to executive officers, directors, and principal stockholders of Country and Omni Bank and to parties which Country or its directors, executive officers and stockholders have the ability to significantly influence its management or operations (related parties). In the opinion of management, the terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectibility. Changes in such loans during the year ended December 31, 1995 follow:

        Balance at the beginning of year..................................   $1,100,000
        New loans, extensions and modifications...........................      505,000
        Repayments........................................................     (391,000)
                                                                             ----------
        Balance at end of year............................................   $1,214,000
                                                                             ==========

NOTE 5. ALLOWANCE FOR LOAN LOSSES

     An analysis of activity in the allowance for loan losses follows:

                                                                        YEARS ENDED
                                                                        DECEMBER 31,
                                                                    --------------------
                                                                      1995        1994
                                                                    --------    --------
        Balance at beginning of year.............................   $329,251    $326,565
          Provision for loan losses..............................     40,200      15,800
          Recoveries.............................................    100,306      25,335
          Loans charged off......................................    (49,331)    (38,449)
                                                                    --------    --------
        Balance at end of year...................................   $420,426    $329,251
                                                                    ========    ========

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

NOTE 6. PREMISES AND EQUIPMENT

     Premises and equipment consisted of:

                                                                       YEARS ENDED
                                                                       DECEMBER 31,
                                                                 ------------------------
                                                                    1995          1994
                                                                 ----------    ----------
        Land..................................................   $  478,740    $  226,570
        Buildings.............................................    2,222,818       971,608
        Furniture and equipment...............................    2,043,089     1,541,117
        Construction in Progress..............................           --       481,504
                                                                 ----------    ----------
                                                                  4,744,647     3,220,799
        Less accumulated depreciation.........................      996,259       733,944
                                                                 ----------    ----------
                                                                 $3,748,388    $2,486,855
                                                                 ==========    ==========

NOTE 7. DEPOSITS

     A maturity distribution of time certificates of deposit in denominations of $100,000 or more was as follows:

                                                                      DECEMBER 31,
                                                                -------------------------
                                                                   1995           1994
                                                                -----------    ----------
        3 months or less......................................  $ 3,650,267    $  200,597
        Over 3 months through 6 months........................    1,459,803       508,533
        Over 6 months through 12 months.......................    3,563,272     2,744,571
        Over 12 months........................................    1,389,404       605,816
                                                                -----------    ----------
                                                                $10,062,746    $4,059,517
                                                                ===========    ==========

NOTE 8. LONG TERM BORROWINGS

     Long term borrowings are summarized as follows:

                                                                      DECEMBER 31,
                                                                -------------------------
                                                                   1995           1994
                                                                -----------    ----------
        Advances from the Federal Home Loan Bank, interest
          quarterly at 6.04%, balance due December 26, 2001
          collateralized with a blanket lien on all qualifying
          mortgage loans held by the Bank.....................  $2,000,000      $     --
        Debentures, interest quarterly at 8.5%, due at various
          dates in September and October 1998.................     700,000       875,000
                                                                -----------    ----------
                                                                $2,700,000      $875,000
                                                                ===========    ==========

NOTE 9. SHORT TERM BORROWINGS

     Short term borrowings include a note payable to a third party lender of $3,450,000 and securities sold under agreements to repurchase of $100,000.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

     Average and maximum balances and rates on notes payable and securities sold under agreements to repurchase were as follows:

                                                                YEARS ENDED DECEMBER 31,
                                                               --------------------------
                                                                  1995            1994
                                                               ----------      ----------
        Maximum month end balance...........................   $3,550,000      $1,487,500
        Average month end balance...........................    2,639,317       2,550,073
        Weighted average interest rate for the year.........         8.47%           9.00%
        Weighted average interest rate at year end..........         8.26%           9.00%

     The note payable of $3,450,000 contains certain covenants which limit the amounts of dividends paid, the purchase of other banks and/or businesses, the purchase of investments not in the ordinary course of business, the changes in capital structure and the guarantees of other liabilities and obligations. In addition, Country must maintain certain financial ratios. Country was in compliance with all covenants as of the year ended December 31, 1995.

NOTE 10. STOCKHOLDERS' EQUITY

     The Company's common stock has a $1 par value. There were 50,000 shares authorized and 26,225 shares issued and outstanding at December 31, 1995 and 1994.

     Terms of the preferred stock are as follows:

     Series 1: 450 shares of $295 par value, voting, Series 1 preferred stock are authorized and 383 shares were issued and outstanding at December 31, 1995 and 1994. Dividends are cumulative at 8.5% and noncumulative at an additional 1.5%.

     Series 2: 5,000 shares of $295 par value, voting, Series 2 preferred stock are authorized and 683 shares were issued and outstanding at December 31, 1995 and 1994. Dividends are noncumulative.

NOTE 11. INCOME TAXES

     Income taxes (benefits) consisted of:

                                                                YEARS ENDED DECEMBER 31,
                                                                -------------------------
                                                                  1995            1994
                                                                --------        ---------
        Federal:
          Current............................................   $ 40,771        $(179,153)
          Deferred...........................................    (43,289)         132,323
                                                                --------        ---------
                                                                $ (2,518)       $ (46,830)
                                                                ========        =========

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

     Country's income tax (benefits) differed from the statutory federal rate of 34% as follows:

                                                                        YEARS ENDED DECEMBER
                                                                                 31,
                                                                       -----------------------
                                                                         1995           1994
                                                                       --------       --------
Expected income taxes (benefit).....................................   $ 70,067       $(28,535)
Income tax effect of:
  Interest earned on tax free investments and loans.................    (22,217)       (22,396)
  Nondeductible interest expense incurred to carry tax-free
     investments and loans..........................................      1,865          1,826
  Other.............................................................    (52,233)         2,275
                                                                       --------       --------
                                                                       $ (2,518)      $(46,830)
                                                                       ========       ========

     The net deferred income tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                        1995           1994
                                                                      ---------      ---------
Deferred tax liability.............................................   $(325,630)     $(335,566)
Deferred tax asset.................................................      45,832         52,042
                                                                      ---------      ---------
Net deferred tax liability.........................................   $(279,798)     $(283,524)
                                                                      =========      =========

     The tax effects of principal temporary differences are shown in the following table:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                        1995           1994
                                                                      ---------      ---------
Allowance for loan losses..........................................   $ (72,590)     $ (84,898)
Premises and equipment basis.......................................    (213,477)      (183,552)
Securities available for sale......................................     (39,563)            --
Net operating loss carryforwards...................................      22,796         52,042
Other..............................................................      23,036        (67,116)
                                                                      ---------      ---------
                                                                      $(279,798)     $(283,524)
                                                                      =========      =========

     Net operating loss carryforwards of approximately $67,000 are available to offset future taxable income. The carryforwards expire in the years 2002 through 2009.

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement No. 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of Country.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

     The following methods and assumptions were used by Country in estimating the fair value of its financial instruments:

  Cash and due from banks

     The carrying amounts reported in the balance sheet for cash and due from banks approximate their fair values.

  Federal funds sold

     The stated carrying amounts of federal funds sold approximate their fair values.

  Securities

     Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying amount of accrued interest receivable approximates its fair value.

  Loans

     For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

  Off-balance-sheet instruments

     Fair values for Country's off-balance-sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of these items is not material.

  Deposit liabilities

     The fair values for demand deposits equal their carrying amounts, which represents the amount payable on demand. The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

  Long term and short term borrowings

     Rates currently available to Country for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

     The estimated fair values of Country's financial instruments were as follows:

                                                                   DECEMBER 31, 1995
                                                               --------------------------
                                                                CARRYING         FAIR
                                                                 AMOUNT          VALUE
                                                               -----------    -----------
        Financial Assets:
          Cash and due from banks...........................   $ 2,214,864    $ 2,214,864
          Federal funds sold................................    10,045,000     10,045,000
          Securities........................................    22,629,861     22,629,861
          Loans.............................................    56,177,110     56,213,470
        Financial Liabilities:
          Deposits..........................................    86,546,471     86,586,498
          Short term borrowings.............................     3,550,000      3,550,000
          Long term borrowings..............................     2,700,000      2,700,000

     In addition, other assets and liabilities of Country that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill and similar items.

NOTE 13. COMMITMENTS, CONTINGENCIES AND CREDIT RISK

     In the normal course of business, there are outstanding various contingent liabilities such as claims and legal actions, which are not reflected in the consolidated financial statements. In the opinion of management, no material losses are anticipated as a result of these actions or claims.

     Omni Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement in particular classes of financial instruments.


     Country's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written, is represented by the contractual amount of those instruments. Omni Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 1995 and 1994, loan commitments, including standby letters of credit, approximated $9,975,700 and $5,620,000, respectively, substantially all of which were variable rate commitments. Country does not anticipate any material losses as a result of these commitments.


     Country has employment agreements with its executive officers and certain other management personnel. These agreements generally continue until terminated by the executive or Country and provide for continued salary and benefits to the executive under certain circumstances. The agreements provide the employees with additional rights after a change of control of Country occurs.

     Country does not engage in the use of interest rate swaps, or futures, forwards or option contracts.

NOTE 14. CONDENSED FINANCIAL INFORMATION -- PARENT COMPANY ONLY


     The primary source of funds for Country is dividends from Omni Bank. Certain regulatory requirements restrict the amount of dividends that may be paid by Omni Bank to Country. At December 31, 1995, approximately $1,000,000 of dividends were allowable from Omni Bank to Country without prior regulatory approval. As a practical matter, dividend payments are restricted to maintain prudent capital levels.

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

     Condensed financial information for Country Bancshares, Inc. follows:

BALANCE SHEETS (PARENT COMPANY ONLY)

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                           1995          1994
                                                                        ----------    ----------
ASSETS
Cash and due from banks..............................................   $    9,345    $  215,505
Investment in subsidiary.............................................    6,576,251     4,355,343
Income tax receivable................................................       90,184        42,695
                                                                        ----------    ----------
                                                                        $6,675,780    $4,613,543
                                                                        ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Short term borrowings................................................   $3,450,000    $1,462,500
Long term borrowings.................................................      700,000       875,000
Accrued interest payable and other liabilities.......................       63,520        73,486
                                                                        ----------    ----------
                                                                         4,213,520     2,410,986
                                                                        ----------    ----------
Stockholders' Equity
  Preferred stock....................................................      314,470       314,470
  Common stock.......................................................       26,225        26,225
  Surplus............................................................    1,057,776     1,057,776
  Retained earnings..................................................    1,001,385       804,086
  Unrealized gain on securities available for sale...................       62,404            --
                                                                        ----------    ----------
                                                                         2,462,260     2,202,557
                                                                        ----------    ----------
                                                                        $6,675,780    $4,613,543
                                                                        ==========    ==========

INCOME STATEMENTS (PARENT COMPANY ONLY)

                                                                         YEARS ENDED DECEMBER
                                                                                 31,
                                                                        ----------------------
                                                                          1995         1994
                                                                        --------     ---------
Dividends from subsidiary............................................   $282,132     $ 237,423
Amortization of negative goodwill....................................     19,640        19,640
                                                                        --------     ---------
     Total income....................................................    301,772       257,063
                                                                        --------     ---------
Interest expense.....................................................    317,970       213,244
Amortization of organizational costs.................................     26,136        13,333
Other expenses.......................................................     32,238           970
                                                                        --------     ---------
     Total expenses..................................................    376,344       227,547
                                                                        --------     ---------
       Income (loss) before income tax benefit and equity in
        undistributed earnings of subsidiary.........................    (74,572)       29,516
Income tax benefit...................................................    124,666        61,041
                                                                        --------     ---------
       Income before equity in undistributed earnings of
        subsidiary...................................................     50,094        90,557
Equity in undistributed earnings (loss) of subsidiary................    158,504      (127,654)
                                                                        --------     ---------
       Net income (loss).............................................   $208,598     $ (37,097)
                                                                        ========     =========

                    COUNTRY BANCSHARES, INC., AND SUBSIDIARY

STATEMENTS OF CASH FLOWS (PARENT COMPANY ONLY)

                                                                       YEARS ENDED DECEMBER 31,
                                                                       ------------------------
                                                                          1995          1994
                                                                       -----------    ---------
Cash Flows from Operating Activities
  Net income (loss).................................................   $   208,598    $ (37,097)
  Adjustments to reconcile net income (loss) to net cash (used in)
     provided by operating activities:
     Undistributed earnings of subsidiary...........................      (158,504)     127,654
     Amortization of negative goodwill..............................       (19,640)     (19,640)
     Amortization of organizational costs...........................        26,136       13,333
     Change in assets and liabilities:
       (Increase) decrease in other assets..........................       (48,159)      13,021
       Increase (decrease) in other liabilities.....................       (15,792)       4,946
                                                                       -----------    ---------
          Net cash (used in) provided by operating activities.......        (7,361)     102,217
                                                                       -----------    ---------
Cash Flows from Investing Activities
  Organizational costs incurred in merger...........................            --      (85,398)
  Investment in subsidiary..........................................    (2,000,000)      43,377
                                                                       -----------    ---------
          Net cash (used in) investing activities...................    (2,000,000)     (42,021)
                                                                       -----------    ---------
Cash Flows from Financing Activities
  Dividends paid....................................................       (11,299)          --
  Proceeds from issuance of common stock............................            --      100,082
  Proceeds from issuance of preferred stock.........................            --      201,485
  Proceeds on short-term borrowings.................................     2,000,000           --
  Payments on short-term borrowings.................................       (12,500)     (25,000)
  Payments on long-term borrowings..................................      (175,000)    (125,000)
                                                                       -----------    ---------
          Net cash provided by financing activities.................     1,801,201      151,567
                                                                       -----------    ---------
          Net (decrease) increase in cash and due from banks........      (206,160)     211,763
Cash and due from banks:
  Beginning of year.................................................       215,505        3,742
                                                                       -----------    ---------
  End of year.......................................................   $     9,345    $ 215,505
                                                                       ===========    =========
Supplemental Schedule of Noncash Investing and Financing Activities
Change in unrealized gain on securities available for sale..........   $   101,967    $      --
                                                                       ===========    =========
Increase in deferred taxes attributable to the unrealized gain on
  securities available for sale.....................................   $   (39,563)   $      --
                                                                       ===========    =========

NOTE 15. SUBSEQUENT EVENTS

     On March 21, 1996, Country entered into an Agreement and Plan of Merger pursuant to which Country agreed to be merged with CBI Acquisition Corporation, a wholly-owned subsidiary of UnionBancorp, Inc., with Country being the surviving corporation.

- ------------------------------------------------------
- ------------------------------------------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS SET FORTH HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Unaudited Pro Forma Combined Condensed
  Financial Statements................    7
Risk Factors..........................   15
Use of Proceeds.......................   18
Capitalization........................   19
Dilution..............................   20
Market for Common Stock and
  Dividends...........................   21
The Acquisitions......................   22
Selected Consolidated Financial
  Data................................   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations of the Company........   29
Business..............................   51
Management............................   58
Beneficial Ownership of Common
  Stock...............................   66
Supervision and Regulation............   68
Description of Capital Stock of the
  Company.............................   74
Shares Eligible for Future Sale.......   79
Underwriting..........................   79
Legal Opinions........................   80
Experts...............................   80
Additional Information Index to
  Financial Statements and Financial
  Information.........................  F-1


                            ------------------------

     UNTIL                , 1996 (25 DAYS AFTER THE
DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------

                                1,100,000 SHARES

                               UNIONBANCORP, INC.

                                  COMMON STOCK

                              --------------------

                                   PROSPECTUS

                              --------------------

                                HOEFER & ARNETT
                                  INCORPORATED
                                            , 1996

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the Common Stock being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Commission's registration fee, the NASD filing fee and the Nasdaq application fee.

        Commission registration fee........................................   $  5,017
        NASD filing fee....................................................      1,955
        Nasdaq application fee.............................................     19,757
        Printing and mailing expenses......................................    100,000
        Fees and expenses of Company counsel...............................    165,000
        Accounting and related expenses....................................     95,000
        Blue Sky fees and expenses.........................................     15,000
        Miscellaneous......................................................     98,271
                                                                              --------
             Total.........................................................   $500,000
                                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles VIII and XIII of the Registrant's Restated Certificate of Incorporation, as amended, provide as follows:

     ARTICLE VIII:

     The Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons who it may indemnify pursuant thereto.

     ARTICLE XIII:

     No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that this Article XIII shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XIII shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


     The Company has not issued any securities in the past three years except with respect to the three-for-one stock split in the form of a stock dividend effected in May, 1996, and with respect to the acquisitions of Prairie and LaSalle Collections. With respect to the stock split, the Company had 710,577 issued and outstanding shares of Common Stock prior to such event and 2,131,731 issued and outstanding shares immediately following the May 20, 1996 effective date for the stock split. In connection with the Prairie Acquisition, the Company issued 710,576 shares of Common Stock and 2,762.24 shares of Series A Preferred Stock to the holders of shares of Prairie Common Stock, and issued 857 shares of Series B Preferred Stock to the holders of Prairie's Series A Preferred Stock electing to receive securities in lieu of cash. See "The Acquisitions -- Prairie Bancorp, Inc. -- Consideration for Prairie Common and Preferred Stock." In connection with the acquisition of LaSalle Collections, the Company issued 9,090 shares of Common Stock to Julie A. Johnson, its sole stockholder. The Company believes all of the securities issued in connection with the acquisitions of Prairie and LaSalle Collections were issued in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

ITEM 16. EXHIBITS


EXHIBIT NO.                                      DESCRIPTION
- -----------   ----------------------------------------------------------------------------------
    1.1       Form of Underwriting Agreement with Hoefer & Arnett, Incorporated*
    3.1       Restated Certificate of Incorporation of UnionBancorp, Inc., as amended*
    3.2       Bylaws of UnionBancorp, Inc.*
    4.1       Articles IV, VI, VIII, X XI, XII, XIII and XIV of UnionBancorp, Inc.'s Restated
              Certificate of Incorporation, as amended*
    4.2       Articles III, IV, VII, IX and XII of UnionBancorp, Inc.'s Bylaws*
    4.3       Certificate of Designation, Preferences and Rights of Series A Convertible
              Preferred Stock of UnionBancorp, Inc.*
    4.4       Certificate of Designation, Preferences and Rights of Series B Preferred Stock of
              UnionBancorp, Inc.*
    4.5       Certificate of Designation, Preferences and Rights of Series C Junior
              Participating Preferred Stock*
    4.6       Specimen Common Stock Certificate of UnionBancorp, Inc.*
    4.7       Rights Agreement between UnionBancorp, Inc. and Harris Trust and Savings Bank,
              dated August 5, 1996*
    5.1       Opinion of Barack, Ferrazzano, Kirschbaum & Perlman regarding legality of securities being registered*
   10.1       Employment Agreement dated January 1, 1992, between UnionBank, UnionBancorp, Inc.
              and R. Scott Grigsby, as amended on October 1, 1993, April 4, 1996 and August 5,
              1996*
   10.2       Employment Agreement dated March 1, 1994, among UnionBank, UnionBancorp, Inc. and
              Wayne L. Bismark, as amended on April 4, 1996*
   10.3       Employment Agreement dated January 1, 1992, between UnionBancorp, Inc. and Charles
              J. Grako, as amended on October 1, 1993, April 4, 1996 and August 5, 1996*
   10.4       Employment Agreement dated January 1, 1992, by and among UnionBank, UnionBancorp,
              Inc. and Everett J. Solon, as amended on October 1, 1993, April 11, 1996 and
              August 5, 1996*
   10.5       Employment Agreement dated June 3, 1996, between UnionBancorp, Inc. and John M.
              Daw*
   10.6       Employment Agreement dated March 4, 1996, between UnionBank, UnionBancorp, Inc.
              and Jimmie D. Lansford, as amended on April 4, 1996*
   10.7       Agreement and Plan of Merger dated January 22, 1996, as amended, among
              UnionBancorp, Inc., Prairie Acquisition Corporation and Prairie Bancorp, Inc.*
   10.8       Agreement and Plan of Merger dated March 21, 1996, among UnionBancorp, Inc., CBI
              Acquisition Corporation and Country Bancshares, Inc.*
   10.9       Standstill Agreements dated August 6, 1996, between UnionBancorp, Inc. and each of
              Wayne W. Whalen and Dennis J. McDonnell*
   10.10      Registration Agreement dated August 6, 1996, between UnionBancorp, Inc. and each of Wayne W. Whalen and Dennis J. McDonnell*
   10.11      Loan Agreement between UnionBancorp, Inc. and LaSalle National Bank dated August
              2, 1996*
   10.12      UnionBancorp, Inc. Employee Stock Ownership Plan*
   10.13      UnionBancorp, Inc. 1993 Stock Option Plan, as amended*
   21.1       Subsidiaries of UnionBancorp, Inc.*
   23.1       Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in opinion filed as
              Exhibit 5.1)*

EXHIBIT NO.                                      DESCRIPTION
- -----------   ----------------------------------------------------------------------------------
   23.2       Consents of McGladrey & Pullen, LLP
   23.3       Consent of Robert J. Doty*
   23.4       Consent of Scott C. Sullivan*
   24.1       Power of Attorney (included on the signature page of this Registration Statement)*
   27.1       Financial Data Schedule*


- -------------------------

* Indicates previously filed


ITEM 17. UNDERTAKINGS


     (a) The Registrant will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.



     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



     (c) The undersigned Registrant hereby undertakes that:


          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, State of Illinois, on September 10, 1996.


                                        UNIONBANCORP, INC.

                                        By: /s/ R. Scott Grigsby
                                            ------------------------------------
                                            R. Scott Grigsby
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                        By: Charles J. Grako

                                            ------------------------------------
                                            Charles J. Grako
                                            Executive Vice President and Chief

                                            Financial and Accounting Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 was signed by the following persons in the capacities indicated on September 10, 1996.



                SIGNATURE                                          TITLE
- ------------------------------------------     ----------------------------------------------
/s/ R. Scott Grigsby                           Chairman of the Board of Directors,
- ------------------------------------------     President and Chief Executive Officer
R. Scott Grigsby
*                                              Director
- ------------------------------------------
Richard J. Berry
*                                              Director
- ------------------------------------------
Walter E. Breipohl
*                                              Director
- ------------------------------------------
L. Paul Broadus
*                                              Director
- ------------------------------------------
John Michael Daw
*                                              Director
- ------------------------------------------
Jimmie D. Lansford
*                                              Director
- ------------------------------------------
Lawrence J. McGrogan
*                                              Director
- ------------------------------------------
C. Robert Myers

                SIGNATURE                                          TITLE
- ------------------------------------------     ----------------------------------------------
*                                              Director
- ------------------------------------------
I. J. Reinhardt, Jr.
*                                              Director
- ------------------------------------------
H. Dean Reynolds
*                                              Director
- ------------------------------------------
John A. Trainor



*Charles J. Grako, by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other directors named above pursuant to powers of attorney duly executed by such other persons.


                                            /s/ Charles J. Grako


                                            ------------------------------------

                                            Charles J. Grako, Attorney in Fact